UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

THE NASDAQ STOCK MARKET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

Shares of OMX AB (publ)

(2)	Aggregate number of securities to which transaction applies:

120,640,467 (calculated as of June 30, 2007)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

SEK 281.50 (equivalent to $43.19 based on the October 8, 2007 applicable exchange rate of SEK 6.5174/$), calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended.

(4)	Proposed maximum aggregate value of transaction:

SEK 33,960,375,910.50 (equivalent to $5,210,711,550.99 based on the October 8, 2007 applicable exchange rate of SEK 6.5174/$), calculated pursuant to Rule 0-11(c)(1)(i) and Rule 0-11(a)(4) of the Securities Exchange Act of 1934, as amended. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000307 by the amount set forth on the previous line.

(5)	Total fee paid:

$98,307.87 ($159,968.84 less $61,660.97, the amount previously paid as set forth below).

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

$61,660.97

(2)	Form, Schedule or Registration Statement No.:

Registration Statement on Form S-4, No. 333-145193

(3)	Filing Party:

The Nasdaq Stock Market, Inc.

(4)	Date Filed:

August 7, 2007

PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 12, 2007

PROXY STATEMENT

Dear Holders of Nasdaq Voting Securities:

On behalf of the Board of Directors of The Nasdaq Stock Market, Inc., we are pleased to deliver this Proxy Statement relating to our proposed acquisition of OMX AB (publ), a public corporation organized under the laws of Sweden. We have entered into an agreement with Borse Dubai Limited, a Dubai company, which contemplates various transactions, which we refer to collectively as the Transactions. Pursuant to the Transactions, Borse Dubai will conduct an offer for all of the outstanding shares of OMX, which we refer to as the Borse Dubai Offer, and, once complete, will sell the OMX Shares acquired in the Borse Dubai Offer or otherwise owned by Borse Dubai to Nasdaq in exchange for (i) up to SEK 12,582,952,392 in cash and (ii) 60,561,515 shares of Nasdaq Common Stock. At the close of the Transactions, Borse Dubai will directly hold approximately 42.6 million shares of Nasdaq Common Stock (representing 19.99% of our fully diluted outstanding share capital) and approximately 18.0 million shares will be held in a trust for Borse Dubai’s economic benefit until disposed of by the trust. The issuance of 60,561,515 shares of Nasdaq Common Stock in connection with the Transactions requires the approval of holders of Nasdaq Voting Securities. We are seeking that approval through this proxy solicitation.

Pursuant to our agreement with Borse Dubai, the Borse Dubai Offer will not be opened for acceptances until a number of conditions are met, including the receipt of regulatory approvals and your approval of the issuance of 60,561,515 shares of Nasdaq Common Stock in connection with the Transactions. We and Borse Dubai are working together to satisfy these conditions and to enable us to acquire OMX through the Transactions. However, if these conditions cannot be met, we and Borse Dubai generally have the right to pursue separate offers for OMX—which, in our case, means we could continue our previously announced cash and stock offer for OMX, which we refer to as the Offer. We have agreed with Borse Dubai not to open the Offer for acceptances unless the conditions to the Transactions cannot be met.

We also are seeking the approval of holders of Nasdaq Voting Securities for an amendment to our Restated Certificate of Incorporation to change our name to “The NASDAQ OMX Group, Inc.” upon completion of our acquisition of OMX.

We currently estimate that approximately 28% of the fully diluted shares of Nasdaq Common Stock outstanding after completion of the Transactions will be held by Borse Dubai and the Trust, and that approximately 72% of the shares of Nasdaq Common Stock outstanding after completion of the Transactions will be held by current Nasdaq shareholders. As required by our certificate of incorporation, Borse Dubai’s voting rights in respect of the Nasdaq Common Stock it holds will be limited to a maximum of 5% of our fully diluted outstanding share capital.

Nasdaq’s Board of Directors has scheduled a Special Meeting of holders of Nasdaq Voting Securities to vote on these matters on [•], 2007. This Proxy Statement also provides information about the Transactions that holders of Nasdaq Voting Securities should know when they vote. We urge you to read this entire Proxy Statement carefully.

Nasdaq’s Board of Directors unanimously recommends that holders of Nasdaq Voting Securities vote “for” approval of the issuance of 60,561,515 shares of Nasdaq Common Stock in connection with the Transactions and “for” approval of the amendment to Nasdaq’s Restated Certificate of Incorporation to change Nasdaq’s name to “The NASDAQ OMX Group, Inc.”

Sincerely,

Robert Greifeld

Chief Executive Officer and President

The Nasdaq Stock Market, Inc.

One Liberty Plaza

New York, New York 10006

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [•], 2007

To the holders of Voting Securities of The Nasdaq Stock Market, Inc.:

A Special Meeting of the holders of Voting Securities of The Nasdaq Stock Market, Inc. will be held at One Liberty Plaza, New York, New York 10006, on [•], 2007 at [•], local time, for the following matters:

1.	To approve the issuance of 60,561,515 shares of Nasdaq Common Stock, pursuant to our agreements with Borse Dubai Limited, a Dubai company.

2.	To approve an amendment to Nasdaq’s Restated Certificate of Incorporation to change Nasdaq’s name to “The NASDAQ OMX Group, Inc.” upon completion of our acquisition of OMX AB (publ), a public corporation organized under the laws of Sweden.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of Nasdaq Voting Securities at the close of business on [•], 2007, which we refer to as the Record Date, are entitled to notice of and to vote at the Special Meeting. A list of such holders as of the Record Date will be available during normal business hours for examination by any such holder for a period of ten days prior to [•], 2007, at the principal executive offices of The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York 10006.

All holders of Nasdaq Voting Securities are urged to attend the meeting in person or by proxy. Your vote is important. Whether or not you expect to attend the meeting in person, please sign and submit your proxy as soon as possible so that your securities can be voted at the Special Meeting in accordance with the instructions on the enclosed proxy card (beneficial owners may vote over the Internet, by telephone, or by mailing the enclosed voting instructions). The proxy is revocable and will not affect your right to vote in person in the event you attend the Special Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your securities are registered in different names or at different addresses, please sign and return each proxy card so that all of your securities will be represented at the Special Meeting.

By Order of the Board of Directors,

Robert Greifeld
Chief Executive Officer and President
New York, New York

[•], 2007

IMPORTANT

Nasdaq files annual, quarterly and special reports, proxy statements and other information with the S.E.C. under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy these reports and other information filed by Nasdaq at the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the S.E.C. at 1-800-SEC-0330.

The S.E.C. also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like Nasdaq, who file electronically with the S.E.C. through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this site is http://www.sec.gov.

This Proxy Statement incorporates by reference important business and financial information about Nasdaq that is not included in or delivered with this Proxy Statement. You may request this information, which includes copies of Nasdaq’s annual, quarterly and special reports, proxy statements and other information, from Nasdaq, without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Holders of Nasdaq Voting Securities may obtain documents incorporated by reference in this Proxy Statement by requesting them from Nasdaq in writing or by telephone at the following address or telephone number:

The Nasdaq Stock Market, Inc.

One Liberty Plaza

New York, NY 10006

Phone: (212) 401-8700

To obtain timely delivery, holders of Nasdaq Voting Securities must request any information no later than five business days before [•], 2007.

In addition, Nasdaq provides copies of its Forms 8-K, 10-K, 10-Q, Proxy Statement and Annual Report at no charge to investors upon request and makes electronic copies of its most recently filed reports available through its website at http://ir.nasdaq.com/sec.cfm as soon as reasonably practicable after filing such material with the S.E.C.

For a more detailed description of the information incorporated by reference into this Proxy Statement and how you may obtain it, see “Where You Can Find More Information” on page [•] and “Incorporation by Reference” on page [•].

Holders of Nasdaq Voting Securities who have questions about the Special Meeting or how to vote or revote their proxy, or who need additional copies of this Proxy Statement, should contact Mellon Investor Services LLC toll-free at 1-866-374-7270.

If you would like to request additional copies of the Proxy Statement from Nasdaq, please do so before [•], 2007 in order to receive them before the Special Meeting.

i

CERTAIN FREQUENTLY USED TERMS

Unless otherwise specified or if the context so requires:

•	“Acquisition” refers to the acquisition of OMX Shares from Borse Dubai;

•	“Borse Dubai” refers to Borse Dubai Limited, a Dubai company;

•	“Borse Dubai Offer” refers to the offer by Borse Dubai to acquire all of the outstanding OMX Shares;

•	“combined company” refers to Nasdaq after the combination of Nasdaq and OMX, and is also referred to as “The NASDAQ OMX Group, Inc.”;

•	“DIFX” refers to the Dubai International Financial Exchange;

•	“DKK”, “Danish Krone” or Danish Kroner” refers to the lawful currency of Denmark;

•	“EUR or “Euro” refers to the official currency of the Eurozone;

•

“Irrevocable Undertakings” refers to the three Irrevocable Undertakings, each dated as of May 25, 2007, between each of Investor AB, Nordea Bank AB and Magnus Böcker, on the one hand, and Nasdaq, on the other hand;

•	“Irrevocable Undertakings Parties” refers to Investor AB, Nordea Bank AB and Magnus Böcker;

•	“ISK”, “Icelandic Króna” or “Icelandic Króner” refers to the lawful currency of Iceland;

•

“Nasdaq” refers to The Nasdaq Stock Market, Inc., a Delaware corporation, and “we,” “us,” “our” and similar phrases refer to Nasdaq (before the completion of the Transactions or the Offer) or the combined company (after the completion of the Transactions or the Offer);

•	“Nasdaq Common Stock” refers to Nasdaq’s common stock, par value $0.01 per share;

•	“Nasdaq Dubai Agreement” refers to the letter agreement between Nasdaq and Borse Dubai, dated as of September 20, 2007, including the annexes thereto;

•

“Nasdaq OMX Transaction Agreement” refers to the Transaction Agreement, dated as of May 25, 2007, between Nasdaq and OMX, as modified by the Supplement between Nasdaq and OMX, dated September 20, 2007;

•	“Nasdaq Voting Notes” refers to, collectively, Nasdaq’s 3.75% Series A convertible notes due 2012 and 3.75% Series B convertible notes due 2012;

•	“Nasdaq Voting Securities” refers to, collectively, Nasdaq Common Stock and Nasdaq Voting Notes;

•

“Nordic Exchange” means, collectively, the OMX Nordic Exchange Stockholm, the OMX Nordic Exchange Copenhagen, the OMX Nordic Exchange Helsinki, the OMX Nordic Exchange Iceland, the Tallinn Stock Exchange, the Riga Stock Exchange and the Vilnius Stock Exchange;

•	“Offer” refers to the offer by Nasdaq to acquire all of the outstanding OMX shares;

•	“OMX” refers to OMX AB (publ), a public corporation organized under the laws of Sweden;

•	“OMX Shares” refers to shares of OMX;

•	“Proposal One” refers to the issuance of 60,561,515 shares of Nasdaq Common Stock in connection with the Transactions as set forth in this Proxy Statement;

•

“Proposal Two” refers to an amendment to Nasdaq’s Restated Certificate of Incorporation to change Nasdaq’s name to “The NASDAQ OMX Group, Inc.” upon completion of the Transactions as set forth in this Proxy Statement;

•	“S.E.C.” refers to the United States Securities and Exchange Commission;

•	“SEK,” “Swedish Krona,” “Krona,” “Swedish Kronor” or “Kronor” refers to the lawful currency of Sweden;

•

“September Irrevocable Undertakings” refers to the Irrevocable Undertakings, each dated September 26, 2007, between each of Investor AB (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker, on the one hand, and Nasdaq and Borse Dubai, on the other hand;

•	“Special Meeting” refers to the special meeting of the holders of Nasdaq Voting Securities to which this Proxy Statement relates;

•

“Takeover Rules” refers to the OMX Nordic Exchange Stockholm Rules Concerning Public Takeover Bids in the Stock Market (Sw: OMX Nordic Exchange Stockholm AB:s regler rörande offentliga uppköpserbjudanden på aktiemarknaden) and the Swedish Securities Council’s (Sw: Aktiemarknadsnämnden) rulings regarding the interpretation and application thereof (including its rulings with respect to the Rules on Public Offers for the Acquisition of Shares issued by the Swedish Industry and Commerce Stock Exchange Committee (Sw: Näringslivets Börskommittés regler om Offentliga erbjudanden om aktieförvärv)), with which Nasdaq and Borse Dubai have, in written undertakings to OMX Nordic Exchange Stockholm AB, agreed to comply;

•	“The NASDAQ Stock Market” refers to The NASDAQ Stock Market LLC, a wholly-owned subsidiary of Nasdaq;

•	“Transactions” refers to the transactions contemplated by the Nasdaq Dubai Agreement;

•	“Trust” refers to the trust established to hold certain shares of Nasdaq Common Stock to be issued in connection with the Transactions;

•	“USD”, “$,” “U.S. dollars” or “U.S. $” refers to the lawful currency of the United States of America;

•

“Voting Agreements” refers to the three Voting Agreements, each dated as of May 25, 2007, between affiliates of Hellman & Friedman LLC, affiliates of Silver Lake Partners and Nasdaq’s Chief Executive Officer, Robert Greifeld, on the one hand, and OMX, on the other hand; and

•	“Voting Agreement Parties” refers to affiliates of Hellman & Friedman LLC, affiliates of Silver Lake Partners and Nasdaq’s Chief Executive Officer, Robert Greifeld.

QUESTIONS AND ANSWERS

Questions and Answers About the Nasdaq Special Meeting

What is the proposed transaction to which this Proxy Statement relates?

This Proxy Statement relates to the proposed combination of Nasdaq with OMX and the proposed investment by Borse Dubai in Nasdaq. In order to consummate the Transactions, Nasdaq must secure the approval of the holders of Nasdaq Voting Securities for Proposal One. We are also seeking the approval of holders of Nasdaq Voting Securities for Proposal Two, an amendment to our Restated Certificate of Incorporation to change our name to “The NASDAQ OMX Group, Inc.” upon our acquisition of OMX.

Why are holders of Nasdaq Voting Securities being asked to approve Proposal One and Proposal Two?

We are seeking shareholder approval to issue 60,561,515 shares of Nasdaq Common Stock as part of consideration for the Transactions. These shares represent approximately 28% of the Nasdaq Common Stock outstanding after completion of the Transactions (calculated on a fully diluted basis using the treasury method). The rules of The NASDAQ Stock Market, on which Nasdaq Common Stock is listed, require the approval of holders of Nasdaq Voting Securities prior to the issuance of additional shares of Nasdaq Common Stock in any transaction if:

1.	the common stock has, or will have upon issuance, voting power in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

v

2.	the number of shares of common stock to be issued is, or will be upon issuance, in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Therefore, your approval of Proposal One is required to complete the Transactions.

In addition, as part of our separate agreement with OMX, we have committed to seek the vote of holders of Nasdaq Voting Securities to approve a change in our corporate name to “The NASDAQ OMX Group, Inc.” upon completion of our acquisition of OMX to better reflect the combined company’s expanded global reach. The approval of Proposal Two is not required, however, to complete the Transactions.

Will you complete both the Transactions and the Offer?

No. We and Borse Dubai are working together to satisfy the conditions necessary to enable us to acquire OMX through the Transactions. However, if these conditions cannot be met, we and Borse Dubai generally have the right to pursue separate offers for OMX—which, in our case, means we could continue the Offer. We have agreed with Borse Dubai not to open the Offer for acceptances unless the conditions to the Transactions cannot be met. Following the satisfaction of certain of the conditions to the Transactions, we will immediately withdraw and terminate the Offer. In the event that we terminate our agreements with Borse Dubai and we are unable to consummate the Transactions, we intend to proceed with the Offer. However, given that the consideration in the Borse Dubai Offer is SEK 265 per OMX Share in cash, and the implied value of the consideration in the Offer is SEK [•] per OMX Share as of [•], 2007, if we and Borse Dubai pursue separate offers, we may have to increase the consideration in the Offer in order to be successful.

When and where will the Special Meeting be held and what business will occur at the meeting?

The Special Meeting will be held at One Liberty Plaza, New York, New York 10006, on [•], 2007, at [•]. At the Special Meeting, holders of Nasdaq Voting Securities will consider and vote upon Proposal One and Proposal Two. You do not need to be present at the Special Meeting to have your vote counted. By utilizing any one of the various voting procedures described in this Proxy Statement prior to the date of the Special Meeting, your vote will be counted and included in the final results.

How does Nasdaq’s Board of Directors recommend that holders of Nasdaq Voting Securities vote with respect to the proposals?

Nasdaq’s Board of Directors recommends a vote “for” approval of Proposal One and Proposal Two. Please see the sections entitled “Proposals to be Considered and Voted Upon by Holders of Nasdaq Voting Securities at the Special Meeting—Proposal One” and “Proposals to be Considered and Voted Upon by Holders of Nasdaq Voting Securities at the Special Meeting—Proposal Two.”

Why is it important for holders of Nasdaq Voting Securities to vote?

Pursuant to our agreement with Borse Dubai, the Borse Dubai Offer will not be opened for acceptances until a number of conditions are met, including the receipt of regulatory approvals and your approval of Proposal One. We and Borse Dubai are working together to satisfy these conditions and to enable us to acquire OMX through the Transactions.

We cannot complete the Transactions unless Proposal One is approved by the affirmative vote of at least a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Who may vote at the Special Meeting?

Only holders of record listed on the books of Nasdaq at the close of business on [•], 2007, which we refer to as the Record Date, of the following Nasdaq securities will be entitled to notice of, and to vote at, the Special Meeting:

•	Nasdaq Common Stock; and

•	Nasdaq Voting Notes.

As of the Record Date, there were outstanding [•] shares of Nasdaq Common Stock (including shares of restricted Nasdaq Common Stock entitled to vote at the Special Meeting). As of the Record Date, the Nasdaq Voting Notes were convertible into [•] shares of Nasdaq Common Stock.

Are there different voting procedures depending on how I hold my Nasdaq Voting Securities?

Many holders of Nasdaq Voting Securities hold their Nasdaq Voting Securities through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between Nasdaq Voting Securities held of record and those owned beneficially.

Holder of Record

If your Nasdaq Voting Securities are registered directly in your name with Nasdaq’s transfer agent, Mellon Investor Services, you are considered, with respect to those Nasdaq Voting Securities, the holder of record, and these proxy materials are being sent directly to you by Nasdaq. As the holder of record, you have the right to grant your voting proxy directly to Nasdaq or to vote in person at the Special Meeting. Nasdaq has enclosed a proxy card for you to use.

Beneficial Owner

If your Nasdaq Voting Securities are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of securities held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those securities, the holder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Special Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your securities. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone or by mail.

How many votes may a holder of Nasdaq Voting Securities cast?

Each share of Nasdaq Common Stock has one vote, subject to the voting limitation in our Restated Certificate of Incorporation that generally prohibits a holder from voting in excess of 5% of the total voting power of Nasdaq. The holder of each Voting Note is entitled to the number of votes equal to the number of shares of Nasdaq Common Stock into which that Voting Note could be converted on the Record Date, subject to the 5% voting limitation contained in our Restated Certificate of Incorporation. The enclosed proxy card shows the number of Nasdaq Voting Securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

How can I vote my securities in person at the Special Meeting?

Securities held directly in your name as the holder of record may be voted in person at the Special Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Special Meeting. Securities held in street name may be voted in person by you only if you obtain a letter from the record holder giving you the right to vote the securities in person.

How can I vote my Nasdaq Voting Securities without attending the Special Meeting?

Whether you hold securities directly as the holder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote your directly held securities by granting a proxy or, for securities held in street name, by submitting voting instructions to your broker, bank or nominee following the instructions on the form included with this package by the deadline indicated on that form.

What vote is required to approve each item?

In order to conduct business at the Special Meeting, a quorum must be present. The presence of the holders of at least a majority (greater than 50%) of the votes entitled to be cast by holders of the Nasdaq Voting Securities constitutes a quorum. We will treat Nasdaq Voting Securities represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the Special Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, it is expected that the Special Meeting will be adjourned or postponed to solicit additional proxies.

Approval of Proposal One requires the affirmative vote of at least a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Approval of Proposal Two requires the affirmative vote of at least a majority of our outstanding voting power.

What does it mean if I receive more than one proxy or voting instruction card?

It means that your securities are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

May I change my vote after I have given it?

You may change your proxy instructions and your vote at any time prior to the vote at the Special Meeting. For securities held directly in your name, you may accomplish this by granting a new proxy bearing a later date, which automatically revokes the earlier proxy, and delivering such new proxy to the Secretary of Nasdaq either by mail or by calling the phone number, or accessing the Internet address, listed on the proxy card or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For securities held beneficially by you, you may accomplish this by submitting new voting instructions to your broker, bank or nominee by the deadline indicated in the instructions sent to you by your broker, bank or nominee.

Who bears the cost of soliciting proxies?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have retained the services of Mellon Investor Services LLC to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Mellon Investor Services LLC a fee of $12,500 for its services, plus out of pocket expenses. We will also, upon request, reimburse brokerage firms and other persons representing beneficial owners of Nasdaq Voting Securities for their expenses in forwarding solicitation materials to such beneficial owners.

How are votes counted?

For both proposals, you may vote “for,” “against” or “abstain.” If you “abstain,” it has the same effect as a vote “against” both of Proposal One and Proposal Two. If you do not sign and send in your proxy card, do not vote using the telephone or Internet, or do not vote at the Special Meeting, it will have no effect on the vote needed for Proposal One, assuming that there is a quorum, but it will have the effect of a vote “against” Proposal Two. If you sign your proxy card or broker voting instruction card with no further instructions, your Nasdaq Voting Securities will be voted in accordance with the recommendations of the Board of Directors described in this proxy. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of Nasdaq’s Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by Nasdaq’s Board of Directors or, if no recommendation is given, in their own discretion.

If my securities are held in “Street Name” by my broker, will my broker vote my Nasdaq Voting Securities for me?

Included with this package, you should have received from your broker a voting instruction card with instructions on how to vote your securities and how to provide instructions to your broker on how you want your securities voted. If you have any questions regarding the procedures necessary for your broker to vote your securities, you should contact your broker directly. Please instruct your broker as to how you would like him or her to vote your securities following the procedures on the instruction card.

What are “Broker non-votes”?

Broker non-votes are securities held by banks, brokers or nominees for which, with respect to any item to be voted upon, voting instructions have not been received from the beneficial owners or the persons entitled to vote those securities and with respect to which the bank, broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Broker non-votes, if any, will have no effect on the vote on Proposal One, assuming that there is a quorum, but will have the effect of a vote “against” Proposal Two.

What do holders of Nasdaq Voting Securities need to do now?

After carefully reading and considering the information contained in this Proxy Statement, you should either complete, sign and date your proxy card and voting instructions and return them in the enclosed postage-paid envelope, vote by phone or by the Internet as provided for on the voting instruction card included in this package, or vote in person at the Special Meeting. You can simplify your voting and save Nasdaq expense by either voting via the Internet or calling the toll-free number listed on the proxy card. Please vote your securities as soon as possible so that your securities will be represented at the Special Meeting.

Where can I find the voting results of the Special Meeting?

We may be able to announce preliminary voting results at the Special Meeting and we may issue a press release with the final results after the Special Meeting is completed. In addition, we intend to publish the final results in our annual report on Form 10-K for the fiscal year ended December 31, 2007.

What will happen if Proposal One or Proposal Two is not approved?

If Proposal One is not approved, we cannot complete the Transactions, including the acquisition of OMX from Borse Dubai. If Proposal Two is not approved, the Transactions may proceed, but Nasdaq is obligated under the terms of its agreement with OMX to take such actions as reasonably requested by OMX to ensure that Nasdaq Common Stock trades under the name “The NASDAQ OMX Group” following the acquisition of OMX.

Are there risks associated with the Transactions that holders of Nasdaq Voting Securities should be aware of?

Yes. The combined company may not achieve the expected benefits because of the risks and uncertainties discussed in the section entitled “Risk Factors.” In deciding whether to approve Proposal One and Proposal Two, Nasdaq urges you to carefully read and consider the risk factors contained in the section entitled “Risk Factors.”

Who should I contact if I have questions about the Special Meeting?

If you have questions about the Special Meeting, please contact Mellon Investor Services LLC toll-free at 1-866-374-7270.

SUMMARY

This section highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the proposed transactions, you should read this entire Proxy Statement carefully, as well as those additional documents to which we refer you. You may obtain more information by following the instructions in the section entitled “Where You Can Find More Information” on page 153. We have included page references to direct you to more complete descriptions of the topics presented in this summary.

The Nasdaq Stock Market, Inc.

We are a holding company that operates The NASDAQ Stock Market as a wholly-owned subsidiary and operates certain other related businesses through other subsidiaries. We became a holding company on August 1, 2006 when The NASDAQ Stock Market commenced operations as a registered national securities exchange for Nasdaq-listed securities.

We, through our subsidiaries, are a leading provider of securities listing, trading, and information products and services. Our revenue sources are diverse and include revenues from transaction services, market data products and services, listing fees, insurance products, shareholder and newswire services and financial products. The NASDAQ Stock Market is the largest electronic equity securities market in the United States, both in terms of number of listed companies and traded share volume. As of June 30, 2007, The NASDAQ Stock Market was home to approximately 3,200 listed companies with a combined market capitalization of over $4.6 trillion. We also operate, through The NASDAQ Stock Market, The Nasdaq Market Center, which provides our market participants with the ability to access, process, display and integrate orders and quotes in The NASDAQ Stock Market and other national securities exchanges in the United States. Transactions involving 349.9 billion equity securities were executed on or reported to our systems in the first six months of 2007, 20% higher than the same period in 2006.

For the six months ended June 30, 2007, based on financial statements prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, Nasdaq generated $1,120.1 million in total revenues and $74.4 million in net income.

Nasdaq Common Stock is listed on The Nasdaq Global Select Market under the symbol “NDAQ.” We maintain our principal executive offices at One Liberty Plaza, New York, New York 10006. Our telephone number is (212) 401-8700, and our Internet address is www.nasdaq.com. Information contained on our website does not constitute part of this Proxy Statement.

OMX AB (publ) (Page 73)

OMX owns and operates exchanges in Sweden, Finland, Denmark, Iceland, Estonia, Latvia and Lithuania and provides technology solutions to exchanges and other marketplaces. OMX was established as OM Gruppen AB in 1984 in Stockholm, Sweden and today over 800 companies are traded on the Nordic Exchange (including its alternative market, First North). OMX’s technology solutions enable efficient securities transactions for more than 60 marketplaces in over 50 countries.

OMX operates in three business areas: Nordic Marketplaces, Information Services & New Markets and Market Technology. The Nordic Marketplaces business area constituted approximately 46% of OMX’s revenues for the year ended December 31, 2006 (calculated based on the revenues for the business area in question divided by the sum of revenues for all three business areas) and comprises OMX’s exchange operations in Sweden, Finland, Denmark and Iceland. The Information Services & New Markets business area constituted approximately 20% of OMX’s revenues for the year ended December 31, 2006 and comprises OMX’s information services, its exchanges and central securities depositories, which we refer to as CSDs, in the Baltic States and its business unit Broker Services. The Market Technology business area constituted approximately 34% of OMX’s revenues for the year ended December 31, 2006 and comprises the delivery of technology and services to marketplaces throughout the world.

For the six months ended June 30, 2007, based on financial statements prepared in accordance with International Financial Reporting Standards, which we refer to as IFRS, OMX generated SEK 2,079 million in revenues and SEK 603 million in net profit.

OMX Shares are listed on the Nordic Exchange under the symbol “OMX.” The address of OMX’s registered office is SE-105 78, Stockholm, Sweden, and its telephone number is +46 8 405 60 00. Its website is www.omxgroup.com. Information contained on OMX’s website does not constitute part of this Proxy Statement.

Borse Dubai Limited and BD Stockholm AB

Borse Dubai was incorporated on August 7, 2007 in the Dubai International Financial Centre, which we refer to as the DIFC, and is registered with the DIFC Registrar of Companies with registered number CL0447. Borse Dubai is 60% owned by the Investment Corporation of Dubai, 20% by Dubai Group LLC (a member of the Dubai Holding Group) and 20% by DIFC Investments LLC. Borse Dubai’s sole business purpose is to act as a holding company for investments in stock exchanges, including the Dubai Financial Market and the Dubai International Financial Exchange.

Borse Dubai’s stock is not publicly listed on any securities market. The address of Borse Dubai’s registered office is Level 14, The Gate, Dubai International Financial Centre, PO Box 74777, Dubai, UAE, and its telephone number is +9714 330 0707. Its website is www.borsedubai.ae. Information contained on Borse Dubai’s website does not constitute part of this Proxy Statement.

BD Stockholm AB is a wholly-owned Swedish subsidiary of Borse Dubai. BD Stockholm AB is a limited liability Swedish company with corporate registration number 556732-9940. The company was established on May 22, 2007 under the name Goldcup D 3097 AB and registered with the Swedish Companies Registration Office (Sw: Bolagsverket) on July 2, 2007. BD Stockholm AB has never conducted and at present does not conduct any business and its sole purpose is to make the Borse Dubai Offer and take all actions to finance and complete the Borse Dubai Offer.

Why You are Receiving this Proxy Statement

In order to complete the Transactions, at the Special Meeting to be held on [•], 2007, holders of Nasdaq Voting Securities must approve Proposal One and will also be asked to approve Proposal Two.

Nasdaq’s Reasons for the Transactions (Page 43)

Based on the reasons for the Transactions described in this Proxy Statement, Nasdaq’s Board of Directors has unanimously recommended that holders of Nasdaq Voting Securities vote “for” Proposal One and Proposal Two.

The Transactions—Principal Agreements (Page 64)

We and Borse Dubai have entered into the Nasdaq Dubai Agreement, which sets forth the general terms and conditions of the Transactions.

In connection with the Transactions, Investor AB (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker, have executed the September Irrevocable

Undertakings in favor of Borse Dubai and assignable to Nasdaq, pursuant to which Investor AB, (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker have agreed, among other things, to tender their shares in and support the Borse Dubai Offer, as long as there is not a competing offer equal to or for more than SEK 303 per OMX Share outstanding.

The Offer—Principal Agreements (Page 68)

Although we now intend to acquire OMX through the Transactions, our agreements with OMX that were originally entered into as part of the Offer still control our relationship with OMX in certain respects.

We and OMX have entered into the Nasdaq OMX Transaction Agreement, as amended by the Supplement, which sets forth the terms and conditions of the Offer, as well as the composition of the board of directors and management team for the combined company. The Nasdaq OMX Transaction Agreement also contains certain prohibitions against the solicitation or entertainment of competing proposals on the part of both Nasdaq or OMX.

In connection with the Offer, affiliates of Hellman & Friedman LLC, affiliates of Silver Lake Partners and Nasdaq’s Chief Executive Officer, Robert Greifeld, have executed the Voting Agreements in favor of OMX, pursuant to which they have agreed, among other things, to vote in favor of Proposal Two. The Voting Agreements were entered into in connection with the Nasdaq OMX Transaction Agreement and do not apply to the issuance of Nasdaq Common Stock in connection with the Transactions. The Voting Agreements correspond to Nasdaq Voting Securities representing approximately [•]% of Nasdaq’s voting power as of the Record Date. As a consequence of the Voting Agreements, Nasdaq needs to obtain the consent of approximately an additional [•]% of its voting power to approve Proposal Two.

Approval by Holders of Nasdaq Voting Securities (Page 37)

Approval of Proposal One requires the affirmative vote of at least a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Approval of Proposal Two requires the affirmative vote of at least a majority of our outstanding voting power.

At the close of business on the Record Date, directors and executive officers of Nasdaq and their affiliates beneficially owned and were entitled to vote approximately [•]% of the [•] votes attributable to Nasdaq Voting Securities outstanding on that date, and these individuals have indicated that they intend to vote “for” Proposal One and Proposal Two.

Opinion of Financial Advisor

At a meeting of Nasdaq’s Board of Directors on September 23, 2007, J.P. Morgan Securities Inc., which we refer to as JPMorgan, rendered its oral opinion to Nasdaq’s Board of Directors that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid by Nasdaq in the Acquisition was fair, from a financial point of view, to Nasdaq. JPMorgan confirmed its oral opinion by delivering to Nasdaq’s Board of Directors a written opinion dated September 23, 2007. The full text of the written opinion of JPMorgan, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan in connection with its opinion, is attached to this Proxy Statement as Annex F and is incorporated in this Proxy Statement by reference. Holders of Nasdaq Voting Securities should read this opinion carefully and in its entirety. JPMorgan’s opinion is directed to Nasdaq’s Board of Directors and addresses only the fairness, from a financial point of view, of the consideration to be paid by Nasdaq in the Acquisition. JPMorgan’s opinion does not address the underlying decision by Nasdaq to enter into the Acquisition or any of the other Transactions and is not a recommendation as to how any holder of Nasdaq Voting Securities should vote with respect to the Acquisition or any of the other Transactions or any other matter.

Pursuant to its engagement letter with JPMorgan, Nasdaq has agreed to pay JPMorgan a fee of $15,000,000, of which 20% has been paid with the remainder due if and when the Transactions are completed.

Risk Factors (Page 17)

In deciding how to vote your Nasdaq Voting Securities on the matters described in this Proxy Statement, you should carefully consider the risks related to the Transactions and Nasdaq’s and OMX’s businesses.

Regulatory Matters (Page 59)

Certain approvals from, or filings with, regulatory authorities are required in connection with the Transactions.

Appraisal Rights (Page 57)

Under Delaware law and Nasdaq’s Restated Certificate of Incorporation, holders of Nasdaq Voting Securities are not entitled to any rights to seek appraisal of their securities or to exercise any preemptive rights in connection with the proposals to issue shares of Nasdaq Common Stock in connection with the Transactions.

Directors and Management of the Combined Company Following the Completion of the Transactions (Page 71)

Following completion of the Transactions, Nasdaq’s Chief Executive Officer (currently Robert Greifeld) will serve as Chief Executive Officer of the combined company and OMX’s Chief Executive Officer (currently Magnus Böcker) will serve as President of the combined company. The combined company’s Board of Directors will consist of sixteen directors, comprised of (i) nine individuals from (or nominated by) Nasdaq’s Board of Directors as of immediately prior to the completion of the Transactions, (ii) Nasdaq’s Chief Executive Officer, (iii) four individuals from (or proposed for nomination by) OMX’s Board of Directors as of immediately prior to the completion of the Transactions and (v) two individuals proposed for nomination by Borse Dubai.

Background Information About the Offer

On May 25, 2007, we and OMX announced the Offer. On September 20, 2007, we, OMX and Borse Dubai announced the Transactions. Pursuant to our agreement with Borse Dubai, the Borse Dubai Offer will not be opened for acceptances until a number of conditions are met, including the receipt of regulatory approvals and approval of Proposal One. We and Borse Dubai are working together to satisfy these conditions and to enable us to acquire OMX through the Transactions. However, if these conditions cannot be met, we and Borse Dubai generally have the right to pursue separate offers for OMX—which, in our case, means we could continue the Offer. We have agreed with Borse Dubai not to open the Offer for acceptances unless the conditions to the Transactions cannot be met. However, given the consideration in the Borse Dubai Offer is SEK 265 per OMX Share in cash, and the implied value of the consideration in the Offer is SEK [•] per OMX Share as of [•], 2007, if we and Borse Dubai pursue separate offers, we may have to increase the consideration in the Offer in order to be successful.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION OF NASDAQ

The following table sets forth summary selected historical consolidated financial data of Nasdaq, which should be read in conjunction with the consolidated financial statements of Nasdaq and the notes thereto and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as part of Nasdaq’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 incorporated by reference into this Proxy Statement. The financial data for the five years ended December 31, 2006 has been derived from the audited consolidated financial statements of Nasdaq. The financial data as of and for the six months ended June 30, 2007 and 2006 has been derived from the unaudited condensed consolidated financial statements of Nasdaq included as part of Nasdaq’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007 incorporated by reference into this Proxy Statement. In the opinion of Nasdaq’s management, the unaudited information has been prepared on substantially the same basis as the consolidated financial statements appearing elsewhere in this Proxy Statement and includes all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of the unaudited consolidated data for the six months ended June 30, 2007 and 2006. The historical financial and operating information may not be indicative of our future performance.

	Year Ended December 31,					Six Months Ended June 30,
	2006	2005	2004	2003	2002	2007	2006
	(in thousands, except share and per share amounts)					(unaudited)
Statements of Income:
Total revenues(1)	$1,657,776	$879,919	$540,441	$589,845	$787,154	$1,120,147	$807,478
Cost of revenues(1)	(970,381)	(353,908)	(55,845)	—	—	(729,401)	(474,310)

Revenues less liquidity rebates, brokerage, clearance and exchange fees	687,395	526,011	484,596	589,845	787,154	390,746	333,168
Total expenses	473,306	412,348	476,413	647,159	675,307	210,445	255,028
Net income (loss) from continuing operations	127,893	61,690	1,804	(45,112)	65,021	74,445	34,632
Net income (loss) from discontinued operations, net of taxes(2)	—	—	9,558	(60,335)	(21,893)	—	—
Net income (loss)	127,893	61,690	11,362	(105,447)	43,128	74,445	34,632
Net income (loss) applicable to common shareholders	127,203	55,093	(1,826)	(113,726)	33,363	74,445	33,942
Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share:
Continuing operations	$1.22	$0.68	$(0.14)	$(0.68)	$0.66	$0.66	$0.35
Discontinued operations	—	—	0.12	(0.77)	(0.26)	—	—

Total basic earnings (loss) per share	$1.22	$0.68	$(0.02)	$(1.45)	$0.40	$0.66	$0.35

Diluted earnings (loss) per share:
Continuing operations	$0.95	$0.57	$(0.14)	$(0.68)	$0.66	$0.52	$0.28
Discontinued operations	—	—	0.12	(0.77)	(0.26)	—	—

Total diluted earnings (loss) per share	$0.95	$0.57	$(0.02)	$(1.45)	$0.40	$0.52	$0.28

Weighted average common shares outstanding for earnings (loss) per share:
Basic	104,311,040	80,543,397	78,607,126	78,378,376	83,650,478	112,591,524	96,584,440
Diluted	144,228,855	111,913,715	78,607,126	78,378,376	84,073,381	151,827,867	137,049,831

	December 31,					June 30,
	2006	2005	2004	2003	2002	2007	2006
	(in thousands)					(unaudited)
Balance Sheets:
Cash and cash equivalents and available-for-sale investments(3)	$1,950,204	$344,606	$233,099	$334,633	$423,588	$2,269,982	$1,704,342
Total assets(4)	3,716,452	2,046,786	814,820	851,254	1,175,914	4,005,313	3,415,234
Total long-term liabilities(4)	1,798,466	1,467,453	449,941	452,927	636,210	1,780,053	1,894,669
Total shareholders’ equity(4)	1,457,355	253,007	156,563	160,696	270,872	1,602,972	1,178,791

(1)

Pursuant to Emerging Issues Task Force, which we refer to as EITF, of the Financial Accounting Standards Board, which we refer to as FASB, Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent,” which we refer to as EITF 99-19, we record execution revenues from transactions on a gross basis in revenues and record related expenses such as liquidity rebate payments and execution costs as cost of revenues. We have recorded execution revenues related to the Brut and INET platforms on a gross basis since the related acquisitions, as Brut and INET have historically had risk as principal on transactions executed through their respective platforms. On February 1, 2006, Brut and INET merged together into a single broker-dealer, Brut, LLC, which was later renamed, Nasdaq Execution Services, LLC. Starting with the second quarter of 2005, we have reported execution revenues from transactions on our legacy platform on a gross basis in revenues and reported related expenses as cost of revenues, as we have certain risk associated with trade execution, subject to rule limitations and caps, as a result of our Limitation of Liability Rule, pursuant to which we may provide compensation for losses due to malfunctions of our order-execution systems. This change in presentation was implemented on a prospective basis beginning April 1, 2005 as required under U.S. GAAP as a direct result of the rule change. This rule change did not have a material impact on the consolidated financial position or results of operations of Nasdaq.

(2)	Net of tax provision (benefit) for income taxes of $5,595 in 2004, $(3,663) in 2003 and $128 in 2002.

(3)

Includes our investment in the London Stock Exchange Group plc, which we refer to as the LSE, accounted for in accordance with Statement of Financial Accounting Standards, which we refer to as SFAS, No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” which we refer to as SFAS 115, at December 31, 2006. See Note 7, “Investments,” to the consolidated financial statements in our Form 10-K for the year ended December 31, 2006 which are incorporated by reference in this Proxy Statement for further discussion.

(4)	Includes continuing and discontinued operations for 2003 and 2002.

SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION OF OMX

The following table sets forth summary selected historical consolidated financial data of OMX, which should be read in conjunction with the consolidated financial statements of OMX and the notes thereto and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OMX” included in this Proxy Statement. The selected balance sheet data as of December 31, 2005 and 2006 and the selected income statement data for each of the years in the three-year period ended December 31, 2006 have been derived from the audited consolidated financial statements and related notes set forth on pages FIN-17 to FIN-90. The selected balance sheet data as of June 30, 2007 and selected income statement data for the six months ended June 30, 2006 and 2007 have been derived from the unaudited consolidated financial statements and related notes set forth on pages FIN-2 to FIN-15. The selected balance sheet data as of December 31, 2002, 2003 and 2004 and the selected income statement data for each of the years in the two-year period ended December 31, 2003 have been derived from audited consolidated financial statements and related notes not included in this Proxy Statement. The selected balance sheet data as of June 30, 2007 and the operating data for the six months ended June 30, 2006 and 2007 include, in the opinion of OMX’s management, all adjustments considered necessary for a fair statement of such data. The results of operations for the six months ended June 30, 2007 and 2006 are not necessarily indicative of results that may be expected for the entire year, nor is the information below necessarily indicative of OMX’s future performance.

OMX’s consolidated financial statements have been prepared in accordance with IFRS, which differ in certain material respects from U.S. GAAP. For a description of the principal differences between IFRS and U.S. GAAP as they relate to OMX and to its consolidated subsidiaries, and for a reconciliation of OMX’s shareholders’ equity and net income to U.S. GAAP, see Note 36 to the audited consolidated financial statements on pages FIN-84 to FIN-90, and Note 8 to the unaudited interim condensed consolidated financial statements on pages FIN-9 to FIN-15. All financial data for 2003 and 2002 are presented in accordance with Swedish GAAP. U.S. GAAP shareholders’ equity and net income data presented in the following tables has been derived from these Notes. Other U.S. GAAP data presented in the following tables has been derived from unaudited analyses prepared by OMX from its accounting records.

	Six months ended June 30,		Year ended December 31,
(IFRS)	2007(1)	2006(1)	2006(1)	2005(1)(8)	2004(1)
	(in millions of SEK, except per share amounts)
Results of Operations:
Results of Operations from Continuing Operations:
Revenues
Net sales	1,899	1,643	3,313	2,969	2,576
Own work capitalized	79	48	68	125	74
Other revenues	101	22	105	—	119

Total revenues	2,079	1,713	3,486	3,094	2,769

Expenses:
Premises expenses	(88)	(101)	(204)	(189)	(308)
Marketing expenses	(31)	(23)	(63)	(40)	(38)
Consultancy expenses	(183)	(150)	(310)	(253)	(195)
Operations and maintenance, IT	(117)	(102)	(239)	(225)	(254)
Other external expenses	(121)	(78)	(167)	(201)	(302)
Personal expenses	(663)	(548)	(1,083)	(1,049)	(1,017)
Depreciation and impairment	(132)	(106)	(216)	(225)	(228)
Items effecting comparability(2)	—	—	—	—	—

Total expenses	(1,335)	(1,108)	(2,282)	(2,182)	(2,342)

Participation in earnings of associated companies	24	29	46	15	9
Operating income	768	634	1,250	927	436

Financial items:
Financial income	48	19	48	48	40
Financial expenses	(77)	(48)	(101)	(112)	(90)

Total financial items	(29)	(29)	(53)	(64)	(50)

Income after financial items	739	605	1,197	863	386
Tax for the year	(136)	(141)	(240)	(303)	(162)

Net profit from continuing operations for the period	603	464	957	560	224

Net profit (loss) from discontinuing operations for the period(3)	(39)	(20)	(46)	(17)	159

Net profit from continuing and discontinuing operations for the period	564	444	911	543	383

of which, attributable to shareholders in OMX	560	442	907	538	382
of which, attributable to minority interests	4	2	4	5	1
Average number of shares, millions	120.640	118.474	118.671	118.108	115.547
Number of shares, millions	120.640	118.474	120.640	118.474	115.547
Average number of shares after dilution, millions	120.640	118.760	118.886	118.394	115.833
Number of shares after dilution, millions	120.640	118.760	120.640	118.760	115.833
Earnings per share, basic SEK(4)	4.64	3.73	7.64	4.56	3.31
Earnings per share from continuing operations, basic SEK(4)	4.97	3.90	8.03	4.70	1.94
Earnings per share after dilution, SEK(4)	4.64	3.73	7.64	4.56	3.31
Earnings per share after dilution from continuing operations, SEK(4)	4.97	3.90	8.03	4.70	1.94
Proposed dividend per share, SEK(5)	—	—	6.50	6.50	—

	Year ended December 31,
(Swedish GAAP)	2003(7)(9)	2002(7)
	(in millions of SEK, except per share amounts)
Results of Operations:
Results of Operations from Continuing Operations
Revenues:
Net sales	2,469	2,557
Own work capitalized	86	80
Other revenues	100	—

Total revenues	2,655	2,637

Expenses:
Premises expenses	(340)	(214)
Marketing expenses	(42)	(53)
Consultancy expenses	(258)	(273)
Operations and maintenance, IT	(343)	(244)
Other external expenses	(233)	(231)
Personal expenses	(1,406)	(1,154)
Depreciation and impairment	(559)	(319)
Items effecting comparability(2)	—	(57)

Total expenses	(3,181)	(2,545)

Participation in earnings of associated companies	21	38
Operating income	(505)	130

Financial items:
Financial income	98	115
Financial expenses	(128)	(146)

Total financial items	(30)	(31)

Income (loss) after financial items	(535)	99
Tax for the year	54	(15)

Net profit (loss) from continuing operations for the period	(481)	84

Net profit (loss) from discontinuing operations for the period(3)	50	(155)

Net loss from continuing and discontinuing operations for the period	(431)	(71)

of which, attributable to shareholders of OMX	(431)	(71)
of which, attributable to minority interests	—	—
Average number of shares, millions	99.738	84.041
Number of shares, millions	115.547	84.041
Average number of shares after dilution, millions	100.644	84.819
Number of shares after dilution, millions	116.325	84.819
Earnings per share, basic SEK(4)	(4.32)	(0.84)
Earnings per share from continuing operations, basic SEK(4)	(4.82)	1.00
Earnings per share after dilution, SEK(4)	(4.32)	(0.84)
Earnings per share after dilution from continuing operations, SEK(4)	(4.82)	1.00
Proposed dividend per share, SEK(5)	—	—

	June 30,	December 31,
(IFRS)	2007(1)	2006(1)	2005(1)(8)	2004(1)
	(in millions of SEK)

Balance Sheet:
Intangible assets	4,704	4,350	3,832	2,385
Tangible fixed assets	303	321	355	366
Financial fixed assets	729	720	1,094	1,228
Short-term receivables	8,530	6,139	4,026	1,264
Financial assets available for sale	481	519	724	705
Cash equivalents	275	409	519	672
Assets held for sale	69	70	62	—
Total current assets	9,355	7,137	5,331	2,641
Total assets	15,091	12,528	10,612	6,620
Equity attributable to shareholders in parent company	4,540	4,597	4,735	3,805
Total shareholders’ equity	4,562	4,614	4,749	3,835
Total long-term liabilities	1,679	1,643	1,608	808
Total short-term liabilities	8,850	6,271	4,255	1,977

	December 31,
(Swedish GAAP)	2003(7)(9)	2002(7)
	(in millions of SEK)

Balance Sheet:
Intangible assets	2,234	1,247
Tangible fixed assets	465	475
Financial fixed assets	968	852
Short-term receivables	1,209	1,071
Financial assets available for sale	—	—
Short-term investments	1,012	993
Cash equivalents	350	282
Assets held for sale	508	—
Total current assets	3,079	2,346
Total assets	6,746	4,920
Equity attributable to shareholders in parent company	3,533	2,017
Total shareholders’ equity	3,535	2,017
Total long-term liabilities	827	354
Total short-term liabilities	2,384	2,549

	Six months ended June 30,		Year ended December 31,
(U.S. GAAP)(6)	2007	2006	2006	2005
	(in millions of SEK, except per share data)
Results of Operations:
Revenues	1,883	1,635	3,318	2,963
Operating expenses	(1,294)	(1,143)	(2,294)	(2,259)
Operating income	589	492	1,024	704
Net income	528	382	859	390
Net income from continuing operations	567	402	905	407
Net loss from discontinued operations	(39)	(20)	(46)	(17)

Net income per share:
Basic	4.38	3.23	7.24	3.30
Diluted	4.38	3.22	7.22	3.29

Net income per share from continuing operations
Basic	4.70	3.40	7.62	3.44
Diluted	4.70	3.39	7.61	3.44

Weighted average shares outstanding (in thousands):
Basic	120,640	118,474	118,671	118,108
Diluted	120,640	118,760	118,886	118,394

Dividends declared per share:
Krona	—	—	6.50	6.50
US$	—	—	0.95	0.82

	June 30,	December 31,
(U.S. GAAP)(6)	2007	2006	2005
	(in millions of SEK)
Balance Sheet:
Property and equipment	303	321	355
Intangible assets	4,504	4,213	3,775
Short-term financial investments / cash and cash equivalents	756	928	1,243
Total assets	14,826	12,345	10,480
Current financial liabilities	598	398	498
Non-current financial liabilities	1,359	1,360	1,409
Total liabilities	10,704	8,120	6,097
Shareholders equity	4,122	4,225	4,383

(1)

Effective January 1, 2005, OMX reports in accordance with IFRS. Restatement of comparison figures was made for 2004 in respect of all standards, except for IAS 39 (Financial instruments), which was applied for the first time in 2005. Furthermore, from January 1, 2006, OMX applies hedge accounting of hedging of internally forecasted flows in foreign currency. Income from cash-flow hedges are reported in shareholders’ equity.

(2)	Items affecting comparability amounted to SEK (57) million, which related to expenses incurred, as a result of a group-wide cost-reduction program.

(3)	The years 2002 to 2006 have been reclassified for comparison purposes due to the disclosure of discontinued operations, relating to OMX’s UK sales operations in securities administration services.

(4)

Earnings per share are calculated on the basis of the weighted average number of shares during the year. The amount is based on OMX’s shareholders’ portion of net profit/loss for the period including or excluding discontinuing operations.

(5)

Dividends are set forth in the above table under the year to which they relate. In accordance with general practice in Sweden, the dividends are declared and paid in the year following the financial period.

(6)	For further details, see Note 36 in OMX’s audited financial statements. For the periods ending June 30, 2006 and 2007 see Note 8 in OMX’s unaudited interim consolidated financial statements.

(7)	The reported figures have been prepared in accordance with Swedish GAAP. Swedish GAAP differs in certain material respects from IFRS and U.S. GAAP.

(8)	Copenhagen Stock Exchange was consolidated in OMX from January 1, 2005.

(9)	HEX (Finnish exchange organization) was consolidated in OMX from July 1, 2003.

EXCHANGE RATE INFORMATION

The following tables show, for the periods indicated, information concerning the exchange rate between the Swedish Krona and the U.S. dollar. The average rates for the monthly periods presented in these tables were calculated by taking the simple average of the daily Euro foreign exchange reference rates at 2:15 p.m. CET, as published by the European Central Bank. The average rates for the interim periods and annual periods presented in these tables were calculated by taking the simple average of the daily Euro foreign exchange reference rates at 2:15 p.m. CET during the relevant period. This information is provided solely for your information, and neither Nasdaq nor OMX represents that Swedish Kronor could be converted into U.S. dollars at these rates or at any other rate. These rates are not the rates used by OMX in the preparation of its consolidated financial statements included in this Proxy Statement. On May 23, 2007, the last full trading day for OMX Shares prior to the announcement of the Offer, the exchange rate was SEK 6.83 to $1.00. On [ •], 2007, the last practicable day before the date of this Proxy Statement, the exchange rate was SEK [•] to $1.00.

Recent Monthly Data	Period-end Rate(1)	Average Rate(2)	High	Low
September 2007	6.4988	6.6824	6.9140	6.4980
August 2007	6.8341	6.8446	7.0220	6.6719
July 2007	6.7046	6.6965	6.8189	6.6324
June 2007	6.8512	6.9526	7.0864	6.8512
May 2007	6.9089	6.8138	6.9273	6.7151
April 2007	6.7272	6.8349	7.0094	6.7020
March 2007	7.0177	7.0228	7.1320	6.9512
February 2007	7.0216	7.0287	7.1078	6.9428
January 2007	6.9878	6.9855	7.0670	6.8007
December 2006	6.8644	6.8403	6.9154	6.7871
November 2006	6.8683	7.0663	7.2131	6.8683
October 2006	7.2558	7.3377	7.4013	7.2402
September 2006	7.3299	7.2808	7.3307	7.2232

Interim Period Data
Three months ended September 30, 2007	6.4988	6.7445	7.0220	6.4988
Three months ended September 30, 2006	7.3299	7.2439	7.4175	7.1166
Nine months ended September 30, 2007	6.4988	6.8740	7.1320	6.4988
Nine months ended September 30, 2006	7.3299	7.4733	7.9683	7.0916

Annual Data
(Year ended December 31,)
2006	6.8644	7.3793	7.9683	6.7871
2005	7.9584	7.4780	8.2562	6.6453
2004	6.6226	7.3453	7.7688	6.5921
2003	7.1892	8.0838	8.7625	7.1892
2002	8.7278	9.7194	10.7572	8.7278

(1)	The period-end rate is derived from the Euro foreign exchange reference rates at 2:15 p.m. CET on the last business day of the applicable period.

(2)

The average rates for the monthly, interim, and annual periods were calculated by taking the simple average of the daily Euro foreign exchange reference rates at 2:15 p.m. CET of each business day in the period, as published by the European Central Bank.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF THE COMBINED COMPANY

The following table sets forth selected information about the pro forma financial condition and results of operations, including per share data, of The NASDAQ OMX Group after giving effect to the completion of the Transactions. The table sets forth selected unaudited pro forma condensed combined statements of income for the six months ended June 30, 2007 and the fiscal year ended December 31, 2006, as if the Transactions had been completed on January 1, 2006, and the selected unaudited pro forma condensed combined balance sheet data as of June 30, 2007, as if the Transactions had been completed on that date. The information presented below was derived from the consolidated historical financial statements of Nasdaq and OMX, and should be read in conjunction with these financial statements and the notes thereto, included or incorporated by reference elsewhere in this Proxy Statement and the other unaudited pro forma financial data, including related notes, included elsewhere in this Proxy Statement.

The unaudited pro forma financial data is based on estimates and assumptions that are preliminary and does not purport to represent the financial position or results of operations that would actually have occurred had the Transactions been completed as of the dates or at the beginning of the periods presented or what the combined company’s results will be for any future date or any future period. See also “Forward-Looking Statements” and “Risk Factors.” For purposes of the pro forma condensed combined financial information, OMX financial information has been translated from Swedish Kronor into U.S. Dollars and is presented in accordance with U.S. GAAP. The pro forma condensed combined financial information is unaudited and is presented for informational purposes only.

	Year Ended December 31, 2006	Six Months Ended June 30, 2007
	(in thousands, except per share amounts)
Total revenues	$2,142,914	$1,390,967
Income from continuing operations	$173,809	$113,104
Basic earnings per share from continuing operations	$1.05	$0.65
Diluted earnings per share from continuing operations	$0.89	$0.56

		As of June 30, 2007
		(in thousands)
Total assets		$10,241,694
Total liabilities		$6,335,511
Stockholders’ equity		$3,902,972

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

The following table presents audited basic and diluted income per share data for the year ended December 31, 2006, unaudited basic and diluted income per share data for the six months ended June 30, 2007 and unaudited cash dividends and net book value per share data for the year ended December 31, 2006 and the six months ended June 30, 2007 for each of Nasdaq and OMX on a historical basis, unaudited basic and diluted per share data for the year ended December 31, 2006 and the six months ended June 30, 2007 and unaudited cash dividends and net book value per share data for the combined company on a pro forma basis for the six months ended June 30, 2007. The per share data for the combined company on a pro forma basis presented below is not necessarily indicative of the financial position of the combined company had the Transactions been completed on June 30, 2007 and the operating results that would have been achieved by the combined company had the Transactions been completed as of the beginning of the period presented, and should not be construed as representative of future financial position or operating results. The per share data for the combined company on a pro forma basis presented below has been derived from the Unaudited Pro Forma Condensed Combined Financial Data of the Combined Company included in this Proxy Statement. The balance sheet of OMX as of June 30, 2007 has been translated using a SEK/USD exchange rate of 6.8512 to 1. The statement of income of OMX for the year ended December 31, 2006 and the six months ended June 30, 2007 have been translated using an average SEK/USD exchange rate of 6.8403 to 1 and 6.9526 to 1, respectively.

This information is only a summary and should be read in conjunction with the selected historical financial data of Nasdaq and OMX, the Nasdaq and OMX Unaudited Pro Forma Condensed Combined Financial Data of the Combined Company, and the separate historical financial statements of Nasdaq and OMX and related notes included in, or incorporated by reference into, this Proxy Statement.

Nasdaq Historical

(U.S. GAAP)	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Basic income per share	$1.22	$0.66
Diluted income per share	$0.95	$0.52
Cash dividends per share	—	—
Net book value per share	$12.98	$14.20

OMX Historical

(IFRS)	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Basic income per share from continuing operations	$1.17	$0.71
Diluted income per share from continuing operations	$1.17	$0.71
Cash dividends per share	$0.95	—
Net book value per share	$5.59	$5.44

Combined Company Pro Forma

(U.S. GAAP)	Year Ended December 31, 2006	Six Months Ended June 30, 2007
Basic income per share	$1.05	$0.65
Diluted income per share	$0.89	$0.56
Cash dividends per share	—	—
Net book value per share		$22.50

MARKET PRICE AND DIVIDEND INFORMATION

Nasdaq Common Stock is listed on The Nasdaq Global Select Market under the symbol “NDAQ.” OMX’s shares are listed on the Nordic Exchange in Stockholm, Sweden, Helsinki, Finland, Copenhagen, Denmark and Iceland under the symbol “OMX.” Prior to 2004, the Symbol for OMX was OM. From July 1, 2002 to February 9, 2005, Nasdaq was quoted on the OTCBB under the symbol “NDAQ.” As of June 30, 2007, there were approximately 1,565 holders of record of Nasdaq Common Stock and approximately 10,922 holders of record of OMX Shares. The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of Nasdaq Common Stock and OMX Shares, as reported on The Nasdaq Global Select Market, the OTCBB or the OMX Nordic Exchange Stockholm AB, as applicable.

	OMX Shares (SEK)		Nasdaq Common Stock ($)
Calendar Quarter	High	Low	High	Low
2002
First Quarter	151.50	107.50	NA	NA
Second Quarter	126.00	55.50	NA	NA
Third Quarter	71.00	31.50	13.75	9.05
Fourth Quarter	66.50	24.00	11.20	6.25
2003
First Quarter	49.80	32.10	10.40	6.75
Second Quarter	59.00	35.30	8.55	5.15
Third Quarter	89.50	58.50	10.05	6.75
Fourth Quarter	89.50	74.00	9.35	8.05
2004
First Quarter	120.50	88.50	12.60	8.55
Second Quarter	118.50	84.00	8.80	6.30
Third Quarter	92.00	76.00	7.00	5.53
Fourth Quarter	91.50	80.50	10.50	6.40
2005
First Quarter	87.25	77.50	11.86	7.60
Second Quarter	91.25	78.50	20.00	9.81
Third Quarter	102.00	88.25	25.75	18.80
Fourth Quarter	110.50	92.00	45.23	25.33
2006
First Quarter	155.00	108.00	46.75	34.83
Second Quarter	167.00	109.50	45.00	23.91
Third Quarter	143.75	104.00	32.49	25.33
Fourth Quarter	143.50	123.25	42.37	28.90
2007
First Quarter	147.00	123.75	37.45	26.57
Second Quarter	230.50	144.50	34.96	29.05
Third Quarter	285.50	272.00	39.00	28.48
Fourth Quarter (through October 11, 2007)	289.50	276.50	43.29	38.26

Dividend Policy

To date, Nasdaq has not paid cash dividends on Nasdaq Common Stock and does not intend to pay any cash dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS

The S.E.C. encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. These forward-looking statements include all matters that are not historical facts. This Proxy Statement and documents incorporated by reference contain these types of statements. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “will” or “should” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements.

These forward-looking statements involve certain known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following factors:

•	our operating results, which may be lower than expected;

•	our ability to implement our strategic initiatives and any consequences from our pursuit of our corporate strategy, including the Transactions;

•	competition, economic, political and market conditions and fluctuations, including interest rate risk;

•	government and industry regulation; or

•	adverse changes that may occur in the securities markets generally.

See also “Risk Factors” beginning on page 17 and the risk factors disclosed in Nasdaq’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. These risks and uncertainties are not exhaustive. Other sections of this Proxy Statement describe additional factors that could adversely impact the combined company’s business and financial performance. Moreover, the combined company will operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact that these factors will have on the combined company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and any risk resulting from such uncertainty in connection with any forward-looking statement that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement in the case of forward-looking statements contained in this Proxy Statement, or the dates of the documents incorporated by reference into this Proxy Statement in the case of forward-looking statements made in those incorporated documents. Readers should carefully review this Proxy Statement in its entirety, including, but not limited to, our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the accompanying notes thereto, both of which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and incorporated by reference herein, and the risks described in “Risk Factors,” in this Proxy Statement. Readers should also review OMX’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the accompanying notes thereto in this Proxy Statement. Except for our ongoing obligations to disclose material information under U.S. federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Nasdaq expressly qualifies in their entirety all forward-looking statements attributable to Nasdaq, OMX or the combined company, or any person acting on their behalf, by the cautionary statements contained or referred to in this section.

RISK FACTORS

In deciding how to vote your Nasdaq Voting Securities on the matters described in this Proxy Statement, you should carefully consider the risks set forth below in addition to the other information contained in this Proxy Statement.

Risks Related to the Transactions

We may not be able to successfully combine the Nasdaq and OMX businesses.

Rationalizing and coordinating the operations of Nasdaq and OMX will involve complex technological, operational and personnel-related challenges. This process will be time-consuming and expensive and may disrupt the business of the combined company. The difficulties, costs and delays that could be encountered may include:

•	unforeseen difficulties, costs or complications in combining the companies’ operations, which could lead to the combined company not achieving the synergies we anticipate;

•	unanticipated incompatibility of systems and operating methods;

•	inability to use capital assets efficiently to develop the business of the combined company;

•	the difficulty of complying with government-imposed regulations in both the United States and Europe, which may be different from each other;

•	resolving possible inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between Nasdaq and OMX;

•	the diversion of management’s attention from ongoing business concerns and other strategic opportunities;

•	the integration of Nasdaq’s and OMX’s respective businesses, operations and workforces;

•	the retention of key employees and the management of OMX and Nasdaq;

•

the implementation of disclosure controls, internal controls and financial reporting systems at OMX to enable the combined company to comply with the requirements of U.S. GAAP and U.S. securities laws and regulations required as a result of the combined company’s status as a reporting company under the Exchange Act;

•	the coordination of geographically separate organizations;

•	the coordination and consolidation of ongoing and future research and development efforts;

•	possible tax costs or inefficiencies associated with integrating the operations of the combined company;

•

possible modification of OMX’s operating control standards in order for the combined company to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, which is required as a result of the combined company’s status as a reporting company under the Exchange Act;

•	the retention and recruitment of employees to support existing and new aspects of the combined company’s business and new technology development;

•	the pre-tax restructuring and revenue investment costs, which are estimated at $150 million to be incurred in the two years following completion of the Transactions;

•	the retention of strategic partners and attracting new strategic partners;

•	negative impacts on employee morale and performance as a result of job changes and reassignments; and

•	regulatory issues, including with respect to the regulatory approvals necessary to complete the Transactions.

For these reasons, the combined company may not achieve the anticipated financial and strategic benefits, including cost savings from operational efficiencies and synergies, from the combination of the businesses of Nasdaq and OMX, and any actual cost savings and synergies may be lower than we currently expect and may take a longer time to achieve than we currently anticipate, and we may fail to realize any of the anticipated benefits of the combination of the two companies.

We will need to invest in our operations to integrate OMX and prior transactions and to maintain and grow our business, and we may need additional funds to do so.

We depend on the availability of adequate capital to maintain and develop our business. We believe that we can meet our current capital requirements, including our planned acquisition of the Boston Stock Exchange and investment in DIFX, from internally generated funds, cash on hand and available borrowings. If the combined company is unable to fund its capital requirements as currently planned, however, it would have a material adverse effect on the combined company’s business, financial condition and operating results.

In addition to our debt service obligations, we will need to continue to invest in our operations through 2010 to integrate OMX. If the combined company does not achieve the expected operating results, we will need to reallocate our cash resources. This may include borrowing additional funds to service debt payments, which may impair our ability to make investments in our business or to integrate OMX.

Should the combined company need to raise funds through incurring additional debt, the combined company may become subject to covenants even more restrictive than those contained in our current debt instruments. Furthermore, if we issue additional equity, our equity holders will suffer dilution. Thus, there can be no assurance that additional capital will be available on a timely basis, on favorable terms or at all.

Regulatory authorities may delay or impose conditions on approval of the Transactions, which may diminish the anticipated benefits of the completion of the Transactions.

The completion of the Transactions requires the receipt of certain approvals from public authorities or other regulatory bodies. Failure to obtain these approvals in a timely manner may delay the completion of the Transactions, possibly for a significant period of time. In addition, regulatory authorities may attempt to condition their approval of the Transactions on the imposition of conditions that may have a material adverse effect on the combined company’s operating results or the value of Nasdaq Common Stock after the Transactions are completed. Any delay in the completion of the Transactions may diminish the anticipated benefits or may result in additional transaction costs, loss of revenue or other effects associated with uncertainty about the completion of the Transactions.

Charges to earnings resulting from acquisition, restructuring and integration costs may materially adversely affect the market value of Nasdaq Common Stock following the completion of the Transactions.

In accordance with U.S. GAAP, the combined company will account for the completion of the Transactions using the purchase method of accounting. The combined company will allocate the total estimated purchase price to OMX’s net tangible assets, amortizable intangible assets and non-amortized intangibles, and based on their fair values as of the date of completion of the Transactions, record the excess of the purchase price over those fair values as goodwill. The combined company’s financial results, including earnings per share, could be adversely affected by a number of financial adjustments required by U.S. GAAP including the following:

•

the combined company will incur additional amortization expense over the estimated useful lives of certain of the intangible assets acquired in connection with the Transactions during such estimated useful lives;

•

the combined company may have additional depreciation expense as a result of recording purchased tangible assets at fair value, in accordance with U.S. GAAP, as compared to book value as recorded by OMX;

•

to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, the combined company may be required to incur material charges relating to the impairment of those assets; and

•	the combined company will incur certain adjustments to reflect OMX’s financial condition and operating results under U.S. GAAP and U.S. dollars.

We expect to incur costs associated with the Transactions, including financial advisors’ fees and legal and accounting fees. In addition, we expect to incur costs associated with realizing synergies from the Transactions. These costs may be substantial and may include those related to the severance and stock option acceleration provisions of employee benefit plans, which could be triggered by the completion of the Transactions as well as other exit costs. We face potential costs related to employee retention and deployment of physical capital and other integration costs. We have not yet determined the amount of these costs. We expect to account for costs directly related to the Transactions, including financial advisors’ costs, legal and accounting fees, and certain exit costs associated with OMX’s operations as purchase related adjustments when the Transactions are completed, as proscribed under U.S. GAAP. These items will reduce cash balances for the periods in which those costs are paid. Other costs that are not directly related to the Transactions, including retention and integration costs, will be recorded as incurred and will negatively impact earnings, which could have a material adverse effect on the price of Nasdaq Common Stock.

In addition, from the date of the completion of the Transactions, the combined company’s results of operations will include OMX’s operating results, presented in accordance with U.S. GAAP. OMX’s historical consolidated financial statements for 2004 through 2007 have been prepared in accordance with IFRS, which differ in certain material respects from U.S. GAAP. For instance, U.S. GAAP will require OMX to recognize revenue under certain of its technology contracts over the term of the contract rather than at the beginning of the contract. Accordingly, the U.S. GAAP presentation of OMX’s results of operations may not be comparable to its historical financial statements.

The terms of the Borse Dubai Offer are subject to change for instance, in the event of a competing Offer, and any alternative transaction effecting the proposed acquisition of OMX, including the Offer, may be on terms and conditions which are different from those currently contemplated by the Borse Dubai Offer.

Although Nasdaq and Borse Dubai are under no obligation to increase the amount of consideration they are offering for OMX Shares in the Borse Dubai Offer, they have reserved the right to, in their sole discretion, choose to increase the amount of such consideration by, for example, increasing the amount of cash to be exchanged for each OMX Share in the Borse Dubai Offer (or in any alternative transaction effecting the proposed acquisition of OMX, including the Offer). If Nasdaq and Borse Dubai determine to increase the amount of cash consideration payable in the Borse Dubai Offer, Nasdaq may be required to bear all or part of such increase and, accordingly, may have to incur additional indebtedness.

The combined company’s indebtedness following completion of the Transactions will limit financial flexibility.

Our indebtedness as of June 30, 2007 was approximately $1.5 billion. After giving effect to the Transactions the combined company’s pro forma indebtedness as of June 30, 2007 is approximately $3.6 billion. Nasdaq anticipates borrowing all of the $1.9 billion cash payment due to Borse Dubai in respect of the Transactions (or any additional amounts that may be required if the cash portion of the consideration in the Borse Dubai Offer is increased). This borrowing will have a variable interest rate. In the pro forma statements of income for the year ended December 31, 2006 and for the six months ended June 30, 2007, interest expense was calculated using an interest rate of the average 3 month LIBOR plus a spread of 1.75%, which was 6.85% and 7.11%, respectively. A 1.0% increase in interest rates would result in additional interest expense of $19.0 million in pro forma interest expense for the year ended December 31, 2006 and additional interest expense of $9.5 million in pro forma interest expense for the six months ended June 30, 2007. On September 28, 2007, Nasdaq repaid approximately $1.1 billion of its outstanding debt.

The combined company’s leverage after completion of the Transactions will be higher than Nasdaq’s and OMX’s combined existing indebtedness. As a result of the increase in debt, demands on the cash resources of the combined company will increase after completion of the Transactions, which could have important effects on an investment in Nasdaq Common Stock, including reducing funds available to the combined company for its operations and general corporate purposes or for capital expenditures as a result of the dedication of a substantial portion of the combined company’s consolidated cash flow from operations to the payment of principal and interest on the combined company’s indebtedness; increasing the combined company’s vulnerability to a downturn in general economic conditions; placing the combined company at a competitive disadvantage compared with its competitors with less debt; and affecting the combined company’s ability to obtain additional financing in the future for refinancing indebtedness, acquisitions, working capital, capital expenditures or other purposes. The cash portion of the consideration in the Borse Dubai Offer may be increased, in Borse Dubai and Nasdaq’s sole discretion, which would exacerbate these effects.

The anticipated incurrence of this debt resulted in the downgrading of our credit rating outlook by Moody’s after the announcement of the Offer in May 2007. An increase in debt relating to the Transactions may result in additional credit rating downgrades. Existing downgradings and any downgradings in the future will not impact Nasdaq’s ability to complete the Transactions.

The market price of Nasdaq Common Stock may decline as a result of the completion of the Transactions.

The market price of Nasdaq Common Stock may decline as a result of the completion of the Transactions if:

•	the combination of Nasdaq’s and OMX’s businesses is unsuccessful;

•	we do not achieve the expected benefits of the combination with OMX as rapidly or to the extent anticipated by financial analysts or investors; or

•	the effect of the Transactions on our financial results is not consistent with the expectations of financial analysts or investors.

Nasdaq shareholders will have a reduced ownership and voting interest after the completion of the Transactions and will exercise less influence over management.

After the completion of the Transactions, Nasdaq shareholders will own a smaller percentage of the combined company than they currently own of Nasdaq. Upon completion of the Transactions, Nasdaq shareholders will own approximately 72% of the outstanding Nasdaq Common Stock of the combined company immediately after the completion of the Transactions, calculated on a fully diluted basis using the treasury method. Consequently, current Nasdaq shareholders, as a group, will have reduced ownership and voting power in the combined company compared to their current ownership and voting power in Nasdaq.

The benefits of the combination of Nasdaq and OMX may not be achieved if we cannot effect the compulsory acquisition of all of the issued and outstanding OMX Shares.

Under Swedish law, to effect the compulsory acquisition of OMX Shares for which valid acceptances have not been received under the Borse Dubai Offer, we are required to have acquired more than 90% of the outstanding OMX Shares. The Borse Dubai Offer is subject to a condition that the Borse Dubai Offer is accepted to such an extent that Borse Dubai (and subsequently Nasdaq) becomes the owner of shares representing more than 50% of the outstanding OMX Shares on a fully diluted basis. As a result, it is possible that, at the end of the Borse Dubai Offer period, we and Borse Dubai will not have acquired a sufficient number of OMX Shares under the Borse Dubai Offer to effect a compulsory acquisition of the remaining outstanding OMX Shares. Since, in this situation, OMX would not be a wholly-owned subsidiary of Nasdaq, this will prevent or delay us from realizing the anticipated benefits (including synergies) from the integration of our operations with OMX’s operations by requiring transactions between OMX and Nasdaq to be on an arm’s-length basis.

Risks Relating to Nasdaq’s, OMX’s and the Combined Company’s Business

The securities market business is highly competitive.

Nasdaq and OMX face, and the combined company will face, competition from numerous entities in the securities market industry, including competition for trading services, listings, and financial products from other exchanges and market centers. This competition includes both product and price competition and could increase as a result of the registration of new exchanges and market centers in the United States and Europe.

In addition, the liberalization and globalization of world markets have resulted in greater mobility of capital, greater international participation in local markets and more competition. Both in the U.S. and in other countries, the competition among exchanges and other execution venues has become more intense.

In the last several years, the structure of the securities industry has changed significantly through demutualizations and consolidations. In response to growing competition, many marketplaces in both Europe and the United States have demutualized to provide greater flexibility for future growth. The securities industry is also experiencing consolidation, creating a more intense competitive environment. In addition, a high proportion of business in the securities market is becoming increasingly concentrated in a smaller number of institutions and the combined company’s revenue may therefore become concentrated in a smaller number of customers.

Examples of these new competitive forces include:

•	since the fall of 2006, eight investment banks have announced that they intend to set up a multilateral trading facility in Europe, also known as Project Turquoise;

•	since the fall of 2006, 14 investment banks have announced that they intend to set up a multilateral trade reporting facility in Europe, also known as Project Boat;

•	alternative trading platforms such as Equiduct, Chi-X and Plus Markets;

•	alternative trade reporting platforms such as Reuters Trade Publication;

•	the proposed combination of Deutsche Börse AG and International Securities Exchange Holdings, Inc.;

•	electronic trading systems specializing in large volume trades, such as LiquidNet, Pipeline Trading and Investment Technology Group’s POSIT platform;

•	the creation of NYSE Euronext, Inc. in April 2007 (see discussion below);

•

the Chicago Stock Exchange, Inc., the Philadelphia Stock Exchange, Inc, the National Stock Exchange, the International Securities Exchange LLC, and the Chicago Board Options Exchange all have investment agreements with other participants in the securities industry;

•	new ECNs operating in the U.S. cash equities trading market, such as Direct Edge, Lava Flow and BATS; and

•	the International Securities Exchange’s and the Chicago Board Options Exchange’s launch of cash equities exchanges in September 2006 and March 2007, respectively.

If these or other trading venues are successful, the combined company’s business, financial condition and operating results could be adversely affected.

Because of these market trends, the combined company will face intense competition. Competitors may develop market trading platforms that are more competitive than those of the combined company. If the combined company is unable to compete successfully in this environment, our business, financial condition and operating results will be adversely affected.

Price competition has affected and could continue to affect the business of Nasdaq and OMX.

The securities trading industry in the United States is characterized by intense price competition. We have in the past lowered prices and increased rebates for trade executions to attempt to gain or maintain market share. These strategies have not always been successful and have at times hurt operating performance. Additionally, we have also been, and may once again be, required to adjust pricing to respond to actions by competitors, which adversely impacts operating results. We have recently taken steps to unify pricing for trading of securities listed on different exchanges. This rationalization of our pricing may adversely affect our market share. OMX is subject to potential price competition from new competitors and potentially from new and existing regulated markets and multilateral trading facilities.

The securities trading industry also competes with respect to the pricing of market data. In addition, we are subject to price competition with respect to proprietary products for pre-trade book data and for post-trade last sale data. In the future our competitors may offer market data rebates for quotes and trades on their systems. The success of competitors for trade executions, pressure from users for lower data fees and regulatory changes could also affect OMX’s market data business.

Our trade reporting facility (which we operate jointly with the Financial Industry Regulatory Authority, which we refer to as FINRA and which was formerly known as the National Association of Securities Dealers or the NASD, for the purpose of accepting reports of off-exchange trades) faces competition from the trade reporting facilities operated jointly with FINRA by the National Stock Exchange, the Boston Stock Exchange and the NYSE. Our trade reporting facility also faces competition from FINRA’s alternative display facility. Our competitors’ market data rebate programs for trade reporting could lead to a loss of market share and decreased revenues.

The NYSE’s recent mergers and acquisitions activity has created a strong competitor in our industry that has a similar strategy to that of the combined company.

The combination of the NYSE and Euronext creates strong competition for the combined company. The combination makes NYSE Euronext more competitive in attracting new listings. NYSE Euronext is also enhancing its electronic trading capabilities, which compete directly with Nasdaq’s and may result in NYSE Euronext’s trading volume increasing to our detriment. If NYSE Euronext succeeds in attracting disproportionately more trading volume or additional listings, this may have a negative impact on the combined company’s business, financial condition and operating results.

We face significant competition in our securities trading business, which could reduce Nasdaq’s and OMX’s transactions, trade reporting and market information revenues and negatively impact our financial results.

We compete for trading of Nasdaq-, NYSE- and Amex-listed securities and OMX competes for trading of securities listed on the Nordic Exchange and the Baltic Market. Any decision by market participants to quote, execute or report their trades in the U.S. through other exchanges, ECNs or the Alternative Display Facility maintained by FINRA, could have a negative impact on our share of quotes and trades in securities traded through The Nasdaq Market Center. Any decision by market participants to quote, execute or report their trades in Northern Europe through another regulated market or multilateral trading facility could have a negative impact on OMX’s share of quotes and trades in securities traded through the Nordic Exchange.

Although we trade a large percentage of securities of Nasdaq-listed companies, we face strong competition from other exchanges and emerging players in the market. For non-Nasdaq-listed securities, the other national exchanges collectively offer greater liquidity than we do. Accordingly, we face greater obstacles in trying to attract trading volume in non-Nasdaq-listed securities. OMX has had a history of trading a greater percentage of the securities of several of the largest OMX-listed companies than its nearest competitors although it does face trade execution competition from other European and U.S. markets.

Nasdaq’s responses to competition may not be sufficient to regain lost business or prevent other market participants from shifting some of their quoting and/or trade reporting to other industry participants. We may need to reduce prices to remain competitive.

Nasdaq and OMX must adapt to significant competition in their listing businesses.

Nasdaq and OMX must adapt to significant competition in their respective listing businesses from other exchanges. Historically, the NYSE has been our largest competitor, and we have competed with the NYSE primarily for listings of larger domestic and international companies. OMX faces competition from various European exchanges for new secondary listings. In addition, on occasion, issuers may transfer their listings from Nasdaq and OMX to other venues. While the reduction in initial listings or the loss of one or more large issuers could decrease the combined company’s listing revenues, it could cause an even more significant decrease in revenues from the quoting, reporting and trading of those issuers’ securities.

Nasdaq’s revenues may be affected by competition in the business for financial products.

We have grown our financial products business, which creates indices and licenses them for Nasdaq-branded financial products. Nasdaq-sponsored financial products are subject to intense competition from other Exchange Traded Funds, which we refer to as ETFs, derivatives and structured products as investment alternatives. Our revenues may be adversely affected by increasing competition from competitors’ financial products designed to replicate or correlate with the performance of our financial products. In addition, the legal and regulatory climate, which supports the licensing of these financial products, has changed in a manner which is likely to adversely impact our ability to successfully license our products. Further, many other entrants have recently emerged who not only compete with us for future growth opportunities, but who may also introduce products that erode the position of our current offerings, thereby adversely affecting our business, financial conditions and operating results.

A decrease in trading volume will decrease the combined company’s trading revenues.

Trading volume is directly affected by economic and political conditions, broad trends in business and finance, changes in price levels of securities and the overall level of investor confidence. Weak economic conditions or a reduction in securities prices could result in a decline in trading volume. A decline in trading volume would lower revenues and may adversely affect the combined company’s operating results. In addition, investor confidence and trader interest, and thus trading volume, can be affected by factors outside Nasdaq’s or OMX’s control, such as the publicity surrounding investigations and prosecutions for corporate governance or accounting irregularities at listed companies.

Declines in the initial public offering market could have an adverse effect on Nasdaq’s and OMX’s revenues.

Stagnation or decline in the initial public offering market will impact the number of new listings on The NASDAQ Stock Market and the Nordic Exchange, and thus our related revenues. We recognize revenue from new listings on a straight-line basis over an estimated six-year service period.

The combined company may experience fluctuations in its operating results.

The financial services industry is risky and unpredictable and is directly affected by many national and international factors beyond our control. Any one of these factors could have a material adverse effect on the combined company’s business, financial condition and operating results by causing a substantial decline in the financial services markets and reduced trading volume.

Additionally, since borrowings under the credit facility that we plan to enter into in connection with the Transactions bear interest at variable rates and we do not have interest rate hedges in place on this debt, any increase in interest rates will increase the combined company’s interest expense and reduce its cash flow. Other than variable rate debt, we believe our business has relatively large fixed costs and low variable costs, which magnifies the impact of revenue fluctuations on the combined company’s operating results. As a result, a decline in our revenue may lead to a relatively larger impact on operating results. A substantial portion of the combined company’s operating expenses will be related to personnel costs, regulation and corporate overhead, none of which can be adjusted quickly and some of which cannot be adjusted at all. The combined company’s operating expense levels will be based on our expectations for future revenue. If actual revenue is below management’s expectations, or if the combined company’s expenses increase before revenues do, both revenues less liquidity rebates, brokerage, clearance and exchange fees and operating results would be materially and adversely affected. Because of these factors, it is possible that the combined company’s operating results or other operating metrics may fail to meet the expectations of stock market analysts and investors. If this happens, the market price of Nasdaq Common Stock is likely to decline.

The combined company’s results of operations may differ significantly from the unaudited pro forma condensed combined financial data included in this Proxy Statement.

This Proxy Statement includes unaudited pro forma condensed combined financial statements to illustrate the effects of the Transactions on the historical financial position and operating results of Nasdaq and OMX. The unaudited pro forma condensed combined statements of income combine the historical consolidated financial statements of income of Nasdaq and OMX, giving effect to the Transactions as if they had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Nasdaq and OMX, giving effect to the Transactions as if they occurred on June 30, 2007. This pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Transactions been completed at the beginning of the periods presented, nor is it indicative of the results of operations in future periods or the future financial position of the combined company.

The combined company must control its costs to remain profitable.

We base our cost structure on historical and expected levels of demand for our products and services. A decline in the demand for the combined company’s products and services may reduce the combined company’s revenues without a corresponding decline in its expenses since the combined company may not be able to adjust its cost structure on a timely basis. The combined company’s failure to achieve its goals on cost savings will have an adverse impact on the combined company’s results of operations. The combined company may fail in its initiatives to increase its business.

The combined company may not be able to keep up with rapid technological and other competitive changes affecting its industry.

The markets in which the combined company will compete are characterized by rapidly changing technology, evolving industry standards, frequent enhancements to existing products and services, the introduction of new services and products and changing customer demands. If the Nasdaq or OMX platforms fail to function as expected, the combined company’s business would be negatively affected. In addition, the combined company’s business, financial condition and operating results may be adversely affected if the combined company cannot successfully develop, introduce or market new services and products or if it needs to adopt costly and customized technology for its services and products. Further, the combined company’s failure to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development efforts, could have a material adverse effect on its business, financial condition and operating results.

System limitations, failures or security breaches could harm the combined company’s business.

Nasdaq’s and OMX’s businesses depend on the integrity and performance of the computer and communications systems supporting them. If the combined company’s systems cannot expand to cope with increased demand or otherwise fail to perform, the combined company could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in lower trading volumes, financial losses, decreased customer service and satisfaction and regulatory sanctions. Nasdaq and OMX have experienced occasional systems failures and delays in the past and could experience future systems failures and delays.

If Nasdaq’s or OMX’s trading volume increases unexpectedly, the combined company will need to expand and upgrade its technology, transaction processing systems and network infrastructure. We do not know whether it will be able to accurately project the rate, timing or cost of any increases, or expand and upgrade its systems and infrastructure to accommodate any increases in a timely manner.

Nasdaq’s and OMX’s systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage or terrorism, computer viruses, intentional acts of vandalism and similar events. We have active and aggressive programs in place to identify and minimize our exposure to these vulnerabilities and work in collaboration with the technology industry to share corrective measures with our business partners. Although we currently maintain and expect to maintain multiple computer facilities that are designed to provide redundancy and back-up to reduce the risk of system disruptions and have facilities in place that are expected to maintain service during a system disruption, such systems and facilities may prove inadequate. Any system failure that causes an interruption in service or decreases the responsiveness of the combined company’s services could impair its reputation, damage its brand name and negatively impact its business, financial condition and operating results.

The implementation of MiFID may increase competition for quoting, trade execution and reporting revenues in Europe.

The combined company’s competitive position could be adversely affected by legislation and regulation implementing the European Markets in Financial Instruments Directive, which we refer to as MiFID, which requires all European Union countries to have MiFID regulation in force by November 1, 2007. MiFID is intended to create a unified European financial services market, with common regulation regarding investments and trading in European Union countries. MiFID is intended to enable greater transparency and competition among exchanges (regulated markets), investment firms and banks who internalize their order flow (systematic internalizers), and multilateral trading facilities. MiFID encourages competition for quotation, trade execution, trade reporting and market data distribution and introduces a European-wide requirement for best execution by requiring investment firms to establish and publish execution policies for all traded instruments.

MiFID provides that trades may be executed (in addition to regulated exchange trading) on multilateral trading facilities via over-the-counter trading, or through systematic internalization. As a result, MiFID creates an opportunity for new multilateral trading facilities, over-the-counter and internalization arrangements to be developed on either a single country or a pan-European basis, thereby removing entry barriers and facilitating entry of alternative off-exchange trading facilities and increasing the attractiveness of such alternative facilities to users. In addition, investment firms will have to ensure that they obtain the “best execution” conditions for their clients, and will therefore have to direct orders to the most favorable execution venue, without any regulatory incentive to favor established regulated markets.

Taken together, these changes to the regulatory environment are likely to make it easier for multilateral trading facilities to establish themselves in Europe as low-cost alternatives to regulated exchanges, thereby increasing the level of competition with and between market operators. OMX will face competition from other exchanges as well as from multilateral trading facilities and alternative trading systems (including a move toward greater systematic internalization by member firms outside OMX’s exchanges) and this competition may intensify in the near future especially as technological advances create pressure to reduce the costs of trading. Increased competition from alternative trading facilities and operators could cause the combined company to lose market share or to lower its fees in order to remain competitive, either of which could lead to lower revenues and/or lower margins, harming profitability.

The adoption and implementation of Regulation NMS by the S.E.C. could adversely affect our business.

On April 6, 2005, the S.E.C. adopted Regulation NMS. Regulation NMS’s four primary components are: the Order Protection Rule, the Access Rule, the Market Data Rule and the Sub-Penny Rule. We have incurred technological and other costs in changing our systems and operations so that we can comply with these rules. Although the major provisions of Regulation NMS have largely been phased in over the course of 2007, the impact of Regulation NMS is hard to predict and there may be problems or competitive challenges that we do not foresee that adversely affect our business as Regulation NMS is implemented. Regulation NMS may increase competition in securities listed on The NASDAQ Stock Market or other exchanges from existing or new competitors.

Regulatory changes and changes in market structure could have a material adverse effect on our business.

Nasdaq and OMX operate in a highly regulated industry. In recent years, the securities trading industry and, in particular, the securities markets, have been subject to significant regulatory changes. Moreover, the securities markets have been the subject of increasing governmental and public scrutiny in response to a number of recent developments and inquiries. Any of these factors or events may result in future regulatory or other changes, although we cannot predict the nature of these changes or their impact on our business at this time. The combined company’s market participants also operate in a highly regulated industry. The S.E.C., the Swedish Financial Supervisory Authority, which we refer to as the SFSA, and other regulatory authorities could impose regulatory changes that could impact the ability of Nasdaq’s and OMX’s market participants to use The Nasdaq Market Center or the Nordic Exchange or could adversely affect The NASDAQ Stock Market or the Nordic Exchange. Regulatory changes by the S.E.C., the SFSA or other regulatory authorities could result in the loss of a significant number of market participants or a reduction in trading activity on The NASDAQ Stock Market or the Nordic Exchange.

The regulatory framework under which Nasdaq and OMX operate and new regulatory requirements or new interpretations of existing regulatory requirements could require substantial time and resources for compliance, which could make it difficult and costly for the combined company to operate the businesses.

Under current U.S. federal securities laws, changes in Nasdaq’s rules and operations, including our pricing structure, must be reviewed, and in many cases explicitly approved by the S.E.C. The S.E.C. may approve, disapprove, or recommend changes to proposals that Nasdaq submits. In addition, the S.E.C. may delay either the approval process or the initiation of the public comment process.

OMX is subject to regulatory oversight in all the countries in which it operates regulated businesses, such as operating exchanges or CSDs. The countries in which OMX is currently regulated are Sweden, Finland, Denmark, Iceland, Estonia, Lithuania and Latvia.

OMX has, in all the aforementioned countries, received authorization from the relevant authorities to conduct its regulated business activities. The authorities may revoke this authorization if OMX does not suitably carry out its regulated business activities. The authorities are also entitled to request that OMX adopt measures in order to ensure that OMX continues to fulfill the authorities’ requirements.

Furthermore, OMX holds minority stakes in other regulated entities. OMX owns approximately 10% of the Oslo Stock Exchange, approximately 24% of the United Kingdom derivatives exchange EDX London, 3% of the Bulgarian Stock Exchange and approximately 33% of the International Exchange St. Petersburg.

In addition, certain of OMX’s customers also operate in a highly regulated industry. Regulatory authorities with jurisdiction over OMX and the exchanges it operates could impose regulatory changes that could impact the ability of OMX’s customers to use one or more of the exchanges operated by OMX. The loss of a significant number of customers or a reduction in trading activity on any of the exchanges comprising the Nordic Exchange as a result of such changes could have a material adverse effect on the combined company’s business, financial condition and operating results. Certain of OMX’s customers are themselves exchanges which outsource certain technology functions to OMX, and thus the combined company would be particularly exposed to regulatory or other events impacting the global exchange industry.

Nasdaq is subject to extensive regulation that may harm its ability to compete with less regulated entities.

Under current U.S. federal securities laws, changes in our rules and operations, including our pricing structure, must be reviewed, and in many cases explicitly approved by the S.E.C. The S.E.C. may approve, disapprove or recommend changes to proposals that we submit. In addition, the S.E.C. may delay the initiation of the public comment process or the approval process. This delay in approving changes, or the altering of any proposed change, could have an adverse effect on Nasdaq’s business, financial condition and operating results. We must compete not only with ECNs that are not subject to the same S.E.C. approval process but also with other exchanges that have lower regulation and surveillance costs than us. There is a risk that trading will shift to exchanges that charge lower fees because, among other reasons, they spend significantly less on regulation.

In addition, Nasdaq’s registered broker-dealer subsidiaries, Nasdaq Execution Services, LLC and NASDAQ Option Services, LLC are subject to regulation by the S.E.C., FINRA and other self-regulatory organizations. Any failure to comply with these broker-dealer regulations could have a material effect on the operation of our business, financial condition and operating results. These subsidiaries are subject to regulatory requirements intended to ensure their general financial soundness and liquidity, which require that they comply with certain minimum capital requirements. The S.E.C. and FINRA impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the Uniform Net Capital Rule and NYSE and FINRA rules impose certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the S.E.C., the NYSE and FINRA for certain withdrawals of capital.

Nasdaq has self-regulatory obligations and also operates for-profit businesses, and these two roles may create conflicts of interest.

We have obligations to regulate and monitor activities on The NASDAQ Stock Market and ensure compliance with applicable law and the rules of our market by market participants and Nasdaq-listed companies. The S.E.C. staff has expressed concern about potential conflicts of interest of “for-profit” markets performing the regulatory functions of a self-regulatory organization. Although Nasdaq outsources the majority of its market regulation functions to FINRA, Nasdaq does perform regulatory functions related to its listed companies and its market. In addition, as part of Nasdaq’s application for exchange registration, Nasdaq has agreed that 20% of the directors of its exchange subsidiary will be elected by members of the exchange rather than the equity holders of the subsidiary. Any failure by Nasdaq to diligently and fairly regulate its market or to otherwise fulfill its regulatory obligations could significantly harm its reputation, prompt S.E.C. scrutiny and adversely affect the combined company’s business and reputation.

OMX’s reputation depends on the diligent performance of its self-regulatory obligations.

The Nordic Exchange monitors trading on the Nordic Exchange and compliance with listing standards. It also monitors the listing of equities and other financial instruments. The prime objective of such monitoring activities is to maintain confidence in the exchanges among the general public. The monitoring functions within the Nordic Exchange are the responsibility of the Surveillance Committees. The Surveillance Committees are established by the Board of Directors of the OMX Nordic Exchange Stockholm AB in order to strengthen the integrity of and confidence in the Nordic Exchange and to avoid conflicts of interest. Each of the Surveillance Committees consist of five members, three of whom are independent of OMX or qualified owners of OMX. Any failure by OMX to diligently and fairly regulate its market could significantly harm its reputation, prompt scrutiny from its regulators and adversely affect its business and reputation.

Recent S.E.C. rulemaking has liberalized the foreign private issuer deregistration rules.

In March 2007, the S.E.C. adopted rules that make it easier for foreign private issuers to deregister and terminate their S.E.C. reporting obligations. Under the new deregistration rule, a foreign private issuer can deregister equity securities if its average U.S. trading volume over a 12-month period represents 5% or less of its worldwide trading volume, so long as it meets certain requirements. Once a foreign private issuer’s securities are deregistered and the issuer ceases its Exchange Act reporting, those securities are no longer eligible for trading on any public exchange in the U.S. As a result, we may face the loss of listing and trading services revenues associated with foreign private issuers who chose to deregister under the new S.E.C. rules.

Regulatory recognition of foreign exchanges may harm the combined company’s ability to compete with less regulated entities.

Under current U.S. federal securities laws, foreign exchanges seeking to operate in the U.S. must meet substantially all of the regulatory requirements we face. The S.E.C. has the authority to exempt foreign exchanges from these requirements and currently has granted one foreign exchange, Tradepoint LLC, an exemption based on low volume and other restrictions. Consequently, Virt-x (the successor to Tradepoint) is the only foreign exchange able to operate in the U.S. without meeting all the regulatory requirements we face. Recently, the S.E.C. has begun discussing the possibility of reciprocal recognition of exchanges operating under comparable regulatory regimes. Based on the extent and manner in which the S.E.C. pursues reciprocal recognition, there is a possibility that other foreign exchanges may enter the U.S. market without meeting all the regulatory requirements we meet. The entry of foreign exchanges into the U.S. market without complying with U.S. regulatory obligations would create additional competitive pressure on the combined company, particularly in the trading of dual-listed foreign securities.

The legal and regulatory environment in the United States may make it difficult for The NASDAQ Stock Market to attract the secondary listings of non-U.S. companies.

The combined company’s U.S. exchange, The NASDAQ Stock Market, will continue to compete to obtain the listing of non-U.S. issuer securities (in addition to the listing of U.S. issuer securities). However, the legal and regulatory environment in the United States, as well as the perception of this environment, has made and may continue to make it more difficult for Nasdaq to attract these listings and may therefore adversely affect the combined company’s competitive position. For example, the Sarbanes-Oxley Act of 2002 imposes a stringent set of corporate governance, reporting and other requirements on publicly listed companies in the U.S. Significant resources are necessary for issuers to come into and remain in compliance with the requirements of the Sarbanes-Oxley Act, which has had, and may continue to have, an impact on the ability of Nasdaq to attract and retain listings. At the same time, international companies are increasingly seeking access to the U.S. markets through private transactions that do not require listing or trading in the U.S. public markets, such as through Rule 144A transactions. Non-U.S. issuers may choose to list with non-U.S. securities exchanges exclusively without a secondary listing in the United States because they perceive the U.S. regulatory requirements and the U.S. litigation environment as too cumbersome and costly. If Nasdaq is unable to successfully attract the listing business of non-U.S. issuers, the perception of The NASDAQ Stock Market as a premier listing venue may be diminished, and the combined company’s competitive position may be adversely affected or its operating results could suffer.

Following the completion of the Transactions, the combined company’s Nordic Exchange will not be subject to this constraint. In addition, we believe, based on the S.E.C.’s Fact Sheet on Potential Cross-Border Exchange Mergers, dated June 16, 2006, that listed companies on the Nordic Exchange are not, and will not become as a consequence of the completion of the Transactions, subject to the requirements of the Sarbanes-Oxley Act unless they otherwise choose to list or register their securities in the United States. S.E.C. Chairman Christopher Cox stated in a letter dated August 8, 2007, to the Director-General (Sw: Generaldirektör) of the SFSA, Ingrid Bonde, “I assure you of the continued applicability of the statements in that fact sheet.” However, there can be no assurances that non-U.S. issuers that do not list on The NASDAQ Stock Market will elect to list on the Nordic Exchange rather than other non-U.S. exchanges.

The combined company will be exposed to clearing risk.

OMX clears a range of equity-related and fixed-income-related derivative products. OMX assumes the counterparty risk for all transactions that are cleared through its markets and guarantees that its cleared contracts will be honored. As protection against the risks that are associated with its derivatives clearing business, OMX enforces minimum financial and operational criteria for membership eligibility, requires members and investors to provide collateral, and maintains established risk policies and procedures to ensure that the counterparty risks are properly monitored and pro-actively managed, but none of these measures provide absolute assurance against defaults by OMX’s counterparties on their obligations. Moreover, while collateralizing member and investor risk exposures is designed to ensure that sufficient collateral is maintained to compensate for the default risk incurred, no guarantee can be given that the collateral provided will at all times be sufficient. Although OMX maintains, and the combined company will maintain, clearing capital resources to serve as an additional layer of protection to help ensure that the combined company is able to meet its obligations, these resources may not be sufficient. Indebtedness to be incurred by the combined company in connection with the Transactions could limit the combined company’s flexibility in operation of its clearing business.

Failure to attract and retain key personnel may adversely affect the combined company’s ability to conduct its business.

The combined company’s future success depends, in large part, upon its ability to attract and retain highly qualified professional personnel. Competition for key personnel in the various localities and business segments in which the combined company will operate is intense. The combined company’s ability to attract and retain key personnel, in particular senior officers, will be dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent. There is no guarantee that the combined company will have the continued service of key employees who will be relied upon to execute its business strategy and identify and pursue strategic opportunities and initiatives. In particular, the combined company may have to incur costs to replace senior executive officers or other key employees who leave, and the combined company’s ability to execute its business strategy could be impaired if it is unable to replace such persons in a timely manner.

The combined company will be highly dependent on the continued services of Robert Greifeld, our current Chief Executive Officer and President and the anticipated Chief Executive Officer of the combined company, Magnus Böcker, the current Chief Executive Officer of OMX and the anticipated President of the combined company, and other executive officers and key employees who possess extensive financial markets knowledge and technology skills. Other than employment agreements with Mr. Greifeld and Nasdaq’s general counsel, we do not have employment agreements with key executive officers, which would prevent them from leaving and competing with us. We do not maintain “key person” life insurance policies on any of our executive officers, managers, key employees or technical personnel. The loss of the services of these persons for any reason, or the loss of the services of similarly-positioned, key OMX employees, as well as any negative market or industry perception arising from those losses, could have a material adverse effect on the combined company’s business, financial condition and operating results.

We are subject to risks relating to litigation and potential securities laws liability.

Many aspects of our business potentially involve substantial liability risks. Although we are immune from private suits for self-regulatory organization activities, this immunity only covers certain of our activities, and we and our broker-dealer affiliates could be exposed to liability under federal and state securities laws, other federal and state laws and court decisions, and rules and regulations promulgated by the S.E.C. and other regulatory agencies. In addition, the combined company will be subject to liability under the laws of certain foreign jurisdictions. These risks include, among others, potential liability from disputes over the terms of a trade, or claims that a system failure or delay cost a customer money, that we entered into an unauthorized transaction or that we provided materially false or misleading statements in connection with a securities transaction. As we intend to defend any such litigation actively, significant legal expenses could be incurred.

In addition, Nasdaq is subject to oversight by the S.E.C. The S.E.C. regularly examines Nasdaq and its broker-dealer affiliates for compliance with Nasdaq’s obligations under the securities laws. In the case of non-compliance with our obligations under those laws, Nasdaq or its broker-dealer affiliates could be subject to investigation and judicial or administrative proceedings that may result in substantial penalties.

OMX is regulated both at the national level in several countries and at the European Union level. Implementation and application of these regulations may be undertaken by one or more regulatory authorities, which may challenge compliance with one or more aspects of such regulations. If a regulatory authority makes a finding of non-compliance, conditional fines can be imposed and OMX’s license can be revoked.

Failure to protect Nasdaq’s and OMX’s intellectual property rights could harm the combined company’s brand-building efforts and ability to compete effectively.

To protect Nasdaq’s and OMX’s intellectual property rights, we rely, and the combined company will rely, on a combination of trademark laws, copyright laws, patent laws, trade secret protection, confidentiality agreements and other contractual arrangements with its affiliates, clients, strategic partners and others. The protective steps that the combined company will take may be inadequate to deter misappropriation of its proprietary information. The combined company may be unable to detect the unauthorized use of, or take appropriate steps to enforce, its intellectual property rights. Nasdaq has registered, or applied to register, its trademarks in the United States and in over 50 foreign jurisdictions and has pending U.S. and foreign applications for other trademarks. Nasdaq also maintains copyright protection on its Nasdaq-branded materials and pursues patent protection for Nasdaq-developed inventions and processes. OMX claims copyright to the software products developed by OMX, and holds a number of patents, patent applications and licenses, including the names OMX, OMX Nordic Exchange, Genium, OMX Nordic Exchange Stockholm AB and OMX Exchanges. Effective trademark, copyright, patent and trade secret protection may not be available in every country in which we offer or the combined company intends to offer its services. Failure to protect Nasdaq’s and OMX’s intellectual property adequately could harm the combined company’s brand and affect its ability to compete effectively. Further, defending the combined company’s intellectual property rights could result in the expenditure of significant financial and managerial resources.

Damage to the combined company’s reputation could have a material adverse effect on its businesses.

One of the combined company’s competitive strengths will be its strong reputation and brand name. Various issues may give rise to reputational risk, including issues relating to:

•	the representation of the combined company’s business in the media;

•	the accuracy of the combined company’s financial statements and other financial and statistical information;

•	the quality of the combined company’s corporate governance structure; and

•

the quality of the combined company’s products, including the reliability of its transaction-based business, the accuracy of the quote and trade information provided by its market information services business and the accuracy of calculations used by its financial products business for indices and unit investment trusts.

Damage to the combined company’s reputation could cause some issuers not to list their securities on the combined company’s exchanges, as well as reduce the trading volume on the combined company’s exchanges or cause it to lose customers in its market information services or financial products businesses. This, in turn, may have a material adverse effect on the combined company’s business, financial condition and operating results.

We are a holding company that depends on cash flow from our subsidiaries to meet our obligations.

As of August 1, 2006, Nasdaq is a holding company with no direct operating businesses other than the equity interests of our subsidiaries. The combined company will retain a holding company structure and, accordingly, all our operations will be conducted by our subsidiaries. As a holding company, the combined company will require dividends and other payments from its subsidiaries to meet cash requirements or to pay dividends. If the combined company’s subsidiaries are unable to pay it dividends and make other payments to it when needed, it will be unable to satisfy its obligations.

OMX shareholder approval is required for the payment of dividends or distributions; however, no prior approval from any regulatory body is necessary for such payment. Nevertheless, minimum capital requirements mandated by financial supervisory authorities having jurisdiction over the exchanges operated by OMX, which we refer to as FSAs, indirectly restrict the amount of any dividend paid. Failure to satisfy minimum capital requirements can result in revocation of the licenses of the exchanges operated by OMX. Minimum capital requirements vary between the different FSAs. In Iceland, the minimum capital requirement is approximately 60 million Icelandic Kronor. In Denmark, the minimum capital requirement is 40 million Danish Kronor, which will be decreased to 8 million Danish Kronor in November 2007. FSAs in other jurisdictions in which OMX operates generally only require that capital be sufficient for exchange and clearing operations. To the extent the applicable FSA does not permit the companies operating the Nordic Exchange or the Baltic Market to dividend or distribute their earnings upstream, the combined company will be subject to increased demands on its cash resources from its other operations, which could have a material adverse effect on the combined company’s business, financial condition and operating results.

Future acquisitions, partnerships and joint ventures may require significant resources and/or result in significant unanticipated losses, costs, or liabilities.

Over the past three years, acquisitions including the acquisitions of INET and Nasdaq Execution Services, LLC (formerly Brut, LLC) and the proposed combinations with OMX and the Boston Stock Exchange, have been significant factors in Nasdaq’s growth. Although we cannot predict the combined company’s rate of growth as the result of acquisitions with complete accuracy, we believe that additional acquisitions or entering into partnership and joint ventures will be important to the combined company’s growth strategy. Many of the other potential purchasers of assets in our industry have greater financial resources than we have. Therefore, we cannot be sure that we will be able to complete future acquisitions on terms favorable to us.

We may finance future acquisitions by issuing additional equity and/or debt. The issuance of additional equity in connection with any such transaction could be substantially dilutive to existing shareholders. The issuance of additional debt could increase our leverage substantially. In addition, announcement or implementation of future transactions by us or others could have a material effect on the price of our stock. We could face financial risks associated with incurring additional debt, particularly if the debt resulted in significant incremental leverage. Additional debt may reduce our liquidity, curtail our access to financing markets, impact our standing with the credit agencies and increase the cash flow required for debt service. Any incremental debt incurred to finance an acquisition could also place significant constraints on the operation of our business.

These equity, debt and managerial commitments may impair the operation of our businesses. Furthermore, any future acquisitions of businesses or facilities could entail a number of additional risks, including:

•	problems with effective integration of operations;

•	the inability to maintain key pre-acquisition business relationships;

•	increased operating costs;

•	the diversion of our management team from its other operations;

•	problems with regulatory bodies;

•	exposure to unanticipated liabilities;

•	difficulties in realizing projected efficiencies, synergies and cost savings; and

•	changes in our credit rating and financing costs.

OMX operates in various emerging markets that are subject to greater political, economic, and social uncertainties than developed countries.

The operations of OMX are subject to the risk inherent in international operations, including but not limited to, risks with respect to operating in Central and Eastern Europe, the Middle East and Asia. Some of these economies are perceived to be subject to greater political, economic and social uncertainties than countries with more developed institutional structures. Political, economic or social events or developments in one or more of these countries could adversely affect OMX’s operations and its related financial results and, in turn, the operations and financial results of the combined company.

OMX has invested substantial capital in system platforms, including Genium, and a failure to successfully implement such systems could adversely affect OMX’s business.

In its technology operations, OMX invests substantial amounts in the development of system platforms. Although investments are carefully planned, there can be no assurance that the demand for such platforms will justify the related investments and that the future levels of orders will be sufficient to generate an acceptable return on such investments. In particular, OMX’s Market Technology business area has invested substantial capital in its development of next-generation information technology for marketplaces called Genium. If OMX is unable to successfully implement Genium, or if OMX fails to generate adequate revenue from planned system platforms, or if it fails to do so within the envisioned timeframe, it could have an adverse effect on the combined company’s results of operations and financial condition.

If the Transactions are completed, OMX’s technology operations may be negatively affected.

If the Transactions are completed, certain current or potential customers of OMX’s technology operations, who do not currently view OMX as a competitor, may view the combined company as a competitor. As a result, these customers may limit or eliminate their use of OMX’s technology operations, and, as a result, the performance of OMX’s technology operations may suffer.

After completion of the Transactions, the combined company will be exposed to greater currency risk.

After completion of the Transactions, the combined company will have operations in the U.S. and several of the Nordic and Baltic markets and will thus have significant exposure to exchange rate movements between the Swedish Krona, Danish Krone, Icelandic Króna, Euro, U.S. dollar and other foreign currencies. Significant inflation or disproportionate changes in foreign exchange rates with respect to one or more of these currencies could occur as a result of general economic conditions, acts of war or terrorism, changes in governmental monetary or tax policy or changes in local interest rates. Although we have certain currency hedges in place, these hedges may not be effective and, as a result, fluctuations in exchange rates may increase the amount of U.S. dollars we are required to pay for OMX Shares.

In addition, these exchange rate differences will also affect the translation of OMX’s results of operations and financial condition into U.S. dollars as part of the preparation of the combined company’s consolidated financial statements.

We may be required to pay a higher price for some OMX Shares as a result of compulsory acquisition proceedings under Swedish law.

In the event that Nasdaq obtains more than 90% of the OMX Shares, Nasdaq intends to commence a compulsory acquisition procedure under the Swedish Companies Act to acquire all remaining OMX Shares.

The purchase price for the OMX Shares acquired through a compulsory acquisition procedure will be determined by an arbitration tribunal. It may take up to two years or more from initiation of the compulsory acquisition procedure until the arbitration tribunal decides on the purchase price. Thereafter, the purchase price will be distributed to the shareholders whose OMX Shares were acquired through the compulsory acquisition procedure, together with interest earned at a market rate set by the Swedish Central Bank pursuant to Swedish law.

Nasdaq may elect to request advance title to the OMX Shares to be acquired in the compulsory acquisition procedure, in accordance with the Swedish Companies Act. Advance title means that full ownership is obtained by Nasdaq with respect to the remaining OMX Shares before the arbitration proceedings regarding the purchase price have been completed. The arbitration tribunal’s granting of advance title would be subject to Nasdaq providing satisfactory security for payment of the purchase price and the accrued interest thereon.

As a result of the compulsory acquisition proceedings under Swedish law, we may ultimately have to pay, in the aggregate, a higher price per OMX Share in order to purchase the remaining OMX Shares that are outstanding after completion of the Transactions.

As a result, holders of OMX Shares that do not accept the Borse Dubai Offer and whose OMX Shares are subsequently acquired in the compulsory acquisition proceedings may not receive payment for a significant period after completion of the Transactions.

Our investment in DIFX may be unsuccessful and could harm us in other ways.

As part of the Nasdaq Dubai Agreement, we and Borse Dubai have agreed that in exchange for $50 million and the entry into certain licensing and technology agreements, we will acquire 33 1/3% of the outstanding equity of DIFX. We have also committed to providing additional capital, up to $25 million, to DIFX under certain circumstances. Our investment in DIFX may be unsuccessful. Additionally, the licensing and technology agreements we will enter into with DIFX may have an adverse effect on our brand and on us. We may not be able to terminate these agreements or end our association with DIFX in a manner that would prevent lasting and potentially significant harm to our brand and reputation, particularly in certain key emerging markets. Our agreements with DIFX will also prevent or limit us from seeking opportunities to grow our business in certain regions, and this may have a negative impact on us in the future.

THE SPECIAL MEETING OF HOLDERS OF NASDAQ VOTING SECURITIES

Time, Place and Purpose of the Nasdaq Special Meeting

The special meeting of holders of Nasdaq Voting Securities is scheduled to be held on [•], 2007, at [•] a.m., Eastern Standard Time, at One Liberty Plaza, New York, New York 10006. The purpose of the Special Meeting is:

•	to approve the issuance of 60,561,515 shares of Nasdaq Common Stock, pursuant to our agreement with Borse Dubai;

•	to approve an amendment to Nasdaq’s Restated Certificate of Incorporation to change Nasdaq’s name to “The NASDAQ OMX Group, Inc.” upon our acquisition of OMX; and

•	to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Nasdaq’s Board of Directors recommends that you vote “for” Proposal One and Proposal Two. For the reasons for this recommendation, see “Proposals to be Considered and Voted Upon by Holders of Nasdaq Voting Securities at the Special Meeting—Nasdaq’s Reasons for the Transactions.”

Who Can Vote at the Nasdaq Special Meeting

Only holders of record listed on the books of Nasdaq at the close of business on the Record Date of the following Nasdaq securities will be entitled to notice of, and to vote at the Special Meeting:

•	Nasdaq Common Stock; and

•	Nasdaq Voting Notes.

As of the Record Date, there were outstanding [•] shares of Nasdaq Common Stock (including shares of restricted Nasdaq Common Stock entitled to vote at the Special Meeting). As of the Record Date, the Nasdaq Voting Notes were convertible into [•] shares of Nasdaq Common Stock.

The [•] shares of Nasdaq Common Stock outstanding as of the Record Date were held by approximately [•] holders of record. Each share of Nasdaq Common Stock has one vote, subject to the voting limitation in our Restated Certificate of Incorporation that generally prohibits a holder from voting in excess of 5% of the total voting power of Nasdaq. The holder of each Nasdaq Voting Note is entitled to the number of votes equal to the number of shares of Nasdaq Common Stock into which that Nasdaq Voting Note could be converted on the Record Date, subject to the 5% voting limitation contained in our Restated Certificate of Incorporation. The enclosed proxy card shows the number of Nasdaq Voting Securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties. If you own Nasdaq Voting Securities through a broker, bank or other nominee and attend the Special Meeting, you should bring a letter from your broker, bank or other nominee identifying you as the beneficial owner of the Nasdaq Voting Securities and authorizing you to vote.

Shares that are held in Nasdaq’s treasury are not entitled to vote at the Special Meeting.

Quorum

In order to conduct business at the Special Meeting, a quorum must be present. The presence of the holders of at least a majority (greater than 50%) of the votes entitled to be cast by holders of the Nasdaq Voting Securities constitutes a quorum. We will treat the holders of Nasdaq Voting Securities represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the Special Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, it is expected that the Special Meeting will be adjourned or postponed to solicit additional proxies.

Required Vote

Approval of Proposal One requires the affirmative vote of at least a majority of the votes present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Approval of Proposal Two requires the affirmative vote of at least a majority of our outstanding voting power.

For both proposals, you may vote “for,” “against” or “abstain.” If you “abstain,” it has the same effect as a vote “against” each of Proposal One and Proposal Two. If you do not sign and send in your proxy card, do not vote using the telephone or Internet, or do not vote at the Special Meeting, it will have no effect on the vote needed for Proposal One, assuming that there is a quorum, but it will have the effect of a vote “against” Proposal Two. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of Nasdaq’s Board of Directors described in this proxy.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of Nasdaq’s Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by Nasdaq’s Board of Directors or, if no recommendation is given, in their own discretion.

A djournments

If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned from time to time until a quorum is present or represented. In addition, adjournments of the Special Meeting may be made for the purpose of soliciting additional proxies in favor of Proposal One and Proposal Two. Pursuant to our By-Laws, the chairman of the Special Meeting has the right and authority to adjourn the Special Meeting in the chairman’s sole discretion and without a vote of holders of Nasdaq Voting Securities, which adjournment may be for up to 30 days without further notice (unless a new record date is fixed for the adjourned Special Meeting), other than by an announcement made at the Special Meeting.

Manner of Voting

If you are a holder of Nasdaq Voting Securities and you hold your Nasdaq Voting Securities in your own name, you may submit your vote for or against the proposals considered at the Special Meeting in person or by proxy. You may vote by proxy in any of the following ways:

•	by using the enclosed proxy card and mailing a completed and signed proxy card to the address listed on the proxy card using the provided self-addressed stamped envelope;

•	by telephone using the toll-free number shown on the enclosed proxy card; or

•	by visiting the website noted on the enclosed proxy card and voting through the Internet by no later than [•], Eastern Time, on [•], 2007.

Information and applicable deadlines for using the proxy card, or voting by telephone or through the Internet, are set forth in the enclosed proxy card instructions.

If your Nasdaq Voting Securities are registered in the name of a broker, bank or other nominee (which is also known as being held in “street name”), that broker, bank or other nominee has enclosed or will provide a voting instruction card for the holder to direct the broker, bank or other nominee how to vote its shares. Holders who hold securities in “street name” must return their instructions to their broker, bank or other nominee on how to vote their securities. If a holder that holds securities in “street name” desires to attend the Special Meeting, the holder should bring a letter from its broker, bank or other nominee identifying the holder as the beneficial owner of such securities, confirming that such securities have not otherwise been voted and will not be voted via proxy, and authorizing the holder of Nasdaq Voting Securities to vote the securities or specifying how such securities had been voted.

All Nasdaq Voting Securities represented by properly executed proxies or voting instructions (including those given by phone or through the Internet) received in time for the Special Meeting will, unless revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card, the Nasdaq Voting Securities will be voted in accordance with the recommendation of Nasdaq’s Board Of Directors and, therefore, “for” Proposal One and Proposal Two.

If you are a holder of Nasdaq Voting Securities and your proxy indicates instructions for some, but not all, of the proposals, your votes will be cast as indicated on the specified proposals and as described in the preceding sentence for any proposal for which no instructions are indicated.

If you return a properly executed proxy card or voting instruction card and have indicated that you have abstained from voting on a proposal, your Nasdaq Voting Securities represented by the proxy will be considered present at the Special Meeting for purposes of determining a quorum, but will have the same effect as a vote against the proposal. Nasdaq urges you to mark each applicable box on the proxy card or voting instruction card to indicate how to vote your Nasdaq Voting Securities.

You may revoke your proxy at any time before it is voted by:

•	submitting a later-dated proxy by mail, fax, telephone or through the Internet; or

•	attending the Special Meeting and voting by paper ballot in person.

Attendance at the Special Meeting will not, in and of itself, constitute revocation of a previously granted proxy. If the Special Meeting is adjourned or postponed, it will not affect the ability of holders of Nasdaq Voting Securities to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

Broker Non-Votes

Broker non-votes are securities held by banks, brokers or nominees for which, with respect to an item to be voted on, voting instructions have not been received from the beneficial owners or the persons entitled to vote those securities and with respect to which the bank, broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Broker non-votes, if any, will have no effect on the vote on Proposal One, assuming that there is a quorum, but will have the effect of a vote “against” Proposal Two.

Solicitation of Proxies

Nasdaq will incur expenses in connection with the printing and mailing of this Proxy Statement. We have retained the services of Mellon Investor Services LLC to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Mellon Investor Services LLC a fee of $12,500 for its services, plus out of pocket expenses. Nasdaq and its proxy solicitor also will request banks, brokers and other intermediaries holding Nasdaq Voting Securities beneficially owned by others to send this Proxy Statement to, and obtain proxies from, the beneficial owners and will, if requested, reimburse the record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Nasdaq. No additional compensation will be paid to Nasdaq directors, officers or employees for solicitation.

PROPOSALS TO BE CONSIDERED AND VOTED UPON BY HOLDERS OF NASDAQ VOTING SECURITIES AT THE SPECIAL MEETING

The Special Meeting will be held on [•], 2007, at [•], local time, at One Liberty Plaza, New York, New York 10006 to consider the following items of business:

Proposal One

Approval of the Issuance of 60,561,515 shares of Nasdaq Common Stock

Nasdaq is seeking the approval of holders of Nasdaq Voting Securities for the issuance of 60,561,515 shares of Nasdaq Common Stock in the Transactions as described in this Proxy Statement, as required by The NASDAQ Stock Market Marketplace Rule 4350(i)(1)(D)(ii).

NASDAQ Requirements

The NASDAQ Stock Market rules require the approval of holders of Nasdaq Voting Securities prior to the issuance of additional shares of Nasdaq Common Stock in any transaction if:

1.	the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

2.	the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

As of the Record Date, there were [ •] shares of Nasdaq Common Stock outstanding and [•] shares reserved or issued for options. As part of the Transactions, Borse Dubai and the Trust will acquire in the aggregate 60,561,515 shares of Nasdaq Common Stock, representing an increase of [•]% over the number of outstanding shares of Nasdaq Common Stock as of the Record Date (calculated on a fully diluted basis using the treasury method). The issuance of the shares of Nasdaq Common Stock will allow us to conduct and complete the Transactions discussed in this Proxy Statement.

Impact of Issuance on Existing Shareholders

Nasdaq’s existing common shareholders will have rights which are equal to those of the holders of the newly-issued Nasdaq Common Stock. In determining whether to vote for this proposal, shareholders should consider that they are subject to the risk of substantial dilution of their interests which will result from the issuance of shares of Nasdaq Common Stock, and that as a result of the issuance of such Nasdaq Common Stock, the current shareholders will own a smaller percentage of the outstanding Nasdaq Common Stock. Immediately following the completion of the Transactions, we estimate that Borse Dubai will hold approximately 19.99% and the Trust will hold approximately [•]% of Nasdaq Common Stock outstanding after the Transactions calculated on a fully diluted basis using the treasury method.

Recommendation of Nasdaq’s Board of Directors

Nasdaq cannot complete the Transactions unless Proposal One is approved by the required vote. Nasdaq’s Board of Directors recommends a vote “for” approval of Proposal One.

Proposal Two

Approval of an Amendment to Nasdaq’s Restated Certificate of Incorporation to Change

Nasdaq’s Name to “The NASDAQ OMX Group, Inc.”

Nasdaq’s Restated Certificate of Incorporation currently provides that Nasdaq’s name is “The Nasdaq Stock Market, Inc.” As part of our agreement with OMX, we have committed to seeking the approval of our shareholders to change the name of the combined company to “The NASDAQ OMX Group, Inc.” upon completion of the acquisition of OMX. We believe this name better reflects the expanded global reach of the combined company and best leverages the significant brand equity in the Nasdaq and OMX names. If holders of Nasdaq Voting Securities approve this proposal, Article First of Nasdaq’s Restated Certificate of Incorporation would be amended to read in its entirety as follows:

“The name of the corporation is The NASDAQ OMX Group, Inc.”

If holders of Nasdaq Voting Securities do not approve this proposal, Nasdaq will not be prevented from completing the Transactions as described in this Proxy Statement. As part of our agreement with OMX, however, if this proposal is not approved, we must take such actions as reasonably requested by OMX to ensure that after the closing of the acquisition of OMX, Nasdaq trades under the name “The NASDAQ OMX Group.” If holders of Nasdaq Voting Securities approve this proposal, we intend to file an amendment to our Restated Certificate of Incorporation reflecting the name change with the Secretary of State of the State of Delaware as promptly as practicable following completion of the Transactions.

Pursuant to the Voting Agreements, holders of an aggregate of [•] votes attributable to Nasdaq Voting Securities (including Nasdaq’s Chief Executive Officer) as of the Record Date, representing approximately [•]% of Nasdaq’s voting power as of the Record Date, have agreed to vote their shares “for” Proposal Two. Pursuant to Nasdaq’s governing documents, Nasdaq’s Board of Directors has approved the submission of an application to the S.E.C. seeking to allow up to 12% of Nasdaq’s voting power owned by the Voting Agreement Parties to be voted in accordance with the Voting Agreements. The Voting Agreements will not be legally effective until the time, if any, as such approval is granted.

Recommendation of Nasdaq’s Board of Directors

At a meeting held on May 24, 2007, Nasdaq’s Board of Directors adopted a resolution setting forth the proposed name change and declaring it advisable. Nasdaq’s Board of Directors recommends a vote “for” Proposal Two.

Background of the Offer and the Transactions

Nasdaq’s Board of Directors and OMX’s Board of Directors continually review their respective companies’ results of operations and competitive positions in the industries in which they operate, as well as their strategic alternatives. In connection with these reviews, each of Nasdaq and OMX from time to time has evaluated potential transactions that would further its strategic objectives. In addition, OMX regularly has contact with other exchange companies to discuss areas of possible collaboration, including strategic transactions. In connection with these reviews and discussions, OMX has regularly engaged Credit Suisse since 2002 to act as its financial advisor with respect to evaluating possible strategic transactions.

Following a request from OMX, on August 1 and 2, 2006, members of management of Nasdaq, led by David Warren, and members of senior management of OMX met in person in New York for a general introduction. Similar meetings were held on September 21 and 22, 2006 in Amsterdam, with Adena Friedman leading the meeting for Nasdaq. Terms of a potential combination of Nasdaq and OMX were not discussed at these meetings. Rather, Nasdaq and OMX shared general information about their respective organizations, operations and technology.

On October 20, 2006, Robert Greifeld met with members of OMX’s Board of Directors and executive team, led by Magnus Böcker, for a general introduction and discussion regarding Nasdaq’s business, and in December 2006, Mr. Böcker met with members of Nasdaq’s Board of Directors and executive team, led by Mr. Greifeld, for a general introduction and discussion regarding OMX’s business. Terms of the combination were not discussed at these meetings. Rather, Nasdaq and OMX shared basic information about their respective organizations and operations.

During February, March and April 2007, representatives of Nasdaq, led by Mr. Warren, and OMX, led by Mr. Böcker, as well as representatives of JPMorgan, Morgan Stanley (which had been engaged by OMX in March 2007 as co-financial advisor with Credit Suisse in connection with a potential combination of Nasdaq and OMX) and Credit Suisse had ongoing discussions regarding a potential combination of Nasdaq and OMX. At these meetings, the parties engaged in initial business diligence, with no confidential information exchanged and all discussions utilizing publicly available data.

On March 12, 13 and 14, 2007, these same parties participated in due diligence sessions in New York, and on March 20 and 21, 2007, these same parties participated in due diligence sessions in Stockholm. Again, no confidential information was exchanged and all discussions utilized publicly available data.

On March 23, 2007, Nasdaq’s Board of Directors met and management provided an update regarding discussions between Nasdaq and OMX, including a discussion of the financial and strategic effects of a potential combination of OMX with Nasdaq.

On April 12 and April 23, 2007, OMX’s Board of Directors was presented with an update regarding discussions between Nasdaq and OMX, including a discussion of the financial and strategic effects of a potential combination of OMX with Nasdaq.

On April 18, 2007, Nasdaq’s Board of Directors met and was presented with an update regarding discussions between Nasdaq and OMX and reviewed the strategic rationale of a combination with OMX. At this meeting, Nasdaq’s Board of Directors assumed a transaction price of SEK 190 per OMX Share.

On April 19, 2007, representatives of Nasdaq, led by Jean-Jaques Louis, JPMorgan, Hellman & Friedman LLC and Silver Lake Partners met to discuss a possible combination of Nasdaq with OMX. These discussions focused on the strategic rationale and financial impact on Nasdaq of a combination. For discussion purposes, the parties utilized the same price per OMX Share as discussed at the April 18 meeting of Nasdaq’s Board of Directors.

On April 24, 2007, representatives of Nasdaq, led by Mr. Warren, JPMorgan, Hellman & Friedman LLC and Silver Lake Partners met to discuss a possible combination of Nasdaq with OMX. These discussions were substantively similar to those at the April 19 meeting.

On April 26, 2007, Mr. Greifeld and Mr. Böcker conducted in-person discussions in Amsterdam regarding the proposed transaction. This meeting focused on the organizational structure of the combined company.

On April 28, 2007, representatives of Nasdaq, led by Mr. Warren, and OMX, led by its senior management, including representatives of JPMorgan and Morgan Stanley, discussed a potential transaction, including potential terms, documentation and timing. Over the next two weeks, these parties discussed various terms of the proposed transaction and exchanged term sheets regarding a proposed combination of Nasdaq and OMX.

On May 3, 2007, representatives of Nasdaq, led by Mr. Warren, JPMorgan, Hellman & Friedman LLC and Silver Lake Partners met to discuss a possible combination of Nasdaq with OMX. These discussions focused on the strategic rationale and financial impact on Nasdaq of a combination with OMX.

On May 7 and May 13, 2007, Nasdaq’s Board of Directors met and management provided an update regarding discussions between Nasdaq and OMX. At this meeting, Nasdaq’s Board of Directors was given a detailed analysis of the strategic rationale for the combination and discussed key terms, including the price per OMX Share, the appropriate mixture of cash and stock and the overall structure of the Offer.

On May 16, 2007, Nasdaq’s legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP and Advokatfirman Cederquist KB, distributed a draft of the Nasdaq OMX Transaction Agreement to OMX. From May 16 to May 24, 2007, OMX, together with its financial advisors and legal advisors, Cleary Gottlieb Steen & Hamilton LLP and Advokatfirman Vinge KB, and Nasdaq, together with its financial and legal advisors, negotiated the terms of the Nasdaq OMX Transaction Agreement and press release announcing the Offer.

On May 17 and May 18, 2007, Mr. Greifeld and Mr. Böcker conducted in-person discussions in New York regarding the proposed transaction. Significant progress on open issues between the parties was made during these discussions, and, as a result, the parties decided to pursue definitive documentation with respect to a combination of Nasdaq and OMX in parallel with continued discussions. At this meeting, the parties reached a fundamental agreement on the financial aspect of the Offer and other significant terms (for example, the number of seats on the combined company’s Board of Directors to which each party would be entitled, the appropriate mixture of cash and stock, and the overall structure of the Offer).

In the second and third weeks of May 2007, the Voting Agreement Parties were made aware that OMX desired that they enter into voting agreements in connection with any announcement of the Offer. During this time period, there were informal discussions among OMX, the Voting Agreement Parties and Nasdaq regarding these potential voting agreements. From May 22 to May 24, 2007, OMX and the Voting Agreement Parties negotiated the terms of the proposed voting agreements.

In the second and third weeks of May 2007, the Irrevocable Undertakings Parties were made aware that Nasdaq desired that they enter into irrevocable undertakings in connection with any announcement of the Offer. During this time period, there were informal discussions among Nasdaq, the Irrevocable Undertakings Parties and OMX regarding these potential irrevocable undertakings.

From May 19 to May 24, 2007, Nasdaq and the Irrevocable Undertakings Parties negotiated the terms of the proposed Irrevocable Undertakings.

On May 23, 2007, members of Nasdaq’s management, led by Mr. Greifeld, along with its financial and legal advisors, traveled to Stockholm, Sweden to continue discussions with OMX’s executive team and its financial and legal advisors relating to a possible transaction. At this meeting, the parties finalized the financial and other terms of the Offer. Also on May 23, Nasdaq’s Board of Directors met and was presented with an update regarding discussions between Nasdaq and OMX.

On May 24, 2007, Nasdaq’s Board of Directors met and was presented with the Nasdaq OMX Transaction Agreement and Irrevocable Undertakings for approval. At that meeting, Nasdaq’s management, led by Mr. Greifeld, gave a presentation to Nasdaq’s Board of Directors regarding the Offer and related matters and JPMorgan reviewed with Nasdaq’s Board of Directors its financial analysis of the Offer, which analysis included certain financial information provided to JPMorgan by Nasdaq’s management. JPMorgan also delivered its oral opinion, subsequently confirmed in writing, that, as of May 24, 2007, and based upon and subject to the factors and assumptions stated in its opinion, the consideration to be paid by Nasdaq in the Offer was fair, from a financial point of view, to Nasdaq. At that meeting and following a review of the materials presented, Nasdaq’s Board of Directors unanimously approved the Nasdaq OMX Transaction Agreement and the Irrevocable Undertakings and resolved to:

•	approve the Offer upon the terms and subject to the conditions in the press release announcing the Offer;

•	recommend that holders of Nasdaq Voting Securities vote in favor of the issuance of shares of Nasdaq Common Stock in the Offer and Proposal Two;

•	authorize the public announcement of the recommendation of Nasdaq’s Board of Directors in the press release announcing the Offer; and

•	approve the submission of an application to the S.E.C. seeking to allow up to 12% of Nasdaq’s voting power owned by the Voting Agreement Parties to be voted in accordance with the Voting Agreements.

On May 25, 2007, Nasdaq and OMX executed the Nasdaq OMX Transaction Agreement and the Irrevocable Undertakings and the Voting Agreements were executed. Shortly thereafter, Nasdaq and OMX issued a joint press release announcing the Offer and the recommendation of the combination by OMX’s Board of Directors and Nasdaq’s Board of Directors.

On June 5, 2007, OMX issued an additional press release confirming that OMX’s Board of Directors unanimously recommended that OMX shareholders accept the Offer.

On August 9, 2007, Borse Dubai announced that it had acquired 4.9% of the outstanding OMX Shares at a price of SEK 230 per share and had entered into agreements, which we refer to as the Borse Dubai Option Agreements, to purchase another 22.5% of OMX’s share capital at an exercise price of SEK 230 per share (subject to Borse Dubai making an offer for OMX and subject to increase if the offer price was greater than SEK 230), the exercise of which was conditional on, among other things, receiving all necessary regulatory approvals to acquire OMX.

On August 17, 2007, Borse Dubai, through a wholly-owned Swedish subsidiary, announced a public offer to acquire all OMX Shares for SEK 230 in cash per OMX Share. As a consequence of that offer, the Irrevocable Undertakings terminated in accordance with their terms.

On August 19, 2007, Nasdaq’s Board of Directors met and authorized Nasdaq’s management to explore strategic alternatives for its stake in the LSE, including divestiture, and on August 20, 2007, Nasdaq publicly announced its intention to sell its stake in the LSE. Throughout the remainder of August and into September, Nasdaq contacted and negotiated a possible sale of its stake in the LSE with various parties.

During the week of August 20, 2007, Mr. Greifeld received a telephone call from Tom Volpe of Borse Dubai. During this conversation, Mr. Greifeld and Mr. Volpe talked in general terms about Nasdaq and Borse Dubai working together to acquire OMX.

On August 29, 2007, Mr. Greifeld and others from Nasdaq traveled to London and met with Mr. Volpe and others from Borse Dubai. The parties discussed their respective offers for OMX as well as each party’s larger goals and objectives. The parties did not undertake negotiations at this meeting and no confidential information was exchanged.

During the week of September 4, 2007, Mr. Warren and others from Nasdaq, along with representatives of JPMorgan, traveled to London and met with Soud Ba’alawy and others from Borse Dubai for two days. The parties focused on an investment by Borse Dubai in Nasdaq and the structure of a joint offer for OMX, with a brief discussion of an investment by Nasdaq in DIFX. The same parties engaged in further telephonic discussions later in the week, with the focus again on an investment by Borse Dubai in Nasdaq and a joint offer for OMX.

On September 8 and 9, 2007, Edward Knight and others from Nasdaq, along with its legal advisors, and Mr. Ba’alawy and others from Borse Dubai, along with its legal advisors, began discussions of potential legal structures for a joint offer for OMX as well as legal issues related to an investment by Borse Dubai in Nasdaq.

On September 11 and 12, 2007, representatives of Nasdaq, led by Mr. Griefeld, traveled to London and met with Mr. Ba’alawy and others from Borse Dubai to discuss Nasdaq’s investment in DIFX. Nasdaq shared general, non-confidential information regarding certain aspects of its technology and other Nasdaq assets that could be provided in connection with an investment in DIFX. The parties also discussed Borse Dubai’s goals and objectives for DIFX. Negotiations began regarding the structure and terms of an investment by Nasdaq in DIFX during these meetings.

On September 13, 2007, Mr. Greifeld and others from Nasdaq, along with its legal advisors, and Mr. Ba’alawy and others from Borse Dubai met telephonically to discuss certain aspects of Borse Dubai’s investment in Nasdaq. Also on September 13, representatives of Nasdaq, led by Mr. Greifeld, and representatives of Borse Dubai, led by Mr. Ba’alawy, met telephonically to continue negotiations regarding Nasdaq’s investment in Borse Dubai and a joint offer for OMX. A term sheet regarding these matters was shared and discussed by the parties.

On September 15, 2007, Nasdaq’s Board of Directors met and management provided an update regarding the discussions with Borse Dubai.

On September 15 and 16, 2007, representatives of Nasdaq, led by Mr. Greifeld, along with its legal advisors, and Mr. Ba’alawy, and others from Borse Dubai, along with its legal advisors, met telephonically at various times to continue discussions of all aspects of the Transactions.

During the period from September 17 to September 20, 2007, Mr. Knight of Nasdaq, along with its legal advisors, and Magnus Billing of OMX negotiated the terms of the Supplement, pursuant to which OMX would waive its rights under the nonsolicitation, no-shop and standstill provisions of the Nasdaq OMX Transaction Agreement with respect to the transactions contemplated by the press release issued by Nasdaq and Borse Dubai on September 20, 2007, and would approve the modified board composition as agreed to by the parties. On September 20, 2007, the Supplement was executed.

On September 18 and 19, 2007, representatives of Nasdaq, led by Mr. Greifeld, along with its legal advisors, met in London with representatives of Borse Dubai, led by Mr. Ba’alawy, along with its financial and legal advisors, to finalize negotiations of the Transactions, including the Nasdaq Dubai Agreement.

On September 19, 2007, Nasdaq’s Board of Directors met and was presented with the proposed terms of the Transactions. At that meeting, Nasdaq’s management, led by Mr. Greifeld, gave a presentation to Nasdaq’s Board of Directors regarding the Transactions and related matters and JPMorgan reviewed with Nasdaq’s Board of Directors its financial analysis of the Acquisition, which included certain financial information provided to JPMorgan by Nasdaq’s management. JPMorgan delivered its oral opinion, subsequently confirmed in writing, that, as of that date, and based upon and subject to the factors and assumptions stated in its opinion, the consideration to be paid by Nasdaq in the Acquisition was fair, from a financial point of view, to Nasdaq. At that meeting and following a review of the materials presented, Nasdaq’s Board of Directors unanimously approved the Transactions and resolved to:

•	approve the LSE sale, a transaction independent of the Transactions;

•	approve the Transactions upon the terms and subject to the conditions in the definitive documents presented to Nasdaq’s Board of Directors and further negotiated between Nasdaq and Borse Dubai;

•	authorize the investment in DIFX and entry into the related licensing agreements;

•	recommend that holders of Nasdaq Voting Securities vote in favor of Proposal One;

•	approve the Supplement; and

•	authorize the public announcement of the recommendation of Nasdaq’s Board of Directors in the press release announcing the Transactions.

On September 20, 2007, Nasdaq, Borse Dubai and OMX executed the definitive documents related to the Transactions. Shortly thereafter, Nasdaq and Borse Dubai issued a joint press release announcing the Transactions and the recommendation of Nasdaq’s Board of Directors.

From September 23 to September 26, 2007, representatives of Nasdaq and representatives of Borse Dubai negotiated the terms of the proposed September Irrevocable Undertakings with certain OMX shareholders (including the terms governing the termination of the irrevocable undertakings and the conditions of the Borse Dubai Offer that would apply to those irrevocable undertakings), as well as a proposed increase in the offer price of the Borse Dubai Offer.

On September 23, 2007, Nasdaq’s Board of Directors met and approved the September Irrevocable Undertakings, an increase in Nasdaq’s cash payment of SEK 10 per OMX Share, and the public announcement of the same. At this meeting, JPMorgan reviewed with Nasdaq’s Board of Directors its financial analysis of the increase in Nasdaq’s cash payment in light of the Transactions. At this meeting, JPMorgan delivered its oral opinion, subsequently confirmed in writing, that, as of September 23, 2007, and based upon and subject to the factors and assumptions stated in its opinion, the consideration to be paid by Nasdaq in the Acquisition was fair, from a financial point of view, to Nasdaq.

On September 25, 2007, Nasdaq completed the sale of holdings representing 28% of the share capital of the LSE to Borse Dubai for approximately $1.6 billion. On September 26, 2007, Nasdaq completed the sale of the substantial balance of its holdings in LSE in open market transactions for approximately $190 million.

On September 26, 2007, Nasdaq and Borse Dubai jointly announced that the consideration per OMX Share in the Borse Dubai Offer was being increased to SEK 265 and that the minimum condition to the Borse Dubai Offer would be reduced to more than 50% of the outstanding OMX Shares. In connection with these changes to the Borse Dubai Offer, the parties announced that they had secured the September Irrevocable Undertakings. In connection with this announcement, Nasdaq and Borse Dubai executed an amendment to the agreements governing the Transactions.

Nasdaq’s Reasons for the Transactions and the Offer

On May 24, 2007, Nasdaq’s Board of Directors approved the Transaction Agreement, the Irrevocable Undertakings and the making of the Offer and recommends that holders of Nasdaq Voting Securities vote “for” Proposal Two at the Special Meeting.

On September 19, 2007, Nasdaq’s Board of Directors approved the Supplement, the Nasdaq Dubai Agreement and the entry into the Transactions.

On September 23, 2007, Nasdaq’s Board of Directors approved an increase in Nasdaq’s cash payment as part of the Borse Dubai Offer. Nasdaq’s Board of Directors recommends that holders of Nasdaq Voting Securities vote “for” Proposal One at the Special Meeting.

In reaching these decisions, Nasdaq’s Board of Directors consulted with Nasdaq’s management and its financial and legal advisors and considered a variety of factors, including the material factors described below. In light of the number and wide variety of factors considered in connection with its evaluation of the transaction, Nasdaq’s Board of Directors considered it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination. Nasdaq’s Board of Directors viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Nasdaq’s reasons for the proposed combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

The factors described in this section and in “—Recommendation of Nasdaq’s Board of Directors” were all of the material factors generally supporting Nasdaq’s Board of Directors’ decision to approve the Nasdaq OMX Transaction Agreement and the Nasdaq Dubai Agreement and to enter the Transactions. The factors included those set forth below, which were the factors set out in the joint press announcement of Nasdaq and OMX that was released on May 25, 2007 in connection with the announcement of the Offer.

•

That the combination of Nasdaq and OMX would create a premier global exchange company with an average daily trading volume of 7.4 million trades, representing a value of approximately $61 billion, and with approximately 4,000 listed companies from 39 countries with an aggregate market capitalization of approximately $5.5 trillion;

•

That the combined company would have many of the world’s largest companies listed on its marketplaces, with a leading market share of listings in the technology, software, telecommunication and pulp and paper industries worldwide, and that issuers listing with the combined company would be associated with an innovative, future-focused global exchange company with blue-chip peers in all industry sectors and would have access to a broad base of investors and deep pools of liquidity;

•

That the combined company’s liquidity pools, advanced speed of execution and integrated cross-border trading capabilities would provide issuers with increased visibility and access to global equity capital;

•	That the combined company would be the world-leading provider of exchange technology, since:

•

OMX has been a pioneer in creating a truly integrated cross-border stock market and also has created a world-renowned technology customer base of equity, debt and derivatives exchanges with its systems being used by over 60 marketplaces in more than 50 countries worldwide, including Hong Kong, Singapore, Australia and the U.S.; and

•

As the world’s first electronic stock exchange, Nasdaq pioneered electronic trading and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the U.S.;

•

That, together, Nasdaq and OMX could provide the technology for the world’s increasingly competitive and demanding capital markets, which increasingly require that exchanges be able to constantly secure the best price for investors and customers—a natural strength of Nasdaq’s and OMX’s robust technology and electronic trading platforms;

•

That OMX’s extensive experience and expertise in providing state-of-the-art exchange technology worldwide to a sophisticated and global customer base, matched with Nasdaq’s technology excellence and global brand and advanced services and support for innovative growth companies, provides a powerful opportunity to grow and enhance the combined technology business;

•

That the focus of the combined company on technology leadership and the combination of Nasdaq’s and OMX’s expertise and brands would generate growth opportunities and additional sales of technology and related services globally;

•	That the combined company would provide a highly competitive derivatives market considering:

•

the Nordic Exchange is Europe’s third largest marketplace for trading and clearing equity-related derivatives with an annual trading volume of approximately 140 million equity related derivatives contracts;

•	OMX’s Nordic distribution network is extended through an international network of links to cooperating exchanges and clearinghouses; and

•

OMX’s technology solutions are also being used by other leading derivatives exchanges around the world and would be a key asset in the combined company’s efforts to capture the high growth in derivatives trading globally;

•	That the combined company would feature an enhanced data business with richer content and improved global distribution;

•

That the combined company would leverage the strength of each organization’s distribution capabilities to broaden the customer base for Nasdaq’s and OMX’s existing data products and to provide enhanced data tailored with value-added services to market participants;

•	That through Nasdaq’s distribution network of over 250 data vendors and OMX’s over 100 data vendors, the combined company would be able to enhance its global market transparency;

•

That the market data generated by the combined company would lever its product expertise and develop innovative data products and combined indices incorporating global complementary Nasdaq and OMX stocks and derivatives;

•	That the combined company would have enhanced strategic opportunities, including that:

•	the combined company, with increased financial and managerial resources, would be the partner of choice for future cooperation and consolidation opportunities;

•	the combined company would be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation in Europe, emerging markets, the Americas and Asia; and

•	both Nasdaq and OMX would benefit from increased geographic, product and sector diversification and each would benefit from the other’s strategic holdings in the industry;

•

That the combined company would have significant synergy potential given that the acquisition of OMX is anticipated to create substantial value for shareholders, with total annual pre-tax annual synergies estimated at $150 million (of which $100 million constitutes estimated cost synergies and $50 million estimated revenue synergies) by 2010. The $100 million of cost synergies are expected to be comprised of $66 million in the rationalization of IT-systems and data centers and $34 million in the rationalization of non-IT functions, and reduced capital and procurement expenditure. The $50 million of revenue synergies are expected to be comprised of $30 million in transaction services, $10 million in issuer services and $10 million in information services;

•	That cost synergies would be realized through the rationalization of IT systems and data centers, rationalization of non-IT functions, and reduced capital and procurement expenditure;

•

That revenue synergies would be achieved through the creation of deeper liquidity pools, increased cross-border trading, increased international listings, packaged data products and enhanced technology sales;

•

That investors and members would benefit from deeper pools of liquidity and higher trading volumes, a common IT infrastructure and interface for both exchange companies, access to more products and positive portfolio diversification;

•

That issuers on OMX’s exchanges would benefit from increased visibility and direct access to the largest investor base in the world as a result of their affiliation with Nasdaq, and increased trading activity and liquidity is also expected to reduce the cost of capital for these issuers;

•

That technology customers would continue to benefit from the market insight the combined company derives from its direct participation in capital markets, and combined expertise would accelerate the development of the next generation of exchange technology at a time when investors and members are increasingly demanding multi-asset class trading platforms;

•

That data providers and vendors would receive richer content and improved global distribution and the market data would allow the combined company to leverage its product expertise and develop a range of combined indices incorporating complementary stocks and derivatives from existing indices; and

•	That employees of both Nasdaq and OMX would have enhanced career opportunities as employees of the combined company given the combined company’s strategy to grow volume and broaden its customer base.

In addition to the foregoing factors, Nasdaq’s Board of Directors also considered the following material factors in connection with its decision to approve the Nasdaq OMX Transaction Agreement:

•

The opinion of JPMorgan that, as of May 24, 2007, and based upon and subject to the factors and assumptions stated in its opinion, the consideration to be paid by Nasdaq in the Offer is fair, from a financial point of view, to Nasdaq, which opinion addresses the fairness of the consideration to be offered by Nasdaq in the Offer only as it relates to Nasdaq and does not address the underlying decision by Nasdaq to make the Offer or constitute a recommendation to the shareholders of Nasdaq or the shareholders of OMX with respect to the Offer, including how to vote with respect thereto.

•

The structure of the Offer, the terms of the transaction, the dilution effects on common shareholders of Nasdaq, the Irrevocable Undertakings, the Voting Agreements, the non-solicitation provisions of the Nasdaq OMX Transaction Agreement and expected capital structure of the combined company. In this respect, Nasdaq’s Board of Directors considered the following factors as part of its decision-making process:

•	An implied price per OMX Share of SEK 205, for a total implied consideration in the Offer of SEK 24,731 million; and

•

Assuming the Offer was composed of 54% stock and 46% cash, total borrowings of $3.4 billion, composed of $750 million in unsecured notes at an interest rate of 7.5% and the interest rate on the remaining debt at LIBOR plus 200 basis points.

•

The historical and current market prices of Nasdaq Common Stock and OMX Shares, which provided a baseline for Nasdaq’s Board of Directors to evaluate whether the value to be paid in connection with the Offer was reasonable in light of Nasdaq’s Board of Directors’ judgment of the potential benefits from the completion of the Offer. In this respect, Nasdaq’s Board of Directors considered the following factors as part of its decision-making process:

•	That the transaction would be accretive in 2009; and

•

Nasdaq’s customary sensitivity analysis assuming 50% and 100% achievement of synergy realization, with value creation reviewed at various price points around the price of Nasdaq Common Stock and OMX Shares on May 24, 2007.

In addition to the foregoing factors, Nasdaq’s Board of Directors considered the following material factors in connection with its decision to approve the Nasdaq Dubai Agreement:

•

The opinion of JPMorgan that, as of September 23, 2007, and based upon and subject to the factors and assumptions stated in its opinion, the consideration to be paid by Nasdaq in the Acquisition is fair, from a financial point of view, to Nasdaq, which opinion addresses the fairness of the consideration to be offered by Nasdaq in the Acquisition only as it relates to Nasdaq and does not address the underlying decision by Nasdaq to enter into the Acquisition or any of the other Transactions or constitute a recommendation to the shareholders of Nasdaq or with respect to the Acquisition or any of the other Transactions, including how to vote with respect thereto (such opinion is described under “Opinion of J.P. Morgan Securities Inc.—Financial Advisor to Nasdaq” beginning on page 47 and is set forth in its entirety in Annex F).

•

The structure of the Transactions, the dilution effects on common shareholders of Nasdaq and the expected capital structure of the combined company In this respect, Nasdaq’s Board of Directors considered the following factors as part of its decision-making process:

•	The additional consideration of SEK 10 per OMX Share to be paid by Nasdaq as a result of the increase in the Borse Dubai Offer;

•	An implied price per OMX Share of SEK 205, for a total implied consideration in the Transactions of SEK 24,731 million; and

•	Total borrowings of $1.9 billion, composed of term loans with an interest rate of LIBOR plus 210 basis points.

•

The historical and current market prices of Nasdaq Common Stock and OMX Shares, which provided a baseline for Nasdaq’s Board of Directors to evaluate whether the value to be paid in connection with the Transactions was reasonable in light of Nasdaq’s Board of Directors’ judgment of the potential benefits from the completion of the Transactions. In this respect, Nasdaq’s Board of Directors considered the following factors as part of its decision-making process:

•	That the transaction would be accretive in 2009; and

•

Nasdaq’s customary sensitivity analysis assuming 50% and 100% achievement of synergy realization, with value creation reviewed at various price points around the price of Nasdaq Common Stock and OMX Shares on September 25, 2007.

In addition to the foregoing factors, Nasdaq’s Board of Directors considered the following material factors in connection with its decision to approve the investment in DIFX and the related licensing agreements:

•	That the investment in DIFX presented Nasdaq with an attractive strategic opportunity to make a long-term investment in DIFX, an exchange focused on certain key emerging markets;

•

That the investment in DIFX would allow Nasdaq to leverage DIFX’s regional knowledge, contacts and relationships to extend Nasdaq’s footprint beyond established and developed markets and into emerging and rapidly developing markets with attractive growth opportunities; and

•

That by sharing Nasdaq’s brand, technology, geographic reach and market experience, Nasdaq could assist DIFX in growing the Middle Eastern and North African markets to better allow DIFX to achieve its goal of becoming a leading exchange in certain key emerging markets.

There can be no assurance that the potential synergies or opportunities considered by Nasdaq’s Board of Directors will be achieved through completion of the transaction. See the section entitled “Risk Factors” on page 17.

Recommendation of Nasdaq’s Board of Directors

Nasdaq’s Board of Directors believes that the Transactions are advisable, fair to and in the best interests of Nasdaq and holders of Nasdaq Voting Securities and recommends that holders of Nasdaq Voting Securities vote “for” Proposal One and Proposal Two.

In connection with its deliberations, Nasdaq’s Board of Directors considered certain potential risks associated with the Transactions and the business of Nasdaq, OMX and the combined company described in the section entitled “Risk Factors” on page 17, as well as the following additional potential risks associated with the Transactions:

•

The risks and costs to Nasdaq if the Transactions are not completed, including the potential diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	The risk that holders of Nasdaq Voting Securities may fail to approve Proposal One; and

•	The fees and expenses associated with completing the Transactions.

Opinion of J.P. Morgan Securities Inc.—Financial Advisor to Nasdaq

Pursuant to an engagement letter dated May 23, 2007, Nasdaq retained JPMorgan as its financial advisor in connection with a potential transaction with OMX and to deliver a fairness opinion in connection with such transactions.

At a meeting of Nasdaq’s Board of Directors on May 24, 2007, JPMorgan rendered its oral opinion to Nasdaq’s Board of Directors that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid by Nasdaq in the Offer was fair, from a financial point of view, to Nasdaq. JPMorgan confirmed its oral opinion by delivering to Nasdaq’s Board of Directors a written opinion dated May 24, 2007. In connection with the consideration by Nasdaq’s Board of Directors of the Acquisition and the other Transactions on September 19, 2007, JPMorgan rendered its oral opinion to Nasdaq’s Board of Directors that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid by Nasdaq in the Acquisition was fair, from a financial point of view, to Nasdaq. JPMorgan subsequently confirmed its oral opinion by delivering to Nasdaq’s Board of Directors its written opinion dated September 19, 2007. At a subsequent meeting of Nasdaq’s Board of Directors on September 23, 2007 called to consider revisions to the terms of the Transactions in response to the Qatar Investment Authority’s announcement regarding OMX, JPMorgan updated its opinion by rendering its oral opinion to Nasdaq’s Board of Directors that, as of that date and based upon and subject to the factors and assumptions set forth in its further updated opinion, the consideration to be paid by Nasdaq in the Acquisition, as revised, was fair, from a financial point of view, to Nasdaq. Nasdaq’s Board of Directors did not limit the investigations made or the procedures followed by JPMorgan in giving its oral or written opinions.

The full text of the written opinion of JPMorgan, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan in connection with its opinion, is attached to this Proxy Statement as Annex F and is incorporated in this Proxy Statement by reference. Holders of Nasdaq Voting Securities should read this opinion carefully and in its entirety.

JPMorgan provided its advisory services and opinion for the information and assistance of Nasdaq’s Board of Directors in connection with its consideration of the Acquisition. Neither its opinion nor the related analyses constituted a recommendation of the Acquisition or the other Transactions to Nasdaq’s Board of Directors. The description of the JPMorgan opinion is qualified in its entirety by reference to the full text of the opinion set forth in Annex F.

JPMorgan’s opinion is directed to Nasdaq’s Board of Directors and addresses only the fairness, from a financial point of view, to Nasdaq of the consideration to be paid in connection with the Acquisition and does not address the underlying decision by Nasdaq to enter into the Acquisition or the other Transactions. Moreover, JPMorgan has expressed no opinion as to the price at which Nasdaq Common Stock or OMX Shares will trade at any future time. JPMorgan was not asked to, and did not, recommend the specific consideration payable in the Acquisition or the other Transactions, which consideration was determined through negotiations between Nasdaq, Borse Dubai and OMX. The JPMorgan opinion is not a recommendation as to how any holder of Nasdaq Voting Securities should vote with respect to the Acquisition, the other Transactions or any other matter. JPMorgan’s opinion was one of many factors taken into consideration by Nasdaq’s Board of Directors in making its determination to approve the Transactions. Consequently, JPMorgan’s analyses described below should not be viewed as determinative of the decision of Nasdaq’s Board of Directors with respect to the fairness from a financial point of view of the consideration to be paid by Nasdaq in the Acquisition.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed the Nasdaq OMX Transaction Agreement dated May 25, 2007;

•	reviewed the press release dated May 25, 2007 contemplated by the Nasdaq OMX Transaction Agreement announcing the Offer;

•	reviewed a draft dated September 20, 2007 of the Supplement;

•	reviewed a draft dated September 17, 2007 of the Nasdaq Dubai Agreement;

•	reviewed a draft dated September 16, 2007 of the transaction agreement among Nasdaq, Borse Dubai and the other parties thereto, which we refer to in this section as the “New Acquisition Agreement;”

•	reviewed certain publicly available business and financial information concerning OMX and Nasdaq and the industries in which they operate;

•

compared the proposed financial terms of the Acquisition with the publicly available financial terms of certain transactions involving companies that JPMorgan deemed relevant and the consideration received for such companies;

•

compared the financial and operating performance of OMX and Nasdaq with publicly available information concerning certain other companies that JPMorgan deemed relevant and reviewed the current and historical market prices of OMX Shares and Nasdaq Common Stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by the managements of OMX and Nasdaq relating to the estimated amount and timing of the cost savings and related expense and revenue and other synergies expected to result from the Acquisition, which we refer to in this section as the “Synergies”, and compared the Synergies with publicly available information regarding cost savings and related expense and revenue and other synergies expected to be received in transactions involving companies JPMorgan deemed relevant;

•

reviewed with the managements of Nasdaq and OMX certain publicly available research analysts’ financial forecasts and estimates of the future performance of OMX and Nasdaq and financial data extrapolated from such forecasts and estimates as directed by managements of Nasdaq and OMX; and

•	performed such other financial studies and analyses, and took into account such other information and matters as JPMorgan deemed appropriate for the purposes of its opinion.

JPMorgan also held discussions with certain members of the managements of OMX and Nasdaq with respect to certain aspects of the Acquisition, and the past and current business operations of OMX and Nasdaq, the financial condition and future prospects and operations of OMX and Nasdaq, the effects of the Acquisition on the financial condition and future prospects of Nasdaq and OMX, and certain other matters that JPMorgan believed necessary or appropriate to its inquiry.

JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with it by OMX and Nasdaq or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct, nor was it provided with, any valuation or appraisal of any assets or liabilities, nor did it evaluate the solvency of OMX or Nasdaq under any state or federal laws relating to bankruptcy, insolvency or similar matters. In connection with its analyses, JPMorgan was directed by the managements of OMX and Nasdaq to utilize the publicly available research analysts’ financial forecasts and estimates and the extrapolated financial forecasts and estimates referred to above relating to OMX and Nasdaq. In relying on such publicly available research analysts’ financial forecasts and estimates and the extrapolated financial forecasts and estimates, JPMorgan was advised by the managements of OMX and Nasdaq, and JPMorgan assumed, at Nasdaq’s direction, that they were a reasonable basis on which to evaluate the expected future results of operations and financial condition of OMX and Nasdaq. In relying on internal analyses and forecasts relating to the Synergies, JPMorgan assumed that the Synergies were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by OMX and Nasdaq management. JPMorgan expressed no view as to the foregoing analyses or forecasts (including the Synergies) or the assumptions on which they were based and assumed that they would be achieved at the times and in the amounts projected. In that regard, Nasdaq’s management advised JPMorgan that it believed that the financial analyses and forecasts prepared by it were reasonably prepared and reflected their best available judgments and estimates and JPMorgan assumed with Nasdaq’s Board of Directors’ consent that the financial analyses and forecasts of Nasdaq prepared by

Nasdaq’s management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management. JPMorgan also assumed that:

•

any reduction in the cash consideration required to be paid to holders of OMX Shares based on the actual number of OMX Shares acquired by Nasdaq in the Acquisition would not change the mix or amount of the consideration to be paid per share by Nasdaq in the Acquisition in any respect material to JPMorgan’s analysis;

•

no additional stock or other equity securities of OMX would be issued after the date of JPMorgan’s opinion and that the only OMX Shares that would be purchased in the Borse Dubai Offer would be the OMX Shares outstanding as of the date of JPMorgan’s opinion as specified in clause (A) of the recitals to the Nasdaq OMX Transaction Agreement;

•	the Acquisition would have the tax consequences described in discussions with, and materials furnished to JPMorgan by, representatives of Nasdaq;

•

the transactions contemplated by the Supplement, the Nasdaq Dubai Agreement and the New Acquisition Agreement would be consummated as described in such agreements, without any waiver of any of the conditions thereof or changes in the terms thereof;

•

the terms set forth in the definitive agreements relating to the Transactions will not differ in any respect material to JPMorgan’s analysis from the terms set forth in the drafts of the Supplement, the Nasdaq Dubai Agreement and the New Acquisition Agreement furnished to, and reviewed by, JPMorgan (and, in the case of terms contained in the definitive agreements but not set forth in such draft agreements furnished to JPMorgan, will not otherwise affect JPMorgan’s analysis in any respect); and

•

the definitive agreements relating to (x) the consummation of the Borse Dubai Offer, (y) the sale by Nasdaq of 55,966,856 shares of 6 79/86 pence in the capital of the LSE for an aggregate purchase price of £791,371,344 and (z) the acquisition by Nasdaq of a 33 1/3% interest in DIFX for an initial cash investment of $50 million will not contain terms that, and the consummation of such transactions will not, affect the consideration to be paid by Nasdaq in the Acquisition or any other matter material to JPMorgan’s analysis.

JPMorgan relied as to all legal matters relevant to rendering its opinion upon the advice of counsel. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on OMX or Nasdaq or on the contemplated benefits of the Transactions.

JPMorgan based its opinions on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. Subsequent developments may affect its opinion, and JPMorgan has no obligation to update, revise or reaffirm its opinion.

In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses presented by JPMorgan to Nasdaq’s Board of Directors in connection with rendering its opinion letter dated September 23, 2007. Except for supplemental materials presented to Nasdaq’s Board of Directors on September 23, 2007 to reflect revisions to the terms of the Acquisition following Nasdaq’s Board of Directors’ consideration and approval of the Acquisition and the other Transactions at its September 19, 2007 meeting, the analyses relied on by JPMorgan in connection with its September 23, 2007 opinion letter were the same financial analyses presented to Nasdaq’s Board of Directors in connection with its September 19, 2007 opinion letter. The following summary does not purport to be a complete description of the analyses underlying JPMorgan’s opinion or the presentations made by JPMorgan to Nasdaq’s Board of Directors. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by JPMorgan more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of JPMorgan’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by JPMorgan.

Trading Comparables Analysis

JPMorgan compared selected financial and market data of OMX and Nasdaq with similar data for the following companies:

European Exchanges

•	Deutsche Börse AG;

•	the LSE;

•	Bolsas y Mercados Españoles, Sociedad Holding De Mercados y Sistemas Financieros, S.A.;

•	Hellenic Exchanges S.A.;

•	Oslo Børs Holding ASA; and

•	Imarex Nos ASA.

North American Exchanges

•	The Chicago Mercantile Exchange Holdings Inc.;

•	NYSE Euronext;

•	NYMEX Holdings, Inc.;

•	IntercontinentalExchange, Inc.;

•	TSX Group Inc.; and

•	International Securities Exchange Holdings, Inc.

Australian/Asian/African Exchanges

•	Hong Kong Exchanges and Clearing Limited;

•	Singapore Exchange Limited;

•	ASX Limited;

•	Bursa Malaysia Berhad; and

•	JSE Limited.

JPMorgan calculated and compared various financial multiples and ratios based on publicly available financial data, information it obtained from filings with the S.E.C., information it obtained from Datastream, research analyst reports and I/B/E/S estimates, each as of September 14, 2007. With respect to the selected companies, JPMorgan presented:

•	price;

•	market capitalization;

•	firm value;

•	estimated 2007 and 2008 firm value to EBITDA ratio;

•	estimated 2007 and 2008 price to earnings ratio;

•	estimated 2007 and 2008 EBITDA margin;

•	estimated 2007 and 2008 EBITDA growth rate;

•	estimated 2007 and 2008 dividend yield; and

•	estimated 2007 and 2008 PEG ratio.

EBITDA means earnings before interest, taxes, depreciation and amortization. A PEG ratio is the ratio of a company’s price to earnings ratio to the I/B/E/S consensus estimate of the annual growth rate of its earnings.

The median multiples for the price to earnings ratio relating to the trading comparables are set forth below.

Trading Comparables Multiples

Measure	Median
European Exchanges
2007 Estimated Price to Earnings Ratio	20.1x
2008 Estimated Price to Earnings Ratio .	17.6x

North American Exchanges
2007 Estimated Price to Earnings Ratio	36.5x
2008 Estimated Price to Earnings Ratio .	25.3x

Australian/Asian Exchanges
2007 Estimated Price to Earnings Ratio	27.4x
2008 Estimated Price to Earnings Ratio	27.1x

Based on its analysis, JPMorgan selected a reference range of 18.0x-21.0x 2007 adjusted EPS and 16.0-19.0x 2008 EPS for each of OMX and Nasdaq. These reference ranges implied a range of SEK 138.5 to SEK 161.5 and SEK 138.6 to SEK 164.5 per share for OMX Shares, respectively, based on its 2007 and 2008 earnings per share, as adjusted for 2007. The implied range resulting from OMX’s 2007 earnings per share reflects the exclusion of capital gains related to OMX’s sale of its shares in Orc Software from its 2007 earning per share. Based on Nasdaq’s 2008 estimated earnings per share of $2.10, with pro forma adjustments to take into account Nasdaq’s sale of its stock in the LSE at a weighted average price of £14.13 and Nasdaq’s reusing the proceeds of such sale to repurchase its shares at $38.50 per share after Nasdaq has repaid its existing debt in the aggregate amount of $1.05 billion, the reference range implied a range per share for Nasdaq Common Stock of $33.56 to $39.85.

Comparable Transactions Analysis

Using publicly available information, information it obtained from filings with the S.E.C., information it obtained from Datastream and research analyst reports, JPMorgan examined the following transactions involving exchanges as a target company:

Announcement Date	Acquiror	Target
08/17/2007	Borse Dubai	OMX
07/06/2007	Chicago Mercantile Exchange Holdings Inc.	CBOT Holdings, Inc.
06/23/2007	LSE	Borsa Italiana S.p.A
05/25/2007	Nasdaq	OMX
05/11/2007	Chicago Mercantile Exchange Holdings Inc.	CBOT Holdings, Inc.
04/30/2007	Deutsche Börse AG	International Securities Exchange Holdings, Inc.
03/15/2007	Intercontinental Exchange, Inc.	CBOT Holdings, Inc.
11/20/2006	Nasdaq	LSE
10/17/2006	Chicago Mercantile Exchange Holdings Inc.	CBOT Holdings, Inc.
09/15/2006	Intercontinental Exchange, Inc.	Board of Trade of the City of New York, Inc.
05/22/2006	NYSE Group, Inc.	Euronext N.V.
04/22/2005	Nasdaq	Instinet Group Incorporated
04/20/2005	NYSE Group, Inc.	Archipelago Holdings, Inc.

For each of these transactions, JPMorgan presented, among other measures, the following information:

•	ratio of the transaction value to the last twelve months, which we refer to as LTM EBITDA;

•	ratio of the transaction value to an estimate of the twelve months forward, which we refer to as NTM EBITDA;

•	ratio of the equity value to LTM Earnings; and

•	ratio of equity value to NTM Earnings.

The median and mean multiples for certain measures relating to the comparable transactions are set forth below. The table also sets forth the reference range of multiples selected by JPMorgan based on a review of the comparable transaction multiples.

Measure	Precedent Transaction Multiples
	Mean	Median	Reference Range
LTM EBITDA	21.9x	22.2x	16.0x-18.0x
NTM EBITDA	17.0x	17.7x	14.0x-16.0x
LTM Earnings	41.3x	44.4x	24.0x-27.0x
NTM Earnings	30.0x	27.7x	21.0x-23.0x

The reference range of LTM EBITDA implied a range of SEK 188.0 to SEK 212.7 per share for OMX Shares. The reference range of NTM EBITDA implied a range of SEK 182.1 to SEK 209.6 per share for OMX Shares. The reference range of LTM EPS implied a range of SEK 183.3 to SEK 206.2 per share for OMX Shares. The reference range of NTM EPS implied a range of SEK 175.8 to SEK 192.6 per share for OMX Shares.

Discounted Cash Flow Analysis

JPMorgan calculated ranges of implied equity value per share for both OMX Shares and Nasdaq Common Stock by performing discounted cash flow analyses for OMX and Nasdaq. For both OMX and Nasdaq, the discounted cash flow analysis assumed a valuation date of September 30, 2007. For OMX, JPMorgan also conducted a discounted cash flow analysis that took into account the effect of the impact of the value of the expected synergies that could be achieved by the combined company after taking into account the cost of achieving the synergies resulting in connection with the Acquisition.

A discounted cash flow analysis is a traditional method of evaluating a business by estimating the future cash flows of a business and taking into consideration the time value of money with respect to those future cash flows by calculating the “present value” of the estimated future cash flows of the business. “Present value” refers to the current value of one or more future cash payments, or “cash flows,” from a business and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions, estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. Other financial terms utilized below are “terminal value,” which refers to the value of all future cash flows from a business beyond the end of a specific forecast period, and “unlevered free cash flows,” which refers to a calculation of the future cash flows of a business without including in such calculation any debt servicing costs.

In arriving at the estimated equity values per share of OMX Shares and Nasdaq Common Stock, JPMorgan applied a discount rate of 10% for OMX and a range of discount rates of 11.0% to 12.0% for Nasdaq to the unlevered free cash flows that OMX and Nasdaq were respectively projected to generate on an annual basis during the calendar year forecast period of 2007 through 2016. The discount rates utilized to calculate the present value of the respective unlevered free cash flows for OMX and Nasdaq were chosen based upon an analysis of the weighted average cost of capital for each of OMX and Nasdaq. JPMorgan’s analysis of OMX’s weighted average cost of capital was based on several variables related to the capital asset pricing model for the cost of equity, including estimates of the applicable unlevered risk factor, or unlevered beta, of 1.53x, an estimated riskfree rate of return of 4.31% and an estimated equity market premium of 3.63%. In addition, JPMorgan used an estimated pre-tax cost of debt for OMX of 5%, an assumed tax rate of 25% and a net debt-to-total market capitalization ratio of 6.8%. JPMorgan’s analysis of Nasdaq’s weighted average cost of capital was based on a similar analysis and utilized an unlevered beta of 1.80x, an estimated risk-free rate of return of 4.78% and an estimated equity market premium of 4.06%. In addition, JPMorgan used an estimated pre-tax cost of debt for Nasdaq of 7%, an assumed tax rate of 40% and a net debt-to-total market capitalization ratio of 20%. JPMorgan also calculated the terminal value as of December 31, 2016 for each of OMX and Nasdaq assuming perpetual free cash flow growth rates of 2.5% to 3.5% for both OMX and Nasdaq. JPMorgan’s decision to use perpetual growth rates of 2.5% to 3.5% was based on its judgment of the long-term growth prospects of OMX, Nasdaq and the industry in which they participate as well as the long-term growth prospects of the overall economy. Based on these growth and discount rate assumptions, JPMorgan calculated the present value of the unlevered free cash flows of calendar years 2007 through 2016. JPMorgan then calculated the present value of the terminal values for OMX and Nasdaq using the discount rates specified above. For both OMX and Nasdaq, the present value of unlevered free cash flows and terminal values were added together in order to derive the unlevered enterprise values for each of OMX and Nasdaq, respectively. In arriving at the estimated equity values per share of OMX Shares and Nasdaq Common Stock, JPMorgan calculated the equity value for both OMX and Nasdaq by reducing the unlevered enterprise values of each of OMX and Nasdaq by the value of their respective indebtedness, and by adding the value of their respective cash and cash equivalents and marketable securities. The equity values for each of OMX and Nasdaq were divided by the number of fully diluted shares outstanding for each of OMX and Nasdaq, respectively, and treating the Nasdaq Voting Notes on an “as converted” basis. For purposes of Nasdaq’s discounted cash flow analysis, the analysis excludes all earnings and dividends attributable to Nasdaq’s proportional ownership of the LSE and includes the market value of such ownership.

Based on the assumptions set forth above, this analysis implied a range of SEK 154.9 to SEK 169.5 per share for OMX Shares, and a range of $32.61 to $37.41 per share for Nasdaq Common Stock. JPMorgan also calculated the implied value range per share of OMX Shares based on the after-tax present value of the expected synergies that could be achieved by the combined company after taking into account the cost of achieving the synergies. Assuming the achievement of such synergies, the analysis implied a range of SEK 211.2 to SEK 229.6 per share for OMX Shares.

Relative Contribution Analysis

JPMorgan reviewed the contribution of OMX and Nasdaq to the combined company relative to forecasted revenue, EBITDA, and net income of the combined company for the calendar year ending December 31, 2008 as well as the market capitalization of OMX based on an unaffected share price as of May 21, 2007, which is the last trading day for OMX Shares prior to the announcement of the Offer, and the market capitalization of Nasdaq as of September 14, 2007. The calendar year 2008 forecasted revenue, EBITDA and net income for both OMX and Nasdaq were based on research analyst reports. The relative contribution analysis did not give effect to the impact of any synergies as a result of the proposed Acquisition and assumed Borse Dubai would receive only shares of Nasdaq Common Stock in the Acquisition. JPMorgan adjusted the relative contribution percentages resulting from the estimated revenue and EBITDA for the calendar year ending December 31, 2008 to reflect the relative capital structures for each of OMX and Nasdaq. The relative contribution percentages resulting from such revenue and EBITDA figures were used to determine the implied pro forma ownership percentages, which we refer to as PF Ownership, of the combined company for the common shareholders of OMX and Nasdaq. The PF Ownership percentages were used to determine the implied exchange ratio of each OMX Share to Nasdaq Common Stock. Additionally, JPMorgan conducted a similar analysis based on the net income of the combined company for the calendar year ending December 31, 2008 using equity value measures as well as the market capitalizations of OMX and Nasdaq. The following table presents the results of the relative contribution analysis:

	Percentage Implied Ownership of the Combined Company
	OMX Shareholders	Nasdaq Shareholders	Implied Exchange Ratio
Revenue
Calendar Year Ending December 31, 2008 . . . . . . . . . .	45.6%	54.4%	1.0693x

EBITDA
Calendar Year Ending December 31, 2008 . . . . . . . . . .	35.6%	64.4%	0.7075x

Net Income
Calendar Year Ending December 31, 2008 . . . . . . . . . .	34.8%	65.2%	0.6801x

Market Capitalization	36.7%	63.3%	0.7397x

Relative Valuation Analysis

JPMorgan analyzed the consideration to be received by the holders of OMX Shares pursuant to the Acquisition by calculating the range of the implied exchange ratios of OMX Shares to Nasdaq Common Stock for the corresponding valuation methodology. In its analysis, JPMorgan compared the highest value per share of OMX Shares to the lowest value per share of Nasdaq Common Stock to derive the highest implied exchange ratio. JPMorgan also compared the lowest value per share of OMX Shares to the highest value per share of Nasdaq Common Stock to derive the lowest implied exchange ratio. Based on a Nasdaq share price of $34.91, an OMX acquisition price of SEK 205 per share, a SEK/USD exchange rate of 6.68 to 1, and a 55.4%/44.6% nominal stock cash consideration mix, the implied exchange ratio for the Acquisition was 0.502x Nasdaq shares per OMX Share. The results of this analysis are as follows:

Valuation Methodology	Range of Implied Exchange Ratios
52-Week Natural Exchange Ratios	0.250x-0.479x
Public Comparables	0.288x-0.407x
Discounted Cash Flow without Synergies	0.343x-0.431x
Discounted Cash Flow with Synergies	0.468x-0.584x
Contribution Analysis	0.377x-0.592x

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, is not readily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of JPMorgan’s fairness determination, and JPMorgan did not attribute any particular weight to any analysis or factor considered by it. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion and made its determination as to fairness based on its professional judgment and after considering the results of all of its analyses. JPMorgan based its analyses on assumptions that it deemed reasonable, including those concerning general business, economic, market and financial conditions, industry-specific factors, and other matters. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to OMX or Nasdaq, and none of the selected transactions reviewed was identical to the Acquisition. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered similar to those of Nasdaq and OMX. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of JPMorgan’s analysis, may be considered similar to the Acquisition. The analyses necessarily involve complex considerations and judgments concerning, with respect to the selected companies, differences in financial and operating characteristics of the comparable companies and other factors that could affect public trading values of such comparable companies and, with respect to the selected transactions, differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Nasdaq and OMX and the transactions compared to the Acquisition. Mathematical analysis (such as determining the median) is not by itself a meaningful method of using selected company or acquisition transaction data.

The terms of the Acquisition and the other Transactions were determined through negotiations between Nasdaq, Borse Dubai and OMX and were approved by Nasdaq’s Board of Directors. Although JPMorgan provided advice to Nasdaq during the course of the negotiations, the decision to enter into the Acquisition and the other Transactions was solely that of Nasdaq’s Board of Directors. As described above, the presentation and opinion of JPMorgan was only one of a number of factors taken into consideration by Nasdaq’s Board of Directors in making its determination to approve and enter into the Acquisition and the other Transactions.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan and its affiliates have provided, and in the future may continue to provide, for compensation, investment banking and other services to Nasdaq, OMX and their respective affiliates, including acting as joint lead arranger and joint bookrunner on senior secured credit facilities to finance Nasdaq’s acquisition of INET ECN in 2005 and acting as joint bookrunner on the public offering of Nasdaq Common Stock in February 2006. In the ordinary course of business, JPMorgan and its affiliates may actively trade in the debt and equity securities of Nasdaq and OMX for their own accounts or for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

Nasdaq selected JPMorgan to advise it and deliver a fairness opinion with respect to the Acquisition on the basis of its experience and its familiarity with Nasdaq. Pursuant to its engagement letter with JPMorgan, Nasdaq has agreed to pay JPMorgan a fee of $15,000,000, of which 20% has been paid with the remainder due if and when the Acquisition is completed. In addition, Nasdaq has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan against certain liabilities, including liabilities arising under federal securities laws.

Appraisal Rights

Under Delaware law and our Restated Certificate of Incorporation, Nasdaq shareholders are not entitled to any rights to seek appraisal of their Nasdaq Common Stock or to exercise any preemptive rights in connection with the proposals to approve the Proposal One and Proposal Two.

Financing of the Acquisition

To finance the Acquisition, Nasdaq executed a Commitment Letter, dated September 28, 2007, delivered by Bank of America, N.A., Banc of America Securities LLC, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A., which we refer to collectively as the Banks, including a Summary of Terms and Conditions, which we refer to as the Commitment Letter. In accordance with the Commitment Letter, we anticipate that we will enter into the following credit agreements, which we refer to collectively as the New Credit Facility, on or before April 15, 2008:

•

Credit Agreement among Nasdaq, as Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank N.A., as Syndication Agent; and

•

Term Loan Credit Agreement, among Nasdaq, as Borrower, the financial institutions that are or may from time to time become parties thereto as Lenders, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, and JPMorgan Chase Bank N.A., as Syndication Agent.

If the Acquisition is to be effected by means of the Transactions, the closing of the New Credit Facility will be subject to the closing conditions set forth in the Commitment Letter, including (i) the satisfaction of the conditions to the consummation of the Borse Dubai Offer set forth in the Nasdaq Dubai Agreement, (ii) there being no amendments or modifications to the Nasdaq OMX Transaction Agreement or the Nasdaq Dubai Agreement that are materially adverse to the Lenders without the consent of the Joint Lead Arrangers, and (iii) the payment of required fees and expenses and the negotiation, execution and delivery of definitive documentation.

The New Credit Facility is expected to provide for credit of up to approximately $2.2 billion of debt financing to be used: (i) to purchase the OMX Shares, (ii) to pay fees and expenses incurred in connection with the Transactions, and the entering into and funding of the New Credit Facility and related transactions thereto,

(iii) to repay certain indebtedness of OMX and (iv) to provide ongoing working capital and for other general corporate purposes of Nasdaq and its subsidiaries. The New Credit Facility is expected to include:

•	a five-year $75.0 million secured revolving credit facility, with a letter of credit subfacility and swingline loan subfacility under the Credit Agreement;

•	a five-year $750.0 million secured term loan facility under the Credit Agreement; and

•	a five-year $1.375 billion secured term loan facility under the Term Loan Credit Agreement.

The interest rate on loans made under New Credit Facility is expected to be at Nasdaq’s option, either:

•	the higher of:

•	the federal funds effective rate plus 1/2 of 1%; and

•	the “prime rate” of Bank of America, N.A.,

plus 0.75%, for the first three months after the closing date with respect to the New Credit Facility, and thereafter, a percentage per annum to be determined in accordance with a performance pricing grid to be agreed, or

•

the rate per annum equal to the British Bankers Association LIBOR Rate, BBA, plus 1.75% for the first three months after the closing date with respect to the New Credit Facility, and thereafter, a percentage per annum to be determined in accordance with a performance pricing grid to be agreed.

The obligations under the New Credit Facility will be guaranteed by each of the existing and future direct and indirect material wholly-owned domestic subsidiaries of Nasdaq, subject to exceptions to be agreed upon. The obligations of Nasdaq and the guarantors under the New Credit Facility will be secured, subject to certain exceptions, by all the capital stock of each of their present and future subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the voting stock of such subsidiaries) and all of the present and future property and assets (real and personal) of Nasdaq and the guarantors. If the collateral (other than capital stock of domestic subsidiaries that is required to be pledged and assets over which a lien may be perfected by filing a financing statement under the uniform commercial code) is not provided on the closing date despite use of commercially reasonable efforts to do so, the delivery of the collateral will not be a condition precedent to the availability of the New Credit Facility on the closing date, but instead will be delivered following the closing date.

The New Credit Facility is expected to contain customary negative covenants applicable to Nasdaq and its subsidiaries, including the following:

•	limitations on the payment of dividends and redemptions of Nasdaq’s capital stock;

•	limitations on changes in Nasdaq’s business;

•	limitations on amendment of subordinated debt agreements;

•	limitations on prepayments, redemptions and repurchases of debt;

•	limitations on liens and sale-leaseback transactions;

•	limitations on mergers, recapitalizations, acquisitions and asset sales;

•	limitations on transactions with affiliates;

•	limitations on restrictions on liens and other restrictive agreements; and

•	limitations on loans, guarantees, investments, incurrence of debt and hedging arrangements,

subject to certain exceptions.

The New Credit Facility is expected to permit Nasdaq to obtain a letter of credit or bank guaranty in an aggregate amount sufficient to pay the minority shareholders of OMX in accordance with the applicable compulsory acquisition procedures under the Swedish Companies Act, and to use term loans under the Term Loan Credit Agreement to repay any draws under such letter of credit or guaranty or to cash-collateralize such letter of credit or guaranty prior to any draw thereunder.

The New Credit Facility is also expected to contain:

•	customary affirmative covenants, including access to financial statements, notice of trigger events and defaults, maintenance of properties and insurance;

•	an affirmative covenant requiring Nasdaq to use commercially reasonable efforts to refinance OMX’s outstanding third-party debt as soon as practicable after the initial funding thereunder;

•	customary events of default, including cross-defaults to material indebtedness; and

•	maximum total leverage ratio and interest coverage ratio maintenance covenants.

Nasdaq expects to be permitted to repay borrowings under the New Credit Facility at any time in whole or in part. Following the end of each fiscal year, commencing with the end of the first full fiscal year following the closing date with respect to the New Credit Facility, Nasdaq also expects to be required to use a percentage of its excess cash flow, as defined in the Credit Agreement and the Term Loan Credit Agreement and calculated with respect to the prior fiscal year, to repay loans outstanding under the Credit Agreement and the Term Loan Credit Agreement. Nasdaq anticipates that the percentage of excess cash flow Nasdaq will be required to use for repayments will vary depending on Nasdaq’s leverage ratio at the end of the year for which excess cash flow is calculated, with the maximum repayment percentage set at 50.0% of excess cash flow.

The Commitment Letter provides that if definitive, signed bank finance documentation is not negotiated and signed by the earlier of the closing date with respect to the Borse Dubai Offer and April 15, 2008, Nasdaq and the Banks will execute and deliver an interim loan agreement in the form annexed to the Commitment Letter and provide credit facilities in an aggregate amount of $2.2 billion thereunder on substantially the same terms as set forth above, other than that such interim loan will not include a revolving credit facility.

Regulatory Matters

Nasdaq

The completion of the Transactions is conditioned upon Nasdaq obtaining certain regulatory approvals. In addition, certain regulatory filings are required to be made in connection with the Transactions. Moreover, prior approval by the S.E.C. is required in order to allow up to 12% of Nasdaq’s voting power owned by the Voting Agreement Parties to be voted in accordance with the Voting Agreements. Customary approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 is also required for the Transactions.

Below is a description of the applicable procedures for obtaining regulatory approvals and making certain regulatory filings in the relevant jurisdictions.

Sweden

Pursuant to the Swedish Securities Exchange and Clearing Operations Act and the Securities Operations Act, a direct or indirect acquisition of shares in a securities company or in a securities exchange which results in the acquiring party’s total holdings constituting no less than 10% of its share capital or the voting capital or where the holding otherwise renders it possible to exercise a significant influence over the management of the company, may only take place pursuant to prior authorization by the SFSA. Prior approval of the indirect acquisition of the OMX Nordic Exchange Stockholm AB and OMX Broker Services AB was granted by the SFSA on September 27, 2007.

Denmark

Pursuant to the Danish Act on Securities Trading, any natural or legal person contemplating a direct or indirect acquisition of no less than 10% of the share capital in a stock exchange is to notify the Danish Financial Supervisory Authority (Da: Finanstilsynet), which we refer to as the Danish FSA, and obtain its approval prior to the acquisition. Prior approval of the indirect acquisition of the Copenhagen Stock Exchange (Da: Københavns Fondsbørs A/S) (now called the OMX Nordic Exchange Copenhagen A/S) was granted by the Danish FSA on September 27, 2007.

Finland

Pursuant to the Finnish Securities Markets Act, if anyone proposes to acquire a holding of a stock exchange which would be equal to at least one-twentieth of the share capital or voting rights of a stock exchange, the Finnish Financial Supervision Authority (Fi: Rahoitustarkastus), which we refer to as the FFSA, shall be notified of the acquisition well in advance, and certain information regarding the acquirer, its management and its key shareholders shall be provided to the FFSA. The FFSA tendered a letter of non-intervention on September 27, 2007 with respect to the indirect acquisition of the Helsinki Stock Exchange (Fi: Helsingin Pörssi Oy).

Iceland

According to the Icelandic Act on the Activities of Stock Exchanges and Regulated OTC Markets, individuals and legal entities must notify the Icelandic Financial Supervisory Authority (Is: Fjármálaeftirlitið), which we refer to as the Icelandic FSA, of direct or indirect holdings in a company operating in accordance with the Act which amount to at least 10% of its share capital or voting rights, or less if such holding confers substantial influence on the management of the companies, and the extent of such holdings. The Icelandic FSA tendered a letter of no objections on September 27, 2007 with respect to the indirect acquisition of the Iceland Stock Exchange (Is: Kauphöll Íslands hf.) (now called the OMX Nordic Exchange Iceland hf.) and the Icelandic VÍ.

Estonia

According to the Estonian Central Register of Securities Act, a person acquiring a direct or indirect qualifying holding in the Estonian Central Register of Securities (Et: AS Eesti Väärtpaberikeskus) is obliged to apply for the approval by the Estonian Financial Supervisory Authority (Et: Finantsinspektsioon), which we refer to as the Estonian FSA. Prior approval by the Estonian FSA of the indirect acquisition of the Estonian Central Register of Securities was granted on August 2, 2007.

Latvia

Pursuant to the Latvian Law on Financial Instruments Market, if anyone proposes to acquire, has acquired or is suspected of having acquired a direct or indirect material holding of a stock exchange or of the Latvian Central Depository, which we refer to as the LCD, which would be equal to at least one-tenth of the share capital or the voting rights, the Latvian Finance and Capital Markets Commission (Lv: Finanðu un kapitâla tirgus komisija), which we refer to as the FCMC, is entitled to demand certain information regarding the acquirer, its management and its beneficial owners. Prior approval by the FCMC of the indirect acquisition of the Riga Stock Exchange (Lv: Rîgas Fondu birþa) and the Latvian Central Securities Depository (Lv: Latvijas Centrâlais depozitârijs) was granted by the FCMC on September 27, 2007.

Lithuania

Pursuant to the Lithuanian Law on Markets of Financial Instruments, a person intending to increase the threshold of the votes or the authorized capital in a stock exchange or the central depository of by increments of up to one-fifth, one-third or one-half, or because of the increase of a person’s equity interest in a stock exchange or the central depositary to the extent that such entity would become a direct or indirect subsidiary of the acquirer, the acquirer must obtain a prior consent of the Lithuanian Securities Commission (Lt: Lietuvos Respublikos vertybiniø popieriø komisija). Prior approval by the Lithuanian Securities Commission of the indirect acquisition of the Vilnius Stock Exchange (Lt: Vilniaus vertybiniø popieriø birþa) and the Lithuanian Central Securities Depository (Lt: Lietuvos Centrinis Vertybiniø Popieriø Depozitoriumas) was granted on September 27, 2007.

Committee on Foreign Investment in the United States

The Exon-Florio Amendment to the Defense Production Act of 1950, which we refer to as the Exon-Florio Amendment, empowers the President of the United States to prohibit or suspend an acquisition of, or investment in, a U.S. company by a “foreign person” if the President, after investigation, finds credible evidence that the foreign person might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate and appropriate authority to protect the national security. By a 1988 executive order, the President delegated to the Committee on Foreign Investment in the United States, which we refer to as CFIUS, the authority to receive notices of proposed transactions, determine when an investigation is warranted, conduct investigations and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures of completed transactions. The Foreign Investment and National Security Act of 2007 increased the scrutiny of national security reviews for acquisitions by foreign-government-controlled entities of companies providing critical U.S. infrastructure.

A party or parties to a transaction may, but are not required to, submit to CFIUS a voluntary notice of the transaction. CFIUS has 30 calendar days from the date of submission to decide whether to initiate a formal investigation. If CFIUS declines to investigate, it sends a “no action” letter, and the review process is complete. If CFIUS decides to investigate, it has up to 45 calendar days and may prepare a recommendation to the President of the United States, who must then decide within 15 calendar days whether to block the transaction, whether to permit the transaction subject to specified restrictions or, in the case of completed transactions, whether and how any actual or threatened impairment of national security can be addressed.

Nasdaq stated on September 20, 2007 that it voluntarily intended to submit a notice of the Transactions to CFIUS in accordance with the regulations implementing the Exon-Florio Amendment. Nasdaq and Borse Dubai are working with the U.S. government to ensure that U.S. national security interests are protected. Although Nasdaq and Borse Dubai do not believe an investigation of, or recommendation to block or impose restrictions on, the Transactions by CFIUS is warranted under the standards of the Exon-Florio Amendment, CFIUS and the President of the United States have considerable discretion to conduct investigations and block and impose restrictions on transactions under the Exon-Florio Amendment.

Borse Dubai

The completion of the Transactions is conditioned upon Borse Dubai obtaining certain regulatory approvals. In addition, certain regulatory filings are required to be made in connection with the Transactions. Customary approval under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 is also required for the Transactions.

An offer document for the Borse Dubai Offer has been prepared in accordance with the Takeover Rules, the Swedish Act Concerning Public Takeover Bids in the Stock Market (Sw: lagen (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden), the Swedish Financial Instruments Trading Act (Sw: lagen (1991:980) om handel med finansiella instrument) and the Commission Regulation (EC) No 809/2004 of April 29, 2004 implementing Directive 2003/71/EC of the European Parliament and the Council. That offer document has been registered by the Swedish Financial Supervisory Authority (Sw: Finansinspektionen) in accordance with the Swedish Financial Instruments Trading Act.

Below is a description of the applicable procedures for obtaining regulatory approvals and making certain regulatory filings in the relevant jurisdictions.

Sweden

Pursuant to the Swedish Securities Exchange and Clearing Operations Act and the Securities Operations Act, a direct or indirect acquisition of shares in a securities company or in a securities exchange which results in the acquiring party’s total holdings constituting no less than 10% of its share capital or the voting capital or where the holding otherwise renders it possible to exercise a significant influence over the management of the company, may only take place pursuant to prior authorization by the SFSA. Prior approval of the indirect acquisition of the OMX Nordic Exchange Stockholm AB and OMX Broker Services AB has been requested by Borse Dubai.

Authorization shall be granted for an acquisition if it can be assumed that the acquirer will not act contrary to a sound development of the operations of the company and that the acquirer is not otherwise suitable to exercise a significant influence over the management of such company. The SFSA shall render its decision within three months of the filing of the application for authorization. If a owner of a qualified holding of shares has failed to apply for authorization, or if a party possesses a qualified holding in violation of a decision by the SFSA, the SFSA may decide that the owner may not represent that portion of the shares which is subject to the requirement for authorization at shareholders’ meetings.

Denmark

Pursuant to the Danish Act on Securities Trading, any natural or legal person contemplating a direct or indirect acquisition of no less than 10% of the share capital in a stock exchange is to notify the Danish Financial Supervisory Authority (Da: Finanstilsynet), which we refer to as the Danish FSA, and obtain its approval prior to the acquisition. Prior approval of the indirect acquisition of the Copenhagen Stock Exchange (Da: Københavns Fondsbørs A/S) (now called the OMX Nordic Exchange Copenhagen A/S) has been requested by Borse Dubai.

The Danish FSA will upon the filing of an application decide whether the acquirer can be expected to counteract the safe operation of the stock exchange and in such case deny approving the acquisition. The Danish FSA’s approval or rejection shall be available no later than three months after the its receipt of adequate notification of the contemplated acquisition. If the shares have already been acquired before a ruling has been made by the Danish FSA, the Danish FSA may annul the voting rights attached to the shares in question. If the Danish FSA in such case subsequently approves the acquisition, the acquirer may exercise its voting rights again.

Finland

Pursuant to the Finnish Securities Markets Act, if anyone proposes to acquire a holding of a stock exchange which would be equal to at least one-twentieth of the share capital or voting rights of a stock exchange, the Finnish Financial Supervision Authority (Fi: Rahoitustarkastus), which we refer to as the FFSA, shall be notified of the acquisition well in advance, and certain information regarding the acquirer, its management and its key shareholders shall be provided to the FFSA. Notification to the FFSA of the indirect acquisition of the Helsinki Stock Exchange (Fi: Helsingin Pörssi Oy) (now called the OMX Nordic Exchange Helsinki Ltd.) has been made by Borse Dubai.

The FFSA may, within three months form the receipt of a notification object to the acquisition if it is likely, based on the information obtained on the reliability, good reputation, experience and other suitability of the holders or otherwise, that the acquisition would endanger the sound and prudent business principles of the stock exchange. If the acquisition is not notified or if a holding has been acquired despite the objection of the FFSA, the voting rights of the holder can be denied.

Iceland

According to the Icelandic Act on the Activities of Stock Exchanges and Regulated OTC Markets, individuals and legal entities must notify the Icelandic Financial Supervisory Authority (Is: Fjármálaeftirlitið), which we refer to as the Icelandic FSA, of direct or indirect holdings in a company operating in accordance with the Act which amount to at least 10% of its share capital or voting rights, or less if such holding confers substantial influence on the management of the companies, and the extent of such holdings. Notification to the Icelandic FSA of the indirect acquisition of the Iceland Stock Exchange (Is: Kauphöll Íslands hf.) (now called the OMX Nordic Exchange Iceland hf.) and the Icelandic VÍ has been made by Borse Dubai.

Should a shareholder, who has a holding which amounts to at least 10% of its share capital or voting rights (or less if such holding confers substantial influence on the management of the company), exercise his rights in such a manner as is detrimental to the sound or reliable operation of the company, the Icelandic Minister of Commerce may, upon receiving a proposal from the Icelandic FSA, decide that such holding shall not confer voting rights or may order the company to take appropriate measures. Should the Minister of Commerce decide that holdings shall not be entitled to voting rights, such holdings shall be excluded in calculations of the proportion of voting rights represented at shareholders’ meetings.

Estonia

According to the Estonian Central Register of Securities Act, a person acquiring a direct or indirect qualifying holding in the Estonian Central Register of Securities (Et: AS Eesti Väärtpaberikeskus) is obliged to apply for the approval by the Estonian Financial Supervisory Authority (Et: Finantsinspektsioon), which we refer to as the Estonian FSA. Prior approval by the Estonian FSA of the indirect acquisition of the Estonian Central Register of Securities has been requested by Borse Dubai.

Failure to receive the Estonian FSA’s approval results in not counting the shares held (or acquired) in determining the quorum of general meeting of the Estonian Central Register of Securities and the shares bear no voting rights.

There is no legal requirement for notifying the Estonian FSA of the changes in the shareholding of the operator of the regulated market (stock exchange). Nevertheless, there are ongoing proceedings on adopting amendments, which is expected to enter into force in November 2007.

Latvia

Pursuant to the Latvian Law on Financial Instruments Market, if anyone proposes to acquire, has acquired or is suspected of having acquired a direct or indirect material holding of a stock exchange or of the Latvian Central Depository, which we refer to as the LCD, which would be equal to at least one-tenth of the share capital or the voting rights, the Latvian Finance and Capital Markets Commission (Lv: Finanðu un kapitâla tirgus komisija), which we refer to as the FCMC, is entitled to demand certain information regarding the acquirer, its management and its beneficial owners. Prior approval by the FCMC of the indirect acquisition of the Riga Stock Exchange (Lv: Rîgas Fondu birþa) and the Latvian Central Securities Depository (Lv: Latvijas Centrâlais depozitârijs) has been requested by Borse Dubai.

The FCMC may, within three months from the receipt of a notification object to the acquisition if it is likely, based on the information obtained on the stability, good reputation, experience and other suitability of the holders or otherwise that the acquisition would endanger the sound and prudent business principles of the stock exchange or LCD. If the acquisition is not notified or if a material holding has been acquired despite the objection of the FCMC, the voting rights of the holder can be denied. If the material holding is deemed to threaten the stability, prudence or compliance with applicable normative acts of the stock exchange or LCD, the FCMC can require that the influence of such holding be suspended, including, if necessary, requiring that changes be made to members of the management and/or supervisory board of the stock exchange or LCD, and suspending the voting rights in respect of such material holding. Resolutions of a general meeting of a stock exchange or LCD which have been passed with the assistance of votes in respect of material holdings which have not been duly notified or approved by the FCMC are deemed to be invalid and not passed.

Lithuania

Pursuant to the Lithuanian Law on Markets of Financial Instruments, a person intending to increase the threshold of the votes or the authorized capital in a stock exchange or the central depository of by increments of up to one-fifth, one-third or one-half, or because of the increase of a person’s equity interest in a stock exchange or the central depositary to the extent that such entity would become a direct or indirect subsidiary of the acquirer, the acquirer must obtain a prior consent of the Lithuanian Securities Commission (Lt: Lietuvos Respublikos vertybiniø popieriø komisija). Prior approval by the Lithuanian Securities Commission of the indirect acquisition of the Vilnius Stock Exchange (Lt: Vilniaus vertybiniø popieriø birþa) and the Lithuanian Central Securities Depository (Lt: Lietuvos Centrinis Vertybiniø Popieriø Depozitoriumas) has been requested by Borse Dubai.

If the acquirer increases the shareholding by exceeding the above mentioned thresholds without prior consent of the Lithuanian Securities Commission, the acquirer would lose the voting rights at the general meeting of shareholders. According to the Lithuanian legislation, the Lithuanian Securities Commission should pass its decision not later than within three months from the receipt of the application. However, the Lithuanian Securities Commission has a right to prolong the above time period in order to clarify certain issues.

The Transactions—Principal Agreements

The descriptions of the agreements set forth in this section are summaries only and are qualified in their entirety by reference to the complete form of agreements attached to this Proxy Statement as Annexes A, B and E. Readers of this Proxy Statement should not view the existence of a representation and warranty, or the description of it in this Proxy Statement, as a representation to the readers of this Proxy Statement that all facts are as represented and warranted.

Nasdaq Dubai Agreement

On September 20, 2007, Nasdaq and Borse Dubai entered into the Nasdaq Dubai Agreement regarding (i) Nasdaq’s and Borse Dubai’s pending offers for OMX, (ii) Borse Dubai’s investment in Nasdaq and (iii) Nasdaq’s investment in the DIFX. On September 26, 2007, Nasdaq and Borse Dubai announced that they had amended certain terms of the Nasdaq Dubai Agreement. The Nasdaq Dubai Agreement, as amended, contemplates that Nasdaq and Borse Dubai will negotiate reasonably and in good faith definitive agreements regarding the Transactions consistent with the term sheets annexed to the Nasdaq Dubai Agreement which would replace the Nasdaq Dubai Agreement.

Term Sheet Regarding OMX

In a term sheet governing their respective offers for OMX, which we refer to as the OMX Term Sheet, Nasdaq and Borse Dubai have each agreed not to open their respective offers for OMX for acceptances while they seek regulatory and shareholder approval for the Transactions. While the Nasdaq Dubai Agreement is in effect, the Borse Dubai Offer will open for acceptances upon the satisfaction or waiver of the following conditions, which we refer to as the Conditions, by the beneficiary of such conditions:

•

there being no material adverse effect with respect to Borse Dubai or DIFX and the accuracy of the representations and warranties of Borse Dubai and DIFX set forth, and the compliance by Borse Dubai and DIFX of the covenants contained, in the definitive agreement relating to the DIFX Transaction (with Nasdaq as the beneficiary), provided that a failure of this condition will not prevent the Borse Dubai Offer from opening for acceptances but would release Nasdaq from its obligations in respect of the DIFX Transaction;

•	there being no material adverse effect in respect of OMX and the accuracy of certain information made public by OMX (with both Borse Dubai and Nasdaq as the beneficiaries);

•	there being no material adverse effect in respect of Nasdaq (with both Borse Dubai and Nasdaq as the beneficiaries);

•

the continued accuracy of all representations and warranties and compliance by the parties with their respective covenants (with Nasdaq being the beneficiary in respect of Borse Dubai’s representations, warranties and covenants and Borse Dubai being the beneficiary in respect of Nasdaq’s representations, warranties and covenants);

•

the receipt of regulatory and other approvals necessary to consummate the acquisition of OMX Shares and shares of Nasdaq Common Stock by Borse Dubai and OMX Shares by Nasdaq (with both Borse Dubai and Nasdaq as the beneficiaries);

•

there being no legal prohibition preventing the acquisition of OMX Shares and shares of Nasdaq Common Stock by Borse Dubai and OMX Shares by Nasdaq (with both Borse Dubai and Nasdaq as the beneficiaries); and

•	that no party has made a higher offer for OMX than the Borse Dubai Offer (with both Borse Dubai and Nasdaq as the beneficiaries).

Following the satisfaction of the Conditions, Nasdaq is obligated to withdraw the Offer. Pursuant to the OMX Term Sheet, Nasdaq and Borse Dubai are obligated to cooperate in the conduct of their offers for OMX. The Transactions can be terminated if the Conditions have not been satisfied by February 15, 2008, or if the Borse Dubai Offer has not closed by April 15, 2008. Closing of the transactions contemplated by the OMX Term Sheet is also conditioned upon the satisfaction or waiver of the following conditions by the beneficiary of such conditions:

•

there being no material adverse effect with respect to DIFX and the accuracy of the representations and warranties of Borse Dubai and DIFX set forth, and the compliance by Borse Dubai and DIFX of the covenants contained, in the definitive agreement relating to the DIFX Transaction (with Nasdaq as the beneficiary), provided that a failure of this condition will not prevent the Borse Dubai Offer from opening for acceptances but would release from Nasdaq from its obligations in respect of the DIFX Transaction;

•	the simultaneous closing of the DIFX Transaction (with Borse Dubai as the beneficiary);

•	there being no material adverse effect in respect of OMX and the accuracy of certain information made public by OMX (with both Borse Dubai and Nasdaq as the beneficiaries);

•	there being no material adverse effect in respect of Nasdaq (with both Borse Dubai and Nasdaq as the beneficiaries);

•

the continued accuracy of all representations and warranties and compliance by the parties with their respective covenants (with Nasdaq being the beneficiary in respect of Borse Dubai’s representations, warranties and covenants and Borse Dubai being the beneficiary in respect of Nasdaq’s representations, warranties and covenants);

•

there being no legal prohibition preventing the acquisition of OMX Shares and shares of Nasdaq Common Stock by Borse Dubai and OMX Shares by Nasdaq (with both Borse Dubai and Nasdaq as the beneficiaries); and

•	that no party has made a higher offer for OMX than the Borse Dubai Offer (with both Borse Dubai and Nasdaq as the beneficiaries).

The condition of the Borse Dubai Offer pertaining to the minimal level of acceptances has been reduced to more than 50% of the outstanding OMX Shares. However, Nasdaq is permitted to terminate its agreements with Borse Dubai if less than 67% of the outstanding OMX Shares are tendered into the Borse Dubai Offer.

Following the closing of the Borse Dubai Offer, Borse Dubai is obligated to cause its subsidiary currently holding the Borse Dubai Option Agreements to exercise all of these agreements, and thereafter Borse Dubai is required to sell, and to cause any of its subsidiaries to sell, to Nasdaq all OMX Shares then owned by Borse Dubai and any of its subsidiaries, however acquired. Concurrent with Borse Dubai’s delivery of OMX Shares, Nasdaq will pay to Borse Dubai up to SEK 12,582,952,392 in cash and deliver approximately 42.6 million shares of Nasdaq Common Stock (the exact number of shares will be equal to 19.99% of Nasdaq’s fully-diluted outstanding stock as of such date), which we refer to as the Nasdaq Dubai Transaction. The amount of cash delivered by Nasdaq will be reduced by SEK 265 for each issued and outstanding OMX Share as of such date not delivered to Nasdaq by Borse Dubai.

As additional consideration for the delivery of shares of OMX to Nasdaq by Borse Dubai, Nasdaq shall deliver approximately 18.0 million shares of its common stock to be deposited in the Trust for the benefit of Borse Dubai and to be managed by an independent trustee. In total, 60,561,575 shares of Nasdaq Common Stock will be issued to Borse Dubai and the Trust.

The Trust will use its commercially reasonable efforts to dispose of its Nasdaq Common Stock, but will not be obligated to dispose of any shares for less than approximately $49.20 per share plus certain costs (including a 6% annual cost-of-carry). If the shares held in the Trust are entitled to vote, the independent trustee will cast the vote in proportion to the votes of Nasdaq’s other shareholders.

The parties have agreed to use reasonable best efforts to secure regulatory approvals for the Nasdaq Dubai Transaction, except that Borse Dubai will not be required to accept any condition imposed by any regulator that Borse Dubai, in its reasonable judgment, deems materially adverse to its investment in Nasdaq, including any condition that would prevent Borse Dubai from obtaining equity accounting treatment for its investment in Nasdaq, but after Borse Dubai takes into account possible alternative arrangements that the parties agree to negotiate in good faith.

Upon the closing of the Nasdaq Dubai Transaction,

•

As long as Borse Dubai maintains at least one-half of its initial 19.99% investment, Borse Dubai will be entitled to propose for nomination two directors for election to the board of directors of the combined company, and one Borse Dubai director shall be nominated to sit on certain committees of the combined company’s Board of Directors, including the following: Audit, Executive, Finance, and Management Compensation, subject to applicable law, regulation or stock exchange listing standard. Borse Dubai has agreed not to seek additional representation on the combined company’s Board of Directors of The NASDAQ Stock Market.

•

As long as Borse Dubai maintains at least 25% of its initial 19.99% investment, Borse Dubai will be entitled to nominate one director for election to the board of directors of the combined company, but will have no right to nominate members to any committees of the combined company’s Board of Directors.

•	Both the Trust and Borse Dubai will receive certain registration rights for the shares of Nasdaq Common Stock acquired in the Nasdaq Dubai Transaction.

•

If Nasdaq completes a share buy-back in the 18 months following the Nasdaq Dubai Transaction, Borse Dubai shall be entitled to participate in order to reduce its fully-diluted ownership to 19.99% or, in the alternative, may contribute the requisite number of shares to the Trust in order to maintain its 19.99% direct ownership level.

•	Borse Dubai is generally restricted from transferring its initial 19.99% of the combined company shares until one year after the closing of the Nasdaq Dubai Transaction, subject to certain exceptions.

•	Both the Trust and Borse Dubai are restricted from transferred shares of the combined company to a competitor of the combined company, subject to certain exceptions.

•

Borse Dubai will have preemptive rights for issuances of common stock (including any securities convertible or exchangeable into common stock) by the combined company for capital raising purposes, but only to the extent necessary to maintain a 19.99% interest in the combined company.

•	Borse Dubai will be restricted from (i) acquiring shares in excess of 19.99% on a fully-diluted basis of the combined company, (ii) proposing or seeking to effect a merger or change of control of the combined company, (iii) seeking additional board representatives or removal of directors, (iv) making public statements or otherwise directly or indirectly seeking to control the management or policies of the combined company or its subsidiaries and (v) soliciting proxies or otherwise acting in concert with others regarding any of the foregoing. These restrictions shall cease to apply upon the earliest to occur of the following:

•	Borse Dubai owning less than 10% of the combined company’s outstanding common stock;

•	the combined company entering into a definitive agreement with respect to a change of control of it;

•	directors nominated by Borse Dubai are not elected by shareholders at two consecutive meetings of shareholders for the election of the combined company’s Board of Directors;

•	a change of control of the combined company;

•	10 years from September 20, 2007; or

•	the combined company holds less than 25% of its original interest in DIFX, subject to certain exceptions.

In addition, if any third party makes a tender or exchange offer that is not recommended against by the combined company’s Board of Directors, after 10 business days Borse Dubai may tender into that offer.

At all times, Borse Dubai’s voting interest in Nasdaq is limited to a maximum of 5%, the maximum amount allowed under Nasdaq’s Restated Certificate of Incorporation. In the event that Nasdaq seeks approval from the Securities and Exchange Commission that would permit any party to vote in excess of 5% of Nasdaq Common Stock, Nasdaq has agreed to seek S.E.C. approval for Borse Dubai to receive similar enhanced voting rights.

Term Sheet Regarding DIFX

In a term sheet governing Nasdaq’s investment in DIFX, Nasdaq and Borse Dubai have agreed that in exchange for $50 million and the entry into the licensing and technology agreements described below, Nasdaq will acquire 33 1/3% of the outstanding equity of DIFX, which we refer to as the DIFX Transaction. Nasdaq will also be responsible for 50% of any additional capital contribution calls made by DIFX, subject to a maximum aggregate additional commitment by Nasdaq of up to $25 million. Closing of the DIFX Transaction is conditioned upon the concurrent closing of the Nasdaq Dubai Transaction.

Upon the closing of the DIFX Transaction,

•

As long as Nasdaq maintains at least 50% of its initial 33 1/3% equity position in DIFX, Nasdaq has the right to nominate two directors to DIFX’s Board of Directors and one Nasdaq director will be nominated to sit on each of the following committees: Market Oversight, Nominations, and Listing. Additionally, Nasdaq shall have the right to nominate one other member (who shall not be a director designated by Nasdaq) to DIFX’s Listing Committee.

•

As long as Nasdaq maintains at least 50% of its initial 33 1/3% equity position in DIFX, (i) DIFX will not sell any interest in itself, other than pursuant to a widely-distributed public offering, whereby one or more third parties on an aggregate basis becomes a larger shareholder in DIFX than Nasdaq and (ii) in the event that DIFX grants any third party minority protections (including approval rights, liquidity rights and board representation) that are superior to those held by Nasdaq, DIFX will also grant Nasdaq the same superior rights.

•	As long as Nasdaq maintains at least 25% of its initial 33 1/3% equity position in DIFX, Nasdaq has the right to nominate one director to DIFX’s Board of Directors.

•

As long as Nasdaq is entitled to designate a director to DIFX’s Board of Directors, the approval of at least one director designated by Nasdaq shall be required for certain actions by DIFX, including a change of control of DIFX.

•

Nasdaq will have preemptive rights for issuances of common stock (including any securities convertible or exchangeable into common stock) by DIFX for capital raising purposes (other than pursuant to a widely distributed public offering).

Nasdaq is generally restricted from selling its initial 33 1/3% equity position for a period of seven years after closing of the DIFX Transaction, subject to certain exceptions.

As part of the DIFX Transaction, Nasdaq will grant to DIFX a worldwide right to use, on a non-exclusive, fully-paid, non-transferable and non-assignable basis, various trade names and trademarks. DIFX will also be granted a perpetual, irrevocable, non-transferable, non-assignable and fully paid up license to certain Nasdaq technology in certain Asian, European (specifically, Albania, Greece, Turkey and the Ukraine) and African jurisdictions in connection with DIFX’s own business operations and to sublicense certain Nasdaq technology to exchanges operated by DIFX subsidiaries in those jurisdictions.

DIFX and Nasdaq will also enter into a reseller’s agreement to allow DIFX to offer Nasdaq and OMX listings to companies within the foregoing jurisdictions for a period of three years and to receive commissions with respect to the listings that DIFX generates for Nasdaq and OMX.

September Irrevocable Undertakings

On September 26, 2007, Nasdaq and Borse Dubai entered into irrevocable undertakings with Investor AB (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker, who in the aggregate hold approximately 18.5% of the total number of votes and OMX Shares. The September Irrevocable Undertakings obligate these shareholders to tender all of their OMX Shares into the Borse Dubai Offer, subject to the satisfaction of certain conditions. The September Irrevocable Undertakings will terminate if the Borse Dubai Offer is terminated or withdrawn or if the minimum condition to the Borse Dubai Offer is reduced below 50%, and in any event no later than April 1, 2008. If, prior to the Borse Dubai Offer being declared unconditional, a bona fide unsolicited third party public offer is made for OMX Shares with a value equal to or greater than SEK 303 (whether such offer is in cash, stock or a mixture thereof), Borse Dubai may choose to match such an offer within 15 banking days. The September Irrevocable Undertakings terminate if Borse Dubai does not choose to match such an offer within that period. If the Nasdaq Dubai Agreement is terminated, the September Irrevocable Undertakings are either retained by Borse Dubai or assigned to Nasdaq, depending on the cause of the termination.

The Offer—Principal Agreements

The descriptions of the agreements set forth in this section are summaries only and are qualified in their entirety by reference to the complete form of agreements attached to this Proxy Statement as Annexes A, B and E. Readers of this Proxy Statement should not view the existence of a representation and warranty, or the description of it in this Proxy Statement, as a representation to the readers of this Proxy Statement that all facts are as represented and warranted.

Nasdaq OMX Transaction Agreement

Pursuant to the Nasdaq OMX Transaction Agreement, each of Nasdaq and OMX has agreed that it will not, among other things:

•	solicit, initiate, encourage, induce or facilitate an alternative acquisition proposal for itself;

•

furnish information regarding itself to a third party in connection with or in response to an alternative acquisition proposal or an inquiry or indication of interest that could reasonably be expected to lead to an alternative acquisition proposal; or

•	engage in any discussions or negotiations with any third party with respect to an alternative acquisition proposal unless, in the case of the second and third bullets above, a party receives a bona fide unsolicited written alternative acquisition proposal and:

•	such party and its representatives have not violated any of the non-solicitation provisions in the Nasdaq OMX Transaction Agreement;

•

a majority of such party’s board (after consultation with its financial advisors and outside legal counsel) determines that such proposal is or is reasonably likely to result in a superior proposal to the transactions contemplated by the Nasdaq OMX Transaction Agreement; and

•

such party’s board concludes, after consultation with its financial advisors and outside legal counsel, that a failure to take such action would reasonably be likely to be inconsistent with the party’s board’s fiduciary obligations to its shareholders.

Pursuant to the Nasdaq OMX Transaction Agreement, the recommendation by OMX’s Board of Directors of the Offer may only be withdrawn or substantially changed if:

•	OMX has complied in all material respects with the non-solicitation provisions in the Nasdaq OMX Transaction Agreement and a superior proposal to the Offer is made;

•	a material adverse change has occurred with respect to Nasdaq; or

•

information made public by Nasdaq or disclosed by Nasdaq to OMX is materially inaccurate, incomplete or misleading, or Nasdaq has failed to make public any material information which should have been made public by it, and in any such case OMX’s Board of Directors determines, after consultation with financial advisors and outside legal counsel, that not withdrawing or changing its recommendation of the Offer would reasonably be likely to be inconsistent with OMX’s Board of Directors’ fiduciary obligations to its shareholders.

Pursuant to the Nasdaq OMX Transaction Agreement, the recommendation of Nasdaq’s Board of Directors that holders of Nasdaq Voting Securities approve the issuance of the Nasdaq Common Stock in connection with the Offer may only be withdrawn or substantially changed if a material adverse change has occurred with respect to OMX, and as a result Nasdaq’s Board of Directors determines, after consultation with its outside financial and legal advisors, that not withdrawing or changing its recommendation would reasonably be likely to be inconsistent with Nasdaq’s Board of Directors’ fiduciary obligations to its shareholders.

Pursuant to the Nasdaq OMX Transaction Agreement, upon completion of the Offer, the name of the combined company will be changed to “The NASDAQ OMX Group, Inc.,” subject to approval by Nasdaq’s shareholders of an amendment to Nasdaq’s Restated Certificate of Incorporation to approve such change of name. Upon completion of the Offer, Nasdaq’s Board of Directors will consist of fifteen directors, comprised of nine individuals from (or nominated by) Nasdaq’s Board of Directors as of immediately prior to completion of the Offer, Nasdaq’s Chief Executive Officer and five individuals from (or proposed for nomination by) OMX’s Board of Directors as of immediately prior to completion of the Offer. With respect to the individuals from (or proposed for nomination by) OMX’s Board of Directors, such individuals must be reasonably acceptable to Nasdaq and four of such individuals must be “independent” for purposes of Nasdaq’s director independence standards. Upon completion of the Offer, Nasdaq’s Chief Executive Officer (currently Robert Greifeld) will serve as Chief Executive Officer of the combined company and OMX’s Chief Executive Officer (currently Magnus Böcker) will serve as President of the combined company.

Pursuant to the Nasdaq OMX Transaction Agreement, the Chairman of the combined company will represent the global span of the combined Nasdaq and OMX. Nasdaq and OMX will utilize Nasdaq’s recruitment tool “BoardRecruiting.com” and a well-reputed search firm to identify internal and external candidates, it being the belief of Nasdaq and OMX that the appropriate size of Nasdaq’s Board of Directors is 15 directors. OMX and Nasdaq will each have the right to nominate candidates for Chairman. The Deputy Chairman of Nasdaq’s Board

of Directors will for the two years following the completion of the Offer be one of the five individuals from (or proposed for nomination by) OMX’s Board of Directors as of immediately prior to the completion of the Offer. As of the completion of the Offer, OMX may elect to have one-third of the members of each committee of Nasdaq’s Board of Directors be selected from the directors selected from (or proposed for nomination by) OMX’s Board of Directors, subject to applicable law, regulation or stock exchange listing standard. As of the completion of the Offer, three individuals nominated by OMX will become members of the Nominating Committee of Nasdaq. The composition of the local Board of OMX Exchanges Ltd. will remain unchanged following the completion of the Offer. No changes to the governance of The NASDAQ Stock Market as a result of the completion of the Offer are anticipated.

With respect to termination, the Nasdaq OMX Transaction Agreement:

•	may be terminated by written consent of both Nasdaq and OMX;

•	may be terminated by either OMX or Nasdaq if the Offer lapses or is withdrawn;

•	may be terminated by either OMX or Nasdaq if the Offer is not declared unconditional by February 29, 2008; and

•

will automatically terminate if either the recommendation of OMX’s Board of Directors (with respect to the Offer) or Nasdaq’s Board of Directors recommendation (with respect to approval of the issuance of the Nasdaq Common Stock in connection with the Offer) is withdrawn in accordance with the Transaction Agreement.

Pursuant to the Nasdaq OMX Transaction Agreement, if either party is in breach of its obligations under the Nasdaq OMX Transaction Agreement (other than in immaterial respects), it must pay the other party’s costs, fees and expenses incurred in connection with the Offer up to a maximum of $15,000,000.

Pursuant to the Nasdaq OMX Transaction Agreement, each of OMX and Nasdaq have agreed, among other things, not to acquire any shares or other securities in the other until the earlier of:

•	nine months following termination of the Nasdaq OMX Transaction Agreement;

•	December 31, 2008; or

•	the completion of the Offer.

The above restriction does not apply to the Offer itself.

Supplement

On September 20, 2007, Nasdaq and OMX entered into a supplement, which we refer to as the Supplement, to the Nasdaq OMX Transaction Agreement. The Supplement modifies the board and committee composition of Nasdaq following the Transactions such that OMX’s Board of Directors shall be entitled to propose for nomination four directors to serve on the combined company’s board of directors and Borse Dubai shall be entitled to propose for nomination two directors to serve on the combined company’s Board of Directors. Three of the directors proposed for nomination by OMX’s Board of Directors must be independent for purposes of Nasdaq’s director independence standards and OMX may elect to have one-fourth of the members of each committee of the combined company’s Board of Directors be selected from those directors from or nominated by OMX’s Board of Directors. Both of the directors proposed for nomination by Borse Dubai must be independent for purposes of Nasdaq’s director independence standards and Borse Dubai may elect to have one member of certain committees of the Board of Directors, including the Audit, Executive, Finance, and Management Compensation committees, be appointed from those directors proposed for nomination by Borse Dubai, subject to applicable law, regulation or stock exchange listing standard. Also pursuant to the Supplement, OMX waived Sections 6 and 7 of the Nasdaq OMX Transaction Agreement with respect to the Transactions.

Voting Agreements

In connection with the Offer, the Voting Agreement Parties have each entered into Voting Agreements with OMX, pursuant to which each Voting Agreement Party has agreed to:

•

vote those Nasdaq Voting Securities covered by the Voting Agreement in favor of the issuance of the Nasdaq Voting Securities in connection with the Offer and any other matter submitted to Nasdaq shareholders in connection with the Transaction Agreement; and

•

vote those Nasdaq Voting Securities covered by the Voting Agreement against any and all actions that OMX advises such Voting Agreement Party would reasonably likely delay, prevent or frustrate the transactions contemplated by the Transaction Agreement or the satisfaction of any of the conditions set forth in the Offer.

Each Voting Agreement will automatically terminate under certain circumstances, including if

•	the Transaction Agreement is terminated;

•	all of the securities subject to the Voting Agreement are transferred; or

•	the terms of the Offer are amended in a way that is adverse to Nasdaq’s security holders, without the Voting Agreement Party’s written consent.

The Voting Agreements do not restrict the transfer by the Voting Agreement Parties of their Nasdaq securities.

Pursuant to Nasdaq’s governing documents, Nasdaq’s Board of Directors has approved the submission of an application to the S.E.C. seeking to allow up to 12% of Nasdaq’s voting power owned by the Voting Agreement Parties to be voted in accordance with the Voting Agreements. The Voting Agreements will not be legally effective until the time, if any, as such approval is granted.

Directors and Management of the Combined Company Following the Completion of the Transactions

Upon completion of the Transactions, the combined company’s Board of Directors will consist of sixteen directors, comprised of (i) nine individuals from (or nominated by) Nasdaq’s Board of Directors as of immediately prior to the completion of the Transactions, (ii) Nasdaq’s Chief Executive Officer, (iii) four individuals from (or proposed for nomination by) OMX’s Board of Directors as of immediately prior to the completion of the Transactions and (v) two individuals proposed for nomination by Borse Dubai. With respect to the individuals from (or proposed for nomination by) OMX’s Board of Directors, such individuals must be reasonably acceptable to Nasdaq and three of such individuals must be “independent” for purposes of Nasdaq’s director independence standards. With respect to the individuals proposed for nomination by Borse Dubai, such individuals must be reasonably acceptable to Nasdaq and both of such individuals must be “independent” for purposes of Nasdaq’s director independence standards.

The Chairman of the combined company will represent the global span of the combined Nasdaq and OMX. The combined company will utilize Nasdaq’s recruitment tool “BoardRecruiting.com” and a well-reputed search firm to identify internal and external candidates. OMX and Nasdaq will each have the right to nominate candidates for Chairman. The Deputy Chairman of the combined company’s board of directors will for the two years following the completion of the Transactions be one of the four or five individuals from (or proposed for nomination by) OMX’s Board of Directors as of immediately prior to the completion of the Transactions. As of the completion of the Transactions, OMX may elect to have one-fourth of the members of each committee of the combined company’s Board of Directors be selected from the directors selected from (or proposed for nomination by) OMX’s Board of Directors, subject to applicable law, regulation or stock exchange listing standard. Both of the directors proposed for nomination by Borse Dubai must be independent for purposes of Nasdaq’s director independence standards and Borse Dubai may elect to have one member of certain committees of the board of directors, including the Audit, Executive, Finance, and Management Compensation committees, be appointed from those directors proposed for nomination by Borse Dubai, subject to applicable law, regulation or stock exchange listing standard.

The new directors will receive compensation as members of the combined company’s Board of Directors, consistent with Nasdaq’s policy to pay compensation to non-employee directors for their services as board members. For the period May 2006 to May 2007, Nasdaq’s non-employee directors received an annual retainer fee of $50,000 per year, payable in cash, equity or a combination of both, and an annual equity award valued at $50,000. Nasdaq’s chairman and the chairman of each committee of Nasdaq’s Board of Directors received additional payments in recognition of their service.

Upon completion of the Transactions, Nasdaq’s Chief Executive Officer (currently Robert Greifeld) will serve as Chief Executive Officer of the combined company and OMX’s Chief Executive Officer (currently Magnus Böcker) will serve as President of the combined company.

Information concerning directors and officers of Nasdaq and Nasdaq executive compensation is contained in Nasdaq’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and Nasdaq’s Proxy Statement for its 2007 Annual Meeting of Shareholders, and is incorporated herein by reference. See the section entitled “Where You Can Find More Information” on page 153.

Information concerning directors of OMX and certain relationships and related transactions is discussed in the section entitled “Information About OMX” on page 73.

INFORMATION ABOUT OMX

The information provided in the following section does not take into account the effect of the combination between OMX and Nasdaq. Risks related to OMX’s business operations which could have a material effect on the combined company’s operations and financial position are presented in the section entitled “Risk Factors—Risks Relating to the Combined Company’s Business.”

Introduction

In Northern Europe, OMX owns and operates the largest securities marketplace, including markets in Sweden, Denmark and Finland, and provides marketplace services and solutions to financial, securities and other markets. OMX operates three business areas: Nordic Marketplaces, Information Services & New Markets and Market Technology. The Nordic Marketplaces business area constituted approximately 46% of OMX’s revenues for the year ended December 31, 2006 and approximately 45% of OMX’s revenues for the six months ended June 30, 2007 (calculated based on the revenues for the business area in question divided by the sum of revenues for all three business areas), and comprises OMX’s exchange operations in Sweden, Finland, Denmark and Iceland. The Information Services & New Markets business area constituted approximately 20% of OMX’s revenues for the year ended December 31, 2006 and approximately 17% of OMX’s revenues for the six months ended June 30, 2007, and comprises OMX’s information services, its exchanges in the Baltic States and OMX’s business unit Broker Services. The Market Technology business area constituted approximately 34% of OMX’s revenues for the year ended December 31, 2006 and approximately 38% of OMX’s revenues for the six months ended June 30, 2007, and comprises the delivery of technology and services to marketplaces throughout the world. For further information on the three business areas, see “—Nordic Marketplaces,” “—Information Services & New Markets” and “—Market Technology.”

Competition

Nordic Marketplaces. Competition in trading relates mainly to equities, derivatives and bonds. The main competitors among the exchanges in Europe include NYSE Euronext, Deutsche Börse AG, the LSE, Borsa Italiana S.p.A., the Spanish Exchanges (BME) and SWX Swiss Exchange. Other major exchanges around the world include The NASDAQ Stock Market, the American Stock Exchange, the Tokyo Stock Exchange, the Korea Exchange, the Hong Kong Stock Exchange, the Singapore Stock Exchange, the Shanghai Stock Exchange, the Sydney Stock Exchange, the Bombay Stock Exchange, the Sao Paolo Stock Exchange and the Toronto Stock Exchange. Competition also comes from broker-dealers and from off-board or OTC trading in the U.S. and elsewhere. In bond trading, OMX competes with alternative marketplaces such as MTS. For derivatives products, competition comes in the form of trading and clearing that takes place through OTC trading, usually through banks and brokerage firms or through trading and clearing with other exchanges. The competitive significance in Europe of these varied alternative trading venues is likely to increase substantially in the future, with the regulatory environment in Europe becoming more favorable to off-exchange trading as a result of the reforms required by MiFID.

Competition for listings relates to the exchange choices available to companies considering a new or secondary listing. In addition to the larger exchanges, companies are able to consider smaller markets and quoting facilities, such as OMX’s First North, LSE’s Alternative Investment Market, Euronext’s Alternext, Deutsche Börse’s Entry Standard, Borsa Italiana’s Expandi Market, PLUS Markets plc, the Pink Sheets LLC, and the Over-the-Counter Bulletin Board. Other exchanges in Sweden include the Nordic Growth Market and Aktietorget, which primarily serve companies with smaller market capitalizations.

Information Services & New Markets. Information Services are based to a large extent on the information originating on the Nordic Exchange. The more the information is refined, the more competition increases as other companies provide similar services. The main competitors for the recently launched Company News Service, a comprehensive communication service for listed companies, are Cision and Hugin, the latter of which is owned by NYSE Euronext.

With respect to the Baltic Market, exchanges compete with each other for trading and listings. There are also other options for raising capital, including bank loans and private equity financing. The loan market has long been a competitive alternative in the Baltic States for companies wishing to finance growth and expansion. In recent years, private equity funds have also increased their presence and activities in the region.

With respect to broker services, the primary alternative for back-office services is the customers’ own in-house operations. In addition, there are a number of smaller players who offer some or all of the services. In systems solutions, there are a number of global as well as regional competitors.

Market Technology. Many exchanges have traditionally developed their own technology systems for trading internally, often assisted by consulting companies and local suppliers of components. Competitors who provide trading solutions include Atos Euronext Market Solutions and Accenture. Examples of competitors in the market for the operation of exchange systems are Accenture, HP and IBM.

As far as technology solutions for clearing and settlement are concerned, the majority of the exchanges, clearing houses and securities depositories have traditionally developed their own systems, often assisted by consulting companies and local suppliers of components. Competitors who provide clearing and settlement solutions include Atos Euronext Market Solutions, Tata Consultancy Services and Clearstream.

Many exchanges and other marketplaces have traditionally developed their own technology systems for information dissemination, often assisted by consulting companies and local suppliers of components. In addition, there are a number of companies delivering general information systems that can be used by marketplaces.

Customers

Nordic Marketplaces. With respect to listing, OMX’s customers are organizations such as companies, funds or governments that issue and list securities on the Nordic Exchange. One indicator of market activity is the number of new companies added during a year. In 2006, the number of new companies doubled compared with 2005. A total of 103 new companies were listed, of which 58 joined the main market and 45 joined First North.

Information Services & New Markets. With respect to information services, OMX supplies information to a large number of customers. The most important customers include exchange members (banks and securities brokers), information vendors and to a certain extent private investors for market and analyst information, and listed companies for communications services. The Baltic Market’s customers include exchange members (banks and securities brokers), issuers, fund managers, account operators and information vendors. The broker services’ customers include Nordic and international banks, securities brokers and asset managers with institutional trading operations, private banking and custody services in the Nordic region.

Market Technology. OMX’s trading solutions are utilized by a number of securities exchanges and alternative marketplaces in addition to the Nordic Exchange, while the technology solutions for clearing and settlement have an international customer base comprised of clearing organizations and securities depositories. OMX’s information dissemination solutions are currently utilized by a number of securities exchanges, including the Nordic Exchange.

History

OMX was originally founded as OM, a limited liability company (Sw: aktiebolag) in 1984 by Olof Stenhammar. Olof Stenhammar was appointed in 2007 by the OMX Board of Directors, and endorsed by OMX’s shareholders, Honorary Chairman of OMX for his unique entrepreneurial contribution to OMX and the Swedish financial market. In 1985, OMX developed the Nordic Baltic region’s first derivatives exchange and in 1987 OMX became the first exchange in the world to be listed on a securities exchange. In 1990, OMX developed and sold the world’s first electronic exchange system for derivatives trading. In 1995, OMX developed and sold the trading system used by the world’s first electricity exchange. In 1998, OMX merged with the Stockholm Stock

Exchange (now called the OMX Nordic Exchange AB). In 2003, OMX and the LSE formed EDX London, an international marketplace for trading and clearing of equity derivatives. In 2003, OMX merged with HEX, the owner of the stock exchanges and CSDs, in Finland, Estonia and Latvia. In 2004, OMX acquired Vilnius Stock Exchange and part of the Lithuanian CSD. In 2005, OMX merged with the Copenhagen Stock Exchange (now called the OMX Nordic Exchange Copenhagen A/S), and in 2006, it merged with the Iceland Stock Exchange (now called the OMX Nordic Exchange Iceland) and CSD. Today, over 800 companies are traded on the Nordic Exchange (including its alternative market, First North).

The OMX Timeline

Business Model and Strategy

Through ownership and operation of exchanges in Northern Europe, OMX utilizes its knowledge and experience to drive OMX’s business model which focuses on exchange operation and providing technology and systems operations for global exchange customers. This focus creates substantial competitive advantages relative to other technology providers.

Business Model

OMX’s business model is based on three cornerstones:

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The Nordic Exchange. The integration of OMX’s Nordic and Baltic exchanges into one single offering makes it possible for the whole region to compete at a global level. Proprietary exchanges give OMX in-depth know-how regarding exchange operations and are crucial reference markets for OMX’s development and sale of systems and exchange technology worldwide. The experience and knowledge that OMX gains from its proprietary exchanges contributes to the success of its technology operations.

•

Exchange Technology. Technology is central to the operations of marketplaces and other organizations in the exchange industry. A well-functioning technology solution facilitates efficient operations and is essential for competitiveness. OMX is a leader in developing, delivering, integrating, maintaining and operating technology solutions for exchanges and marketplaces, clearing organizations and central securities depositories.

•

Global Customer Base. A common feature in OMX’s technology operations and the Nordic Exchange is the global nature of the customer base. It includes leading international financial institutions and operators of infrastructure. These customers provide global insight and perspective as well as the scale required for OMX to maintain a leading market position.

Strategy

Utilizing the three cornerstones in the business model, OMX aims to exceed the increasingly rigorous market demands for efficient securities transactions. OMX focuses on the strategic areas below.

The Nordic Exchange. Through the integration and development of the Nordic Exchange, OMX set the stage for a broader consolidated marketplace that could promote regional economic growth and compete in the global landscape. To this end, the task has been to achieve ease of access and lower trading costs as well as true harmonization by sharing the same trading system, providing common listing and index structures, enabling efficient cross-border trading and settlement, offering cross-membership and providing one market source of information.

As a result of the mergers with the Helsinki Stock Exchange (now called the OMX Nordic Exchange Helsinki Ltd.), the Copenhagen Stock Exchange (now called the OMX Nordic Exchange Copenhagen A/S) and the Iceland Stock Exchange (now called the OMX Nordic Exchange Iceland), and the acquisitions in the Baltics, over 800 companies are traded on the Nordic Exchange (including the alternative market, First North).

Expansion of Information Operations. To meet the growing demand for information services and maintain a strong customer focus, OMX aims to expand its information operations through the launch of new products and services, and through efforts to enhance customer relations.

Genium—Next Generation of Technologies. As the pace and complexity of trading increases, faster and more efficient systems are required for different types of marketplaces. OMX aims to meet the demands of the future with regard to speed, security and adaptability in a cost-efficient manner through standardized access and modular building blocks. Accordingly, OMX expects to introduce Genium as its next generation of technology for the exchange industry. Genium is intended to be the world’s most efficient trading system, to standardize access for trading and market data and to provide solutions for the distribution and processing of market data. Genium provides standardized access solutions for trading and market data based on the FIX (Financial Information eXchange) and FAST (FIX Adapted for Streaming) protocols. Genium is expected to first be implemented at the Nordic Exchange starting in 2007 at which time FIX access will be provided to equity market data. In 2008 FIX access will be provided to equity and derivatives trading. Thereafter, the Nordic Exchange plans to move cash and derivatives trading to a Genium-based solution.

Participation in the Development of Regional Markets. Smoothly functioning securities markets are important to the growth of countries and regions because the more efficient the transaction chain among exchanges, clearing organizations, securities depositories and banks and brokerages, the greater the potential for more active trading in a region. The more active the trading, the easier it is to distribute risk and for businesses to find the capital required for investment and growth.

OMX aims to continue developing the markets in the Baltic region so that they become a distinctive and attractive part of the Nordic Exchange offering. In addition, in Eastern Europe, many marketplaces are faced with numerous challenges in the form of consolidation, privatization and change of corporate structure. OMX’s expertise within the exchange industry provides a firm base from which to participate in the transformation of these exchanges through advisory services, technology or other types of cooperation.

Transforming Changes in Regulations into Business Opportunities. Recent directives from the European Union have focused on the harmonization of regulation with respect to financial services, offering, listing and trading of securities and market abuse. These directives are in turn providing opportunities for companies such as OMX. As the regulatory environment continues to change and related opportunities arise, OMX intends to use its position in the industry to continue product development, and ensure that OMX’s marketplaces maintain favorable liquidity and offer efficient trading.

Customer Offerings

OMX has two main customer offerings, the Nordic Exchange, which offers access to securities trading in the Nordic and Baltic financial markets, and technology operations, which offer systems and operating solutions for exchanges and marketplaces worldwide.

The Nordic Exchange. The Nordic Exchange comprises the exchange operations in Sweden, Finland, Denmark, Iceland, Estonia, Latvia and Lithuania. In addition to trading in equities, bonds and derivatives, the offering also includes services to listed companies and information services to participants in the financial markets. In addition to the main market, the Nordic Exchange also encompasses the alternative marketplace First North, which is offered for growth companies. The Nordic Exchange is currently Europe’s fifth largest exchange, measured in the number of transactions annually.

The Global Technology Operations. OMX’s global technology operations enable efficient securities transactions for more than 60 marketplaces in over 50 countries. The offering consists of technology solutions for trading, clearing and settlement, as well as the distribution of market information. In addition to systems solutions, OMX offers advisory services, systems integration, and operation (facility management) and support of all components included in a turnkey IT solution for a marketplace. OMX currently manages operations for 16 marketplaces, and accordingly, it is the world’s largest exchange operator measured in the number of operating hours. Because of its respected status in the exchange industry, demand is also rising for OMX’s advisory services, often at the point where OMX proprietary exchange experience converges with the development of technology for exchanges worldwide. OMX is able to offer these customers analysis and advisory services on efficiency, as well as operational security and support in the creation of regional marketplaces.

Three Business Areas

As indicated above, OMX operates three distinct business areas: Nordic Marketplaces, Information Services & New Markets and Market Technology.

Nordic Marketplaces

The Nordic Marketplaces business area encompasses OMX’s exchanges in Sweden, Finland, Denmark and Iceland. The exchanges have one main market and an alternative marketplace called First North. The operations encompass products and services in trading, clearing and listing of securities. The joint offering of trading, listing and information services and the exchanges in Estonia, Latvia and Lithuania are marketed as the Nordic Exchange.

OMX’s strategy is to continue integration in the Nordic market and to increase its range of services through the Nordic Exchange. This will create a strong Nordic market with simpler and more efficient trading across national borders. By enhancing visibility and access to Nordic companies internationally, OMX will contribute to increased trading and development of the region’s financial market that will, in turn, strengthen the Nordic Exchange’s competitiveness.

Recent Developments

For the Nordic Marketplaces business area, 2006 was characterized by record high levels of activity in trading and listings. Major efforts were devoted to the launch of the Nordic Exchange on October 2, 2006. In order to make it easier to find and compare companies in the Nordic Exchange’s main market, Swedish, Danish, Finnish and Icelandic companies are now presented together, classified by market capitalization, sector and in alphabetical order. Other important developments includes expanding First North to encompass Finland, Denmark, Iceland and the Baltics, harmonizing listing requirements for the main markets in Sweden, Finland,

Denmark and Iceland and the introduction of a common Nordic exchange membership, which enables members to trade on the Nordic Exchange in Sweden, Finland, Denmark and Iceland with a single membership fee. The Iceland Stock Exchange (now called the OMX Nordic Exchange Iceland) and the Icelandic Securities Depository were acquired in November 2006. With that acquisition, OMX has merged seven exchanges in three years. In December 2006, it was announced that trading fees for reported equity transactions would be harmonized and reduced by approximately 50% by April 2, 2007. Based on trading revenues during the twelve months ended September 30, 2006, the fee reduction would have had a negative impact on OMX revenues of approximately SEK 50 million on a yearly basis. On May 3, 2007, the Nordic Exchange reached a record of share turnover of EUR 9,706 million. For the six months ended June 30, 2007, the Nordic Marketplaces business area accounted for SEK 1,066 million in revenues and SEK 549 million in operating income. On September 7, 2007, OMX announced that fees related to cash equity trades on the Stockholm, Copenhagen and Helsinki exchanges would be reduced on November 1, 2007 by an additional 50% over the fees set on April 2, 2007. Based on trading activity during the last twelve months, the fee reduction would have had a negative effect on OMX revenues of approximately SEK 25 million on a yearly basis.

Trading and Clearing

Products and Services. Trading on the Nordic Exchange takes place through its members. These member banks and securities brokers provide a broad distribution network that contributes to the liquidity of the traded financial instruments. Trades are made on behalf of the exchange members themselves and for the exchange members’ customers, i.e., investors in the form of institutions or private individuals.

OMX offers its members cash trading in Nordic securities such as equities and depository receipts, warrants, convertibles, rights, fund units, options, exchange-traded funds, bonds and other interest-related products. Settlement and registration of cash trading takes place in Sweden and Finland via the Nordic Central Securities Depository, which we refer to as the NCSD, and in Denmark and Iceland via the VP and ISD securities depositories, respectively.

Members can also trade in derivatives, such as stock options and futures, index options and futures, fixed-income options and futures and stock loans. OMX offers clearing services in these products by serving as the central counterparty. In doing so, OMX guarantees the completion of the transaction and market participants can thereby limit their counterparty risk. OMX also acts as the counterparty for certain transactions that take place outside the exchange, known as OTC trading. The transactions are reported electronically prior to central counterparty clearing and OMX thereby guarantees the completion of the transaction. Products included in this service are fixed-income options and futures, non-standardized stock options and futures and non-standardized index options and futures.

Following the completion of a transaction, settlement takes place between parties with the exchange of the securities and funds. The transfer of ownership is registered and the securities are stored on the owner’s behalf.

Market. In 2006, OMX saw a sharp increase in turnover in the securities market. Compared with the previous year, the number of equity transactions on the Nordic Exchange increased by 46% and the total value of equity trading rose by 36% . The number of traded derivatives contracts increased during the same period by 15%.

Measured by the number of transactions for 2006, the Nordic Exchange is the fifth largest exchange operation in Europe with a market share of 7%. In terms of trading in equity-related derivatives products, OMX operates Europe’s third largest exchange with a market share of approximately 8% in 2006. Trading in equities or derivatives products tends to center on the marketplaces that offer the highest possible liquidity. For example, in recent years, trading in Ericsson and Nokia shares has risen substantially on the Nordic Exchange compared with the other exchanges on which these companies are listed.

A method of measuring the efficiency of exchange operations is the turnover rate, which is the portion of the exchange’s total market capitalization that is traded over one year. The turnover rate for the Nordic Exchange during 2006 increased to 132% compared to 117% for the prior year.

During 2006, 21 members joined the Nordic Exchange in Sweden, Finland, Denmark and Iceland. As of June 30, 2007, the Nordic Exchange had a total of 160 members. Cooperation between the Nordic Exchange and exchange members has led to an increasing number of members that have a standardized price list for trading in Nordic securities.

Revenue Model. Trading revenues include revenue from trading in equities, bonds and derivatives, as well as from the clearing of derivatives and bonds. The size of trading fees is a function of both volume and value and these are charged to exchange members. The two most important parameters for revenue from equities trading are the value of equity turnover and the number of transactions. The most important parameter for trading and clearing of derivatives products is the number of traded contracts. The size of option premiums also has a certain degree of significance to revenues for trading and clearing in Swedish stock options.

Listing

Products and Services. OMX offers listings on the Nordic Exchange in Sweden, Finland, Denmark and Iceland. The customers issue securities in the form of equities and depository receipts, warrants, fund units, exchange-traded funds, convertibles, rights, options, bonds and other interest-related products.

As an example of services to listed companies, the Nordic Exchange in Sweden and Finland offers a service guaranteeing liquidity for companies with a low level of trading. By engaging a liquidity provider, most often a bank or brokerage firm, companies can secure more accurate pricing for their shares. At year-end 2006, 127 companies on the Nordic Exchange had liquidity providers.

For growth companies, the Nordic Exchange offers access to the financial market through the alternative marketplace First North, with a simpler regulatory framework than OMX’s main market.

Market. The market for listing services is primarily dependent on the economy, access to and costs for alternative sources of financing as well as the perception of the attractiveness of exchange listing and financing. The total market capitalization for companies on the Nordic Exchange at year-end 2006 was SEK 8,306 billion, making it the sixth largest among Europe’s marketplaces, based on the market capitalization of its listed companies. At the same time, the Nordic Exchange is a world leader in certain sectors. Measured in terms of the market capitalization of listed companies, the Nordic Exchange is the largest marketplace in Europe for IT companies, the largest marketplace in the world for the paper industry, the second largest marketplace in the world for retail fashion and third largest marketplace in the world for industrial machinery.

Revenue Model. Revenues for listing services comprise the initial fee and the ongoing fees each company pays for being listed. The fee is determined by the market capitalization of the company. The revenue model for First North works in the same way as for the main market, although companies on First North are generally smaller, generating lower revenues.

Cooperation and Partnerships

Through cooperation and partnerships, OMX participates actively in the development of both the national and international capital markets. LEC (Linked Exchanges and Clearing) is the trading and clearing link for derivatives products, established in London and Oslo. OMX also owns 24% of the EDX London derivatives exchange (jointly owned by the LSE) which, via LEC, offers trading in Nordic and Russian equity-related derivatives with local clearing in the UK. Via EUREX, OMX cooperates on trading in the most traded Finnish derivatives contracts as well as in options and futures on OMXH25.

Systems and Technology

OMX’s technology solutions were essential for creating the Nordic Exchange and ensuring efficient securities transactions. Given OMX’s global expertise in exchange technology, the Nordic Exchange has been able to manage the substantial growth in trading volume in recent years and today rates highly in technological stability, performance, capacity and functionality. The Nordic Exchange is one of OMX’s most demanding and challenging technology customers and, in combination with OMX’s other major customers, plays a distinct role as the driver of developments in existing and new systems.

Market Regulation

Confidence in capital markets is paramount for trading to function properly. The Nordic Exchange carries out market regulation through an independent unit that is separated from the business operations. OMX Surveillance consists of three Surveillance Departments, one at each of the OMX Nordic Exchange in Sweden, Finland and Denmark, and separate surveillance functions at the OMX Nordic Exchange Iceland. These departments are in turn organized into two groups or functions: one for the listing of instruments and surveillance of companies (Issuer Surveillance) and one for surveillance of trading (Trading Surveillance). In Iceland, the surveillance activities are carried out by specially appointed persons. In addition, there are special personnel who carry out surveillance activities at each of the three Baltic Exchanges. Currently, there are two Surveillance Committees at the Nordic Exchange, one in Sweden and one in Finland. In Sweden and Finland, decisions to list new companies are made by the Surveillance Committees of the exchanges. In Denmark and Iceland, listing decisions are made by the President of the exchange, a duty delegated by the board of the OMX Nordic Exchange Copenhagen A/S and the OMX Nordic Exchange Iceland, respectively.

If there is suspicion that a listed company or member has acted in breach of exchange regulations, the matter is dealt with by the market regulation division. Serious breaches are considered by the respective disciplinary committee in Sweden and Finland. In Denmark and Iceland, all matters are dealt with by the market regulation division. Suspected insider trading is reported to the appropriate authorities in the respective country or countries.

OMX continues the harmonization of the structure and processes for market regulation in the Nordic region. When the Nordic Exchange was launched, the listing requirements for OMX’s exchanges in Sweden, Denmark and Finland were harmonized. OMX Nordic Exchange Iceland adopted the harmonized requirements in April 2007. There are plans for a company committee and disciplinary committee to be established in Denmark and Iceland during 2007. In conjunction with this, the listing process will also be harmonized for the Nordic Exchange in Sweden, Finland, Denmark and Iceland. A harmonized set of regulations for listed companies is expected to come into effect in 2008.

Information Services & New Markets

The Information Services & New Markets business area contains Information Services, the Baltic Market and OMX’s Broker Service operations in securities administration. This business area also aims to identify business opportunities with a high level of growth, both in terms of products, services and geographic markets. The Nordic Exchange concept groups the trading and listing services in the Baltic countries provided by the Baltic Market with the exchange operations in the Nordic region, which are included in the Nordic Marketplaces business area, and also incorporates information sales from all of OMX’s marketplaces. For the six months ended June 30, 2007, the Information Services & New Markets business area accounted for SEK 409 million in revenues and SEK 122 million in operating income.

Recent Developments

For this business area, 2006 was characterized by high levels of market activity and a focus on product and service development. Information operations in 2006 were primarily focused on the Nordic Exchange launch. Information products and communications services that were previously defined by specific countries have been replaced by pan-Nordic solutions. Combined with the harmonization of the contract structure, this is intended to ensure that all customers on the Nordic Exchange are offered the same conditions. In addition, these developments mean that individual customers now have only one point of contact and one contract with OMX. Important advances in this business area during 2006 include the launch of the Nordic index family, the introduction of Nordic real-time products and the launch of pan-Nordic and Baltic communications services.

In the Baltic Market, integration and development of the Baltic marketplace has continued. A new Baltic index family was introduced in 2006. In order to facilitate better investment decisions, the Baltic exchanges launched the web-based service Baltic Fund Center with a compilation of information on Baltic funds. During 2006, settlement timing was harmonized across the Baltic States.

In Broker Services, OMX has increased its focus on sales and the development of internal processes. Danish securities services for Swedish members were also introduced in 2006. At the beginning of 2007, operations were expanded to include systems for securities administration in conjunction with an outsourcing systems development agreement with the Indian company, HCL Technologies.

At the end of 2006, OMX announced its bid on all of the shares in the Ljubljana Stock Exchange in Slovenia. The bid expired on January 22, 2007 at which point no owners had yet taken up a final position. In March 2007, OMX strengthened its index business through the acquisition of Findata AB, a leading supplier of information on Nordic companies offering customized indexes. In April 2007, OMX announced that it had signed a letter of intent with the Central Bank of Armenia and the Government of Armenia regarding acquisition of the Armenian Stock Exchange and the Central Depository of Armenia.

In the first quarter of 2007, OMX entered into a partnership with the St. Petersburg Exchange and RX, a group of venture capitalists, to create the International Exchange St. Petersburg, or IXSP, a stock exchange of international standard in St. Petersburg. IXSP will offer Russian companies access to international capital without having to seek a listing on exchanges outside Russia. OMX will deliver the platform for trading and market data dissemination, and provide its expertise in marketplace services. OMX, the St. Petersburg Exchange and RX will each own one third of the new company.

Following the successful launch of First North in the Nordic countries, OMX is extending the concept of First North to the Baltic region in 2007.

Information Services

Information Services encompasses all of OMX’s information products. Information is an increasingly important factor to participants on the Nordic Exchange. The business area develops the Nordic and Baltic range of products and services intended to enhance transparency and enable local investors to more easily ascertain the investment opportunities in the entire region and, at the same time, give international investors greater insight into the Nordic and Baltic securities market.

Products and Services. Information products and services are based on the trading information from the Nordic Exchange for three classes of securities: equities, bonds and derivatives instruments. Based on raw and processed data, OMX provides information in real-time, with a time delay or in batches. The products and services are packaged for market professionals as well as for private individuals, and include real-time information on order books, specific transactions and share-price trends, the compilation and calculation of reference information such as indexes and the presentation of statistics. Information Services also helps listed companies to instantaneously distribute sensitive share-price information to the media, analysts, investors and other stakeholders. The information-related products and services encompass information from seven exchanges.

This business area also includes OMX’s training services for brokers and courses in equity and derivatives trading for professional and private investors.

OMX also recently launched a new comprehensive communications service for listed companies, Company News Service, in response to the additional informational and disclosure requirements imposed on issuers and investors by the European Union in its Directive 2004/109/EC, also known as the Transparency Directive. This new service was launched during the first quarter of 2007 and is being implemented in the Nordic countries during 2007.

Market. The exchange industry is developing rapidly and the use of market information has increased substantially in recent years. There is extensive demand from investors to receive high quality information in order to make as informed an investment decision as possible. Since an increasingly large portion of trading today is automated and takes place at a rate that exceeds human capacity, requirements for the speed of information delivery are also escalating. As a result of increased information delivery needs, there are excellent opportunities to improve the quality of the marketplaces, increase volumes and revenues and generate competitive advantages.

Changing laws and regulations and increasing demand from investors for rapid and reliable information are driving the development of the market for communications tools. Companies use these tools to distribute information to the media, analysts, professional traders and private investors in an efficient manner. The market is subject to intense competition with a number of large international companies and smaller, local niche players. OMX endeavors to be the first choice for these services in the Nordic and Baltic regions.

Revenue Model. OMX’s revenues from Information Services are generated primarily through sales and distribution of market information based on the number of end-users. In addition, Information Services sells communications services to information vendors, exchange members, issuers and professional investors. Revenue is also generated by the training courses that OMX provides.

Baltic Market

The Baltic Market operations comprise the Tallinn Stock Exchange in Estonia, Riga Stock Exchange in Latvia and the Vilnius Stock Exchange in Lithuania. OMX has a 93% ownership interest in the exchanges in Latvia and Lithuania, while OMX’s ownership of the Tallinn Stock Exchange amounts to 62%. OMX also owns the central securities depositories in Estonia and Latvia, and 40% of the central securities depository in Lithuania. Through the Baltic Market, OMX aims to minimize the differences between these three national exchanges and to make these markets a distinctive and attractive part of the Nordic Exchange.

Products and Services. In the Baltic markets, Nordic Exchange offers its members trading, clearing, payment and custody services. Issuers, primarily large companies, are offered listing and a distribution network for their various securities. The securities traded are mainly equities, bonds and treasury bills. Clearing, payment and custody services are offered through the wholly owned central securities depositories in Estonia and Latvia, and part ownership of the central securities depository in Lithuania. In addition, in Estonia and Latvia, OMX provides registry maintenance of the fund units included in the obligatory pension funds, and in Estonia, the maintenance of shareholder registers for listed companies if desired.

OMX intends to strengthen the Baltic Market’s position by expanding its offering with a wider range of Baltic services and instruments to private and institutional customers. The launch of an alternative marketplace for growth companies is expected to occur as well as a new presentation model for listed companies that meets international standards.

Market. During 2006, the three Baltic States that compose the Baltic Market had the highest economic growth rate in the EU. Growth was based on continued strong domestic demand in all three countries, primarily in such areas as construction, property, business and trade. Strong growth in the financial sector was driven by increased trading in the region and an increased number of listed companies and educated investors. At the end of 2006, 98 companies and 68 bond issues were listed on the Baltic Market exchanges. The number of equity transactions per day increased from 903 in 2005 to 996 in 2006. The total market capitalization of listed companies rose from SEK 113 billion in 2005 to SEK 129 billion in 2006.

Revenue Model. Similar to the Nordic Exchange, OMX’s revenues from the Baltic Market are generated from trading, clearing and settlement, fees from issuers, membership fees and from the sale of market information. Revenues also include income from the central securities depositories in Estonia and Latvia, in which the number of registered accounts and transactions are the most important parameters.

Broker Services

As of January 1, 2007, OMX has integrated its technology and service units in securities administration into one unit. Through Broker Services, OMX provides administration and settlement services for securities trading on the Nordic Exchange.

To further develop administration systems solutions and services, OMX has signed an outsourcing agreement with HCL Technologies which will carry out a large part of the development work. Offering competitive back-office and custody services is part of OMX’s strategy for the Nordic Exchange. Broker Services comes under the supervision of the SFSA.

Products and Services. Broker Services comprise a number of offerings. “Back Office for Hire” is targeted toward financial participants who want to entirely or partly outsource their back-office securities administration. “Remote Member Service” offers remote members on the Nordic exchanges settlement and custody services. Through “Account Operator Service,” account-handling services are provided for financial participants holding accounts with the Nordic central securities depositories. “Corporate Finance Administration” offers financial participants administrative services for exchange listings, share issues and registration with securities depositories. For financial participants with active operations in the Nordic market, “System Solutions” offers securities administration systems solutions for mid- and back-office and custody. Systems solutions are offered as either total solutions including operational services or as license services.

Market. Many financial participants active in the Nordic market have chosen not to administer the settlement and depository of securities and/or operate their securities systems themselves. This may be due to insufficient volumes or strategic choices in resource allocation. Many participants have operations throughout the Nordic region, which imposes certain demands on services and administration.

Revenue Model. Revenues in Broker Services are based on a fixed basic fee for administration or licensing, maintenance and operations, and a variable portion that depends on the number of transactions completed. For pure licensing services, a license fee and a monthly maintenance fee are charged.

New Markets

OMX continues to focus on entirely new securities markets, primarily in Eastern Europe. Many exchanges are considering partnerships, upgrading technology solutions and taking other measures to further the development of their marketplaces. With its experience in developing the Nordic market and as a leading provider of exchange technology, OMX is in a strong position to take an active role in transforming these exchanges. Depending on the situation, activities could range from advisory services and technology partnerships to joint ventures and ownership.

Cooperation and Partnership

OMX is continuously expanding its offering through cooperation and partnership. In 2006, the Nordic Exchange developed the VINX index together with Oslo Børs and the OMX Nordic Exchange Iceland. For Company News Service, OMX also works together with PR Newswire, a leading international company in news and information distribution services. Since January 2007, OMX has been working together with the Indian software company, HCL Technologies, in the development and operation of securities administration systems.

Systems and Technology

OMX’s technology solutions were essential for creating the Nordic Exchange, and its leading expertise in exchange technology enables the development of new information services. Experience gained through OMX’s global customer base ensures the continued development of technology and services.

Market Technology

Through this business area, OMX develops and delivers solutions for securities trading, clearing and settlement and information dissemination. OMX solutions enable efficient securities transactions for more than 60 marketplaces in over 50 countries. OMX is the world’s largest supplier of technology solutions to the exchange industry. For the six months ended June 30, 2007, the Market Technology business area accounted for SEK 903 million in revenues and SEK 133 million in operating income.

There are three primary sources of revenues in the Market Technology business area: license, project and support revenues, facility management revenues and other revenues. The customer licenses the right to utilize a systems solution from OMX. The license revenue OMX receives is often fixed, but may also be transaction-based.

Development and integration work for making adaptations to customers’ specific functionality and capacity requirements generates project revenue that is invoiced based on the percentage of completion. Most projects are initiated by OMX to prepare customer-specific solutions, based on OMX’s expertise and intellectual assets, in the form of systems and services. When a systems solution has been delivered, OMX undertakes to maintain and develop it for a number of years, for which it receives ongoing support revenue.

Recent Developments

During 2006, the Market Technology business area strengthened its focus on exchanges, clearing organizations and central securities depositories. Activities in the market intensified and widespread interest in OMX’s solutions from existing and new customers resulted in an increase in order intake of 57% compared to 2005.

Several new agreements with existing and new customers were signed during 2006. OMX’s order intake includes orders from Dubai Financial Market for a new trading system and from the Saudi Stock Market Tadawul for the design, delivery and support of a complete trading and clearing system. Other examples of recent orders include Borsa Italiana for the total operation of its derivatives market, a long-term licensing agreement with ISE and the delivery of technology solutions to a number of alternative trading systems, such as the Italian company TLX.

OMX’s acquisition of Computershare’s Markets Technology business was completed in January 2006. Adding a large customer base and additional customer offerings, the acquisition has also strengthened OMX’s positions in the Middle East and North Africa. In addition, in the first quarter of 2006, a joint initiative was taken with Deutsche Börse to create a uniform communications standard for exchange trading and information dissemination.

In 2007, OMX signed a contract with Plus Markets Group, which we refer to as PMG, in the United Kingdom to provide a new trading and market surveillance platform as well as IT operations. Under the terms of the contract, OMX will be the system provider for the license, customization and implementation of its trading platform, as well as a market surveillance platform supplied by SMARTS. In addition, OMX will provide full IT operations to support PMG’s technology infrastructure. PMG is an independent UK provider of primary and secondary equity market services and currently trades over 850 small and mid-cap company shares, representing a combined market capitalization of over £150bn. The total order value is at least £7.2m over a number of years.

An agreement was signed with BIDS Trading, L.P. (Block Interest Discovery Service) in March 2007. Under the terms of the agreement, OMX will provide hosting capabilities for the BIDS ATS. BIDS Trading, L.P. is a newly formed alternative trading system designed to increase competition and liquidity in U.S. equity block trading.

Hong Kong Exchanges and Clearing Limited, which we refer to as HKEx, extended its technology system partnership with OMX in June 2007 by signing a five-year support and maintenance agreement for HKEx’s derivatives trading, and clearing and settlement systems, known as HKATS and DCASS. HKEx has been using OMX’s technology solutions for its HKATS trading system for over twelve years, allowing HKEx to smoothly handle the rapid growth in its derivatives market.

On September 24, 2007, OMX announced that it had entered into an outsourcing agreement with Verizon Business that covers OMX’s external network operations and data center management and spans a seven year period, commencing October 1, 2007. Further to facilitating international expansion, OMX’s decision to outsource network and data center operations will also enable the company to streamline operations. The agreement is part of OMX’s focus on increasing profitability in the Market Technology business.

Technology Solutions for Trading

Products and Services. OMX’s technology solutions are sold throughout the world and are utilized by exchanges, alternative-trading venues and banks and securities brokers with marketplace offerings of their own. The systems support many types of instruments, ranging from cash equities trading to complex derivatives products. Furthermore, the systems can handle all asset classes, for example currencies, different types of interest-bearing securities and energy.

Market. The technology market for exchanges is characterized by an accelerating rate of change. The ability to quickly manage change has become a highly significant success factor for exchanges. Particular focus has been on industry consolidation, the effects of new laws and regulations, capacity and performance.

OMX’s solutions are mainly purchased by established exchanges. Trading and information volumes are increasing, through such developments as consolidation, new trading patterns, algorithmic trading and growing direct market access. Upgrading or replacing existing systems to meet growing demands for flexibility and efficiency are often the primary driving forces for investment decisions. Many exchanges have traditionally developed their own systems internally. However, the current trend is clearly toward standardized systems that can be adapted to the customer’s specific situation to meet all requirements. At the same time, there is a trend in establishing new exchanges, particularly in developing countries, which have immense needs for support in creating and developing a functioning financial market. From a systems perspective, proven solutions that can quickly be put into operation without the need for extensive adaptations are desirable.

New legislation and regulations that aim to stimulate competition and enhance transparency in exchange trading are becoming increasingly important in the exchange industry. Such regulations also permit new, less regulated marketplaces that can function in parallel to the main exchanges. These new marketplaces are launched by established exchanges, banks and securities brokers and by new players. Characteristic of this market segment is a high demand for turnkey solutions, with performance and costs largely governed by investment decisions.

Technology Solutions for Clearing & Settlement

Products and Services. In the post trade area, OMX offers integrated systems solutions for clearing (risk management) and settlement (settlement and delivery) of both cash equities and derivatives. OMX also offers the systems for handling the administration of securities in securities depositories. These systems have been designed to be able to communicate with various trading systems and with other clearing or securities systems. They can handle the administration of all classes of assets such as currencies, different types of interest-bearing securities or energy.

Market. The market for clearing, settlement and central custody of securities is characterized by rigorous demands for efficiency from customers, since the costs for clearing and settlement, expressed as a percentage of the total transaction costs, remain high.

The clearing and settlement market also provide opportunities for information dissemination products because information dissemination solutions are mainly purchased by established exchange organizations that also offer clearing and settlement services. An increasingly important factor for the investment decision is the possibility of being able to easily integrate clearing, settlement and custody services with trading systems.

Legislative and regulatory initiatives are currently underway with the aim of strengthening post trade competition. Growing cross-border trading also increases the need for system functionality that supports different currencies and foreign securities. Many clearing organizations and securities depositories are continuing to develop their own systems solutions. As demand for efficiency grows so does the need for standardized systems solutions adapted to the demands of a majority of customers.

Technology Solutions for Information Dissemination

Products and Services. OMX offers standardized systems for disseminating raw data, for example concerning prices, trades and order amounts and also refined data such as indexes to meet the extensive need for data for trading.

Market. Market data has become an increasingly important source of revenue for exchange companies and plays a central role in a well-functioning marketplace. To further grow these operations, many companies are now faced with the challenge of creating new information products.

OMX’s solutions are purchased primarily by established exchanges in Europe and the US. Demands in the speed of information transfers are increasing in line with the growth in automated and algorithmic trading. New regulations, such as the Transparency Directive, also promote intensified competition in this area. Accordingly, this leads to a greater need for flexible systems and substantially higher requirements on capacity and performance.

Facility Management, Integration and Advisory Services

Products and Services. OMX offers operation and support for the applications, systems platforms, networks and other components included in a turnkey IT solution. By transferring the operation and support of systems to OMX, the customer can focus on its core operations and reduce its operational risk level. At the same time, economies of scale can be achieved, by allowing the customer access to existing, effective technology and infrastructure.

A central part of many projects is integration and advisory services. These services are based on OMX’s many years of experience in operating and implementing change projects involving both technical infrastructure and ongoing operations. Through its integration services, OMX can assume total responsibility for projects involving migration to a new system and the establishment of entirely new marketplaces. Through its advisory services, OMX can contribute to a client’s business development process by assisting in identifying new opportunities.

Revenue model. OMX Facility Management Services generates annual recurring revenue that can be both fixed and volume based. Outsourcing services accounted for approximately 33% of revenues in the business area during 2006. Other revenues, including advisory services, represented approximately 6% of the business area’s revenues in 2006. License, support and project revenue comprised a total of approximately 60% of revenues for the business area in 2006.

Cooperation and Partnerships

OMX supports and supplements its technology operations through cooperation and partnerships. OMX is the largest owner, currently holding slightly more than 25%, of Orc Software, which is listed on the Nordic Exchange in Stockholm. Orc Software is a software company that develops and sells trading solutions to banks and securities brokers. OMX and Orc Software initiated an active partnership during 2006 regarding the development and sale of systems solutions for securities trading and handling orders for market players. OMX has also signed a strategic partnership agreement with HCL Technologies, one of India’s leading IT companies focused on technology and outsourcing for research and development. The partnership involves the outsourcing, development and maintenance of certain OMX systems solutions.

The Nordic Exchange

The Nordic Exchange was launched quickly due to OMX’s technical expertise. Since OMX is a pioneer in integrating marketplaces, its unique experience can now be applied to other exchanges worldwide. High internal efficiency demands, technical stability, performance and capability combined with technical expertise have made OMX the world’s leading supplier of exchange technology.

Research and Development

OMX invests continuously in the development of new and existing products to ensure its position as a market leader and driving force in the exchange industry. Investment decisions are made based on customer need and general market trends.

During 2006 and the first six months of 2007, OMX conducted research and development activities in its next generation technology, Genium. The objective has been to create solutions that can meet future demands for flexibility, efficiency, stability and performance. Key efforts were also focused on contributing to the continued standardization of protocols and interfaces in the securities market.

OMX’s investments in research and development totaled SEK 215 million, SEK 208 million, SEK 263 million and SEK 120 million for the six months ended June 30, 2007, and the years ended December 31, 2006, 2005 and 2004, respectively.

Intellectual Property

OMX has trademark registrations for the most important names of the OMX companies, and for the indexes and services OMX provides. Many of OMX’s trademarks are registered in a number of countries. For example, the OMX trademark has been registered worldwide.

The following is a sample of the registered trademarks that OMX owns:

•	OMX;

•	OMX Nordic Exchange;

•	Genium;

•	Click;

•	Saxess;

•	Secur; and

•	X-Stream.

OMX’s patent department focuses on gaining patent protection for the software functionality that OMX develops in order for OMX to fully benefit from its research and development investments.

OMX’s patent department accomplishes this through the evaluation of inventions, the preparation, filing and prosecution of patent applications for inventions deemed worthwhile to pursue, the maintenance of granted patents, the coordination of information within the organization about patents and the monitoring of competitors for possible use of patented information.

Real Estate

OMX’s registered office is located at SE-105 78 Stockholm, Sweden. OMX occupies 34,000 square meters of space at this site, which it leases. Other material, long-term property leases held by OMX include 6,566 square meters at 141 Finsbury Pavement, London, England and 4,425 square meters at 131 Broadway, New York, New York.

OMX has also established local headquarters in each of the other European countries where it operates an exchange, as set forth below:

•	Fabianinkatu 14, Helsinki. OMX occupies 2,837 square meters at this site;

•	Nikolaj Plads 6, Copenhagen. OMX occupies 3,294 square meters at this site;

•	Valnu Iela 1, Riga. OMX occupies approximately 500 square meters at this site;

•	Konstitucijos pr. 7, Floor 15, Vilnius. OMX occupies 524 square meters at this site;

•	Tartu Mnt. 2, Tallinn. OMX occupies 646 square meters at this site; and

•	Laugavegi 182, Reykjavik. OMX occupies approximately 733 square meters at this site.

In addition to the premises above, OMX has smaller leased office space at:

•	Level 31, 259 George Street, Sydney, Australia;

•	7th Floor, 530 8 Avenue SW, Calgary, Canada;

•	18/F 100 Queen’s Road Central, Hong Kong;

•	Via Silvio Pellico, 12 (3rd floor), Milan, Italy; and

•	30 Cecil Street, #15-00 Prudential Tower, Singapore.

For further information related to OMX’s owned and leased real estate, see note 12 to OMX’s 2006 consolidated financial statements included herein.

Insurance

OMX maintains a comprehensive insurance program, which is intended to cover its commercial and operational risks. All of its main insurance policies are consolidated at the group level in order to ensure consistency of coverage across the group and to reduce premiums through economies of scale. OMX’s insurance policies generally fall into three categories:

•	financial policies, which cover directors’ and officers’ liability, professional indemnity and criminal acts;

•	general policies, which cover property, theft, equipment damage, business interruption, civil and product liability; and

•	local policies, which cover employer liability with respect to workers’ compensation, travel, motor vehicles, etc.

The scope of risks covered pursuant to these insurance policies is determined by reference to OMX’s activities, while coverage limits are based on OMX’s total assets and revenues. OMX’s insurance brokers advise the group on insurance-related matters, and all underwriters are analyzed from a credit rating perspective. OMX has also developed risk management procedures and business continuity plans to complement its insurance coverage.

Legal Proceedings

OMX is involved from time to time in various legal proceedings in the ordinary course of business. OMX does not believe that any of the legal proceedings in which OMX is currently involved will have a material adverse effect on OMX’s results of operations, liquidity or financial condition.

Finnish Value-Added Tax Dispute

During the second quarter of 2004, OMX rejected a legal claim for additional repayment of VAT amounting to approximately EUR 5 million, excluding interest. On June 9, 2006, the Helsinki City Court gave an interim ruling in the matter in favor of OMX. The City Court also found that OMX was entitled to receive compensation for its legal costs. The court’s ruling was appealed by the plaintiffs, but on May 31, 2007 the Helsinki Court of Appeal rejected the plaintiffs’ appeal. The plaintiffs did not file for leave to appeal with the Helsinki Supreme Court within the statutory period and accordingly relinquished their right to appeal. The lawsuit in the district court still continues between two banks and brokerage firms (as claimants) and OMX, OMX Nordic Exchange Helsinki Ltd. and APK. The amount claimed by these two claimants is about EUR 493,000 plus interest.

System Delivery

A dispute regarding a system delivery amounting to approximately $9.5 million is in progress in the Market Technology business area. In May 2006, OMX initiated arbitration proceedings that are expected to be concluded in the latter half of 2007.

Swedish Value-Added Tax Dispute

OMX Nordic Exchange Stockholm AB (formerly the Stockholm Stock Exchange (Sw: Stockholmsbörsen AB)) subsidiary received a ruling from the Swedish Tax Board in 2004 pursuant to which the company will be subject to a value added tax surcharge for the support and operation services it purchases from other companies within the OMX consolidated group. OMX Nordic Exchange Stockholm AB intends to appeal the ruling. New practice from the Swedish Supreme Administrative Court and standpoints from the Swedish Tax Board in a similar case have reduced the likelihood of a successful appeal. OMX is currently analyzing the consequences of this. Should the Swedish Tax Board’s opinion ultimately be upheld, this would give rise to a cost for OMX of approximately SEK 100 to 125 million based on the situation at December 31, 2006, and increase ongoing tax expenses by SEK 3 million per month.

Management

OMX’s Board of Directors

OMX’s Articles of Association provide that OMX’s Board of Directors may comprise up to eight members. There are currently seven members, each of whom is elected annually. As of the date of this Proxy Statement, OMX’s Board of Directors consists of:

•	Urban Bäckström (Chairman);

•	Bengt Halse;

•	Birgitta Kantola;

•	Birgitta Klasén;

•	Hans Munk Nielsen;

•	Markku Pohjola; and

•	Lars Wedenborn.

Biographical information about each of these directors as of the date of this Proxy Statement is set forth below.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and other Directorships
Urban Bäckström	53

Mr. Bäckström has been Chairman of OMX’s Board of Directors since April 2007 and a Board Member since 2005. Between April 2005 and April 2007, he served on the Audit Committee and in April 2007, he was appointed to the Remuneration Committee. He is currently also Managing Director of the Confederation of Swedish Enterprise (Sw: Svenskt Näringsliv).

Between 1991 and 1993, Mr. Bäckström was State Secretary in the Ministry of Finance in Sweden. From 1994 to December 31, 2002, Mr. Bäckström was Chairman and Governor of the Swedish Central Bank (Sw: Riksbank). During that period he also served on the Board of the Bank for International Settlement, as a Board Member from 1994 to 1999 and as Chairman from 1999 to 2002. He also represented Sweden as Governor of the International Monetary Fund, in the Group of Ten, in the European Monetary Institute (the forerunner to the European Central Bank (ECB)) between 1995 and 1998 and in the General Council of ECB between 1999 and 2002. Mr. Bäckström was, in accordance with the Swedish Central Bank Act, restricted from seeking employment for ten months after leaving the Central Bank. From 2003 to 2005, he was the Chief Executive Officer of Skandia Liv, one of the largest life insurers in Sweden.

Mr. Bäckström received his Bachelor of Science in Economics from Stockholm University in 1979 and studied Ph.D. courses in economics at Stockholm University and the Stockholm School of Economics between 1979 and 1981.

Bengt Halse	64

Dr. Halse has been a member of OMX’s Board of Directors since 2003. In April 2006, he was appointed to the Remuneration Committee. Dr. Halse is also a member of the Board of TietoEnator Oyj, Denel (Pty) Ltd., ISD Technologies AB and Golf Engineers AB. He is a member of the Royal Swedish Academy of Engineering Sciences (IVA) and the Royal Swedish Academy of War Sciences as well as an honorary member of the Royal Swedish Academy of Naval Sciences and the Royal Aeronautical Society in the UK.

Dr. Halse was the CEO of Saab AB from 1995 until July 2003 when he retired. Since 2003, he has been an independent advisor with several board assignments.

Dr. Halse received a Master of Science from Chalmers University of Technology in 1967, a Doctorate of Engineering from Chalmers University of Technology in 1971 and Doctorate of Technology h.c. from Linköping University in 2000.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and other Directorships
Birgitta Kantola	59

Ms. Kantola joined OMX’s Board of Directors in 2007 and was
appointed to the Audit Committee in April 2007. She is also Vice
Chairman of the Board of Fortum Oyj and a member of the Boards of
Nordea AB, Stora Enso Oyj, Varma Mutual Pension Company and
Vasakronan AB. Since 2001, Ms. Kantola has served as a Managing
Partner at Birka Consulting. She was also the Deputy General Manager of Ålandsbanken in 2001. From 1995 to 2000, she worked at the
International Finance Corporation (World Bank Group) Washington
D.C. serving as Vice President and CFO and was a member of the management group. Prior to that, she was Executive Vice President and CFO of the Nordic Investment Bank.

Ms. Kantola received a Master of Law from the University of
Helsinki in 1973.

Birgitta Klasén	58

Ms. Klasén has been a member of OMX’s Board of Directors since January 2005. She was appointed to the Remuneration Committee in April 2007. Ms. Klasén is also a member of the Telelogic Board, the BISNODE Board and also works as independent Senior IT Advisor, a position she has held since 2005. From 2004 to 2005, she was Chief Information Officer and Head of Information Management at European Aeronautics Defence and Space Company. Since 2000, Ms. Klasén has been a board member of several companies. She worked as an independent consultant from 2002 to 2003. From 1996 to 2001, she was Chief Information Officer and Senior Vice President at Pharmacia. Before working at Pharmacia, Ms. Klasén was Chief Information Officer at Telia. She also held various positions at IBM from 1976 to 1994, including as Assistant General Manager of IBM’s Outsourcing business.

Ms. Klasén received a Master of Science in Technical Physics from the Royal Technical High School in Stockholm in 1972. She studied economics and psychology at the University of Stockholm between 1972 and 1975.

Hans Munk Nielsen	60

Mr. Nielsen joined OMX’s Board of Directors in 2005 and was appointed Chairman of the Audit Committee in April 2007, after serving as an Audit Committee member for one year. He has been the Senior Executive Vice President and Chief Financial Officer of TDC A/S, a Danish Company, since 1991. Mr. Nielsen also serves as Chairman of the Board of Collateralized Mortgaged Obligations Fonden and Deputy Chairman of a number of companies within the TDC group. In addition, he is Deputy Chairman of the Board of Nordea Invest. He has held various positions at Storebaeltsforbindelsen, Carl Bro Group, Danske Bank and the Danish Ministry of Finance.

Mr. Nielsen received a Master of Science in Economics from the University of Aarhus in 1973.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and other Directorships

Markku Pohjola	59

Mr. Pohjola has been a member of OMX’s Board of Directors since
2003. Since 2002, he has been the Deputy Group Chief Executive
Officer and Head of Group Processing and Technology of Nordea
Bank AB where he is also a member of Group Executive
Management. Mr. Pohjola serves as a member of the Board of
Directors of Nordea Bank Finland, Nordea Bank Denmark and
Nordea Bank Norway. He is a member of the board of Varma, the pension insurance company, and the Finnish Chamber of Commerce,
Chairman of the Finnish department of the International Chamber of
Commerce, and a member of the Supervisory board of the Finnish
Business and Policy Forum, EVA and the Research Institute of the
Finnish Economy.

Mr. Pohjola received a Bachelor of Science from the Helsinki
School of Economics in 1971.

Lars Wedenborn	48

Mr. Wedenborn joined OMX’s Board of Directors in 2007. In September 2007, Mr. Wedenborn took up the position of CEO of Thisbe AB. He was a member of the executive team of Investor AB between 2000 and 2007, serving as Executive Vice President and CFO. Mr. Wedenborn is also Chairman of the Board of Novare Human Capital AB and he is a board member of The Grand Group AB.

Mr. Wedenborn received a Master of Science in Economics from Uppsala University in 1981.

Executive Officers

The following individuals serve OMX as executive officers in the capacities indicated. Certain other biographical information is also included below.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and other Directorships
Magnus Böcker	46

Mr. Böcker is the President and Chief Executive Officer of OMX and has been an OMX employee since 1986. From 1996 to 2003 he served as the Vice President of OM and the President of OM Technology. He was the Chief Financial Officer from 1989 to 1996.

Mr. Böcker serves as a member of the board of Orc Software, the Dustin Group and he is a board member of the World Federation of Exchanges.

Mr. Böcker studied business at the University of Stockholm.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and other Directorships

Hans-Ole Jochumsen	49

Mr. Jochumsen is the President of Information Services & New
Markets for OMX. He has been employed by OMX since 1998.
Previously, he served as President and CEO of the Copenhagen Stock
Exchange (now called the OMX Nordic Exchange Copenhagen A/S)
and FUTOP Clearingcentralen Ltd. Prior to joining OMX,
Mr. Jochumsen served as President and member of the Executive
Management of BG Bank from 1996 to 1998 and as President and member of the Executive Management of Girobank from 1994 to
1996. From 1990 to 1994, he was a President and member of the
Executive Management of BRFkredit (mortgage bank).

He is Chairman of Meetingplace Wonderful Copenhagen and Vice
Chairman of the Danish Heart Foundation. Mr. Jochumsen is also a board member of the Foundation of Danish-Norwegian Co-operation.

Mr. Jochumsen received a Master’s in Economics from Copenhagen
University in 1983.

Jukka Ruuska	46

Mr. Ruuska has been employed by OMX since 2000 and he serves as the President of OMX Nordic Marketplaces. Previously, he served as president and CEO of HEX Group. From 1997 to 2000, Mr. Ruuska was the Director of Corporate Planning at HTC and from 1996 to 1997 he was the Director of Corporate Planning for Finnet Group. From 1994 to 1996 he was Deputy CEO of Prospectus Oy and prior to that he worked in the Investment Banking Division of Kansallis-Osake-Pankii.

Mr. Ruuska serves as President of the Federation of European Securities Exchanges and Chairman of NOREX, the OMX Nordic Exchange Helsinki Oy, the OMX Nordic Exchange Copenhagen A/S and the OMX Nordic Exchange Iceland hf. He is also a Board member of OMX Exchanges and the OMX Nordic Exchange Stockholm AB, OMX Technology, VR-Group Ltd., EDX London Ltd. and Stiftelsen Aktiefrämjandet.

Mr. Ruuska received a Master of Law from the University of Helsinki in 1986 and a Master of Business Administration from the Helsinki University of Technology in 1998.

Kristina Schauman	42

Ms. Schauman has been the Chief Financial Officer for OMX since
2004 after briefly serving as Group Treasurer. From 2001 to 2004, she was Vice President of Corporate Finance for Investor AB and
from 1996 to 2001 she served as Group Treasurer for Investor AB.
She was a Financial Advisor for ABB Financial Services from 1995 to 1996 and worked for Stora Financial Services from 1989 to 1995.
Ms. Schauman serves on the boards of Vasakronan, OMX Capital
Insurance, NLK, OMX Netherlands Holding and OMX Technology.

Ms. Schauman received a Master of Science in Business
Administration with a focus on accounting and finance from the
Stockholm School of Economics in 1989.

Name	Age	Present Principal Occupation or Employment, Five-Year Employment History and other Directorships

Markus Gerdien	46

Mr. Gerdien became the President of Market Technology for OMX in 2005. Before joining OMX he worked for Observer Group AB from 2002 to 2005 serving as Executive Vice President of Market & Business Development and Executive Vice President of the Communication Tools Division. From 2000 to 2002, he was Partner and Co-founder of Common Agenda Venture Management AB. He also held various positions at Front Capital Systems AB from 1988 to 2000, including Managing Director and a Member of the Company Management Group and Sales and Marketing Manager. Mr. Gerdien also serves as Chairman of the board of Orc Software.

Mr. Gerdien studied Computer Sciences at the University of Stockholm.

Bo Svefors	55

Mr. Svefors is the Senior Vice President of Marketing & Communications and has been an OMX employee since 2003. Prior to joining OMX, he was an Independent Consultant to OMX from 1989 to 2003. From 1985 to 1989 Mr. Svefors served as the Chief Executive Officer of Brindfors Advertising.

Mr. Svefors received a Master of Science in Business Administration from the Stockholm School of Economics in 1977.

Compensation Discussion and Analysis

In connection with the Offer, the combined company will conduct a comprehensive review of the executive compensation practices of OMX and Nasdaq. As a result of this review, the combined company’s executive compensation for 2007 may reflect significant changes in compensation structure and philosophy as compared to OMX and Nasdaq historic compensation practices. In particular, OMX’s long-term incentive plans will be reevaluated to ensure that compensation rewards the performance of the combined company.

Overview of 2006 Compensation Policy and Program

The aim of OMX’s compensation policy for 2006 was to offer market-based, competitive compensation to its named executive officers to promote recruitment and retention of qualified individuals with the expertise necessary to ensure OMX’s success. The fundamental principles of such compensation policy were:

•	To work towards a consensus between employees and shareholders regarding the long-term perspective of operations;

•	To ensure that employees within OMX’s different organizations receive compensation that is competitive and reflects market conditions; and

•	To offer a salary scale based on results achieved, duties, skills, experience and position.

In 2006, OMX’s compensation program for named executive officers was comprised of the following elements:

•	Fixed salary;

•	Variable salary (including both short-term and long-term incentives);

•	Pension benefits; and

•	Severance pay and other benefits.

Fixed Salary

Every two years, OMX’s Remuneration Committee conducts a review of the salaries paid to named executive officers, with the exception of the President, whose salary review takes place every three years. In conducting these reviews, the Remuneration Committee considers the executive’s performance, market salary levels, changes in the executive’s duties and OMX’s performance.

Based on the most recent salary reviews, as of January 1, 2007, the Remuneration Committee increased the fixed annual salaries of certain named executive officers as follows: Magnus Böcker, from $639,480 to $729,959; and Jukka Ruuska, from $451,406 to $498,922. Each of the foregoing amounts represents the dollar equivalent of amounts actually paid in Swedish Kronor, based on the exchange rate in effect on December 29, 2006, equal to SEK/USD 6.8497. The salaries of Kristina Schauman, Markus Gerdien, and Hans-Ole Jochumsen will be reviewed on January 1, 2008.

Variable Salary

Short-Term Incentive Program

OMX’s Short Term Incentive Program (“STIP”) provides cash bonuses to managers and key employees, including the named executive officers, upon achievement of OMX financial targets and individual performance goals.

In 2006, 60% of the STIP bonus paid to each named executive officer was based on the achievement of quantitative financial targets related to budgeted operating income. The remaining 40% was based on qualitative goals related to individual performance, as determined by the President and, in the case of Mr. Böcker, by the Remuneration Committee. The maximum bonus payable to each named executive officer is 50% of his or her fixed salary. Based on 2006 performance, OMX paid an aggregate of $3,722,791 under the STIP (the dollar equivalent of SEK 25.5 million, based on the December 29, 2006 exchange rate of SEK/USD 6.8497), which represented approximately 72.9% of the total maximum payout of $5,109,713 (the dollar equivalent of SEK 35 million, based on the December 29, 2006 exchange rate of SEK/USD 6.8497).

The 2007 STIP follows the same structure as in 2006. 60% of the 2007 STIP bonus amount is based on quantitative financial targets related to return on capital and the budgeted operating profit, with the remaining 40% based on qualitative goals related to individual performance. The maximum aggregate payout under the STIP for 2007 is $6,277,647 (the dollar equivalent of SEK 43 million, based on the December 29, 2006 exchange rate of SEK/USD 6.8497). In 2007, the maximum bonus payable to each named executive officer remains 50% of fixed salary.

Long-Term Incentive Schemes

For 2006 and 2007, OMX’s long-term incentive compensation program consists of matching share awards that vest based on performance conditions under the OMX Share Match Program for 2006 and the Share Match Program for 2007 (together, the “Share Match Programs”). OMX made grants of matching share awards under the Share Match Program for 2006 on April 6, 2006, and had planned to make similar grants under the Share Match Program for 2007 at OMX’s 2007 Annual General Meeting. However, as a result of the Offer, OMX postponed making such grants. OMX has not granted stock options to employees since 2002.

Under the Transaction Agreement, awards granted under the Share Match Program for 2006 will vest on a pro rata basis in accordance with the Transaction Agreement, and will be subsequently cancelled as of the completion of the Offer. Participants will receive cash consideration for cancellation of such awards, as well as consideration for the grants that would have been made under the Share Match Program for 2007, in accordance with the Transaction Agreement.

The OMX Share Match Program for 2006 provides an opportunity for employees, including the named executive officers, to purchase shares of OMX common stock and receive company matching shares based on company performance. Participants were entitled to invest up to (i) 7.5% of their pre-tax annual fixed salary, or (ii) the maximum after-tax amount earned by the participant under the STIP in 2005. Subject to continued employment with OMX through April 6, 2009, participants would have received, on April 30, 2009 up to five OMX matching shares for each invested share, if:

•	The average percentage increase in earnings per share (“EPS”) between January 1, 2006 and December 31, 2008 had equaled or exceeded 25%, and

•	The total annual return to shareholders during such period had equaled or exceeded an index determined by OMX’s Board of Directors, plus 10 percentage points.

Under the OMX Share Match Program for 2007, named executive officers were entitled to invest up to (i) 15% of their pre-tax annual fixed salary or (ii) the maximum amount earned after tax under the STIP in 2006. Mr. Böcker was entitled to purchase a maximum of 10,000 shares of OMX common stock. Subject to continued employment with OMX through the vesting date in April 2010, participants would have received up to five OMX matching shares (eight matching shares, in the case of Mr. Böcker) for each invested share, if:

•	The average percentage increase in earnings per share (“EPS”) between January 1, 2007 and December 31, 2009 had equaled or exceeded 20%, and

•	The total annual return to shareholders had equaled or exceeded an index determined by the Board, plus 10 percentage points.

No matching shares would have been issued under the Share Match Programs if the average annual percentage increase in EPS fell below 2% per year or if the total annual return to shareholders did not improve, relative to the comparative index.

OMX formerly granted employees, including executive officers, options to acquire OMX Shares, subject to vesting. No grants have been made under the stock option plan since 2002, and of the current executive officers, only Magnus Böcker holds outstanding options. For more information about the stock option plan, see related disclosures in Note 7 to OMX’s annual financial statements on page FIN-51.

Pension Benefits

All of the named executive officers except for Mr. Ruuska and Mr. Jochumsen participate in the OMX Pension Plan, a defined contribution pension plan under which OMX makes annual contributions equal to a percentage of fixed salary to participants’ personal accounts. Each participant is free to invest such contributions as he or she chooses. Under Swedish law, participants are not taxed on the contributions or earnings until they are withdrawn upon retirement in accordance with Swedish law. For 2006, Mr. Böcker, Ms. Schauman and Mr. Gerdien were entitled to receive contributions equal to 23%, 17% and 20% of fixed salary, respectively. OMX increased the contributions for 2007, such Mr. Magnus Böcker is entitled to receive contributions equal to 30% of fixed salary, and Ms. Schauman and Mr. Gerdien are each entitled to receive contributions equal to 23% of fixed salary.

Mr. Jochumsen is covered by a defined contribution pension plan governed by Danish labor market practice. Mr. Jochumsen’s defined contribution pension plan is similar to the OMX Pension Plan; OMX makes annual contributions to a personal account, and Mr. Jochumsen is free to invest the contributions as he chooses. He is not taxed on the contributions or any earnings until retirement in accordance with Danish law. For 2006, Mr. Jochumsen was entitled to receive an annual contribution from OMX equal to 20% of fixed salary. OMX did not increase his pension contribution for 2007.

Mr. Ruuska is covered by a defined benefit pension plan governed by Finnish labor market regulations, under which OMX is required to make annual contributions equal to 17% of total remuneration (including fixed and variable salary) to an account maintained by the Finnish government. Under the defined benefit pension plan, the Finnish government guarantees an annual retirement benefit equal to 60% of total remuneration, payable upon retirement in accordance with Finnish law.

Under each of the pension plans described above, OMX has no liability for post-retirement benefits beyond its annual contribution to executives’ accounts. OMX does not maintain such accounts, nor does it guarantee any appreciation, interest or earnings on account assets. OMX’s liability with respect to each named executive officer under the applicable pension plan will cease immediately upon the termination of such executive’s employment with OMX.

Severance Pay and Other Benefits

OMX has entered into employment contracts with each of its named executive officers that provide for payment of certain severance benefits in the event of voluntary and involuntary terminations. The employment contracts of Mr. Böcker and Mr. Ruuska also provide for payment of benefits in connection with a change in control. For more information regarding these post-termination payments, see “—Potential Payments Upon Termination of Employment and Change in Control.”

Each named executive officer is also entitled to receive other benefits, such as health insurance, long-term disability insurance, occupational group life insurance and workers’ compensation insurance.

Summary Compensation Table

The following table summarizes the total compensation earned by or paid to our named executive officers in 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Magnus Böcker, President and CEO	2006	$639,480	—	$75,580	$243,090	$170,120	$1,128,274

Kristina Schauman, CFO	2006	$332,880	—	$36,338	$129,940	$65,269	$564,429

Markus Gerdien, President Market Technology	2006	$367,920	$58,400	$21,203	$125,560	$85,574	$658,658

Jukka Ruuska, President Nordic Market Places	2006	$451,406	—	$60,265	$177,390	$81,993	$771,054

Hans-Ole Jochumsen, President Information Services & New Markets	2006	$477,900	$88,500	$33,745	$191,160	$138,271	$929,576

(1)

All figures in the table represent the United States dollar equivalent of payments actually earned or paid in Swedish Kronor, and in the case of Mr. Jochumsen, earned or paid in Danish Kronor. Amounts have been converted using the exchange rates in effect on December 29, 2006, equal to SEK/USD 6.8497 and DKK/USD 5.6501.

(2)

Represents, in the case of Mr. Gerdien, the dollar value of the signing bonus Mr. Gerdien received in April 2006, upon six months’ employment with OMX. Represents, in the case of Mr. Jochumsen, a bonus paid August 2006, as consideration for entering into a new employment contract in line with OMX compensation policy and practice, which is less beneficial than the terms of his previous contract with the Copenhagen Stock Exchange.

(3)

Represents the expense to OMX in 2006, as computed in accordance with IFRS 2 and FAS 123R, of OMX shares granted to the named executive officers under the OMX Share Match Program 2006. The assumptions used in the calculation of these amounts are included in Note 7 to OMX’s audited financial statements for the year ended December 31, 2006, which are included elsewhere in this Proxy Statement, and the assumptions for prior years are included in the corresponding notes to OMX’s audited financial statements for prior years. Information with respect to the share awards granted to the named executive officers in 2006 is disclosed below in the Grant of Plan-Based Awards Table and the accompanying notes. Information with respect to share awards granted in years before 2006 is disclosed below in the Outstanding Equity Awards at 2006 Fiscal Year-End Table and the accompanying notes.

(4)

Represents payments made under the OMX Short Term Incentive Program 2006. For additional information about non-equity incentive awards and payments to the named executive officers, including the performance criteria on the basis of which these awards were earned, please see the Compensation Discussion and Analysis and the Grants of Plan-Based Awards Table.

(5)

“All Other Compensation” includes health and long-term disability insurance premiums. The dollar value of insurance premiums paid by, or on behalf of, OMX during fiscal year 2006 for the benefit of the named executive officers, as follows:

Executive	Annual Premium
Magnus Böcker, President and CEO	$23,040
Kristina Schauman, CFO	$11,363
Markus Gerdien, President Market Technology	$11,990
Jukka Ruuska, President Nordic Market Places	$723
Hans-Ole Jochumsen, President Information Services & New Markets	$211

This column also includes OMX contributions to named executive officers’ defined contribution pension plans (defined benefit plan, in the case of Mr. Jochumsen), as follows:

Executive	OMX Contribution
Magnus Böcker, President and CEO	$147,080
Kristina Schauman, CFO	$53,906
Markus Gerdien, President Market Technology	$73,584
Jukka Ruuska, President Nordic Market Places	$81,270
Hans-Ole Jochumsen, President Information Services & New Markets	$95,580

None of the named executive officers are entitled to receive above-market or preferential earnings under any defined contribution pension plan or other nonqualified deferred compensation plan.

This column also includes the cost of providing Mr. Jochumsen with the use of a company car during 2006, equal to $42,480.

Grants of Plan-Based Awards in 2006

Name	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value of Stock Awards(4)
			Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Magnus Böcker, President and CEO	STIP(1) Share Match(2)	1/1/2006 4/6/2006	—	$159,870	$319,740	—	11,585	57,925	302,319

Kristina Schauman, CFO	STIP Share Match	1/1/2006 4/6/2006	—	$83,220	$166,440	—	5,570	27,850	145,353

Markus Gerdien, President Market Technology	STIP Share Match	1/1/2006 4/6/2006	—	$91,980	$183,960	—	3,250	16,250	84,811

Jukka Ruuska, President Nordic Market Places	STIP Share Match	1/1/2006 4/6/2006	—	$112,851	$225,703	—	9,238	46,188	241,059

Hans-Ole Jochumsen, President Information Services & New Markets	STIP Share Match	1/1/2006 4/6/2006	—	$119,492	$238,984	—	5,173	25,863	134,980

(1)

“STIP” denotes the Short-Term Incentive Program for 2006. The general terms of the STIP and the performance criteria for 2006 awards are described in the section entitled “—Compensation Discussion and Analysis”.

(2)	“Share Match” denotes the Share Match Program for 2006.

(3)

Reflects grants of matching shares of OMX common stock subject to performance-based vesting conditions under the Share Match Program for 2006, as discussed in the Compensation Discussion and Analysis. Participants in the Share Match Program are permitted to invest in OMX shares up to (i) 7.5% of their fixed annual salary before tax or (ii) the maximum after tax amount earned under the STIP in 2005. Subject to continued employment with OMX, and upon the achievement of certain performance conditions, participants would have received, on April 30, 2009, up to five OMX shares, known as matching shares. Under the Transaction Agreement, all of OMX’s equity incentive plans, including the Share Match Program for 2006, will terminate upon the closing of the combination, and awards granted thereunder shall be cancelled. Participants will receive cash consideration for cancellation of such awards.

(4)	Represents the aggregate grant date fair value, computed in accordance with IFRS 2 and FAS 123R, of matching shares granted to the named executive officers in 2006 under the Share Match Plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)		Option Expiration Date(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Magnus Böcker, President and CEO	150,000 76,000	— —	$ $	58.40 25.55	6/28/2007 6/15/2008	17,378 —	$528,520 —

Kristina Schauman, CFO	—	—		—	N/A	8,355	$255,500

Markus Gerdien, President Market Technology	—	—		—	N/A	4,875	$148,920

Jukka Ruuska, President Nordic Market Places	—	—		—	N/A	13,856	$421,940

Hans-Ole Jochumsen, President Information Services & New Markets	—	—		—	N/A	7,759	$236,520

(1)	Options granted under the OMX Employee Stock Option Programs for 2000 and 2001 vest in equal installments on the first, second and third anniversaries of the grant date.

(2)	Options granted under the OMX Employee Stock Option Program for 2000 and 2001 expire on the seventh anniversary of grant.

(3)	Represents the U.S. dollar equivalent of exercise prices actually stated in Swedish Kronor, converted using the exchange rate in effect on December 29, 2006, equal to SEK/USD 6.8497.

(4)

Represents matching shares that will vest and be cashed out under the OMX Share Match Program for 2006 in accordance with the Transaction Agreement (3.75 matching shares per each invested share). Each named executive officer will forfeit the following matching shares: Mr. Böcker, 40,547 shares; Ms. Schauman, 19,495 shares; Mr. Gerdien, 11,375 shares; Mr. Ruuska, 32,332 shares; and Mr. Jochumsen, 18,104 shares.

(5)

The market value of these awards was calculated by multiplying the number of shares covered by the award by $30.87, the U.S. dollar equivalent of SEK 208 per share of OMX common stock, the offer price to be paid by Nasdaq in the combination, converted using the exchange rate in effect on December 29, 2006, equal to SEK/USD 6.8497.

Option Exercises and Stock Vested—Fiscal Year 2006

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Magnus Böcker, President and CEO	37,000	$287,319
Kristina Schauman, CFO	—	—
Markus Gerdien, President Market Technology	—	—
Jukka Ruuska, President Nordic Market Places	—	—
Hans-Ole Jochumsen, President Information Services & New Markets	—	—

(1)	Represents the U.S. dollar equivalent of an amount actually realized in Swedish Kronor, converted using the exchange rate in effect on December 29, 2006, equal to SEK/USD 6.8497.

Retirement Plans

OMX makes annual contributions to defined contribution pension plans (in the case of Mr. Ruuska, a defined benefit pension plan) on behalf of the named executive officers. OMX has no liability for post-retirement benefits under any of the pension plans. The annual contribution amounts made by OMX to personal retirement accounts of named executive officers under the pension plans are disclosed in the Summary Compensation Table above. For more information regarding these pension plans, see “Compensation Discussion and Analysis.”

OMX does not maintain any other non-qualified deferred compensation plans.

Potential Payments on Termination of Employment or Change in Control

OMX has entered into employment contracts with each of its named executive officers. Under the terms of such employment contracts, OMX’s named executive officers would become entitled to certain payments and benefits if their employment with OMX were to terminate in certain circumstances, including voluntary and involuntary terminations. In addition, under the Share Match Programs, upon a change in control, the vesting of each matching share award granted thereunder would accelerate on a pro rata basis to reflect the amount of time elapsed since the award grant date over the three-year vesting period. The award grant date for the Share Match Program for 2006 was April 6, 2006. The severance benefits to which each named executive officer would have been entitled if he or she had been terminated on December 31, 2006 are quantified and described in the section entitled “—Termination Payments.”

Under the employment contracts and benefit plans in effect during 2006, none of the named executive officers would have been entitled to receive any other payments or benefits upon a change in control of OMX. However, as of January 1, 2007, OMX entered into new employment contracts with Magnus Böcker and Jukka Ruuska that provide for payment of benefits upon a voluntary or involuntary termination in connection with a change in control. In addition, the Transaction Agreement provides for accelerated vesting of matching shares under the Share Match Program and cash out of such shares in connection with the completion of the Offer. The Transaction Agreement also provides for accelerated vesting of options. None of the named executive officers holds unvested options. The change in control benefits to which each named executive officer would be entitled in connection with the completion of the Offer are quantified and described below in the section entitled “—Change in Control Payments.”

Termination Payments

The employment contracts in effect during 2006 permitted OMX to terminate the employment of each named executive officer upon 12 months’ notice (and immediately without notice, in the event of a substantial breach by the named executive officer of the employment contract). Each named executive officer was permitted to terminate employment for any reason upon 6 months’ notice.

The employment contracts provided that each named executive officer was entitled to continue to receive his or her fixed salary and other benefits (including pension and insurance benefits) during the notice period, regardless of whether or not he or she remained actively employed during the entire notice period.

In addition, if the named executive officer remained actively employed during such notice period, he or she would be eligible to receive variable incentive pay under the STIP, prorated to reflect the portion of the notice period during which the named executive officer remained actively employed with OMX.

Mr. Böcker, Mr. Ruuska and Mr. Jochumsen were also entitled to receive an additional severance payment equal to six months’ fixed salary upon termination by OMX without cause.

The above severance benefits were subject to the named executive officer’s compliance with a 12-month non-compete and non-solicitation covenant, and restrictive covenants regarding confidentiality and certain intellectual property rights.

Breach of any of the foregoing covenants would result in forfeiture of severance benefits, as well as a penalty payment for each month the named executive officer is in breach of any covenant. Under the 2006 employment contracts, the penalty would have been $145,991 (the U.S. dollar equivalent of SEK 1,000,000, based on the December 29, 2006 exchange rate of SEK/USD 6.8497) for Mr. Böcker, Ms. Schauman and Mr. Gerdien; $263,980 (the U.S. dollar equivalent of €200,000, based on the December 29, 2006 exchange rate of EUR/USD 1.3199) for Mr. Ruuska; and $191,147 (a payment equal to six months’ salary) for Mr. Jochumsen.

The terms of the employment contracts in effect for 2007 are substantially similar to those of the 2006 employment contracts, with the following key differences:

•

Mr. Böcker, Ms. Schauman and Mr. Ruuska will only be eligible to receive a prorated bonus upon involuntary terminations by OMX. Upon a voluntary termination, they will receive no bonus during the notice period;

•	For all named executive officers except for Mr. Jochumsen, the non-compete covenant was reduced to 6 months; and

•	The penalty payment for breach of restrictive covenants is now equal to six months’ salary for all named executive officers, except Mr. Gerdien, whose penalty remains $145,991.

Under the Share Match Programs, the vesting of share match awards will accelerate on a pro rata basis to reflect the time elapsed since the grant date over the three-year vesting period upon the following events: (i) a change in control of OMX, (ii) a termination without cause, or (iii) upon death, disability or retirement. No awards will vest upon a termination for cause or a voluntary termination.

The tables below provide information regarding potential benefits that would be received by each named executive officer under various termination events (and upon a change in control event), calculated as though any such events had occurred on December 31, 2006, under the employment contracts and arrangements then in effect. The actual amounts paid to any named executive officer can only be determined at the time of the executive’s separation from OMX. All values in the tables below represent the U.S. dollar equivalent of amounts payable in Swedish Kronor, and in the case of Hans-Ole Jochumsen, in Danish Kronor, based on the exchange rates in effect on December 29, 2006, equal to SEK/USD 6.8497 and DKK/USD 5.6501.

Magnus Böcker, CEO and President OMX

Benefits and Payments Upon Termination of Service	Termination For Cause ($)	Voluntary Termination by NEO for Any Reason (6 Month Notice Period) ($)		Termination Upon Death or Disability ($)	Termination Upon Retirement ($)	Termination Without Cause (12 Month Notice Period) ($)		Change in Control ($)
Severance	—	—		—	—	$364,980	(1)	—
Salary During Notice Period	—	$364,980		—	—	$729,959		—
Maximum Bonus During Notice Period	—	$182,490	(2)	—	—	$364,980	(2)	—
Health and Life Insurance During Notice Period	—	$11,520	(3)	—	—	$23,040	(3)	—
Share Match Accelerated Vesting:	—	—		$66,489	$66,489	$66,489		$66,489

Total	—	$558,990		$66,489	$66,489	$1,549,448		$66,489

(1)	Equal to 6 months’ fixed salary.

(2)

Represents the maximum incentive bonus payable under the STIP during the notice period, subject to the executive’s continued active employment during the notice period. Determination of the bonus amount payable depends on actual performance during the notice period.

(3)	Represents health and life insurance premiums payable during the notice period.

Kristina Schauman, CFO

Benefits and Payments Upon Termination of Service	Termination For Cause ($)	Voluntary Termination by NEO for Any Reason (6 Month Notice Period) ($)		Termination Upon Death or Disability ($)	Termination Upon Retirement ($)	Termination Without Cause (12 Month Notice Period) ($)		Change in Control ($)
Salary During Notice Period	—	$166,440		—	—	$332,880		—
Bonus During Notice Period (maximum)	—	$83,220	(1)	—	—	$166,440	(1)	—
Health and Life Insurance During Notice Period	—	$5,682	(2)	—	—	$11,363	(2)	—
Share Match Accelerated Vesting	—	—		$31,968	$31,968	$31,968		$31,968

Total	—	$255,342		$31,968	$31,968	$542,651		$31,968

(1)

Represents the maximum incentive bonus payable under the STIP during the notice period, subject to the executive’s continued active employment during the notice period. Determination of the bonus amount payable depends on actual performance during the notice period.

(2)	Represents health and life insurance premiums payable during the notice period.

Markus Gerdien, President Market Technology

Benefits and Payments Upon Termination of Service	Termination For Cause ($)	Voluntary Termination by NEO for Any Reason (6 Month Notice Period) ($)		Termination Upon Death or Disability ($)	Termination Upon Retirement ($)	Termination Without Cause (12 Month Notice Period) ($)		Change in Control ($)
Salary During Notice Period	—	$183,960		—	—	$367,920		—
Bonus During Notice Period (maximum)	—	$91,980	(1)	—	—	$183,960	(1)	—
Health and Life Insurance During Notice Period	—	$5,995	(2)	—	—	$11,990	(2)	—
Share Match Accelerated Vesting	—	—		$18,653	$18,653	$18,653		$18,653

Total	—	$281,935		$18,653	$18,653	$582,523		$18,653

(1)

Represents the maximum incentive bonus payable under the STIP during the notice period, subject to the executive’s continued active employment during the notice period. Determination of the bonus amount payable depends on actual performance during the notice period.

(2)	Represents health and life insurance premiums payable during the notice period.

Jukka Ruuska, President Nordic Market Places

Benefits and Payments Upon Termination of Service	Termination For Cause ($)	Voluntary Termination by NEO for Any Reason (6 Month Notice Period) ($)		Termination Upon Death or Disability ($)	Termination Upon Retirement ($)	Termination Without Cause (12 Month Notice Period) ($)		Change in Control ($)
Severance	—	—		—	—	$249,461	(1)	—
Salary During Notice Period	—	$249,461		—	—	$498,922		—
Bonus During Notice Period (maximum)	—	$124,731	(2)	—	—	$249,461	(2)	—
Health and Life Insurance During Notice Period	—	$362	(3)	—	—	$723	(3)	—
Accelerated Vesting:
Share Match	—	—		$53,016	$53,016	$53,016		$53,016

Total	—	$374,554		$53,016	$53,016	$1,051,583		$53,016

(1)	Equal to 6 months’ fixed salary.

(2)

Represents the maximum incentive bonus payable under the STIP during the notice period, subject to the executive’s continued active employment during the notice period. Determination of the bonus amount payable depends on actual performance during the notice period.

(3)	Represents health and life insurance premiums payable during the notice period.

Hans-Ole Jochumsen, President Information Services & New Markets

Benefits and Payments Upon Termination of Service	Termination For Cause ($)	Voluntary Termination by NEO for Any Reason (6 Month Notice Period) ($)		Termination Upon Death or Disability ($)		Termination Upon Retirement ($)	Termination Without Cause (12 Month Notice Period) ($)		Change in Control ($)
Severance	—	—		$238,950	(1)	—	$238,950	(1)	—
Salary During Notice Period	—	$238,950		—		—	$477,900		—
Bonus During Notice Period (maximum)	—	$119,475	(2)	—		—	$238,950	(2)	—
Health and Life Insurance During Notice Period	—	$106	(3)	—		—	$211	(3)	—
Accelerated Vesting:
Share Match	—	—		$29,686		$29,686	$29,686		$29,686

Total	—	$358,531		$268,636		$29,686	$985,697		$29,686

(1)	Equal to 6 months’ fixed salary.

(2)

Represents the maximum incentive bonus payable under the STIP during the notice period, subject to the executive’s continued active employment during the notice period. Determination of the bonus amount payable depends on actual performance during the notice period.

(3)	Represents health and life insurance premiums payable during the notice period.

Change in Control Payments

In connection with the completion of the Offer, each equity award granted (or, in the case of the Share Match Program for 2007, each award which would have been granted) to employees, including the named executive officers, under OMX’s equity plans, will vest and restrictions thereon will lapse in accordance with the

Transaction Agreement. Each named executive officer received a grant under the Share Match Program for 2006, and would have received a grant under the Share Match Program for 2007. None of the named executive officers holds unvested options. Mr. Böcker holds unexercised, fully vested options to purchase 76,000 shares of OMX common stock, which will be cashed out in connection with the completion of the Offer pursuant to the Transaction Agreement.

In addition, the 2007 employment contracts of each of Mr. Böcker and Mr. Ruuska provide that if, in connection with a change in control of OMX, the executive experiences a reduction in position, or other change such that his “powers and areas of responsibilities would be noticeably reduced,” and the executive’s employment is terminated by OMX or by the executive, the executive will be entitled to receive a severance payment equal to 6 months’ fixed salary. The determination as to whether the termination has occurred “in connection with” a change in control is made on a case by case basis by OMX and the terminated executive, in accordance with customary Swedish employment practices.

The table below provides information on potential benefits that each named executive officer will be entitled to receive upon the completion of the Offer. The actual amounts paid to any named executive officer can only be determined at the time of the completion of the Offer.

Benefits and Payments Upon Change in Control	Magnus Böcker ($)		Kristina Schauman ($)	Markus Gerdien ($)	Jukka Ruuska ($)		Hans-Ole Jochumsen ($)
Potential Severance Payment	$364,980	(1)	—	—	$249,461	(1)	—
Cash Out of Options	$373,399	(2)	—	—	—		—
Share Match Accelerated Vesting	$1,500,825		$364,994	$268,633	$576,691		$381,660
Total	$2,243,516		$364,994	$268,633	$826,152		$381,660

(1)	Equal to 6 months’ salary, payable upon reduction of position following a change in control.

(2)

Represents the dollar value of fully vested, unexercised options to purchase 76,000 shares of OMX common stock, which will be cashed out in the Offer at a per share price of approximately $4.97 (the U.S. dollar equivalent of 33 SEK, the per share value for which options granted under the 2001 Stock Option Program will be cashed out under the Transaction Agreement, based on the exchange rate in effect on August 6, 2007, equal to SEK/USD 6.7167.

Director Compensation

The following table summarizes the total compensation earned by or paid in 2006 to our directors, other than Magnus Böcker, whose compensation is disclosed above in the Summary Compensation Table and related tables.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2) ($)	Total ($)
Olof Stenhammar	$116,800	$2,450	$119,250
Adine Graté Axen	$58,397	$—	$58,397
Urban Bäckström	$47,447	$—	$47,447
Bengt Halse	$43,798	$—	$43,798
Birgitta Klasén	$36,498	$—	$36,498
Tarmo Korpela	$36,498	$—	$36,498
Markku Pohjola	$36,498	$—	$36,498
Hans Munk Nielsen	$47,447	$—	$47,447

(1)

All figures in the table represent the United States dollar equivalent of payments actually earned or paid in Swedish Kronor. Amounts have been converted using the exchange rates in effect on December 29, 2006, equal to SEK/USD 6.8497.

(2)	Includes, for Chairman Olof Stenhammar, the dollar value of health insurance premiums paid by OMX during fiscal year 2006 on his behalf.

Director Fees

OMX paid its non-employee directors an aggregate of $358,000 in fees during fiscal year 2006. OMX non-employee directors receive annual fees paid in cash according to the following schedule:

Position	Annual Fee
Chairman	$109,500
Board Member	$36,500
Remuneration Committee Member/Chair	$7,300
Audit Committee Member	$11,000
Audit Committee Chair	$14,600

The Chair of the Remuneration Committee does not receive an additional fee. The above amounts represent the U.S. dollar value of amounts paid in Swedish Kronor, based on the exchange rate in effect on December 29, 2006, equal to SEK/USD 6.8497.

Non-employee directors do not receive equity compensation, non-equity incentive plan compensation, pension contributions or any perquisites or personal benefits, with the exception of Chairman Olof Stenhammar, for whom OMX paid $2,450 in health insurance premiums during 2006.

Compensation Committee Interlocks and Insider Participation

The members of the Remuneration Committee of OMX’s Board of Directors, Urban Bäckström, Bengt Halse and Birgitta Klasén, are all independent directors under the listing standards of The NASDAQ Stock Market. None of the members has been an employee or officer of OMX and none has a relationship with OMX that would be required to be disclosed under Item 404 of Regulation S-K.

Certain Relationships and Related Party Transactions

From 1985 through December 31, 2005, OMX was party to a license agreement related to the establishment of OM in 1985 with Olof Stenhammar, who was OMX’s Chairman until April 2007. Pursuant to the license agreement, Dr. Stenhammar received payments totaling SEK 5,324,175 in 2004 and SEK 9,172,298 in 2005.

Nordea is a member on the Nordic Exchange. Additionally, Nordea Bank and Investor AB are both listed on the Nordic Exchange.

Beneficial Ownership of Management

The following table sets forth information concerning ownership of OMX Shares by OMX’s executive officers and the members of OMX’s Board of Directors as of August 31, 2007. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under such regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has voting or investment power.

The address for each person below is c/o OMX AB, Tullvaktsvägen 15, 10578 Stockholm, Sweden.

Name of Beneficial Owner	Number of OMX Shares Beneficially Owned		Percentage
Executive Officers
Magnus Böcker	216,822	(1)	*
Markus Gerdien	1,341		*
Jukka Ruuska	30,080		*
Bo Svefors	719		*
Kristina Schauman	6,284		*
Hans-Ole Jochumsen	2,250		*

Board of Directors
Urban Bäckström	1,300		*
Bengt Halse	5,500		*
Birgitta Kantola	—		*
Birgitta Klasén	2,200		*
Hans Munk Nielsen	1,500		*
Markku Pohjola	1,350		*
Lars Wedenborn	10,000		*

*	Less than 1.0%.
(1)	Includes exercisable options held by Mr. Böcker with respect to 76,000 shares of OMX common stock.

Major Shareholders and Affiliates

The following table sets forth information concerning persons OMX knows or understands based on public filings to be beneficial owners of more than 5% of OMX Shares as of August 31, 2007. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under such regulations, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has voting or investment power.

Shareholder Name and Address*	Number of OMX Shares Beneficially Owned	Percentage
Investor AB	12,950,507	10.7
Arsenalsgatan 8C,
SE-103 32 Stockholm
Sweden

Swedish Government	7,993,466	6.6
Regeringskansliet
Enheten för statligt ägande SE-103 33 Stockholm
Sweden

Citigroup Global Markets Ltd.	7,559,302	6.3
Citigroup Centre, Canada Square
Canary Wharf
London X0 E14 5LB

Nordea Bank	6,252,825	5.2
Smålandsgatan 17 SE-105 71 Stockholm
Sweden

*	The table above does not reflect purchases by Qatar Investment Authority during the period from August 31, 2007 to September 28, 2007. As of September 28, 2007, Qatar Investment Authority beneficially owned 12,043,406 OMX Shares, or 9.98% of the total shares outstanding.

SELECTED HISTORICAL FINANCIAL DATA OF OMX

The following table sets forth selected historical financial data of OMX, which should be read in conjunction with the consolidated financial statements of OMX and the notes thereto and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OMX” included in this Proxy Statement. The selected balance sheet data as of December 31, 2005 and 2006 and the selected income statement data for each of the years in the three-year period ended December 31, 2006 have been derived from the audited consolidated financial statements and related notes set forth on pages FIN-17 to FIN-90. The selected balance sheet data as of June 30, 2007 and selected income statement data for the six months ended June 30, 2006 and 2007 have been derived from the unaudited consolidated financial statements and related notes set forth on pages FIN-2 to FIN-15. The selected balance sheet data as of December 31, 2002, 2003 and 2004 and the selected income statement data for each of the years in the two-year period ended December 31, 2003 have been derived from audited consolidated financial statements and related notes not included in this Proxy Statement. The selected balance sheet data as of June 30, 2007 and the operating data for the six months ended June 30, 2006 and 2007 include, in the opinion of OMX’s management, all adjustments considered necessary for a fair statement of such data. The results of operations for the six months ended June 30, 2007 and 2006 are not necessarily indicative of results that may be expected for the entire year, nor is the information below necessarily indicative of OMX’s future performance.

OMX’s consolidated financial statements have been prepared in accordance with IFRS, which differ in certain material respects from U.S. GAAP. For a description of the principal differences between IFRS and U.S. GAAP as they relate to OMX and to its consolidated subsidiaries, and for a reconciliation of OMX’s shareholders’ equity and net income to U.S. GAAP, see Note 36 to the audited consolidated financial statements on pages FIN-84 to FIN-90, and Note 8 to the unaudited interim condensed consolidated financial statements on pages FIN-9 to FIN-15. All financial data for 2003 and 2002 are presented in accordance with Swedish GAAP. U.S. GAAP shareholders’ equity and net income data presented in the following tables has been derived from these Notes. Other U.S. GAAP data presented in the following tables has been derived from unaudited analyses prepared by OMX from its accounting records.

	Six months ended June 30,		Year ended December 31,
(IFRS)	2007(1)	2006(1)	2006(1)	2005(1)(8)	2004(1)
	(in millions of SEK, except per share amounts)
Results of Operations:
Results of Operations from Continuing Operations:
Revenues
Net sales	1,899	1,643	3,313	2,969	2,576
Own work capitalized	79	48	68	125	74
Other revenues	101	22	105	—	119

Total revenues	2,079	1,713	3,486	3,094	2,769

Expenses:
Premises expenses	(88)	(101)	(204)	(189)	(308)
Marketing expenses	(31)	(23)	(63)	(40)	(38)
Consultancy expenses	(183)	(150)	(310)	(253)	(195)
Operations and maintenance, IT	(117)	(102)	(239)	(225)	(254)
Other external expenses	(121)	(78)	(167)	(201)	(302)
Personal expenses	(663)	(548)	(1,083)	(1,049)	(1,017)
Depreciation and impairment	(132)	(106)	(216)	(225)	(228)
Items effecting comparability(2)	—	—	—	—	—

Total expenses	(1,335)	(1,108)	(2,282)	(2,182)	(2,342)

Participation in earnings of associated companies	24	29	46	15	9
Operating income	768	634	1,250	927	436

Financial items:
Financial income	48	19	48	48	40
Financial expenses	(77)	(48)	(101)	(112)	(90)

Total financial items	(29)	(29)	(53)	(64)	(50)

Income after financial items	739	605	1,197	863	386
Tax for the year	(136)	(141)	(240)	(303)	(162)

Net profit from continuing operations for the period	603	464	957	560	224

Net profit (loss) from discontinuing operations for the period(3)	(39)	(20)	(46)	(17)	159

Net profit from continuing and discontinuing operations for the period	564	444	911	543	383

of which, attributable to shareholders in OMX	560	442	907	538	382
of which, attributable to minority interests	4	2	4	5	1
Average number of shares, millions	120.640	118.474	118.671	118.108	115.547
Number of shares, millions	120.640	118.474	120.640	118.474	115.547
Average number of shares after dilution, millions	120.640	118.760	118.886	118.394	115.833
Number of shares after dilution, millions	120.640	118.760	120.640	118.760	115.833
Earnings per share, basic SEK(4)	4.64	3.73	7.64	4.56	3.31
Earnings per share from continuing operations, basic SEK(4)	4.97	3.90	8.03	4.70	1.94
Earnings per share after dilution, SEK(4)	4.64	3.73	7.64	4.56	3.31
Earnings per share after dilution from continuing operations, SEK(4)	4.97	3.90	8.03	4.70	1.94
Shareholders’ equity per share SEK(10)	38	36	38	40	32
Return on shareholders’ equity, %(11)	22	17	20	12	10
Net debt / shareholders’ equity, %(12)	25	22	18	12	(4)
Equity / assets ratio, %(13)	47	51	57	57	58
Number of employees, average during period	1,459	1,306	1,324	1,370	1,478
Dividend per share, SEK(5)	—	—	6.50	9.50	—

	Year ended December 31,
(Swedish GAAP)	2003(7)(9)	2002(7)
	(in millions of SEK, except per share amounts)
Results of Operations:
Results of Operations from Continuing Operations:
Revenues
Net sales	2,469	2,557
Own work capitalized	86	80
Other revenues	100	—

Total revenues	2,655	2,637

Expenses:
Premises expenses	(340)	(214)
Marketing expenses	(42)	(53)
Consultancy expenses	(258)	(273)
Operations and maintenance, IT	(343)	(244)
Other external expenses	(233)	(231)
Personal expenses	(1,406)	(1,154)
Depreciation and impairment	(559)	(319)
Items effecting comparability(2)	—	(57)

Total expenses	(3,181)	(2,545)

Participation in earnings of associated companies	21	38
Operating income	(505)	130

Financial items:
Financial income	98	115
Financial expenses	(128)	(146)

Total financial items	(30)	(31)

Income (loss) after financial items	(535)	99
Tax for the year	54	(15)

Net profit (loss) from continuing operations for the period	(481)	84

Net profit (loss) from discontinuing operations for the period(3)	50	(155)

Net loss from continuing and discontinuing operations for the period	(431)	(71)

of which, attributable to shareholders in OMX	(431)	(71)
of which, attributable to minority interests	—	—
Average number of shares, millions	99.738	84.041
Number of shares, millions	115.547	84.041
Average number of shares after dilution, millions	100.644	84.819
Number of shares after dilution, millions	116.325	84.819
Earnings per share, basic SEK(4)	(4.32)	(0.84)
Earnings per share from continuing operations, basic SEK(4)	(4.82)	1.00
Earnings per share after dilution, SEK(4)	(4.32)	(0.84)
Earnings per share after dilution from continuing operations, SEK(4)	(4.82)	1.00
Shareholders’ equity per share, SEK(10)	31	24
Return on shareholders’ equity, %(11)	(16)	(3)
Net debt / shareholders’ equity, %(12)	17	33
Equity / assets ratio, %(13)	52	41
Number of employees, average during period	1,682	1,677
Proposed dividend per share, SEK(5)	—	—

	June 30,	December 31,
(IFRS)	2007(1)	2006(1)	2005(1)(8)	2004(1)
	(in millions of SEK)

Balance Sheet:
Intangible assets	4,704	4,350	3,832	2,385
Tangible fixed assets	303	321	355	366
Financial fixed assets	729	720	1,094	1,228
Short-term receivables	8,530	6,139	4,026	1,264
Financial assets available for sale	481	519	724	705
Cash equivalents	275	409	519	672
Assets held for sale	69	70	62	—
Total current assets	9,355	7,137	5,331	2,641
Total assets	15,091	12,528	10,612	6,620
Equity attributable to shareholders in parent company	4,540	4,597	4,735	3,805
Total shareholders’ equity	4,562	4,614	4,749	3,835
Total long-term liabilities	1,679	1,643	1,608	808
Total short-term liabilities	8,850	6,271	4,255	1,977

	December 31,
(Swedish GAAP)	2003(7)(9)	2002(7)
	(in millions of SEK)

Balance Sheet:
Intangible assets	2,234	1,247
Tangible fixed assets	465	475
Financial fixed assets	968	852
Short-term receivables	1,209	1,071
Financial assets available for sale	—	—
Short-term investments	1,012	993
Cash equivalents	350	282
Assets held for sale	508	—
Total current assets	3,079	2,346
Total assets	6,746	4,920
Equity attributable to shareholders in parent company	3,533	2,017
Total shareholders’ equity	3,535	2,017
Total long-term liabilities	827	354
Total short-term liabilities	2,384	2,549

	Six months ended June 30,		Year ended December 31,
(U.S. GAAP) (6)	2007	2006	2006	2005
	(in millions of SEK, except per share data)
Results of Operations:
Revenues	1,883	1,635	3,318	2,963
Operating expenses	(1,294)	(1,143)	(2,294)	(2,259)
Operating income	589	492	1,024	704
Net income	528	382	859	390
Net income from continuing operations	567	402	905	407
Net loss from discontinued operations	(39)	(20)	(46)	(17)

Net income per share:
Basic	4.38	3.23	7.24	3.30
Diluted	4.38	3.22	7.22	3.29

Net income per share from continuing operations
Basic	4.70	3.40	7.62	3.44
Diluted	4.70	3.39	7.61	3.44

Weighted average shares outstanding (in thousands):
Basic	120,640	118,474	118,671	118,108
Diluted	120,640	118,760	118,886	118,394

Dividends declared per share:
Krona	—	—	6.50	6.50
US$	—	—	0.95	0.82

	June 30,	December 31,
(U.S. GAAP)(6)	2007	2006	2005
	(in millions of SEK)
Balance Sheet:
Property and equipment	303	321	355
Intangible assets	4,504	4,213	3,775
Short-term financial investments / cash and cash equivalents	756	928	1,243
Total assets	14,826	12,345	10,480
Current financial liabilities	598	398	498
Non-current financial liabilities	1,359	1,360	1,409
Total liabilities	10,704	8,120	6,097
Shareholders equity	4,122	4,225	4,383

(1)

Effective January 1, 2005, OMX reports in accordance with IFRS. Restatement of comparison figures was made for 2004 in respect of all standards, except for IAS 39 (Financial instruments), which was applied for the first time in 2005. Furthermore, from January 1, 2006, OMX applies hedge accounting of hedging of internally forecasted flows in foreign currency. Income from cash-flow hedges are reported in shareholders’ equity.

(2)	Items affecting comparability amounted to SEK (57) million, which related to expenses incurred, as a result of a group-wide cost-reduction program.

(3)	The years 2002 to 2006 have been reclassified for comparison purposes due to the disclosure of discontinued operations, relating to OMX’s UK sales operations in securities administration services.

(4)

Earnings per share are calculated on the basis of the weighted average number of shares during the year. The amount is based on OMX’s shareholders’ portion of net profit/loss for the period including or excluding discontinuing operations.

(5)

Dividends are set forth in the above table under the year to which they relate. In accordance with general practice in Sweden, the dividends are declared and paid in the year following the financial period.

(6)	For further details, see Note 36 to OMX’s audited financial statements. For the periods ending June 30, 2006 and 2007 see Note 8 in OMX’s unaudited interim consolidated financial statements.

(7)	The reported figures have been prepared in accordance with Swedish GAAP. Swedish GAAP differs in certain material respects from IFRS and U.S. GAAP.

(8)	Copenhagen Stock Exchange was consolidated in OMX from January 1, 2005.

(9)	HEX (Finnish exchange organization) was consolidated in OMX from July 1, 2003.

(10)	Defined as shareholders’ equity divided by number of shares at end of period.

(11)

Defined as net profit from continuing and discontinuing operations for the period (for six months ended June 30, 2006 and 2007, rolling 12 month net profit), divided by average shareholders’ equity for the period.

(12)	Defined as interest-bearing net debt as a percentage of shareholders’ equity.

(13)	Defined as shareholders’ equity as a percentage of total assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OMX

The following discussion and analysis should be read in conjunction with OMX’s audited consolidated financial statements as of and for the years ended December 31, 2006, 2005 and 2004 and with OMX’s unaudited interim condensed consolidated financial statements as of and for the six-month periods ended June 30, 2007 and 2006 included herein. OMX’s consolidated financial statements have been prepared in accordance with IFRS as adopted by the European Union. IFRS differ in certain material respects from U.S. GAAP. For a discussion of certain material differences between IFRS and U.S. GAAP, see “Summary of Material Differences Between IFRS and U.S. GAAP” below and the related notes in OMX’s consolidated financial statements.

The following description of the financial development of OMX is based on continuing operations.

Overview

Since it was founded in 1984, OMX’s business model has been based on creating competitive advantages and building business from the network and experience that derive from ownership and operation of exchanges combined with the development of technology and system operations for a global customer base. OMX has also focused on streamlining its organizational structure to create effective operation and integration over national borders and becoming the leading global supplier in developing, delivering, maintaining and operating technology and solutions for exchanges and other central operators. These efforts have allowed OMX to reduce operating costs and to become more efficient.

As a result of OMX’s continued efforts to control operating costs and increase its revenues, despite an increasingly competitive market and sometimes turbulent market conditions, net profit from continuing operations attributable to shareholders in OMX increased from SEK 555 million in 2005 to SEK 953 million in 2006. In 2004, OMX’s net profit amounted to SEK 223 million. The increase in net profit over the three years between 2004 and 2006 was largely due to OMX’s continued efforts to control operating costs and increase its revenues, despite an increasingly competitive market and sometimes turbulent market conditions. Over the three-year period, OMX’s operating income increased as a percentage of revenues from 16% in 2004 to 30% in 2005 to 36% in 2006 as a result of improving market conditions and cost control efforts.

Net profit and operating income continued to increase in the first half of 2007. Increased trading activity on the Nordic Exchange and a continued increase in the number of information terminals together with the SEK 101 million capital gain from the sale of shares in Orc Software produced a 21% increase in operating income, from SEK 634 million in the first half of 2006 to SEK 768 million in the first half of 2007. As a percentage of revenues, operating income was unchanged at 37% in the first half of 2007, compared to the first half of 2006.

Sources of Revenue and Principal Expense Items

Operating Revenues

Nordic Marketplaces

The Nordic Marketplaces business area has experienced increasing activity with regard to both trading and listing on the equity and derivatives exchanges in Sweden, Finland, Denmark and Iceland.

The Nordic Marketplaces business area has three main sources of income: trading revenue, issuers’ revenue and other Nordic revenues.

Trading Revenue. The majority of trading revenue comes from trading in cash products, primarily equities, and from trading and clearing in derivative products.

With respect to trading revenue from share trading, the two most important parameters are the value of the share turnover and the number of share transactions. A change in value of the average trading volume of 1 percent on an annual basis (assuming an unchanged number of transactions) would affect trading revenues by plus or minus SEK 8.5 million, calculated on the basis of trading during 2006.

Revenue from derivative product trading and clearing is dependent on the number of derivatives contracts and the size of the options premiums. A change of the average daily derivatives trading of 1,000 contracts on an annual basis will affect trading revenues by plus or minus SEK 0.9 million, calculated on the basis of trading during 2006.

Issuers’ Revenue. Issuers’ revenues derive from the fees that listed companies pay. Issuers’ revenue is directly related to the listed companies’ market capitalization and the number and size of new listings on the Nordic Exchange.

Other Nordic Revenues. Other revenues for the Nordic Marketplaces business area consist primarily of line connection fees for members and operation reimbursement fees regarding the derivatives clearing link with Oslo Børs. Revenue is also derived from capital gains on the sale of operations.

Information Services & New Markets

This business area combines OMX’s information services with OMX’s securities administration services and OMX’s ownership and operation of the Baltic exchanges and central securities depositories. There are four main revenue sources within this business area: information revenues, revenues from Baltic Markets, revenues from Broker Services and other revenues.

Information Revenue. OMX’s information revenues are generated primarily through sales and distribution of market information and are based on the number of real-time terminals used and reported by end-users. Trading information is the largest source of revenue in this business area and is sold to approximately 92 companies, as of December 31, 2006, which then distribute the information to end-users. These information vendors are invoiced in arrears with the fee based on the number of end users.

Baltic Markets. Revenue from the Baltic Markets is comprised of trading revenue and issuer revenue from the exchanges owned by OMX in Estonia, Latvia and Lithuania. Trading revenue is based on the number of transactions and the value of the shares being sold. Issuer revenue is based on the market capitalization of listed companies and the number and size of new listings on those exchanges. Additional revenue is derived from the central securities depositories in Estonia and Latvia. This revenue is based on the number of register accounts and cleared and settled accounts.

Broker Services. Revenue from Broker Services is based on a fixed basic fee for administration or licensing, maintenance and operation and variable fees based on the number of transactions completed.

Other Revenue. Other revenue for the Information Services & New Markets business area is derived from training, sales of informational materials and line connection fees for members.

Market Technology

OMX’s Market Technology business area provides technology solutions for trading, clearing and settlement information dissemination and also offers facility management integration and advisory services. Revenue is derived from three primary sources: licensing, support and project revenues, facility management revenues and other revenues.

License, Support and Project Revenue. License, support and project revenue are derived from the system solutions developed and sold by OMX. After OMX has developed and sold a system solution, the customer licenses the right to use the software. Each project involves individual adaptations to the specific requirements of the customer, for instance, relating to functionality and capacity. This development, testing, licensing and installation work generates project revenue that is invoiced periodically and is based on the degree of completion. When OMX provides a system solution, it undertakes to upgrade, develop and maintain the system and receives regular support revenues for this work. With regard to major system solutions for customers such as exchanges and clearing organizations, license and project revenue is mostly fixed and recognized in relation to the degree of completion. Support revenue is mainly fixed and contracts usually last for five years.

Facility Management Services. Facility Management Services involve OMX assuming responsibility for the operation of a system platform for a customer, for which OMX receives recurring facility management revenue. Revenue from Facility Management Services can be both fixed and volume-based. Contract periods vary between one and seven years.

Other revenues. Other revenues are comprised mainly of revenue from consulting services and exchange rate differences. Other revenues also include possible capital gains from the sale of operations.

Costs and Expenses

The following is a summary of OMX’s principal cost and expense categories.

Premises Expenses. Premises expenses include lease payments for rented office space and related service charges for utilities.

Marketing Expenses. Marketing expenses consist primarily of advertising and other promotional expenses including costs relating to presentations, events, sponsorships and similar items.

Consultancy Expenses. Consultancy expenses consist primarily of fees for information technology consultants as well as third-party contracting fees and fees paid to other consultants, attorneys and accountants.

Operations and Maintenance, IT. Operations and maintenance, IT expenses consist primarily of costs relating to service agreements, leases, hardware costs and other costs relating to operation and maintenance of IT systems.

Other External Expenses. Other external expenses consist mainly of costs for travel, telecommunications, printing, cleaning and office security and maintenance. Also included are directors’ fees and membership dues.

Personnel Expenses. Salaries and employee benefits consist primarily of employee salaries, bonuses, other remuneration and compulsory social security contributions with respect to employees and pension expenses.

Depreciation and Impairment. Depreciation consists of depreciation of tangible fixed assets and intangible fixed assets (excluding goodwill) as well as impairments on intangible assets.

Participation in Earnings of Associated Companies

OMX’s share in the earnings of associated companies amounted to SEK 46 million in 2006 and is attributable to the following associated companies: Orc Software, NLK, EDX London, VPC AB (until September 2006) and the Lithuanian securities depository CSDL.

Financial Income and Expenses

Financial income relates mainly to proceeds from holdings in interest rate instruments. Financial expenses mainly consist of the cost for OMX debt and vary with interest rate and foreign currency movements.

Tax for the Year

Tax for the year includes the group tax expenses. OMX has operations globally and targets a tax rate of 25% over time.

Minority Interests

Minority interests during the period under review related primarily to third party holdings in the Estonian, Latvian and Lithuanian stock exchanges.

Results of Operations for Six Months Ended June 30, 2007 Compared to Six Months Ended June 30, 2006

Revenues

OMX’s total revenues increased by 21% from SEK 1,713 million in the first half of 2006 to SEK 2,079 million in the first half of 2007, driven by high activity on the Nordic Exchange and a continued increase in the number of information terminals together with the capital gain from OMX’s sale of shares in Orc Software for SEK 101 million. The following table summarizes the composition of OMX’s revenues for the first half of each of 2006 and 2007.

	Six months ended June 30,		% Change 2007/2006
	2007	2006
	(in millions of SEK)
Nordic Marketplaces	1,066	925	15%
Trading Revenue	805	691	16%
Issuers’ Revenue	193	170	14%
Other Nordic Revenue	68	64	6%
Information Services & New Markets	409	343	19%
Information Sales	268	201	33%
Baltic Markets	39	30	30%
Broker Services	93	100	(7)%
Other Information Services & New Market Revenue	9	12	(25)%
Market Technology	903	608	49%
License, Support and Project Revenue	543	367	48%
Facility Management Services	258	204	26%
Other Market Technology Revenue	102	37	176%

Eliminations—Revenue	(299)	(163)	83%
Eliminations—Expenses	(263)	(163)	61%

Total revenues	2,079	1,713	21%

Nordic Marketplaces

Trading Revenue. Trading revenue increased by 16% to SEK 805 million in the first half of 2007, due primarily to increased trading activity on our exchanges. During the first half of 2007, 67% of trading revenues came from trading in cash products, primarily equities, and 33% came from trading and clearing in derivatives products.

With respect to trading on the OMX Nordic Exchange Stockholm AB, the OMX Nordic Exchange Helsinki Oy, the OMX Nordic Exchange Copenhagen A/S and the OMX Nordic Exchange Iceland hf., the number of equity transactions increased to 177,045 on an average per day basis, an increase of 39% from the first half of 2006 where the average daily trading was 127,071. Turnover in equities trading, measured in value, rose by 19% to a daily average of SEK 50.4 billion in the first half of 2007, compared to SEK 42.3 billion in the first half of 2006. The turnover rate in equities trading decreased to 140% in the first half of 2007, down from 144% in the first half of 2006. The total number of derivatives contracts traded per day in the first half of 2007 averaged 667,849, up 8% from the first half of 2006 where the average was 615,784 contracts per day. Of the total number of contracts per day, Finnish options contracts on Eurex accounted for 78,061, up from 73,024 in the first half of 2006, and Nordic derivatives contracts on EDX London accounted for 126,845 per day, up from 104,904 in the first half of 2006.

On March 2, 2007, OMX lowered its fees for reported trades by approximately 50%. For the three months ended June 30, 2007, the fee cut had a negative impact of SEK 12 million on trading revenue.

On September 7, 2007, OMX announced that fees related to cash equity trades on the Stockholm, Copenhagen and Helsinki exchanges would be reduced on November 1, 2007 by an additional 50% over the fees set on April 2, 2007. Based on trading activity during the last twelve months, the fee reduction would have had a negative effect on OMX revenues of approximately SEK 25 million on a yearly basis.

Issuers’ Revenue. Issuers’ revenues increased 14% from SEK 170 million in the first half of 2006 to SEK 193 million in the first half of 2007. The increase resulted from an increase in the capitalization of listed companies from SEK 7,012 billion in the first half of 2006 to SEK 9,963 billion in the first half of 2007 and from new listings. There were 733 companies listed as of June 30, 2007, up from 658 as of June 30, 2006. Of the 733 companies listed as of June 30, 2007, 622 were on the main market and 111 on the alternative market, First North. In the first half of 2007, 46 new companies joined the marketplace, including 34 on First North, up from 40 new companies in the first half of 2006. A total of nine companies, including two traded on First North, left the exchange during the first half of 2007, down from 22 in the first half of 2006.

Other Nordic Revenue. Other Nordic revenues increased 6% to SEK 68 million for the first half of 2007. The increase resulted mainly from the addition of settlement and depository revenue from the Icelandic Market.

Information Services & New Markets

Information Sales. Information sales revenues increased 33% to SEK 268 million for the first half of 2007. The increase resulted mainly from the positive market reception of the Nordic Market Data offering and the increase in the number of terminals.

Baltic Markets. Revenues from Baltic Markets increased 30% to SEK 39 million for the first half of 2007. The increase resulted mainly from strong market activity during the first half of 2007. The number of members of the Baltic exchanges was 40 in the first half of 2007, of which 15 were members of all three Baltic exchanges. Total share turnover on the Baltic exchanges in the first half of 2007 was on average SEK 98 million per day, up from SEK 52 million per day in the first half of 2006. The number of equity transactions amounted to 1,742 per day, up from 860 per day in the first half of 2006.

Broker Services. Broker services revenues decreased 7% to SEK 93 million for the first half of 2007. The decrease resulted partly from the loss of one major client at the start of 2007.

Other Information Services & New Market Revenue. Other Information Services & New Market revenues decreased 25% to SEK 9 million for the first half of 2007. This decrease resulted primarily from a reduction in administration fees.

Market Technology

During the first half of 2007, the market for systems and services for the exchange industry continued to be characterized by increased activity. The total Market Technology business area revenues, which is comprised of License, Support and Project Revenue, Facility Management and Other Market Technology Revenue, increased 49% to SEK 903 million in the first half of 2007, up from SEK 608 million in the first half of 2006. OMX’s order intake during the first half of 2007 grew from SEK 901 million in the first half of 2006 to SEK 954 million, of which SEK 210 million pertained to internal orders. The total order value at the end of the first half of 2007 was SEK 3,150 million, up from SEK 3,049 million for the corresponding period 2006. The total order value includes internal orders of SEK 901 million.

License, Support and Project Revenue. License, support and project revenues increased 48% to SEK 543 million for the first half of 2007. The increase resulted mainly from the increase in internal sales related to the development in the Genium platform.

Facility Management Services. Facility management revenues increased 26% to SEK 258 million for the first half of 2007. The increase resulted mainly from higher volume related revenue and increased market activity.

Other Market Technology Revenue. Other Market Technology revenues increased 176% to SEK 102 million for the first half of 2007. The increase resulted mainly from the capital gain from the sale of shares in Orc Software.

Expenses and Participation in Earnings of Associated Companies

OMX’s total costs and expenses increased by 20% to SEK 1,335 million in the first half of 2007. The following table summarizes costs and expenses for the first six months of 2006 and 2007.

	Six months ended June 30,		% Change 2007/2006
	2007	2006
	(in millions of SEK)
Premises expenses	88	101	(13)%
Marketing expenses	31	23	35%
Consultancy expenses	183	150	22%
Operations and maintenance, IT	117	102	15%
Other external expenses	121	78	55%
Personnel expenses	663	548	21%
Depreciation and impairment	132	106	25%

Total costs and expenses	1,335	1,108	20%

Participation in earnings of associated companies	24	29	(17)%

Premises Expenses. Premises expenses decreased 13% from SEK 101 million in the first half of 2006 to SEK 88 million in the first half of 2007. This resulted mainly from a decrease in rent for our facility in Stockholm.

Marketing Expenses. Marketing expenses amounted to SEK 31 million in the first half of 2007, 35% more than the SEK 23 million recorded in the first half of 2006. This is due primarily to costs relating to the launch of the Genium brand.

Consultancy Expenses. Consultancy expenses amounted to SEK 183 million in the first half of 2007, 22% more than the SEK 150 million recorded in the first half of 2006. This is due primarily to increased project activity within Information Services & Market Technology.

Operations and Maintenance, IT. Operations and maintenance, IT expenses increased by 15% to SEK 117 million in the first half of 2007. This increase resulted primarily from increased market activity.

Other External Expenses. Other external expenses increased 55% to SEK 121 million in the first half of 2007, resulting mainly from increased travel costs within Market Technology.

Personnel Expenses. Personnel expenses increased by 21% to SEK 663 million in the first half of 2007. This increase resulted from an increase in headcount, mainly within Market Technology where a program to replace consultants with employees has begun.

Depreciation and Impairment. Depreciation/amortization and impairment expenses increased 25% to SEK 132 million in the first half of 2007, due primarily to the start of depreciation of Company News System.

Participation in earnings of associated companies. Participation in earnings of associated companies decreased 17% to SEK 24 million, due to the divestment of the associated company, NCSD.

Segment Operating Income

The following table provides information concerning segment operating income in millions of SEK and as a percentage of segment revenues for the periods indicated.

	Six months ended June 30,
	2007		2006
	In millions of SEK	% of segment revenue	In millions of SEK	% of segment revenue
Nordic Marketplaces	549	52%	515	56%
Information Services & New Market	122	30%	87	25%
Market Technology	133	15%	32	5%
Eliminations(1)	(36)		—

Operating Income	768	37%	634	37%

(1)

A difference in the eliminations of expenses and revenues in OMX has arisen from the development of Genium as there is a difference between costs in Market Technology and the amount that OMX is able to capitalize. This accounting effect will remain for the duration of the development project.

Other Items Affecting Net Profit

	Six months ended June 30,		% Change 2007/2006
	2007	2006
	(in millions of SEK)
Financial items
Financial income	48	19	153%
Financial expenses	(77)	(48)	60%

Total financial items	(29)	(29)	—

Income/loss after financial items	739	605	22%
Tax for the year	(136)	(141)	(4)%

Net profit/loss from continuing operations for the period	603	464	30%

Of which attributable to minority interests	4	2	100%
Net profit from continuing operations attributable to shareholders of OMX	599	462	30%

Financial Income. Financial income increased 153% to SEK 48 million. Financial income is mainly related to financial holdings in interest rate instruments.

Financial Expenses. Financial expenses increased 60% to SEK 77 million, due to movements in interest rates and foreign currency.

Income Tax Expense. Income tax expenses decreased slightly from SEK 141 million in the first half of 2006 to SEK 136 million in the first half of 2007.

Net Profit attributable to minority interests. Income attributable to minority interests increased from SEK 2 million in the first half of 2006 to SEK 4 million in the first half of 2007. Minority interests are mainly related to third party holdings in the Estonian, Latvian and Lithuanian exchanges.

Net Profit from continuing operations attributable to shareholders of OMX. Income attributable to shareholders of OMX increased from SEK 462 million in the first half of 2006 to SEK 599 million in the first half of 2007.

Results of Operations for the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues

OMX’s total revenues increased by 12.7% from SEK 3,094 million in 2005 to SEK 3,486 million in 2006. The following table summarizes the composition of OMX’s revenues for 2005 and 2006. The Iceland Stock Exchange was acquired in 2006 and is consolidated in Nordic Marketplaces from December 1, 2006.

	Year ended December 31,		% Change 2006/2005
	2006	2005
	(in millions of SEK)
Nordic Marketplaces	1,778	1,510	18%
Trading Revenue	1,286	1,106	16%
Issuers’ Revenue	344	310	11%
Other Nordic Revenue	148	94	57%
Information Services & New Markets	752	709	6%
Information Sales	441	365	21%
Baltic Markets	68	63	8%
Broker Services	205	268	(24)%
Other Information Services & New Market Revenue	38	13	192%
Market Technology	1,300	1,155	13%
License, Support and Project Revenue	785	730	8%
Facility Management Services	432	375	15%
Other Market Technology Revenue	83	50	66%

Eliminations	(344)	(280)	23%

Total revenues	3,486	3,094	13%

Nordic Marketplaces

Trading Revenue. Trading revenue increased by 16% to SEK 1,286 million in 2006, due primarily to increased trading activity on our exchanges. During 2006, 65% of trading revenues came from trading in cash products, primarily equities, and 35% came from trading and clearing in derivatives products. The trading statistics refer to trading on the OMX Nordic Exchange Stockholm AB, the OMX Nordic Exchange Helsinki Ltd., the OMX Nordic Exchange Copenhagen A/S and the OMX Nordic Exchange Iceland hf. The number of equity transactions increased to 123,490 on an average per day basis, an increase of 47% from 2005 where the average daily trading was 83,764. Turnover in equities trading, measured in value, rose by 38% to a daily average of SEK 38,664 million in 2006, compared to SEK 28,115 million in 2005. The turnover rate in equities trading rose to 129% in 2006, up from 117% in 2005. The total number of derivatives contracts traded per day in 2006 averaged 553,793, up 16% from 2005 where the average was 475,885 contracts per day. Of the total number of contracts per day, Finnish options contracts on Eurex accounted for 65,967, up from 63,358 in 2005, and Nordic derivatives contracts on EDX London accounted for 98,060 per day, up from 73,678 in 2005. On January 1, 2006, OMX lowered its fees for certain customer segments mainly regarding trading in Swedish stock options. This reduction was implemented to offer more competitive fees, which led to an increase in trading and larger market shares.

Issuers’ Revenues. Revenue from listing fees increased 11% to SEK 344 million in 2006 from SEK 310 million in 2005. This increase was mainly attributable to the higher market capitalization of the listed companies as well as a larger number of new listings. There were 693 companies listed as of December 31, 2006, up from 638 as of December 31, 2005. Of the 693 companies listed as of December 31, 2006, 614 were in the main market and 79 were in the alternative market, First North. In 2006, 97 new companies, including 45 on First North, joined the marketplace, up from 32 new companies in 2005. A total of 41 companies, 3 from First North, left the exchange during 2006, down from 44 in 2005. The total market capitalization of all listed companies in the main market rose to SEK 8,306 billion in 2006, an 18% increase from SEK 7,048 billion in 2005.

Other Nordic Revenue. Other revenues in the Nordic Marketplaces amounted to SEK 148 million for 2006, up from SEK 94 million in 2005. Other revenues in 2006 also include SEK 33 million from the sale of all of OMX’s shares in the associated company VPC AB and SEK 9 million from the sale of all of OMX’s shares in NOS ASA in 2006.

Information Services & New Markets

Information Services & New Markets saw total revenue increase 6% to SEK 752 million in 2006. Increased market activity and growing revenue from information services were the primary drivers behind the positive trends.

Information Sales. Information sales revenue increased 21% to SEK 441 million in 2006 from SEK 365 million in 2005. The increase was mainly due to the rise in the number of terminals sold and the completed audits. The higher activity on the Nordic Exchange also supported information sales. In 2006, OMX had 92 information vendors, up from 87 in 2005.

Baltic Markets. Revenues from the Baltic Markets amounted to SEK 68 million in 2006, an 8% increase from SEK 63 million in 2005. This increase is primarily attributable to a major privatization that took place via the exchange in Latvia during the fourth quarter of 2006. The number of members of the Baltic exchanges was 40 in 2006, of which 15 were members of all three Baltic exchanges. Total share turnover on the Baltic exchanges in 2006 was SEK 91 million per day, down from SEK 95 million per day in 2005. The number of equity transactions amounted to 996 per day, up from 903 per day in 2005. Trading was negatively affected by the delisting of HansaBank in 2005, which prior to the delisting was the most heavily traded company on the Baltic exchanges.

Broker Services. Broker Services revenue rose to SEK 205 million in 2006, a 24% decrease from SEK 268 million in 2005. The decrease is due to the restructuring of the Banks & Brokers operations, notably the divestment of operations in Australia and the transfer of operations staff in Sweden to TietoEnator.

Other Information Services & New Market Revenue. Other revenue amounted to SEK 38 million in 2006, compared to SEK 15 million in 2005. Other revenue included SEK 17 million from the sale of shares in VPC AB and SEK 4 million from the sale of shares in NOS ASA.

Market Technology

Market Technology. During 2006, the market for systems and services for the exchange industry continued to be characterized by increased activity. Important driving forces were growing trading volumes in global markets, new commercial initiatives from existing and new players and regulatory changes in Europe and the United States. The total Market Technology business area revenues, which is comprised of License, Support and

Project Revenue, Facility Management and Other Market Technology Revenue, increased 13% to SEK 1,300 million in 2006, up from SEK 1,155 million in 2005. OMX’s order intake in 2006 grew from SEK 1,215 million in 2005 to SEK 1,908 million, of which SEK 575 million pertained to internal orders. The total order value for 2006 was SEK 2,944 million, up from SEK 2,241 million in 2005. The total order value includes internal orders of SEK 1,075 million.

License, Support and Project Revenue. License, Support and Project Revenue amounted to SEK 785 million in 2006, compared to SEK 730 million in 2005. This increase is due to increased activities among existing customers and the acquisition of operations from Computershare. Significant orders in 2006 included orders from Saudi Stock Market Tadawul, Borsa Italiana and the International Securities Exchange.

Facility Management. Facility management revenues rose to SEK 432 million in 2006 from SEK 375 million in 2005 due primarily to increased internal sales and increased activities among existing customers resulting in a rise in variable revenues.

Other Market Technology Revenue. Other revenues totaled SEK 83 million in 2006, an increase from SEK 50 million in 2005. This includes SEK 9 million from the sale of shares in NOS ASA and SEK 33 million from the sale of shares in VPC AB in 2006.

Expenses and Participation in Earnings of Associated Companies

OMX’s total costs and expenses increased by 5% to SEK 2,282 million in 2006. The following table summarizes costs and expenses for 2005 and 2006.

	Year ended December 31,		% Change 2006/2005
	2006	2005
	(in millions of SEK)
Premises expenses	204	189	8%
Marketing expenses	63	40	58%
Consultancy expenses	310	253	23%
Operations and maintenance, IT	239	225	6%
Other external expenses	167	201	(17)%
Personnel expenses	1,083	1,049	3%
Depreciation and impairment	216	225	(4)%

Total costs and expenses	2,282	2,182	5%

Participation in earnings of associated companies	46	15	207%

Premises Expenses. Premises expenses increased 8% from SEK 189 million in 2005 to SEK 204 million in the 2006. This resulted primarily from more space being used by OMX.

Marketing Expenses. Marketing expenses amounted to SEK 63 million in 2006, 58% more than the SEK 40 million recorded in 2005. This is due primarily to costs associated with the launch of the Nordic Exchange.

Personnel Expenses. Personnel expenses increased by 3% to SEK 1,083 million 2006. This increase resulted primarily from salary increases and an increased number of employees and also from the acquisition of Computershare’s Markets Technology business.

Consultancy Expenses. Consultancy expenses increased 23% to SEK 310 million in 2006. This increase resulted primarily from increased activity in Market Technology and development projects in Information Services & New Markets.

Operations and Maintenance, IT. Operations and maintenance, IT expenses increased by 6% to SEK 239 million in 2006. This increase resulted from higher activity on the Nordic Exchange and increased activity within the Market Technology business area.

Other External Expenses. Other external expenses decreased 17% to SEK 167 million in 2006, due to a positive VAT settlement and termination of a restructuring reserve in 2006.

Depreciation and Impairment. Depreciation and impairment decreased slightly at SEK 216 million in 2006, down from SEK 225 million in 2005.

Participation in earnings of associated companies. Participation in earnings of associated companies increased 207% to SEK 46 million, due to increased earnings attributable to the associated companies ORC Software and EDX London.

Segment Operating Income

The following table provides information concerning segment operating income in millions of SEK and as a percentage of segment revenues for the periods indicated.

	Year ended December 31,
	2006		2005
	In millions of SEK	% of segment revenue	In millions of SEK	% of segment revenue
Nordic Marketplaces	940	53%	689	46%

Information Services & New Market	217	29%	176	25%
Market Technology Revenue	93	7%	61	5%

Participations in Associated Companies Attributable to Parent Company and Other Functions	—	—	1	—

Operating Income	1,250	36%	927	30%

Other Items Affecting Net Profit

	Year ended December 31,		% Change 2006/2005
	2006	2005
	(in millions of SEK)
Financial items
Financial income	48	48	—
Financial expenses	(101)	(112)	(10)%

Total financial items	(53)	(64)	(17)%

Income/loss after financial items	1,197	863	39%
Tax for the year	(240)	(303)	(21)%

Net profit/loss from continuing operations for the period	957	560	71%

Of which attributable to minority interests	4	5	(20)%
Net profit from continuing operations attributable to shareholders of OMX	953	555	72%

Financial Income. Financial income was SEK 48 million in 2006 compared to SEK 48 million in 2005. Financial income is mainly related to financial holdings in interest rate instruments.

Financial Expenses. Financial expenses decreased 10% to SEK 101 million, due to net positive movements in interest rates and foreign currency.

Income Tax Expense. Income tax expenses decreased from SEK 303 million in 2005 to SEK 240 million in 2006, primarily due to a one-time charge in 2005 of SEK 67 million related to associated company Näringslivskredit NLK AB.

Net profit attributable to minority interests. Income attributable to minority interests decreased slightly from SEK 5 million in the 2005 to SEK 4 million in 2006. Minority interests are mainly related to the Baltic exchanges.

Net profit from continuing operations attributable to shareholders of OMX. Income attributable to shareholders of OMX increased from SEK 555 million in 2005 to SEK 953 million in 2006, primarily as a result of increased profit in Nordic Marketplaces.

Results of Operations for the Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Revenues

OMX’s total revenues increased by 12% from SEK 2,769 million in 2004 to SEK 3,094 million in 2005. The following table summarizes the composition of OMX’s revenues for 2004 and 2005. The Copenhagen Stock Exchange (now called the OMX Nordic Exchange Copenhagen A/S) was acquired in 2004 and is consolidated in Nordic Marketplaces from January 1, 2005.

	Year ended December 31,		% Change 2005/2004
	2005	2004
	(in millions of SEK)
Nordic Marketplaces	1,510	1,123	34%
Trading Revenue	1,106	794	39%
Issuers’ Revenue	310	203	53%
Other Nordic Revenue	94	126	(25)%
Information Services & New Markets	709	515	38%
Information Sales	365	209	75%
Baltic Markets	63	48	31%
Broker Services	268	250	7%
Other Information Services & New Markets Revenue	13	8	63%
Market Technology	1,155	1,406	(18)%
License, Support and Project Revenue	730	655	12%
Facility Management Services	375	593	(37)%
Other Market Technology Revenue	50	158	(68)%

Eliminations	(280)	(275)	2%

Total revenues	3,094	2,769	12%

Nordic Marketplaces

Trading Revenue. Trading revenue increased by 39% to SEK 1,106 million in 2005, due primarily to the acquisition of the Copenhagen Stock Exchange and organic market growth. During 2005, 57% of trading revenues came from trading in cash products, primarily equities, and 43% came from trading and clearing in derivatives products. The trading statistics refer to trading on the OMX Nordic Exchange Stockholm AB, the OMX Nordic Exchange Helsinki Ltd. and the OMX Nordic Exchange Copenhagen A/S. The number of equity transactions increased to 83,454 on an average per day basis, an increase by 24% from 2004 where the average daily trading was 67,562. Turnover in equities trading, measured in value, rose by 22% to a daily average of SEK 27,686 million in 2005, compared to SEK 22,774 million in 2004. The turnover rate in equities trading rose to 115% in 2005. The total number of derivatives contracts traded per day in 2005 averaged 478,240 up 7% from 2004 where the average was 449,024 contracts per day.

Issuers’ Revenue. Revenue from listing fees increased 53% to SEK 310 million in 2005, from SEK 203 million in 2004. This increase was mainly attributable to the acquisition of the Copenhagen Stock Exchange. There were 576 companies listed on the Nordic Exchange in 2005, down from 591 in 2004.

Other Nordic Revenue. Other revenues in the Nordic Marketplaces amounted to SEK 94 million for 2005, down from SEK 126 million in 2004 which included a share of the capital gain from the divestment of Finnish CSD, APK.

Information Services & New Markets

Information Services & New Markets saw total revenue increase 38% to SEK 709 million in 2005. Increased market activity and growing revenue from information services were the primary drivers behind the positive trends.

Information Sales. Information sales revenues increased 75% to 365 million in 2005. The increase resulted mainly from the acquisition of the Copenhagen Stock Exchange. In 2005, OMX had 87 information vendors, up from 86 in 2004.

Baltic Markets. Revenues from the Baltic Markets amounted to SEK 63 million in 2005, a 31% increase from SEK 48 million in 2005. This increase is primarily attributable to increased market activity partly driven by the buy-out of HansaBank. The number of members of the Baltic exchanges was 39 in 2005, of which 9 were members of all three Baltic exchanges. Total share turnover on the Baltic exchanges in 2005 was SEK 96 million per day, compared to SEK 40 million in 2004. The number of equity transactions amounted to 903 per day, up from 532 per day in 2004.

Broker Services. Broker Services revenue rose to SEK 268 million in 2005, a 7% increase from SEK 250 million in 2004. This increase is primarily a result of increased activity on the Nordic Exchange.

Other Information Services & New Markets Revenue. Other revenue amounted to SEK 13 million in 2005, compared to SEK 8 million in 2004.

Market Technology

Market Technology. The total Market Technology business area revenues, which is comprised of License, Support and Project Revenue, Facility Management and Other Market Technology Revenue, decreased by 18% to SEK 1,155 million in 2005, down from SEK 1,406 million in 2004. The decrease in revenue was partly due to the decision to focus on core products and divest part of the Banks & Brokers operations. OMX’s order intake in 2005 was SEK 685 million, of which SEK 162 million pertained to internal orders. The total order value for 2005 was SEK 2,241 million. The total order value includes internal orders of SEK 810 million.

License, Support and Project Revenue. License, Support and Project Revenue amounted to SEK 730 million in 2005, compared to SEK 655 million in 2004. Significant orders in 2005 included orders from the Cairo and Alexandria Stock Exchange, TLX, Oslo Stock Exchange and Thailand Futures Exchange.

Facility Management. Facility management revenues decreased 37% to SEK 375 million in 2005 compared to SEK 593 million in 2004 due primarily to the divestment of a custody business in Finland, a part of the process to focus on core products.

Other Market Technology Revenue. Other revenues totaled SEK 50 million in 2005, a decrease from SEK 158 million in 2004 which included a share of the capital gain from the divestment of Finnish CSD, APK.

Expenses and Participation in Earnings of Associated Companies

OMX’s total expenses decreased by 7% to 2,182 million in 2005. The following table summarizes costs and expenses for 2004 and 2005.

	Year ended December 31,		% Change 2005/2004
	2005	2004
	(in millions of SEK)
Premises expenses	189	308	(39)%
Marketing	40	38	5%
Consultancy expenses	253	195	30%
Operations and maintenance, IT	225	254	(11)%
Other external expenses	201	302	(33)%
Personnel expenses	1,049	1,017	3%
Depreciation and impairment	225	228	(1)%

Total costs and expenses	2,182	2,342	(7)%

Participation in earnings of associated companies	15	9	67%

Premises Expenses. Premises expenses decreased 39% from SEK 308 million in 2004 to SEK 189 million in the 2005. This is mainly due to a provision related to unused office space of SEK 130 million made in 2004.

Marketing Expenses. Marketing costs in 2005 increased slightly to SEK 40 million compared to SEK 38 million in 2004.

Consultancy Expenses. Consultancy expenses increased 30% to SEK 253 million in 2005. This increase resulted primarily from the acquisition of the Copenhagen Stock Exchange.

Operations and Maintenance, IT. Operations and maintenance, IT expenses decreased by 11% to SEK 225 million in 2005. This decrease resulted primarily from realized efficiency measures within Market Technology.

Other External Expenses. Other external expenses decreased by 33% to SEK 201 million in 2005. This decrease resulted from settlement of a VAT dispute resulting in additional costs of SEK 99 million in 2004.

Personnel Expenses. Personnel expenses increased 3% to SEK 1,049 million in 2005. The slight increase was due to the acquisition of the Copenhagen Stock Exchange in January 2005 while the Finnish CSD, APK was divested in December 2004.

Depreciation and Impairment. Depreciation and impairment expenses amounted to SEK 225 million in 2005, roughly unchanged from SEK 228 million recorded in 2004.

Participation in earnings of associated companies. Participation in earnings of associated companies increased 67% to SEK 15 million, due to improved performance in ORC software and EDX London.

Segment Operating Income

The following table provides information concerning segment operating income in millions of SEK and as a percentage of segment revenues for the periods indicated.

	Year ended December 31,
	2005		2004
	In millions of SEK	% of segment revenue	In millions of SEK	% of segment revenue
Nordic Marketplaces	689	46%	273	24%

Information Services & New Market	176	25%	87	17%
Market Technology Revenue	61	5%	71	5%

Participation in Associated Companies Attributable to Parent Company and Other Functions	1	—	5	—

Operating Income	927	30%	436	16%

Other Items Affecting Net Profit

	Year ended December 31,		% Change 2005/2004
	2005	2004
	(in millions of SEK)
Financial items
Financial income	48	40	20%
Financial expenses	(112)	(90)	24%

Total financial items	(64)	(50)	28%

Income/loss after financial items	863	386	124%
Tax for the year	(303)	(162)	87%

Net profit/loss from continuing operations for the period	560	224	150%

Of which attributable to minority interests	5	1	400%
Net profit from continuing operations attributable to shareholders of OMX	555	223	149%

Financial Income. Financial income, mainly related to proceeds from financial holdings, increased 20% to SEK 48 million, due to movements in interest rates.

Financial Expenses. Financial expenses increased 24% to SEK 112 million, due to net negative movements in interest rates and foreign currencies.

Income Tax Expense. Income tax expenses increased from SEK 162 million in 2004 to SEK 303 million in 2005, partly due to a one-time charge in 2005 of SEK 67 million related to the associated company, Näringslivskredit NLK AB. Also, earnings included a tax-free capital gain in 2004.

Net Profit attributable to minority interests. Income attributable to minority interests increased from SEK 1 million in 2004 to SEK 5 million in 2005. Minority interests are mainly related to the Baltic exchanges.

Net Profit from continuing operations attributable to shareholders of OMX. Income attributable to shareholders of OMX increased from SEK 223 million in 2004 to SEK 555 million in 2005, primarily as a result of increased activity on our exchanges and the addition of the Copenhagen Stock Exchange.

Liquidity and Capital Resources

OMX’s primary uses of funds are for capital expenditures, working capital, dividend payments and repayment or refinancing of debt. OMX has historically met these requirements through a combination of cash generated by operating activities and short and long term debt. OMX believes these sources of funds will continue to be adequate to meet its currently anticipated funds requirements.

Sources of Funds

OMX’s principal sources of liquidity are cash and cash equivalents on hand, short-term financial investments, cash flow from operating activities and financial assets available for sale (clearing capital). As of December 31, 2006, OMX had cash and cash equivalents of SEK 409 million, short-term financial instruments of SEK 0 million and financial assets available for sale of SEK 519 million; these amounts were respectively SEK 275 million, SEK 0 million and SEK 481 million at June 30, 2007. OMX generated positive cash flows from operating activities of SEK 1,032 million in 2006 and SEK 645 million in the six months to June 30, 2007.

OMX believes it is well positioned to access the bank lending and capital markets in the event it requires additional financing. Standard & Poor’s has assigned a long-term counterparty rating of “A with a stable outlook,” a short-term counterparty rating of A-1 and a rating of K1 on the Nordic scale.

Uses of Funds

Capital Expenditures. OMX’s capital expenditures (which are primarily related to investment systems such as intangible assets) decreased from SEK 312 million in 2005 to SEK 229 million in 2006. Capital expenditures in the first half of 2007 amounted to SEK 269 million of which SEK 181 million relate to products within the Genium platform. For the remainder of 2007, investments either in progress or with respect to which OMX has made firm commitments amount to approximately SEK 100 million.

Acquisitions. In 2006, OMX used net cash of SEK 153 million on acquisitions, SEK 134 million of which related to the acquisition of Computershare Markets Technology. The remaining SEK 19 million related to the acquisition of the Iceland Stock Exchange.

In the first half of 2007, OMX acquired Findata for SEK 43.5 million.

Dividends. In 2006, OMX paid dividends of SEK 9.50 per share. At the annual general meeting held on April 12, 2007, OMX’s shareholders approved an ordinary dividend in respect of 2006 of SEK 4.50 per share and an additional dividend of SEK 2.00 per share, amounting to SEK 784.2 million in total, that were paid on April 19, 2007.

Working Capital. At the end of 2006, OMX had a working capital surplus of SEK 253 million, equal to 0.84 months of revenue compared to 1.12 months in 2005. At June 30, 2007, the working capital surplus was SEK 200 million.

Debt and Minority Put Options

OMX’s financing policy is aimed at financing the growth of its business and ensuring that it is financially flexible while maintaining a strong balance sheet. OMX’s indebtedness structure mainly consists of issued commercial paper and issued bonds, as shown in the table below.

The table shows interest-bearing liabilities at December 31, 2006 and shows average remaining terms, fixed-interest terms and average interest.

	Outstanding amount	Remaining term, months	Remaining fixed interest term, months	Average interest rate
Commercial Paper	398	1	1	3.00%
Bond Loans:
Private Placement March 2008	300	15	2	3.29%
Private Placement December 2008(1)	200	24	3	4.00%
Private Placement December 2009	200	36	3	3.45%
Private Placement May 2013	400	77	4	3.51%
Private Placement Nov 2014	250	96	5	3.65%
Bond Loans Total	1,350	53	3.5	3.55%
Bank Loans	39	—	—	—
Other	10	—	—	—
Total Liabilities	1,797	40	3.0	3.33%

(1)	The issued bond has been swapped from a fixed to a variable interest rate. The swapped interest rate is applied when calculating the average interest rate.

Contractual Obligations

OMX has various contractual obligations arising from its operations. The following table lists the aggregate maturities of OMX’s long-term debt and operating leases at December 31, 2006.

Contractual Obligations	Total	Payments Due by Period
		Less than 1 year	1 to 3 years	3 to 5 years	After 5 years
Long-Term Debt Obligations (before interest)	1,350	—	700	—	650
Operating Lease Obligations	1,797	211	359	337	890
Total	3,147	211	1,059	337	1,540

The following table lists the aggregate maturities of OMX’s long-term debt and operating leases at June 30, 2007.

Contractual Obligations	Total	Payments Due by Period
		Less than 1 year	1 to 3 years	3 to 5 years	After 5 years
Long-Term Debt Obligations (before interest)	1,350	300	400	—	650
Operating Lease Obligations	1,797	211	359	337	890
Total	3,147	511	759	337	1,540

Off Balance Sheet Arrangements

Equity Swap. Agreements have previously been made with an external party regarding the provision of OMX Shares, known as equity swaps. The agreements are valid until June 30, 2009 and at June 30, 2007 correspond to approximately 390,000 shares at an agreed average price of around SEK 205.

The equity swap agreements cover the portion of outstanding employee stock options that are currently deemed likely to be exercised, and the portion of shares that are expected to be allotted at the end of the OMX Share Match Program.

OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares. Interest expenses are based on a Stockholm Interbank Offered Rate of 90 days.

Changes in OMX’s share price affect the value of the equity swap. These changes in fair value of the equity swap designated for hedging employee stock options are reported in the income statement. The equity swap designated for hedging share match program is reported as an equity instrument in accordance with IFRS. For 2006, the net effect on the income statement resulted in a SEK 15 million increase to net income.

Guarantees. OMX has provided guarantees for clearing related operations of a total value of SEK 4,428 million as of June 30, 2007. These bank guarantees are guaranteed by OMX by counter indemnities. OMX has also provided other guarantees of SEK 151 million, primarily related to obligations for leasing contracts and in conjunction with the IT-platform sales in Market Technology. In addition to these guarantees, there are general parent guarantees for wholly owned subsidiaries of OMX.

Critical Accounting Policies

Preparing financial statements in accordance with IFRS requires that management make evaluations, estimates and assumptions that affect the application of the accounting principles and the stated amounts of assets, liabilities, revenues and costs. Estimates and assumptions are based on historical experience and a number of other factors that may be considered reasonable under prevailing conditions. The results of these estimates and assumptions are then used to evaluate the carrying amounts of assets and liabilities not otherwise clear from other sources. The actual outcome may deviate from these estimates and assumptions.

Estimates and assumptions are regularly reviewed by OMX’s management. Changes in estimates are reported in the period in which the change is made, if the change affects only that period, or in the period in which the change is made and subsequent periods if the change affects both the period concerned and subsequent periods.

OMX’s significant accounting principles are set out on pages FIN-17 to FIN-90 of the consolidated financial statements. Accounting principles in which estimates, judgments and assumptions are particularly sensitive and which, if actual results are different, may have a material impact on the financial statements, are discussed below.

Impairment of long lived assets. Assets with an indeterminable useful life are not depreciated or amortized but tested annually for impairment. Depreciated or amortized assets are assessed for a reduction in value whenever events or changes in conditions indicate that the carrying amount may not be recoverable. The review of the value of all intangible assets takes place on an ongoing basis throughout the year by using a risk-adjusted discounted cash flow. This review is based on assumptions and estimates, such as future cash-flow, useful life and an appropriate discount factor, which entail a certain degree of uncertainty. If the actual outcome deviates from these assumptions and estimates, it will have a material impact on the financial statements.

Long lived assets. OMX’s goodwill is tested annually for impairment. The value in use of goodwill attributable to exchange operations is calculated based on the discounted external cash flow which has been applied against the background of the company’s long history of a stable and strong cash flow.

OMX’s intangible assets, e.g., software, customer contracts and development projects, are assessed for impairment in value whenever events or changes in conditions indicate that the carrying amount may not be recoverable. The review of the value of all intangible assets takes place on an ongoing basis throughout the year by using a risk-adjusted discounted cash flow analysis. The estimated useful lives of these intangible assets are assessed on an ongoing basis.

These reviews are based on assumptions and estimates (such as future cash-flow, useful life and discount factor) which entail a certain degree of uncertainty. If the actual outcome deviates from these assumptions and estimates, it will have a material impact on the financial statements.

Revenue recognition. OMX’s reported net sales relate primarily to trading revenue and the sale of systems and services. Trading revenues are based on already performed services and do not include any estimates or assumptions. For the Market Technology business area, OMX applies the percentage-of-completion method to its technology sales, license and project revenues. In applying the percentage-of-completion method, income is recognized in line with the completion of development of a project. An anticipated loss on a project is immediately recognized as a loss. At OMX, the degree of development is established through the relationship between the hours that have been worked by closing date and the estimated number of project hours in total. The actual number of project hours could differ from the estimated hours and any such differences could have a material impact on the financial statements. For certain projects, an accurate assessment of project revenue and expenditure cannot be made when the year-end accounts are prepared. In these cases, no profit is reported for the project. The percentage-of-completion method is applied as soon as possible. A present-value calculation has been performed for those project receivables that do not fall due within twelve months.

Disputes. Through its operations, OMX is exposed to both legal and tax disputes. The provisions made for ongoing disputes are based on managements estimates and assumptions about the outcome of these claims. The actual outcome may deviate from these estimations and assumptions and any such differences could have a material impact on the financial statements.

Quantitative and Qualitative Disclosures About Market Risk

OMX is exposed to various kinds of financial risks through its international operations: currency risks (transaction and translation), interest rate risk, financing risk, credit and counterparty risk and equity risk.

Currency Risks

A significant portion of OMX’s sales are attributable to operations outside Sweden, which means that changes in currency exchange rates have an impact on OMX’s income statement and balance sheet. Currency risk exposure occurs during the sale and purchase of foreign currencies, which we refer to as transaction exposure, and during the translation of foreign subsidiaries’ balance sheets and income statements to Swedish Kronor, which we refer to as translation exposure.

In accordance with OMX’s financial policy, all contracted flows and 0-100% of forecast flows up to twelve months will be hedged. Deviations from the prescribed hedge levels can occur within specified guidelines. Hedging of transaction exposure is carried out through currency forwards and options or loans in foreign currencies, see the sections entitled “—Transaction Exposure” and “—Hedging of Transaction Exposure.”

Transaction exposure originating from financial cash flows is eliminated by the subsidiaries raising borrowings and making investments in local currency or by hedging these flows by using currency forwards. Translation exposure occurs in conjunction with the translation of OMX’s foreign subsidiaries’ balance sheets and income statements and in the recalculation of consolidated goodwill relating to foreign subsidiaries into SEK. In accordance with the financial policy, portions of the translation exposure are hedged in order to reduce the volatility of OMX’s key financial ratios, see the section entitled “—Transaction Exposure” on page 133.

Interest-rate Risks

OMX is exposed to interest-rate risks that can impact OMX’s earnings due to changing market rates. Both OMX’s interest-bearing assets, consisting primarily of regulatory capital for counterparty risks within the exchange and clearing operations, and interest-bearing liabilities are exposed to interest-rate risks. The speed with which a permanent change in interest rates can impact OMX’s net financial income depends on the fixed-interest terms of investments and loans.

Fixed-interest terms for OMX’s liabilities are short as stipulated in the financial policy. According to the financial policy, interest swaps and standardized interest futures are used to change the length of fixed-interest terms, thereby minimizing interest-rate risk. At year-end, interest-bearing financial liabilities amounted to SEK 1,797 million, of which SEK 1,350 million are long-term.

According to OMX’s financial policy, the average fixed-interest term for regulatory capital for exchange and clearing operations is a maximum of three years. As a rule, other surplus liquidity is placed in investments with short fixed-interest terms. At year-end, net financial debt amounted to SEK 847 million. Financial assets at December 31, 2006 amounted to SEK 950 million and the average effective rate of interest for these assets was 3.70%, while the fixed-interest term was approximately 1.2 years.

In the event of a parallel shift in the Swedish and foreign yield curves upward by one percentage point, OMX’s earnings would be negatively affected in an amount of SEK 23 million on an annualized basis, given the nominal amount and the fixed-interest terms prevailing on December 31, 2006.

Financing Risks

Financing risk refers to the risk that costs will be higher and financing possibilities limited when a loan is to be refinanced, and that it will not be possible to fulfill payment obligations due to insufficient liquidity or difficulties in obtaining financing. The financial policy specifies that unutilized credit facilities of sufficient size must exist to guarantee access to adequate funds. Financing risk is also dealt with by endeavoring to find a suitable balance between short and long-term financing and a diversification between various forms of financing and markets. OMX’s total granted credit facilities at December 31, 2006 amounted to SEK 3,741 million, of which SEK 30 million has been utilized, see the section entitled “—Interest-Bearing Assets and Liabilities” on page 135.

Of OMX’s credit facilities, SEK 2,100 million is a syndicated credit facility with a three-year term. One portion, SEK 1,500 million, is linked to the company’s commercial paper program for the same amount and, if OMX is unable to issue such commercial paper, entitles the company to borrow capital in the amount of SEK 1,500 million. There is also a credit facility for approximately a year of SEK 1,200 million which is dedicated to liquidity requirements linked to the OMX Nordic Exchange Stockholm AB’s clearing operations. Financial conditions linked to these credit facilities will be applied if OMX receives a credit rating from Standard & Poor’s of BBB or below.

The average term of OMX’s total liability portfolio at December 31, 2006 was 3.4 years.

Credit and Counterparty Risks

OMX’s financial transactions give rise to credit risks towards financial counterparties. Credit risk or counterparty risk refers to the risk of loss if the counterparty does not fulfill its obligations. There are credit risks when investing in cash equivalents. In accordance with the financial policy, in the interest of limiting risk exposure, only investments in highly creditworthy securities with high liquidity are permitted.

A majority of OMX’s outstanding investments at year-end were in securities issued by the Swedish Government. OMX has no significant concentration of credit exposure to any other individual counterparty.

The derivative instruments to which OMX is a party involve a counterparty risk, that is, that the counterparty will not fulfill its portion of the agreement relating to futures or options. In order to limit counterparty risk, only counterparties with a high degree of creditworthiness are accepted. OMX also uses the standard form of ISDA agreement to minimize counterparty risk. The total counterparty risk related to financial transactions amounted to SEK 409 million at December 31, 2006, including bank balances but excluding counterparty risk attributable to the OMX Nordic Exchange Stockholm AB’s clearing operations (see below) and collateral funds invested in Swedish Government securities. The largest exposure to an individual institution amounted to SEK 97 million.

No single OMX customer was responsible for more than 20% of invoicing as of December 31, 2006. Counterparty risk arises by the OMX Nordic Exchange Stockholm AB providing clearing services and thereby acts as the central counterparty in all contracts subject to counterparty clearing. For the purpose of minimizing this counterparty risk, the OMX Nordic Exchange Stockholm AB requires that the counterparties pledge collateral to guarantee fulfillment of their commitments to the OMX Nordic Exchange Stockholm AB. Pledged collateral amounts to SEK 15,458 million. None of the members of the OMX Nordic Exchange Stockholm AB accounted for more than 15% of the total exposure on December 31, 2006.

Equity Risks

OMX is exposed to equity market risk in its investment in shares of Oslo Børs ASA, which were valued at SEK 318 million at December 31, 2006. A decrease in the value of Oslo Börs could lead to a financial loss for OMX. This position in monitored by OMX. At December 31, 2006, assuming no other change, a hypothetical 10% decline in the market price of the shares of Oslo Børs would have had an approximately SEK 32 million impact on the fair value of OMX’s investment in Oslo Børs.

Hedging Of Employee Stock Option Program.    In order to limit costs for the programs if the OMX Share price were to increase, limit dilution and ensure that shares can be provided when options are exercised, an agreement has previously been made with an external party regarding the provision of OMX Shares, known as an equity swap. The equity swap agreement covers the portion of outstanding employee stock options that are currently deemed likely to be exercised. The amount of the equity swap will be continuously adjusted so that it corresponds to the number of employee stock options that are expected to be utilized. For 2006, the effect on profit and loss was SEK 15 million.

Hedging Of Share Match Program.    In order to limit expenses for the program in the event of an increase in the share price and to ensure that shares can be provided when shares are matched in the Share Match Program, OMX has signed an equity-swap agreement. The equity swap covers the portion of shares that are expected to be allotted at the end of the program and will be continuously adjusted so that it corresponds to the number of shares that are expected to be allotted. For 2006, the cost of the share match program was SEK 3 million.

Currency Exposure

Transaction Exposure

The table shows OMX’s commercial future net flows and net exposure at December 31, 2006. A sensitivity analysis shows the effect on earnings of a plus or minus 5% change in the value of the SEK.

Currency	Net flow in each base currency	Future net flow Dec 31, 2006 (SEK)	Net exposure after hedging (SEK)	Sensitivity base (SEK)
	(in millions)
AUD/SEK	7.5	40.6	(48.6)	(2.4)
EUR/SEK	21.7	195.8	0.0	0.0
GBP/SEK	1.1	15.2	(2.3)	(0.1)
NOK/SEK	121.6	133.5	3.4	(0.2)
SGD/SEK	4.9	22.0	0.0	0.0
USD/SEK	27.2	187.0	(24.8)	(1.2)
Total		594.1	(72.3)	(3.9)

Hedging of Transaction Exposure

The table shows a summary of outstanding futures at December 31, 2006 pertaining to all hedges for commercial flows and transaction exposure. The purpose of the hedges is to safeguard the value of contracted future flows and to increase forecast ability. In accordance with OMX’s financial policy, all contracted flows and 0-100% of estimated flows of up to 12 months will be hedged. Deviations from the prescribed degree of hedging are permitted within the established guidelines. Currency hedging is undertaken in the market through currency futures, option contracts or loans in foreign currencies.

Currency	Hedged in each base currency (millions)	Nom value at year-end rate (in millions of SEK)	Nominal value at forward rate (in millions of SEK)	Unrealized forward result (in millions of SEK)	Average forward rate(1)	Date of maturity (months)
AUD/SEK	(16.5)	(89.2)	(89.5)	0.3	5.4350	<12
EUR/SEK	(21.7)	(195.9)	(199.5)	3.6	9.2080	<12
GBP/SEK	(1.3)	(17.5)	(17.5)	0.0	13.4252	<12
NOK/SEK	(118.6)	(130.1)	(130.4)	0.3	1.0997	<12
SGD/SEK	(4.9)	(22.0)	(22.3)	0.3	4.5415	<12
USD/SEK	(30.8)	(211.7)	(218.5)	6.8	7.0843	<12
Total		(666.4)	(677.7)	11.3

(1)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

Translation Exposure—Net Investments In Foreign Subsidiaries

The table shows foreign subsidiaries’ net assets in foreign operations and goodwill denominated in foreign currencies. Translation exposure is hedged in order to reduce the volatility in OMX’s key ratios. A sensitivity analysis shows the effect on results in the event of a plus or minus 5% change in the value of SEK.

Currency	Equity	Goodwill	Hedging of net investment	Total	Sensitivity
	(in millions of SEK)
AUD	14.5	—	—	14.5	0.7
CAD	2.0	—	—	2.0	0.1
DKK	788.1	1,126.5	—	1,914.6	95.7
EUR	1,746.5	1,304.2	(1,446.5)	1,604.3	80.2
EEK	27.8	2.2	—	30.0	1.5
GBP	(204.5)	—	—	(204.5)	10.2
HKD	(2.2)	—	—	(2.2)	0.1
ISK	35.6	280.3	—	315.9	15.8
LTL	(0.8)	11.1	—	10.3	0.5
LVL	9.4	1.0	—	10.4	0.5
NOK	43.4	20.7	—	64.1	3.2
SGD	4.3	—	—	4.3	0.2
USD	(129.3)	8.9	—	(120.4)	6.0
Total	2,334.8	2,754.9	(1,446.5)	3,643.3	214.7

Hedging Of Financial Loans And Assets

The table shows a summary of OMX’s currency futures for hedging of financial assets and loans at December 31, 2006.

Currency	Hedged in each base currency (millions)	Nom value at year-end rate (in millions of SEK)	Nominal value at forward rate (in millions of SEK)	Unrealized forward result (in millions of SEK)	Average forward rate(1) (in millions of SEK)	Date of maturity (months)
AUD/SEK	21.2	114.8	115.2	(0.3)	5.43	<12
CAD/SEK	(0.8)	(4.6)	(4.6)	—	5.96	<12
DKK/SEK	385.7	467.6	467.7	(0.1)	1.21	<12
EUR/SEK	54.0	487.7	487.6	0.1	9.04	<12
GBP/SEK	(12.6)	(169.4)	(168.4)	(1.1)	13.38	<12
HKD/SEK	(4.0)	(3.5)	(3.5)	0.0	0.88	<12
NOK/SEK	4.9	5.4	5.6	(0.2)	1.13	<12
SGD/SEK	0.9	3.8	3.8	—	4.47	<12
THB/SEK	(8.0)	(1.5)	(1.5)	—	0.19	<12
USD/SEK	7.5	51.5	51.1	0.4	6.82	<12
Total		951.8	953.0	(1.2)

(1)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

Interest-Bearing Assets And Liabilities

Credit Facilities.    The table shows OMX’s total credit facilities and those that had been utilized at December 31, 2006.

	Contracted facilities (in millions of SEK)		Utilized facilities
Syndicated bank loan/commercial paper program	1,500	(1)	—
Syndicated bank loan	600		—
Overdraft facility	171		4
Credit facility	135		—

Contracted facilities for exchange and clearing operations
Sweden (SEK)	1,200		—
Norway (NOK)	44		—
Denmark (DKK)	24		—
UK (GBP)	67		26
Total	3,741		30

(1)

Since the credit facility is linked to the commercial paper program and is to function as a credit facility if OMX is unable to issue a commercial paper program, the unutilized credit facility will be reduced by the outstanding commercial paper. The outstanding commercial paper at December 31, 2006 amounted to SEK 400 million, implying that OMX can utilize only SEK 1,100 million of the current credit facility.

Summary of Material Differences between IFRS and U.S. GAAP

OMX prepares its consolidated financial statements in accordance with IFRS as adopted by the European Union, which differ in certain significant respects from U.S. GAAP. The principal differences between IFRS and U.S. GAAP as they relate to OMX are discussed in Note 36 to OMX’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005 and in Note 8 to OMX’s unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2007. These notes include a reconciliation of net income and shareholders’ equity under IFRS to net income and shareholders’ equity under U.S. GAAP.

The most significant items in reconciling OMX net income and shareholders’ equity under IFRS and U.S. GAAP related to amortization of goodwill and intangible assets, revenue recognition of software arrangements, accounting for capitalized development costs and accounting for derivatives and hedging. Further information on such differences and adjustments is set forth in the notes to OMX’s consolidated financial statements mentioned above.

Net income from continuing operations under U.S. GAAP amounted to SEK 904.5 ($132.2) million for the year ended December 31, 2006, up from SEK 406.8 ($54.4) million for 2005 under U.S. GAAP. This corresponds to a 122% increase in net income in Swedish Krona under U.S. GAAP, as compared to a 71% increase in net income under IFRS. This difference is primarily related to capitalized development fees that were significantly higher in 2005 than 2006.

In 2005 and 2006, increased amortization expenses under U.S. GAAP relating to intangible assets identified for the acquired entities had a negative SEK 57.8 ($8.4) million effect on amounts presented under U.S. GAAP compared to IFRS for each of the two years.

Net income from continuing operations under U.S. GAAP amounted to SEK 567.0 ($81.6) million for the six months ended June 30, 2007, compared with SEK 402.2 ($53.0) million for the six months ended June 30, 2006.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA OF THE COMBINED

COMPANY

The following unaudited pro forma condensed combined financial data and explanatory notes present how the consolidated financial statements of The NASDAQ OMX Group may have appeared had the Transactions been completed at earlier dates. The unaudited pro forma condensed combined financial data shows the impact of the combination on the companies’ respective historical financial positions and results of operations under the purchase method of accounting with Nasdaq treated as the acquirer of OMX as if the Transactions had been completed on January 1, 2006 for statement of income purposes and on June 30, 2007 for balance sheet purposes. For purposes of the pro forma condensed combined financial information, OMX financial information has been translated into U.S. Dollars and is presented in accordance with U.S. GAAP.

Nasdaq and OMX intend to combine their businesses under the name “The NASDAQ OMX Group, Inc.” The combination will be treated under the purchase method of accounting for accounting purposes, and OMX’s assets acquired and liabilities assumed will be recorded at their estimated fair value. The allocation of the purchase price, including intangible and net tangible assets, is only a preliminary allocation based on estimates of fair values and will change when estimates are finalized. Among the provisions of Statement of Financial Accounting Standards No. 141, “Business Combinations,” criteria have been established for determining whether intangible assets should be recognized separately from goodwill. Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which we refer to as SFAS 142, provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather are tested for impairment on at least an annual basis.

The unaudited pro forma condensed combined statement of income does not include (1) any revenue or cost saving synergies that may be achievable subsequent to the completion of the combination, or (2) the impact of non-recurring items directly related to the combination.

The pro forma condensed combined financial information is unaudited, is presented for informational purposes only, and is not necessarily indicative of the financial position or results of operations that would actually have occurred had the Transactions been completed as of the dates or at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future consolidated financial position or operating results of the combined companies. The unaudited pro forma condensed combined financial data and the accompanying notes should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial data;

•	the separate audited historical financial statements of Nasdaq for the fiscal year ended December 31, 2006 incorporated by reference into this Proxy Statement;

•	the separate audited historical financial statements of OMX for the fiscal year ended December 31, 2006 included elsewhere in this Proxy Statement;

•	the separate unaudited historical financial statements of Nasdaq as of and for the six months ended June 30, 2007 incorporated by reference into this Proxy Statement; and

•	OMX’s unaudited summary results as of and for the three and six months ended June 20, 2007 included elsewhere in this Proxy Statement.

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended December 31, 2006

(in thousands, except per share amount)

	Nasdaq	OMX U.S. GAAP	Pro Forma Adjustments	Note		Pro Forma Combined
Revenues:
Market Services	$1,408,297	$260,807	—			$1,669,104
Issuer Services	249,016	51,898	—			300,914
Market Technology	—	158,983	—			158,983
Other	463	13,450	—			13,913

Total revenues	1,657,776	485,138	—			2,142,914
Cost of revenues:
Liquidity rebates	(644,860)	—	—			(644,860)
Brokerage, clearance and exchange fees	(325,521)	—	—			(325,521)

Total cost of revenues	(970,381)	—	—			(970,381)
Revenues less liquidity rebates, brokerage, clearance and exchange fees	687,395	485,138	—			1,172,533

Operating Expenses:
Compensation and benefits	195,662	156,811	—			352,473
Marketing and advertising	20,522	9,210	—			29,732
Depreciation and amortization	70,916	32,033	(11,614)	3	(d)	112,935
			21,600	3	(a)
Professional and contract services	32,038	48,513	—			80,551
Computer operations and data communications	41,472	35,077	—			76,549
Provision for bad debts	464	—	—			464
Occupancy	34,125	26,776	—			60,901
General, administrative and other	44,336	26,994	—			71,330

Total direct expenses	439,535	335,414	9,986			784,935
Support costs from related parties, net	33,771	—	—			33,771

Total operating expenses	473,306	335,414	9,986			818,706

Operating income	214,089	149,724	(9,986)			353,827
Interest income	24,633	7,017	—			31,650
Interest expense	(91,097)	(13,727)	(130,200)	3	(b)	(235,024)
Dividend income	16,227	6,725	—			22,952
Capital gains from shares in equity investments	—	15,350	—			15,350
Gain on foreign currency option contracts	48,391	—	—			48,391
Minority interest	902	(585)	—			317

Income from continuing operations before taxes	213,145	164,504	(140,186)			237,463
Income tax provision	85,252	32,268	(53,866)	3	(c)	63,654

Net income from continuing operations	$127,893	$132,236	$(86,320)			$173,809

Net income applicable to common stockholders:
Net income	$127,893	$132,236	$(86,320)			$173,809
Preferred stock:
Dividends declared	(359)	—	—			(359)
Accretion of preferred stock	(331)	—	—			(331)

Net income (loss) applicable to common stockholders	$127,203	$132,236	$(86,320)			$173,119

Basic and diluted earnings per share from continuing operations:
Basic	$1.22	$1.12				$1.05

Diluted	$0.95	$1.12				$0.89

Weighted average common shares outstanding for earnings per share:
Basic	104,311	118,671	60,600	3	(e)	164,911
Diluted	144,229	118,886	60,600	3	(e)	204,829

See notes to the unaudited proforma condensed combined financial statements

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

Six Months Ended June 30, 2007

(in thousands, except per share amount)

	Nasdaq	OMX U.S. GAAP	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues:
Market Services	$982,883	$162,098	$—		$1,144,981
Issuer Services	137,093	28,622	—		165,715
Market Technology	—	77,079	—		77,079
Other	171	3,021	—		3,192

Total revenues	1,120,147	270,820	—		1,390,967
Cost of revenues:
Liquidity rebates	(463,503)	—	—		(463,503)
Brokerage, clearance and exchange fees	(265,898)	—	—		(265,898)

Total cost of revenues	(729,401)	—	—		(729,401)
Revenues less liquidity rebates, brokerage, clearance and exchange fees	390,746	270,820	—		661,566

Expenses:
Compensation and benefits	93,977	86,020	—		179,997
Marketing and advertising	9,101	4,459	—		13,560
Depreciation and amortization	19,635	19,123	(7,795)	3(d)	41,663
			10,700	3(a)
Professional and contract services	17,034	28,182	—		45,216
Computer operations and data communications	16,112	16,968	—		33,080
Provision for bad debts	2,130	—	—		2,130
Occupancy	17,840	13,188	—		31,028
Regulatory	13,835	—	—		13,835
General, administrative and other	20,781	18,220	—		39,001

Total direct expenses	210,445	186,160	2,905		399,510
Support costs from related parties, net	—	—	—		—

Total operating expenses	210,445	186,160	2,905		399,510

Operating income	180,301	84,660	(2,905)		262,056
Interest income	13,318	6,904	—		20,222
Interest expense	(47,054)	(9,680)	(67,500)	3(b)	(124,234)
Loss on foreign currency option contracts	(9,509)	—	—		(9,509)
Dividend income	14,540	3,452	—		17,992
Capital gains from shares in equity investments	—	14,527	—		14,527
Strategic initiative costs	(26,511)	—	—		(26,511)
Minority interest	96	(575)	—		(479)

Income before income taxes	125,181	99,288	(70,405)		154,064
Income tax provision	50,736	17,733	(27,509)	3(c)	40,960

Net income from continuing operations and applicable to common stockholders	$74,445	$81,555	$(42,896)		$113,104

Basic and diluted earnings per share from continuing operations:
Basic	$0.66	$0.68			$0.65

Diluted	$0.52	$0.68			$0.56

Weighted average common shares outstanding for earnings per share:
Basic	112,592	120,640	60,600	3(e)	173,192
Diluted	151,828	120,640	60,600	3(e)	212,428

The Nasdaq Stock Market, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2007

(in thousands, except share and par value amounts)

	Nasdaq	OMX U.S. GAAP	Pro Forma and Other Adjustments	Note		Pro Forma Combined
Assets:
Current assets:
Cash and cash equivalents	$574,998	$40,139	$(50,000)	2		$555,823
			(9,314)	2
Available-for-sale, at fair value	1,694,984	70,207	—			1,765,191
Receivables, net	284,606	78,673	—			363,279
Deferred tax assets	18,039	—	—			18,039
Market value, outstanding derivative positions	—	778,696	—			778,696
Related party receivables	—	146	—			146
Current assets of discontinued operations	—	10,071	—			10,071
Other current assets	40,085	364,492	—			404,577

Total current assets	2,612,712	1,342,424	(59,314)			3,895,822

Property and equipment, net	60,537	150,731	—			211,268
Non-current deferred tax assets	100,844	23,163	—			124,007
Goodwill	1,029,031	370,651	(370,651)	2		3,933,439
			2,904,408	2
Intangible assets, net	189,794	180,241	(180,241)	2		1,882,694
			1,692,900	3	(a)
Other assets	12,395	96,769	85,300	3	(a)	194,464

Total assets	$4,005,313	$2,163,979	$4,072,402			$10,241,694

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$124,309	$22,040	$—			$146,349
Section 31 fees payable to SEC	132,279	—	—			132,279
Accrued personnel costs	34,112	35,785	—			69,897
Deferred revenue	128,671	54,899	—			183,570
Other accrued liabilities	60,367	315,347	—			375,714
Deferred tax liabilities	131,869	—	6,048	3	(a)	137,917
Market value, outstanding derivative positions	—	778,696	—			778,696
Liabilities to credit institutions	—	87,284	—			87,284
Current portion of debt obligation	10,681	—	—			10,681

Total current liabilities	622,288	1,294,051	6,048			1,922,387
Debt obligations	1,487,795	198,359	1,900,000	3	(b)	3,586,154
Non-current deferred tax liabilities	95,342	36,855	467,964	3	(a)	600,161
Non-current deferred revenue	96,120	—	—			96,120
Other liabilities	100,796	29,893	—			130,689

Total liabilities	2,402,341	1,559,158	2,374,012			6,335,511
Minority interest	—	3,211	—			3,211
Stockholders’ equity:
Common stock, $0.01 par value, 300,000,000 shares authorized, 130,713,703 shares issued (191,275,218 pro forma shares issued), and 112,921,954 shares outstanding (173,483,469 pro forma shares outstanding)	1,307	35,176	(35,176)	4		1,307
Additional paid-in capital	1,056,588	516,114	(516,114)	4		3,356,588
			2,300,000
Common stock in treasury, at cost: 17,791,749 shares	(231,871)	—	—			(231,871)
Accumulated other comprehensive income	190,507	8,758	(8,758)	4		190,507
Retained earnings	586,441	41,562	(41,562)	4		586,441

Total stockholders’ equity	1,602,972	601,610	1,698,390			3,902,972

Total liabilities, minority interest and stockholders’ equity	$4,005,313	$2,163,979	$4,072,402			$10,241,694

See notes to the unaudited proforma condensed combined financial statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the acquisition on the historical financial position and operating results of Nasdaq and OMX. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of Nasdaq and OMX, giving effect to the Transactions as if they had been completed on January 1, 2006. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balances sheets of Nasdaq and OMX, giving effect to the Transactions as if they had occurred on June 30, 2007.

The unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting with Nasdaq treated as the acquirer, have been prepared in accordance with accounting principles generally accepted in the United States of America, and should be read together with the separate financial statements of Nasdaq and OMX.

The unaudited pro forma condensed combined financial data is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been completed during the period or as of the dates for which the pro forma data is presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future consolidated financial position or operating results of the combined company Nasdaq or OMX.

Nasdaq’s purchase price for OMX has been allocated to the assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values. Definitive allocations will be performed when estimates are finalized. Accordingly, the purchase price allocation pro forma adjustments are preliminary, have been made solely for the purpose of providing unaudited pro forma condensed combined financial data and are subject to revision based on a final determination of fair value after the completion of the Transactions, but no later than one year after the closing of the Transactions.

The accompanying unaudited pro forma condensed combined statement of income does not include (1) any revenue or cost saving synergies that may be achievable subsequent to the completion of the Transactions, or (2) the impact of non-recurring items directly related to the Transactions.

Nasdaq and OMX expect to incur a number of non-recurring costs associated with combining the operations of the two companies and the related elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of their respective businesses. Such costs have not been reflected in the pro forma condensed combined financial data because they represent non-recurring charges directly attributable to the combination of Nasdaq and OMX.

The balance sheet of OMX as of June 30, 2007 has been translated using an exchange rate of 6.8512. The statements of income of OMX for the year ended December 31, 2006 and the six months ended June 30, 2007 have been translated using an average exchange rate of 6.8403 and 6.9526, respectively.

Certain reclassifications have been made to the historical financial statements of OMX to conform to the presentation expected to be used by The NASDAQ OMX Group. Nasdaq expects there could be additional reclassifications following completion of the Transactions.

Note 2. Purchase Price of OMX

The total preliminary purchase price is estimated at $4,259.3 million and is comprised of (in millions):

Equity component	$2,300.0	(a)
Cash component	1,900.0	(b)
Acquisition costs	50.0	(c)
Acquisition-related transaction costs	9.3	(d)

Total purchase consideration	$4,259.3

(a)	Based on the closing price of Nasdaq Common Stock of $37.43 on September 26, 2007, which was the date of the announcement of the increase in the Borse Dubai Offer, multiplied by 60.6 million shares of Nasdaq Common Stock.
(b)	Based on the SEK/USD exchange rate of 6.5402 on September 26, 2007 multiplied by the cash consideration of up to SEK 12,582,952,392 in cash.
(c)	Management’s estimate of direct costs of acquisition, which includes legal and advisory fees to be incurred by Nasdaq. This estimate was based on Nasdaq’s historical experience as well as fee estimates provided by advisors.
(d)	Under OMX’s Share Match Programs, OMX made grants of matching share awards under the Share Match Program for 2006 in April 2006 and had planned to make similar grants under the Share March Program for 2007. However, as a result of the Offer, OMX postponed making such grants. OMX had not granted stock options to employees since 2002. Under the Nasdaq OMX Transaction Agreement, awards granted under the Share Match Program for 2006 will vest on a pro rata basis in accordance with the Nasdaq OMX Transaction Agreement, and will be subsequently cancelled as of the completion of the Offer. Participants will receive cash consideration for cancellation of such awards, as well as consideration for the grants that would have been made under the Share Match Program for 2007, in accordance with the Nasdaq OMX Transaction Agreement. The total cash consideration for the Share Match Programs totaled $9.3 million. The 2006 Share Match Program totaled approximately $3.3 million and was calculated by multiplying the number of shares in the 2006 Share Match Program by the share price of 208.1 and adding withholdings. The total cash consideration for the 2007 Share Match Program totaled approximately $6.0 million which as stated above was consideration for the grants that would have been made under the 2007 Share Match Program.

The allocation of the estimated purchase price discussed below is preliminary and is subject to change. The final allocation of the purchase price will be based on the fair value of the assets and liabilities of OMX after completion of the Transactions. Any adjustments to the purchase price will be made no later than one year after closing in accordance with SFAS 141.

The following is a summary of the preliminary allocation of the total purchase price in the OMX acquisition as reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2007 (in millions):

Historical equity of OMX	$601.6
Elimination of OMX’s historical goodwill	(370.7)
Elimination of OMX’s historical intangible assets	(180.2)
Fair value of identifiable intangible assets:
Exchange Registrations	1,202.0
Trade name	232.6
Customer relationships	133.4
Market technology:
Developed	56.3
New	68.6

Total	124.9

Fair value adjustment of equity method investment	85.3
Deferred tax impact of purchase accounting adjustments	(470.0)
Residual goodwill created from business combination	2,904.4

Total preliminary purchase price	$4,259.3

In performing the preliminary purchase price allocation, Nasdaq considered, among other factors, the intention for the future use of the acquired assets, analyses of historical financial performance, and an estimate of the future performance of OMX’s business. The preliminary estimate of the fair values of intangible assets is based, in part, on a valuation using an income approach, market approach or a cost approach, as appropriate. The risk-adjusted discount rates used to compute the present value of individual intangible assets expected net cash flows were based on OMX’s weighted average cost of capital, which ranged from 11.0% to 12.0%. These discount rates were determined after consideration of OMX’s rate of return on debt and equity and the weighted-average return on invested capital. In estimating the remaining useful lives of the intangible assets, Nasdaq considered the six factors presented in paragraph 11 of SFAS 142 and an analysis of the intangible assets’ relevant historical attrition data.

See Note 3(a) for a discussion of the methods used to determine the fair value of OMX’s intangible assets and equity method investment, as well as a discussion of the estimated average remaining useful life of each intangible asset. The carrying value of all other assets and liabilities was deemed to approximate their estimated fair value.

We and Borse Dubai may decide to change the cash consideration offered to OMX shareholders; for instance, in the event of a competing offer. Each SEK 1 increase in the cash consideration per share OMX Share offered by Borse Dubai in the Borse Dubai Offer but paid by Nasdaq to Borse Dubai as part of the Transactions would increase the aggregate purchase price by approximately $18.4 million. It is possible that any increase in the cash consideration could result in an increase in the amount of debt incurred to finance the transaction.

Note 3. Pro Forma Adjustments

(a) To adjust the book value of OMX assets to their estimated fair value. The preliminary allocations are as follows (in millions):

	Increase in Value		Estimated Average Remaining Useful Life	Estimated Annual Depreciation and Amortization Expense for 2006	Estimated Six Month Depreciation and Amortization Expense for 2007
Equity method investment	$85.3	(i)

	Value
Intangible assets:
Exchange registrations	1,202.0		Indefinite	#	#
Trade name	232.6		Indefinite	#	#
Customer relationships	133.4		14-20 years	$7.8	$3.9
Market technology:
Developed	56.3		6-7 years	8.7	4.3
New	68.6		13-14 years	5.1	2.5

	124.9

Total intangible assets	1,692.9	(ii)

Total depreciation and amortization expense				$21.6	$10.7

Total assets	$1,778.2	(i)+(ii)

#—Not Applicable

Exchange Registrations

The exchange registrations represent a license that provides OMX with the ability to operate its stock exchanges. Management views this intangible asset as a perpetual license to operate the exchanges so long as

OMX meets its regulatory requirements. Nasdaq selected a variation of the income approach called the Greenfield Approach to value these exchange registrations. The Greenfield Approach refers to a discounted cash flow analysis that assumes the buyer is developing the assets from inception. This discounted cash flow model considers the required resources and eventual returns from the build-out of an operational exchange and the acquisition of customers, once the exchange registrations are obtained. The advantage of the approach is that it reflects the actual expectations that will arise from an investment in the registration and it directly values the registrations. The Greenfield Approach relies on assumptions regarding projected revenues, margins, capital expenditures, depreciation, and working capital during the seven-year ramp-up period as well as the terminal period. The cash flows were then tax-effected at a rate of 28.0%, and a tax amortization benefit was added to the fair value of the asset under the assumption that the exchange registrations would be amortized for tax purposes over a period of seven years.

An indefinite life was assumed for these registrations as the exchanges have operated, in some cases, for more than 140 years and the authorization to operate these exchanges is perpetual so long as OMX meets its regulatory requirements. Furthermore, since no legal, contractual, competitive, economic, or other factors limit the useful life of this intangible asset, Nasdaq considered the useful life of the exchange registrations to be indefinite. As noted above, we assessed the factors listed in paragraph 11 of SFAS 142 in making this indefinite life determination.

Trade Name

The OMX trade name was valued on an aggregate basis (OMX and its owned exchanges including the OMX Nordic Exchanges and First North). The trade name represents the value of the market recognition of quality service that OMX and its predecessor entities have developed in their 140 years of operation. In valuing the acquired trade name, Nasdaq used the relief from royalty approach, relying on publicly available information to determine the royalty rate that OMX would have to pay a third party for the use of the trade name. This valuation methodology is based on the concept that because OMX owns the trade name it does not have to pay a third-party for the right to use the trade name.

Nasdaq researched public documents and accessed the Royalty Source database for license agreements involving similar trade names in the financial services and technology industries. The guideline sample of license agreements yielded an average royalty rate of 0.5% for financial service companies and 7.0% for technology companies. Assuming that two-thirds of the revenues are from the financial services and one-third of the revenues are from technology, a blended royalty rate of 2.7% was estimated. Nasdaq rounded this royalty rate to 3.0%. The cash flows were then tax-effected at a rate of 28.0%, and a tax amortization benefit was added to the fair value since the trade name would be amortized for tax purposes.

Customer Relationships

Customer relationships represent the non-contractual and contractual relationships that OMX has with issuers, traders, information vendors and technology customers. OMX’s customer relationships were valued using the income approach, specifically an excess earnings method. This valuation approach relied on assumptions regarding projected revenues, attrition rates, and operating cash flows for each customer type. The estimated remaining useful life captures 90% to 95% of the present value of the cash flows generated by each customer relationship. The remaining useful life was determined based on an analysis of the historical attrition rates of OMX customers and paragraph 11 of SFAS 142, which included an analysis of the legal, regulatory, contractual, competitive, economic, or other factors that limit the useful life of this intangible asset. The useful life is addressed in the following section which discusses the assessment of the lives of the customer relationships and market technology.

Market Technology

Nasdaq acquired two types of technology from OMX, developed and new. The developed technology represents the existing portfolio of software technologies that OMX had developed or acquired. These software technologies are currently used internally by OMX and are licensed to more than 60 external unrelated customers. OMX has just completed the development of a new technology called Genium which is an overarching software platform for trading, post-trade and information services. Once completely rolled-out to existing technology customers, Genium will gradually replace a majority of the current technologies that are sold and used internally by OMX. The determined fair values, which were determined using the excess earnings method, relate to technologies for which technological feasibility has been established. Although Genium is still under development, it is technologically feasible but not yet available for general distribution. The fair values of the technologies were computed using an excess earnings approach. This valuation approach relied on assumptions regarding projected revenues, operating cash flows and core technology charges for each technology. The estimated useful life of the developed and new technology was based on discussions with OMX management as to the likely duration of benefit to be derived from the technology. Management considered such factors as the migration cycle from the existing technology to Genium, the estimated research and development costs, and the development of future generations of technology. Nasdaq also gave consideration to paragraph 11 of SFAS 142 and to the pace of the technological changes in the industries in which OMX sells its products.

Customer Relationships and Market Technology Lives

The following summarizes the methodologies and assumptions Nasdaq used to estimate the remaining economic lives of the customer relationships and market technology.

a. The expected use of the asset by the entity—OMX and Nasdaq management stated that the customer relationships intangible assets would continue as currently used. As previously discussed, the existing technology will be completely replaced by the Genium technology over the next six to seven years. In addition, according to Nasdaq management, the Genium technology will begin being replaced by the next generation of technology starting in 2015. The determination of the useful life of Genium was based on the historical development and life cycles of existing technology products within Nasdaq and OMX.

b. The expected useful life of another asset or group of assets to which the useful life of the intangible asset may relate—The useful lives of the technology and customer relationship assets are not significantly impacted by any other asset or group of assets. The life of the customer relationships varies depending on the customers. The issuers generally have a 16 to 20 year life, the traders/information vendors have a 15 to 19 year life, and the market technology customers have a 14 to 17 year life. For technology, the existing technology has a 6 to 7 year life whereas Genium has a 13 to 14 year life.

c. Any legal, regulatory or contractual provisions that may limit the useful life—Nasdaq is not aware of any.

d. Any legal, regulatory or contractual provisions that enable renewal or extension of the asset’s legal or contractual life without substantial cost—The market technology customers enter into license and facilities management contracts with a duration of 3 to 10 years. Such contracts are generally renewed at least once with minimal cost. The useful life of 14 to 17 years was selected based on OMX management’s representation that many contracts are renewed more than one time, and a majority of the contracts have terms in the 8 to 10 year range. Nasdaq is not aware of any other legal, regulatory, or contractual provisions that may impact the lives of the customer relationships and market technology.

e. The effects of obsolescence, demand, competition, and other economic factors—Genium will be introduced beginning in 2008 and will be fully operational by 2009. The existing technology will become obsolete once all the customers migrate to the Genium platform, which is expected to occur by 2014. In addition, the next generation of technology will begin to be developed in 2008 and will gradually replace Genium between

2015 and 2022, leading to Genium’s obsolescence. The life cycles were based on the historical development and life cycles of existing software products within Nasdaq and OMX.

With respect to the customer relationships, the issuers are generally loyal to their home country and, as such, list on the local exchanges. Most delistings relate to mergers or acquisitions rather than competition. However, within Europe, there has been increased competition with respect to the trading business, resulting in higher attrition rates for the listing/information vendor business. Finally, for the market technology customers, OMX faces competition from exchanges that choose to develop their own exchange technologies. The present competition does not have a large impact on the life cycle as customers typically return due to better pricing options.

f. The level of maintenance expenditures required to obtain the expected future cash flows from the asset. OMX expects to incur research and development expenses to maintain its technology. With respect to the customer relationships, OMX incurs sales and marketing expenses to maintain the current customers. Management believes that historically the research and development and sales and marketing expenses have maintained the quality of its products and services, thus contributing to a longer life.

Equity Investment

OMX had previously purchased 4.5 million shares of Orc Software AB, a company publicly traded on the OMX Nordic Exchange in Stockholm. The value of this investment is based on the daily closing price as reported on the OMX Nordic Exchange in Stockholm. In April 2007, OMX sold 650,000 of its 4.5 million Orc Software shares. The final purchase price allocation will reflect this sale.

A $6.0 million current deferred tax liability and a $468.0 million non-current deferred tax liability (total deferred tax liability of $474.0 million) has been set up against the $1,778.2 million increase in value of OMX’s assets outlined in the above table. The deferred tax liabilities represent the tax effect of the difference between the estimated assigned fair value of the acquired intangible assets ($1,692.9 million) and the tax basis ($0) of such assets. The estimated amount of $474.0 million is determined by multiplying the difference of $1,692.9 million by the Swedish statutory tax rate of 28.0%.

(b) To adjust debt obligations for the anticipated borrowing of $1.9 billion by Nasdaq to finance the $1.9 billion cash payment. (see Note 2). This borrowing will have a variable interest rate. The related interest expense was calculated using the effective interest rate method. Anticipated debt issuance costs are immaterial and have been disregarded for the presentation of this pro forma financial data.

The pro forma interest expense adjustment was calculated as follows:

	Annual Interest Expense for 2006	Six Month Interest Expense for 2007
	(in millions)
Anticipated borrowing(iii)	$1,900.0	$1,900.0
Interest rate (average 3 month LIBOR plus spread of 1.75%)(iv)	6.85%	7.11%
Months outstanding(v)	12/12	6/12
Pro forma adjustment(iii)*(iv)*(v)	$130.2	$67.5

Actual amounts to be borrowed in connection with funding the Transactions may differ significantly from the pro forma amounts used to derive the amount to be borrowed. Factors which may influence the actual amount borrowed include, but are not limited to: (1) the cash flows of Nasdaq and OMX from the pro forma balance sheet date through the completion of the acquisition, (2) the actual purchase price paid in the Transactions and the form of consideration, (3) the pre-acquisition debt of each entity at the time of the acquisition and (4) the actual amount of fees and expenses incurred as a result of the Transactions. A 1.0% increase in interest rates would result in additional interest expense of $19.0 million in pro forma interest expense for the year ended December 31, 2006 and additional interest expense of $9.5 million in pro forma interest expense for the six months ended June 30, 2007. Additionally, the actual interest rate applicable to the borrowings made in connection with the Transactions will bear interest at a rate based on the then current creditworthiness of the combined company and the prevailing market conditions at the time of the acquisition.

(c) To record an income tax benefit of $53.9 million for the year ended December 31, 2006 and $27.5 million for the six months ended June 30, 2007 based on the condensed combined statement of income pro forma adjustments related to depreciation and amortization expense and interest expense.

For the respective periods, the determination of the pro forma tax adjustments is as follows (in millions):

December 31, 2006

Item	Jurisdiction	Amount	Tax Rate	Tax Benefit
Depreciation and amortization	Sweden	$10.0	28.0%	$2.8
Interest expense	U.S.	130.2	39.2%	51.1

Total		$140.2		$53.9

June 30, 2007

Item	Jurisdiction	Amount	Tax Rate	Tax Benefit
Depreciation and amortization	Sweden	$2.9	28.0%	$0.8
Interest expense	U.S.	67.5	39.6%	26.7

Total		$70.4		$27.5

(d) To eliminate amortization expense of $11.6 million for the year ended December 31, 2006 and $7.8 million for the six months ended June 30, 2007 related to the historical intangible assets recorded by OMX.

(e) To adjust the weighted average number of shares outstanding used to determine basic and diluted pro forma earnings per share based upon approximately 60.6 million Nasdaq shares to be issued pursuant to the Offer.

For the year ended December 31, 2006, 2.6 million options and 0.5 million shares of restricted stock were considered antidilutive and were properly excluded.

For the six months ended June 30, 2007, 2.5 million options and 0.1 million shares of restricted stock were considered antidilutive and were properly excluded.

Note 4. Equity

As of June 30, 2007, the equity of The NASDAQ OMX Group consisted of the following (in millions):

Historical equity of Nasdaq		$1,603.0
Estimated fair value of OMX (Note 2)	4,200.0
Portion of purchase consideration paid in cash (Note 2)	(1,900.0)

Portion of purchase consideration in shares of Nasdaq (Note 2)		2,300.0

		$3,903.0

NASDAQ’S SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the S.E.C. thereunder require our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities collectively, to file reports of initial ownership and changes in ownership with the S.E.C. Based solely on our review of copies of such forms received by Nasdaq, or on written representations from reporting persons that no other reports were required for such persons, we believe that during 2006, our executive officers, directors and 10% shareholders complied with all of the Section 16(a) filing requirements, except that NASD filed six late Forms 4 covering eight separate transactions involving the exercise of warrants for shares of Nasdaq Common Stock and the sale by NASD of such shares of Nasdaq Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of Nasdaq Voting Securities as of August 31, 2007 by:

•	each person who is known by us to own beneficially more than 5% of Nasdaq’s Voting Securities;

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of Nasdaq Common Stock underlying convertible notes, options or warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the convertible notes, options or warrants for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of August 31, 2007, 114,012,605 shares of Nasdaq Common Stock were outstanding (including shares of restricted common stock entitled to vote at the Special Meeting).

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
H&F Investors IV, LLC(1) One Maritime Plaza, 12th Floor San Francisco, CA 94111	24,592,748	17.7%
Horizon Asset Management, Inc.(2) 470 Park Avenue South, 4th Floor South New York, NY 10016	19,428,798	17.0%
Silver Lake Partners II TSA, L.P.(3) Silver Lake Technology Investors II, L.P. Silver Lake Partners TSA, L.P. Silver Lake Investors, L.P. 2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025	11,272,607	9.0%
Wellington Management Company, LLP(4) 75 State Street Boston, MA 02109	9,145,065	8.0%
Kinetics Asset Management, Inc.(5) 470 Park Avenue South, 4th Floor South New York, NY 10016	9,828,994	8.6%
Perry Corp.(6) Richard C. Perry 767 Fifth Avenue New York, NY 10153	6,500,000	5.7%
H. Furlong Baldwin(7)	21,796	*
Michael Casey(8)	26,513	*
Daniel Coleman(9)	—	—
Lon Gorman(10)	31,098	*
Patrick J. Healy(1)(11)	3,098	*
Glenn H. Hutchins(3)(12)	6,130	*
Merit E. Janow(13)	5,410	*

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
John D. Markese(14)	36,123	*
Thomas F. O’Neill(15)	5,410	*
James S. Riepe(16)	6,119	*
Thomas G. Stemberg(17)	18,751	*
Deborah L. Wince-Smith(18)	7,712	*
Robert Greifeld(19)	2,225,142	2.0%
Bruce Aust(20)	109,321	*
Christopher R. Concannon(21)	204,844	*
Adena T. Friedman(22)	162,907	*
Anna Ewing(23)	167,591	*
Ron Hassen(24)	63,269	*
John Jacobs(25)	230,615	*
Edward Knight(26)	125,132	*
David P. Warren(27)	207,320	*
All directors and executive officers of Nasdaq as a group (21 persons)	3,664,301	3.2%

*	Represents less than 1%.

(1)	Hellman & Friedman Capital Partners IV, L.P., H&F International Partners IV-A, L.P., H&F International Partners IV-B, L.P. and H&F Executive Fund IV, L.P. (H&F Entities) collectively beneficially own (1) $60 million in aggregate principal amount of the 3.75% Series A Convertible Notes due 2012 (Series A notes), (2) Series A warrants to purchase 646,552 shares of common stock at an exercise price of $14.50 per share, (3) $240 million in aggregate principal amount of the 3.75% Series B Convertible Notes due 2012 (Series B notes), (4) Series B warrants to purchase 2,753,448 shares of Nasdaq Common Stock at an exercise price of $14.50 per share, and (5) 500,000 shares of Nasdaq Common Stock. The Series A notes are convertible into 4,137,928 shares of Nasdaq Common Stock and the Series B notes are convertible into 16,551,722 shares of Nasdaq Common Stock, in each case subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event.

•

Hellman & Friedman Capital Partners IV, L.P. holds $48,365,842 in aggregate principal amount of Series A notes, a Series A warrant to purchase 521,184 shares of Nasdaq Common Stock, $193,463,369 in aggregate principal amount of Series B notes and a Series B warrant to purchase 2,219,547 shares of Nasdaq Common Stock.

•

H&F International Partners IV-A, L.P. holds $7,939,487 in aggregate principal amount of Series A notes, a Series A warrant to purchase 85,555 shares of Nasdaq Common Stock, $31,757,949 in aggregate principal amount of Series B notes and a Series B warrant to purchase 364,349 shares of Nasdaq Common Stock.

•

H&F International Partners IV-B, L.P. holds $2,618,946 in aggregate principal amount of Series A notes, a Series A warrant to purchase 28,221 shares of Nasdaq Common Stock, $10,475,784 in aggregate principal amount of Series B notes and a Series B warrant to purchase 120,186 shares of Nasdaq Common Stock.

•

H&F Executive Fund IV, L.P. holds $1,075,725 in aggregate principal amount of Series A notes, a Series A warrant to purchase 11,592 shares of Nasdaq Common Stock, $4,302,898 in aggregate principal amount of Series B notes and a Series B warrant to purchase 49,366 shares of Nasdaq Common Stock.

H&F Investors IV, LLC is the general partner of each of the H&F Entities. The investment decisions of each of the H&F Entities are made by the investment committee of Hellman & Friedman LLC, which exercises voting and dispositive power over the securities described above. Patrick Healy is a managing director of H&F Investors IV, LLC and Hellman & Friedman LLC and a member of the investment committee. Each of the members of the investment committee, including Mr. Healy, disclaims beneficial ownership of the securities described above except to the extent of their respective indirect pecuniary interests therein. Holders of the Series A and Series B notes are entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A and Series B notes on the applicable record date, subject to the 5% voting limitation contained in our certificate of incorporation. Share count includes 3,098 shares of restricted stock granted to Mr. Healy in consideration of his service as a director of Nasdaq that are held for the benefit of the H&F Entities.

(2)	Based on information included in Schedule 13G, dated February 2, 2007, filed with the SEC by Horizon Asset Management, Inc. Horizon Asset Management is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(3)	Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.P., Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. (SLP Entities) collectively beneficially own (1) $141,364,589 in aggregate principal amount of Series A notes and (ii) Series A warrants to purchase 1,523,325 shares of common stock at an exercise price of $14.50 per share. The Series A notes are convertible into 9,749,282 shares of common stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event.

•	Silver Lake Partners II TSA, L.P. holds $119,843,390 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 1,291,415 shares of common stock.

•	Silver Lake Technology Investors II, LP. holds $167,090 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 1,800 shares of common stock.

•	Silver Lake Partners TSA, L.P. holds $20,769,568 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 223,810 shares of common stock.

•	Silver Lake Investors, L.P. holds $584,611 in aggregate principal amount of the Series A notes and a Series A warrant to purchase 6,300 shares of common stock.

Mr. Hutchins is a managing director of each of: (i) Silver Lake Technology Associates, L.L.C., which is the general partner of each of Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. and (ii) Silver Lake Technology Associates II, L.L.C., which is the general partner of each of Silver Lake Partners II TSA, L.P. and Silver Lake Technology Investors II, L.P. Mr. Hutchins disclaims beneficial ownership of the Series A notes and the Series A warrants held by Silver Lake. Holders of the Series A notes are entitled to the number of votes equal to the number of shares of Nasdaq Common Stock that could be acquired upon conversion of such holder’s Series A notes on the applicable record date, subject to the 5% voting limitation contained in our certificate of incorporation.

(4)	Based on information included in a Schedule 13G/A, dated July 10, 2007, filed with the SEC by Wellington Management Company, LLP. Wellington Management is entitled to the number of votes equal to the number of shares of common stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(5)	Based on information included in a Schedule 13G, dated February 5, 2007, filed with the SEC by Kinetics Asset Management, Inc. Kinetics Asset Management, Inc. is entitled to the number of votes equal to the number of shares of Nasdaq Common Stock that it owns, subject to the 5% voting limitation contained in our certificate of incorporation.

(6)	Based on information included in a Schedule 13G, dated January 12, 2007, filed with the SEC by Perry Corp. and Richard C. Perry. Perry Corp. and Richard C. Perry are entitled to the number of votes equal to the number of shares of Nasdaq Common Stock that they own, subject to the 5% voting limitation contained in our certificate of incorporation.

(7)	Represents (i) 5,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan and (ii) 16,796 shares of restricted stock issued under the Equity Plan, 13,698 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.

(8)	Represents (i) 5,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan and (ii) 21,513 shares of restricted stock issued under the Equity Plan, 16,823 of which are vested, 3,184 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of Nasdaq Common Stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.

(9)	Excludes shares of Nasdaq Common Stock owned by affiliates of UBS Investment Bank, of which Mr. Coleman serves as a managing director. Mr. Coleman disclaims beneficial ownership of such shares.

(10)	Represents (i) 8,710 shares of restricted stock issued under the Nasdaq Equity Incentive Plan (Equity Plan), 5,612 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 29, 2009 and (ii) 22,388 shares of Nasdaq Common Stock acquired through open-market purchases. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of restricted shares.

(11)	Represents 3,098 shares of restricted stock issued under the Equity Plan, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. These shares are held by Mr. Healy for the benefit of the H&F Entities. Amounts exclude shares held by the H&F Entities. Mr. Healy disclaims beneficial ownership of the shares held by or for the benefit of the H&F Entities, except to the extent of his pecuniary interest therein.

(12)	Represents 6,130 shares of restricted common stock granted pursuant to the Equity Plan, 3,032 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Mr. Hutchins holds these restricted shares for the benefit of Silver Lake Technology Management, L.L.C. Under the terms of the Equity Plan, Mr. Hutchins has the right to direct the voting of restricted shares.

(13)	Represents 5,410 shares of restricted stock issued under the Equity Plan, 1,516 of which are vested, 2,388 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Ms. Janow has the right to direct the voting of the restricted shares.

(14)	Represents (i) 5,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (ii) 16,123 shares of restricted stock issued under the Equity Plan, 9,927 of which are vested, 3,184 which vest on May 23, 2008 and 3,012 which vest on May 29, 2009 and (iii) 15,000 shares of common stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares.

(15)	Represents 5,410 shares of restricted stock issued under the Equity Plan, 1,516 of which are vested, 2,388 of which vest on May 23, 2008 and 1,506 which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. O’Neill has the right to direct the voting of the restricted shares. Excludes shares of Nasdaq Common Stock owned by Sandler O’Neill & Partners, L.P., of which Mr. O’Neill is a founding principal. Mr. O’Neill disclaims beneficial ownership of such shares.

(16)	Represents 6,119 shares of restricted stock issued under the Equity Plan, 3,021 of which are vested, 1,592 of which vest on May 23, 2008 and 1,506 of which vest on May 23, 2009. Under the terms of the Equity Plan, Mr. Riepe has the right to direct the voting of the restricted shares. Excludes shares of common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Senior Advisor. Mr. Riepe disclaims beneficial ownership of such shares.

(17)	Represents (i) 10,726 shares of restricted stock issued under the Equity Plan, of which 7,628 are vested and 1,592 of which vest on May 23, 2008, and 1,506 of which vest on May 23, 2009 and (ii) 8,025 shares of common stock purchased by Mr. Stemberg in open market transactions. Under the terms of the Equity Plan, Mr. Stemberg has the right to direct the voting of the restricted shares.

(18)	Represents 7,712 shares of restricted stock issued under the Equity Plan, 1,516 of which are vested, 3,184 of which vest on May 25, 2008 and 3,012 of which vest on May 23, 2009. Under the terms of the Equity Plan, Ms. Wince-Smith has the right to direct the voting of the restricted shares.

(19)	Includes (i) 1,000,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (ii) 700,000 vested options to purchase Nasdaq Common Stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld’s former employment agreement, (iii) 100,000 shares of vested restricted stock issued as an inducement award outside of the Equity Plan, (iv) 200,000 shares of restricted stock issued under the Equity Plan, 166,000 of which have vested and (v) 300,000 shares of Nasdaq Common Stock issued to Mr. Greifeld upon exercise of vested options. 74,858 shares have been withheld in payment of taxes relating to the vesting of shares of restricted stock. Under the terms of his award agreements, Mr. Greifeld has the right to direct the voting of the restricted shares.

(20)	Represents (i) 7,000 shares of Nasdaq Common Stock acquired upon exercise of vested stock options, (ii) 90,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (iii) 10,870 shares of unvested restricted stock granted under the Equity Plan, and (iv) 1,451 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Aust has the right to direct the voting of the restricted shares.

(21)	Represents (i) 190,000 vested options to purchase common stock under the Equity Plan, (ii) 10,870 shares of restricted stock granted under the Equity Plan, of which none are vested and (iii) 3,974 shares of Nasdaq Common Stock purchased pursuant to the Nasdaq Employee Stock Purchase Plan (ESPP). Under the terms of the Equity Plan, Mr. Concannon has the right to direct the voting of the restricted shares.

(22)	Represents (i) 14,000 shares of Nasdaq Common Stock acquired upon exercise of vested stock options, (ii) 128,750 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (iii) 20,156 shares of restricted stock granted under the Equity Plan, of which 9,286 are vested and (iv) one share of Nasdaq Common Stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Ms. Friedman has the right to direct the voting of the restricted shares.

(23)	Represents (i) 7,000 shares of Nasdaq Common Stock acquired upon exercise of vested stock options, (ii) 55,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (iii) 93,372 shares of restricted stock granted under the Equity Plan, of which 14,168 are vested and (iv) an additional 12,219 shares of Nasdaq Common Stock purchased pursuant to the ESPP. Under the terms of the Equity Plan, Ms. Ewing has the right to direct the voting of the restricted shares.

(24)	Represents (i) 50,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (ii) 7,400 shares of restricted stock granted under the Equity Plan, of which 4,474 shares have vested and (iii) 5,869 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Hassen has the right to direct the voting of the restricted shares.

(25)	Represents (i) 14,000 shares of Nasdaq Common Stock acquired upon exercise of vested stock options, (ii) 186,000 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (iii) 17,620 shares of restricted stock granted under the Equity Plan, of which 6,750 are vested and (iv) 12,995 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Jacobs has the right to direct the voting of the restricted shares.

(26)	Represents (i) 10,555 shares of Nasdaq Common Stock acquired upon exercise of vested stock options, (ii) 82,200 vested options to purchase Nasdaq Common Stock issued under the Equity Plan, (iii) 19,813 shares of restricted stock granted under the Equity Plan, 10,198 of which are vested and (iv) 12,564 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Knight has the right to direct the voting of the restricted shares.

(27)	Represents (i) 14,000 shares of Nasdaq Common Stock acquired upon exercise of vested options, (ii) 175,000 vested options to purchase Nasdaq Common Stock under the Equity Plan and (iii) 18,320 shares of restricted stock issued under the Equity Plan, of which 8,705 shares are vested. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

FUTURE NASDAQ STOCKHOLDER PROPOSALS

Whether or not the Transactions are completed, Nasdaq intends to hold its regular annual meeting of shareholders in 2008. Holders of Nasdaq Voting Securities who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for Nasdaq’s 2008 annual meeting must submit them to Nasdaq’s corporate secretary, Joan C. Conley, on or before January 24, 2008 at Nasdaq’s headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

A holder of Nasdaq Voting Securities who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq’s By-Laws. Under these procedures, a holder of Nasdaq Voting Securities must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq’s corporate secretary at the above address in accordance with the following time frames:

•

In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2008 annual meeting is held on a schedule consistent with the 2007 annual meeting, the notice must be delivered on or prior to the close of business on February 23, 2008, but no earlier than the close of business on January 24, 2008.

•

However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of:

•	the ninetieth day prior to the date of the annual meeting; or

•	the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

•

If Nasdaq holds a special meeting to elect directors, the notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of (i) the ninetieth day prior to the date of the special meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by Nasdaq’s Board of Directors is first made by Nasdaq.

The notice required by our By-Laws shall contain:

•

as to each person whom a holder of Nasdaq Voting Securities proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

•

as to any other business that the holder of Nasdaq Voting Securities proposes to bring before the meeting, a brief description of the business, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such holder and the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the holder of Nasdaq Voting Securities giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such holder, as they appear on Nasdaq’s books, and of such beneficial owner;

•	the class and number of Nasdaq Voting Securities that are owned beneficially and of record by such holder and such beneficial owner;

•

a representation that the holder is a holder of record of Nasdaq Voting Securities entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the holder or the beneficial owner, if any, intends or is part of a group that intends:

•	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or

•	otherwise to solicit proxies from holders of Nasdaq securities in support of such proposal or nomination.

In addition, holders of Nasdaq Voting Securities may recommend individuals for consideration by the nominating committee for nomination to Nasdaq’s Board of Directors. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s corporate secretary at the address set forth above prior to December 31, 2007.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The S.E.C. has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

Nasdaq and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain holders of Nasdaq Voting Securities who share a single address, only one copy of this Proxy Statement is being sent to that address, unless we received contrary instructions from any holder at that address. Holders of Nasdaq Voting Securities who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more holders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Nasdaq Voting Securities in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your bank, broker or nominee.

However, if you wish to receive a separate copy of this Proxy Statement, or would like to receive separate proxy statements and annual reports of Nasdaq in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another holder of Nasdaq Voting Securities and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our corporate secretary at One Liberty Plaza, New York, New York 10006.

WHERE YOU CAN FIND MORE INFORMATION

We also file annual, quarterly and current reports, proxy statements and other information with the S.E.C. You may read and copy any reports, statements or other information on file at the S.E.C.’s public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the S.E.C.

All reports filed by Nasdaq with the S.E.C. are also available free of charge via EDGAR through the S.E.C. website at http://www.sec.gov. In addition, Nasdaq provides copies of its Forms 8-K, 10-K, 10-Q, Proxy and Annual Report at no charge to investors upon request and makes electronic copies of its most recently filed reports available through its website at http://ir.nasdaq.com/sec.cfm as soon as reasonably practicable after filing such material with the S.E.C.

OMX also prepares interim and annual financial reports for its shareholders. These reports are available free of charge through OMX’s website at http://www.omxgroup.com.

INCORPORATION BY REFERENCE

The following documents, which have been filed by Nasdaq with the S.E.C., are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the S.E.C. on February 28, 2006;

•

our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the S.E.C. on May 9, 2007, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the S.E.C. on August 1, 2007; and

•

our Current Reports on Form 8-K filed with the S.E.C. on October 4, 2007, October 3, 2007, October 1, 2007, September 26, 2007, September 21, 2007, September 20, 2007, August 20, 2007, August 17, 2007, August 9, 2007, July 19, 2007, May 31, 2007, May 25, 2007, April 24, 2007 and March 9, 2007.

All documents filed by Nasdaq with the S.E.C. pursuant to Sections 13(a) or 15(d) of the Exchange Act from the date of this Proxy Statement to the date of the Special Meeting shall also be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Proxy Statement or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

You can obtain any of the documents incorporated by reference in this Proxy Statement from Nasdaq or from the S.E.C. through its web site at the address provided above. Documents incorporated by reference are available from Nasdaq without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Proxy Statement.

OTHER MATTERS

Nasdaq management is not aware of any other matters to come before the Special Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Special Meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF OMX

Page
Six Months ended June 30, 2007
Unaudited Interim Consolidated Income Statement for the three and six months ended June 30, 2007 and 2006	FIN-2
Unaudited Interim Consolidated Balance Sheet at June 30, 2007 and December 31, 2006	FIN-3
Unaudited Interim Consolidated Cash Flow Statement for the six months ended June 30, 2007 and 2006	FIN-4
Unaudited Interim Consolidated Statement of Changes in Shareholders’ Equity for the six months ended June 30, 2007 and 2006	FIN-5
Notes to the Unaudited Interim Consolidated Financial Statements	FIN-6

Years ended December 31, 2006, 2005 and 2004
Report of Independent Auditors	FIN-16
Consolidated Income Statements for the years ended December 31, 2006, 2005, and 2004	FIN-17
Consolidated Balance Sheets at December 31, 2006 and 2005	FIN-18
Consolidated Cash Flow Statements for the years ended December 31, 2006, 2005 and 2004	FIN-20
Consolidated Statement of Changes in Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004	FIN-22
Notes to the Consolidated Financial Statements	FIN-23

FIN-1

OMX AB

UNAUDITED INTERIM CONSOLIDATED INCOME STATEMENT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006

	Three Months ended June 30,		Six Months ended June 30,
(IFRS) (in millions of SEK)	2007	2006	2007	2006
Continuing Operations
Revenues
Net sales	926	805	1,899	1,643
Own work capitalized	42	25	79	48
Other revenues	101	—	101	22

Total revenues, etc	1,069	830	2,079	1,713

Expenses
Premises	(46)	(50)	(88)	(101)
Marketing expenses	(17)	(11)	(31)	(23)
Consultancy expenses	(91)	(73)	(183)	(150)
Operations and maintenance, IT	(54)	(57)	(117)	(102)
Other external expenses	(56)	(41)	(121)	(78)
Personnel expenses	(344)	(278)	(663)	(548)
Depreciation and impairment	(68)	(53)	(132)	(106)

Total expenses	(676)	(563)	(1,335)	(1,108)

Participation in earnings of associated companies	15	18	24	29
Operating income	408	285	768	634
Financial items	(13)	(16)	(29)	(29)
Income/loss after financial items	395	269	739	605
Tax	(63)	(66)	(136)	(141)

Net profit/loss for the period, continuing operations	332	203	603	464

Discontinuing operations
Net profit/loss for the period, discontinuing operations	(26)	(3)	(39)	(20)

Net profit/loss for the period	306	200	564	444

of which attributable to shareholders in OMX	304	199	560	442
of which attributable to minority interests	2	1	4	2
Average number of shares, in thousands	120,640	118,474	120,640	118,474
Number of shares at period end, in thousands	120,640	118,474	120,640	118,474
Average number of shares after full conversion, in thousands	120,640	118,760	120,640	118,760
Number of shares after full conversion at period end, in thousands	120,640	118,760	120,640	118,760
Earnings per share, SEK	2.52	1.68	4.64	3.73
Earnings per share, SEK after full conversion	2.52	1.68	4.64	3.73

See accompanying notes.

FIN-2

OMX AB

UNAUDITED INTERIM CONSOLIDATED BALANCE SHEET

AT JUNE 30, 2007 AND DECEMBER 31, 2006

(IFRS) (in millions of SEK)	June 30, 2007	Dec 31, 2006
Goodwill	3,266	3,140
Other intangible fixed assets	1,438	1,210
Tangible fixed assets	303	321
Financial fixed assets, non-interest-bearing	701	699
Financial fixed assets, interest-bearing	28	21

Total fixed assets	5,736	5,391

Market value outstanding derivatives positions	5,335	4,401
Current receivables	3,195	1,738
Financial assets available for sale	481	518
Liquid assets	275	410
Assets held for sale	69	70

Total current assets	9,355	7,137

Total assets	15,091	12,528

Shareholders’ equity	4,562	4,614
Long-term liabilities, non-interest-bearing	320	282
Long-term liabilities, interest-bearing	1,359	1,361

Total long-term liabilities	1,679	1,643

Market value outstanding derivatives positions	5,335	4,401
Current liabilities, non-interest-bearing	2,917	1,434
Current liabilities, interest-bearing	598	436

Total current liabilities	8,850	6,271

Total shareholders’ equity and liabilities	15,091	12,528

See accompanying notes.

FIN-3

OMX AB

UNAUDITED INTERIM CONSOLIDATED CASH FLOW STATEMENT

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

	Six Months ended June 30,
(IFRS) (in millions of SEK)	2007	2006
Cash flow from current operations before changes in working capital	621	519
Change in working capital	24	66
Cash flow from current operations	645	585
Cash flow from investing activities	(163)	(553)
Dividend to shareholders	(781)	(765)
Cash flow from financing activities	164	290
Change in liquid assets	(135)	(443)
Liquid assets – opening balance	410	915
Liquid assets – closing balance	275	472

See accompanying notes.

FIN-4

OMX AB

UNAUDITED INTERIM CONSOLIDATED STATEMENT OF CHANGES

IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

	Six Months ended June 30,
(IFRS) (in millions of SEK)	2007	2006
Shareholders’ equity at January 1	4,614	4,749
Minority interests	1	1
New issue	—	—
Dividend to shareholders	(781)	(765)
Share swap for share-investment program	—	(8)
Share-investment program	1	—
Cash-flow hedging	13	(20)
Translation differences	100	(54)
Reassessments reported against shareholders’ equity	50	(12)
Changes in shareholders’ equity of associated company	—	(29)
Net income in reporting period	564	444

Shareholders’ equity at June 30	4,562	4,306

See accompanying notes.

FIN-5

OMX AB

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

Our unaudited consolidated financial statements include the consolidated accounts of OMX AB (publ) and its wholly-owned subsidiaries. We are responsible for the unaudited consolidated financial statements included in this document. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair statement, have been reflected. Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be representative of those for the full year. The information included in unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2006 that appear beginning at page FIN-17. Throughout the consolidated financial statements of OMX, OMX is also referred to as the “Group.” Throughout the consolidated financial statements of OMX, numbers in certain tables may not compute due to rounding.

We have condensed or omitted footnotes or other financial information that is normally included in annual financial statements prepared in accordance with IFRS, but is not required for interim reports. Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

Note 2. Revenues, Expenses and Operating Income by Business Area

	Three Months ended June 30,		Six Months ended June 30,
(in millions of SEK)	2007	2006	2007	2006
Nordic Marketplaces
Trading revenue	376	331	805	691
Issuers’ revenue	99	88	193	170
Other revenue	36	27	68	64

Total revenue	511	446	1,066	925
Total expenses	(269)	(214)	(528)	(418)
Participation in earnings of associated companies	9	4	11	8
Operating income	251	236	549	515
Operating margin, %	49	53	52	56

Information Services & New Markets
Information sales	137	102	268	201
Revenues from Baltic Markets (1)	19	15	39	30
Revenue from Broker Services	45	47	93	100
Other revenue	4	4	9	12

Total revenue	205	168	409	343

Total expenses	(145)	(133)	(288)	(261)
Participation in earnings of associated companies	—	3	1	5
Operating income	60	38	122	87
Operating margin, %	29	23	30	25

Market Technology
License-, support- and project revenue	279	176	543	367
Facility Management Services	143	107	258	204
Other revenue	101	12	102	37

Total revenue	523	295	903	608

FIN-6

	Three Months ended June 30,		Six Months ended June 30,
(in millions of SEK)	2007	2006	2007	2006
Total expenses	(409)	(295)	(782)	(592)
Participation in earnings of associated companies	6	11	12	16
Operating income	120	11	133	32
Operating margin, %	23	4	15	5

Operations being discontinued (2)
Total revenue	58	35	111	55
Total expenses	(82)	(36)	(146)	(71)
Operating income	(24)	(1)	(35)	(16)
Group eliminations—revenues (3)	170	79	299	163
Group eliminations—costs (3)	147	79	263	163

Total Group
Revenue	1,127	865	2,190	1,768
Expenses	(758)	(599)	(1,481)	(1,179)
Participation in earnings of associated companies	15	18	24	29
Operating income	384	284	733	618

(1)	Comprised of trading revenues, issuers’ revenue and revenues from the central securities depositories in Tallinn and Riga.

(2)	The income statement for discontinuing operations has been adjusted for periods in 2006 compared with interim reports in 2006 as a result of organizational changes where certain parts of the business area have been retained.

(3)	Development activities at OMX intensified in conjunction with the introduction of Genium. The development of Genium takes place within the Market Technology business area. Genium is initially being developed for OMX’s Nordic Exchange, which is the reason that the asset generated by OMX was transferred to the Nordic Marketplaces business area on March 31, 2007. A difference in the eliminations of expenses and revenues in the Group has arisen as there is a difference between costs in Market Technology and the amount that OMX is able to capitalize. This accounting effect will remain for the duration of the development project.

Note 3. Investments

	Three Months ended June 30,		Six Months ended June 30,
(in millions of SEK)	2007	2006	2007	2006
Goodwill	—	—	47	190
Other intangible assets (1)	100	62	269	130
Tangible assets	18	10	35	26
Assets acquired through acquisitions (2)	—	—	30	75

Total	118	72	381	421

(1)	The period April to June 2007 includes a reclassification of SEK 20 million of other intangible assets for the period January to March 2007.

(2)	Concerns other intangible assets.

FIN-7

Note 4. Research and Development Investments

	Three Months ended June 30,		Six Months ended June 30,
(in millions of SEK) (of which expensed)	2007	2006	2007	2006
Nordic Marketplaces	63(2)	6(2)	104(4)	8(3)
Information Services & New Markets	18(1)	2(0)	38(3)	7(1)
Market Technology	41(2)	56(5)	73(5)	96(11)

Total	122(5)	64(7)	215(12)	111(15)

Note 5. Acquisition of Eignarhaldsfelagid Verdbrefathing (EV)

Preliminary Acquisition Calculation – EV

(in millions of SEK)
Cash	41
Acquisition costs	17
New share issue	256
Acquisition price	314
Fair value of acquired net assets	179
Goodwill	135

Acquired Assets and Liabilities

	Fair value	Carrying value
Fixed assets(1)	149	9
Current assets	19	19
Cash and bank balance	33	33
Current liabilities	(22)	(22)
Acquired net assets	179	39

(1)	The difference between fair value and carrying value is primarily attributable to the valuation of acquired contracts.

Eignarhaldsfelagid Verdbrefathing (EV) is included in Nordic Marketplaces. EV was consolidated in the Group’s income statement and balance sheet on December 1, 2006. For the period, EV is included in the Group’s revenues in the amount of SEK 40 million and in net income in the amount of SEK 13 million. Goodwill is attributable to the company’s positive profitability and anticipated revenue synergies in conjunction with the continued integration of the Nordic Baltic securities market. The cash-flow effect of the acquisition amounts to SEK 25 million, comprising a cash payment of SEK 41 million, acquisition costs of SEK 17 million, minus received cash balances of SEK 33 million. Of the total amount of acquisition costs of SEK 17 million, SEK 11 million had an effect on cash flow in 2006. The remaining SEK 6 million will impact cash flow in 2007. The new shares issued are valued at market value on the acquisition date.

Note 6. Acquisition of Findata

Preliminary Acquisition Calculation

(in millions of SEK)
Cash	71
Acquisition costs	3
Acquisition price	74
Fair value of acquired net assets	31
Goodwill	43

FIN-8

Acquired Assets and Liabilities

	Fair value	Carrying value
Fixed assets (1)	30	—
Current assets	3	3
Cash and bank balance	1	1
Current liabilities	(3)	(3)
Acquired net assets	31	1

(1)	The difference between fair value and carrying value is primarily attributable to the valuation of acquired contracts.

Findata AB was consolidated in the Group’s income statement and balance sheet on March 1, 2007 and is included in the Information Services & New Markets business area. Findata is included in the Group’s revenues in the amount of SEK 5 million and in net income in the amount of SEK 2 million. Goodwill is attributable to the anticipated synergies in conjunction with the further development of the Group’s information services.

The cash flow effect of the acquisition totals a negative amount of SEK 73 million, comprising a cash payment of SEK 71 million, acquisition costs of SEK 3 million, minus received cash balances of SEK 1 million. A total of SEK 43.5 million of the cash amount was paid during the first quarter of 2007. An additional cash payment of SEK 5 million will be paid in the third quarter 2007 and another SEK 5 million will be paid in 2008.

The remaining earn out payment, which is dependent on results, and is expected to amount to SEK 17.5 million, will be paid in the first quarters of 2008 and 2009. Of the acquisition costs, SEK 1 million had an effect on cash flow in the first quarter. The remaining acquisition costs were paid during the second quarter.

Note 7. Depreciation and Impairment by Business Area

	Three Months ended June 30,		Six Months ended June 30,
(in millions of SEK)	2007	2006	2007	2006
Nordic Marketplaces	20	18	38	36
Information Services & New Markets	16	5	28	11
Market Technology (1)	34	31	70	63

Total	70	53	136	110

(1)

The period January to June 2007 includes impairment losses in discontinuing operations in the amount of SEK 4 million. The period January to June 2006 includes impairment losses in discontinuing operations in the amount of SEK 4 million. The period January to December 2006 includes impairment losses in discontinuing operations in the amount of SEK 8 million.

Note 8. U.S. GAAP Information

The accompanying consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards, or IFRS, as adopted by the EU. These accounting principles differ in certain material respects from accounting principles generally accepted in the United States of America, or U.S. GAAP.

FIN-9

Below is a discussion of the principal differences between IFRS and U.S. GAAP that are significant to the Group’s consolidated financial statements.

Reconciliation of Net Income (in millions of SEK, except per share data)	Six months ended June 30,
	2007		2006
Net income as reported	564.0		444.0
a) Revenue recognition	(31.7)		12.3
b) Business combinations	(29.0)		(29.0)
c) Research and development costs d) Onerous contracts	(10.8 (2.9	) )	(53.8 —)
e) Capitalization of borrowing costs	4.3		—
f) Financial Instruments	5.4		7.5
g) Derivative instruments and hedging activities	15.6		(20.2)
h) Social expenses	4.4		0.1
Taxes on above adjustments	12.7		23.3

i) Minority interest	(4.0)		(2.0)
Net income according to U.S. GAAP	528.0		382.2

Net Income from continuing operations under U.S. GAAP	567.0		402.2
Net Income from discontinuing operations under U.S. GAAP	(39.0)		(20.0)
Net income per share, basic, according to U.S. GAAP	4.38		3.23
Net income per share from continuing operations, basic, according to U.S. GAAP	4.70		3.40
Basic outstanding number of shares (in thousands)	120,640		118,474
Net income per share, diluted, according to U.S. GAAP	4.38		3.22
Net income per share from continuing operations, diluted, according to U.S. GAAP	4.70		3.39
Diluted outstanding number of shares (in thousands)	120,640		118,760

Reconciliation of Equity (in millions of SEK)	June 30, 2007		June 30, 2006
Equity as reported in the consolidated balance sheet	4,562.0		4,306.0
a) Revenue recognition	(157.8)		(138.4)
b) Business combinations	(245.5)		(228.8)
c) Research and development costs	(173.4)		(172.9)
d) Onerous contracts	18.7		0.1
e) Capitalization of borrowing costs	5.4		—
f) Financial instruments	—		—
g) Derivative instruments and hedging activities	—		—
h) Social expenses	9.2		5.5
Taxes on the above adjustments	124.7		113.9

i) Minority interest	(22.0)		(29.0)

Equity according to US GAAP	4,121.3		3,856.4

FIN-10

The table below summarizes the consolidated balance sheets prepared in accordance with IFRS and U.S. GAAP.

Balance Sheet	According to IFRS		According to U.S. GAAP
	June 30, 2007	December 31, 2006	June 30, 2007	December 31, 2006
	(in millions of SEK)
Non-current assets	5,736	5,391	5,628	5,334
Current assets	9,355	7,137	9,197	7,011

Total assets	15,091	12,528	14,826	12,345

Shareholder’s equity	4,546	4,597	4,121	4,225
Minority interests	16	17	22	17
Provisions	111	121	92	99
Long term liabilities	1,568	1,522	1,724	1,714
Current liabilities	8,850	6,271	8,866	6,290

Total shareholder’s equity and liabilities	15,091	12,528	14,826	12,345

Significant differences between IFRS and U.S. GAAP for OMX

a) Revenue recognition

Software revenue recognition

In its Technology operations, OMX enters into sales arrangements with customers for software programs, implementation of software, support and other PCS services. Further, the Technology operations enter into certain hosting arrangements with certain of its customers. Under IFRS, OMX recognizes revenue for its software and implementation projects under the percentage of completion method. The support and hosting services revenue are recognized rateably over the service period. Other services are recognized when the service was performed . Any variable fee arrangement is recognized when actual usage has been established.

Under U.S. GAAP, the rules for revenue recognition under multiple-element arrangements are detailed and prescriptive. These rules include the requirement that revenues be allocated to the respective elements of such an arrangement on the basis of objective and reliable evidence of fair value, preferably Vendor Specific Objective Evidence, or VSOE, for each element. Statement of Position, or SOP, 97-2 entitled Software Revenue Recognition sets out the precise requirements for establishing VSOE for valuing elements of certain multiple-element arrangements. When VSOE for individual elements of an arrangement cannot be established in accordance with SOP 97-2, revenue is generally deferred and recognized over the term of the final element.

Under U.S. GAAP, OMX did not have VSOE for certain elements of some multiple-element arrangements with customers. The terms of these arrangements with customers include, among other terms, the provision of hosting services and on-going customer support, known as post-contract customer support, or PCS, under SOP 97-2. As a consequence of the terms of these arrangements, under U.S. GAAP the total revenue for a customer under a customer contract is recognized over the total customer service period.

b) Business combinations

Application of First time adoption IFRS 1

For financial reporting purposes, the cost of acquiring a business is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition for both IFRS and U.S. GAAP. Any excess of purchase cost over the fair values assigned to the acquired net assets is reported as goodwill. Under IFRS 1, a first time adopter may elect to not apply IFRS 3 fully retrospectively to business combinations completed in prior years. OMX adopted IFRS for the first time in 2005 and chose not to apply IFRS 3 to any

FIN-11

acquisitions prior to 2004, including HEX and Stockholms Fondbörs. As a result, application of U.S. GAAP under SFAS 141 and 142, which require OMX to identify, to measure and to separately account for intangible assets such as licenses, customer relationships, trademarks and technology apart from Goodwill, was not met. For this purpose, valuations were prepared using estimates and assumptions provided by management. OMX has identified a difference between U.S. GAAP and IFRS, relating to its acquisitions of Stockholms Fondbörs and the Helsinki Stock Exchange. For both Stockholms Fondbörs and the Helsinki Stock Exchange, customer contracts for listing and issuance were identified as acquired intangible assets. Internal use software was also identified as an intangible asset for the Stockholms Fondbörs. The customer contracts were valued using a fair value model based on discounted cash flows for the related operations. The fair value of internal use software was identified based on the assessed repurchase value of the asset. The customer contracts are amortized over 20 years. The internal use software is amortized over 10 years.

Stockholm Fondbörs: Details of intangible assets, capitalized amounts and amortization

	Six months ended June 30,
(in millions of SEK)	2007	2006
Customer Contracts
Intial amount capitalized	400.0	400.0
Opening balance of accumulated depreciation and amortization	(180.0)	(160.0)
Current period of accumulated depreciation and amortization	(10.0)	(10.0)

Net book value	210.0	230.0
Internal Use Software
Intial amount capitalized	63.0	63.0
Opening balance of accumulated depreciation and amortization	(56.6)	(50.3)
Current period of accumulated depreciation and amortization	(3.2)	(3.2)

Net book value	3.2	9.5

Helsinki Stock Exchange: Details of intangible assets, capitalized amounts and amortization

	Six months ended June 30,
(in millions of SEK)	2007	2006
Customer Contracts
Intial amount capitalised	630.0	630.0
Opening balance of accumulated depreciation and amortization	(126.0)	(94.5)
Current period of accumulated depreciation and amortization	(15.7)	(15.7)
Currency Translation adjustments	(7.0)	(7.0)

Net book value	481.3	512.8

Goodwill amortization

According to the U.S. accounting standard SFAS 142, applicable as of January 1, 2002, the acquisition of goodwill and other intangible assets that have indefinite useful lives are not amortized, but are instead tested for impairment annually. With the implementation of IFRS as of January 1, 2004, the accounting standards are similar in this area. Prior to January 1, 2004, under Swedish GAAP, goodwill and other intangible assets were amortized over the expected useful life of the asset, therefore differences arise based on the dates of implementation.

Cost of acquisition

Under IFRS, equity shares issued as purchase consideration in a business combination are valued based on the weighted average trading price of the shares shortly before and after the date of the exchange transaction,

FIN-12

which is the date when the Group obtains control over the acquiree’s net assets and operations. Under U.S. GAAP, such equity shares are valued based on the average share price for a reasonable period before and after the acquisition is publicly announced or, if the number of shares is uncertain on such date, the first day on which both the number of acquirer shares and the amount of other consideration becomes fixed. OMX has identified differences between U.S. GAAP and IFRS, relating to the value of OMX’s acquisition of the stock exchanges in Stockholm, Helsinki, Copenhagen and Iceland, in the amount of SEK 121 million, SEK (306) million, SEK 19 million and SEK 20 million, respectively. Such differences affect the amount of goodwill recorded.

Cost of a business combination contingent on future events

Under IFRS, when a business combination agreement provides for an adjustment to the cost of the combination contingent on future events, the amount of that adjustment should be included in the cost of the combination at the acquisition date if the adjustment is probable (more likely than not) and can be measured reliably. The purchase consideration recognized for one business combination in 2007 includes an estimated additional cost. Under U.S. GAAP, this cost is not recognized until the contingency is resolved or the amount is determinable. OMX has identified a difference between U.S. GAAP and IFRS of SEK 27.5 million relating to its acquisition of Findata.

c) Research and development costs

Development expenses are capitalized under IFRS when the company can demonstrate the technological feasibility of completing the development of the product together with other specific criteria. Capitalization ceases and depreciation begins when the product becomes available to customers. Under U.S. GAAP, software development expenses are capitalized after the product has reached technological feasibility. As a result of this, certain software related development costs capitalized under IFRS are not capitalizable under U.S. GAAP and therefore are expensed as incurred, net of any amortization added back.

Details of the U.S. GAAP adjustment

	Six months ended June 30,
(in millions of SEK)	2007	2006
Historically expensed for U.S. GAAP	(253.4)	(154.9)
Current years expense	(38.8)	(72.8)
Reversal of amortization:
Opening balance	91.0	36.0
Current year	28.0	19.0
U.S. GAAP adjustment net, income	(10.8)	(53.8)
U.S. GAAP adjustment net, equity	(173.4)	(172.9)

d) Onerous contracts

If an entity reporting under IFRSs has a contract that is onerous, the present obligation under the contract shall be recognized and measured as a provision. Under U.S. GAAP, costs to terminate a contract before the end of its term should be recognized as a liability and measured at fair value when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity should be recognized and measured at its fair value when the entity ceases to use the right conveyed by the contract. OMX has identified a difference between U.S. GAAP and IFRSs relating to leasehold property that has not yet been vacated and thus does not qualify as provisions in accordance with U.S. GAAP.

e) Capitalization of borrowing cost

Under IFRS, an entity can choose to capitalize the borrowing costs where the costs are directly attributable to the acquisition, construction or production of a qualifying asset. OMX has chosen to expense the borrowing

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costs incurred. Such costs are capitalized in accordance with U.S. GAAP and depreciate as the assets are used. OMX has capitalized interest on the development of its software, Genium, which amounts to SEK 4.3 million for the six months ended June 30, 2007 and SEK 1.1 million for the year ended December 31, 2006.

f) Financial instruments

Under IFRS, OMX has utilized the fair value option in accordance with IAS 39, in valuing its Clearing Capital portfolio. Under U.S. GAAP, OMX classifies the Clearing Capital portfolio as available for sale investments. As a result, gains and losses recognized in the income statement under IFRS are recognized in equity under U.S. GAAP.

g) Derivative instruments and hedging activities

OMX hedges certain of its internal cash flows based on gross inflows in subsidiaries. Under U.S. GAAP, this hedge does not qualify since the internal transaction is denominated in the same currency as the external expense in the subsidiary. As such, these hedge arrangements that are recognized in equity under IFRS are recognized in the income statement under U.S. GAAP.

h) Social expenses

Under IFRS, employers are required to record provisions for related social fees and the costs are charged to the income statement over the vesting period. U.S. GAAP requires that the employer payroll taxes must be recognized as an expense upon exercise of a stock option at the exercise date of the option.

i) Minority interest

In accordance with IFRS, minority interest is recognized as part of shareholders’ equity and is included in net income for the year in the income statement. Under U.S. GAAP, minority interest is reported as a separate item in both the income statement and balance sheet.

Recently issued accounting pronouncements under U.S. GAAP

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements. SFAS 157 becomes effective for OMX on January 1, 2008. Upon adoption, the provisions of SFAS 157 are to be applied prospectively with limited exceptions. OMX is currently evaluating the potential impact, if any, that the adoption of SFAS 157 will have on the consolidated financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159 which provides reporting entities with an option to report selected financial assets, including investment securities designated as available for sale, and liabilities, including most insurance contracts, at fair value. SFAS No. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The standard also requires additional information to aid financial statement users’ understanding of a reporting entity’s choice to use fair value on its earnings and also requires entities to display on the face of the balance sheet the fair value of those assets and liabilities for which the reporting entity has chosen to measure at fair value. SFAS No. 159 is effective as of the beginning of a reporting entity’s first fiscal year, beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. Because application of the standard is optional, any impacts are limited to those financial assets and liabilities to which SFAS No. 159 would be applied, which has yet to be determined, as is any decision concerning the early adoption of the standard.

In April 2007, the FASB directed the FASB Staff to issue FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to

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Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions under certain circumstances. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. OMX is currently evaluating the potential impact, if any, that the adoption of FSP 39-1 will have on the consolidated financial position or results of operations.

Note 9. Combination of OMX and Nasdaq

On May 25, 2007, The Nasdaq Stock Market, Inc. and OMX AB (publ) signed an agreement pertaining to a combination of the companies.

The combination will be effected through a cash and stock tender offer by Nasdaq for all outstanding shares in OMX. The consideration offered is equivalent to 0.502 Nasdaq shares plus SEK 94.3 in cash for each OMX share. Based on Nasdaq’s closing price on May 23, 2007, the offer values OMX at SEK 208.1 per share, equivalent to SEK 25.1 billion (USD 3.7 billion) and represents a premium of 19% to the closing price of SEK 174.5 per OMX share on May 23, 2007, the last full trading day prior to the announcement of the offer and a premium of 25% to the volume weighted average price of SEK 165.9 per OMX share over the 20 trading days up to and including May 23, 2007.

The combined company will be governed by representatives from both Nasdaq and OMX under the leadership of Robert Greifeld, who will serve as Chief Executive Officer and Magnus Böcker, who will serve as President. The Board of Directors of the combined company will consist of 15 members, including nine representatives from Nasdaq, five representatives from OMX and the Chief Executive Officer of the combined company. The NASDAQ OMX share will be listed on the NASDAQ Stock Market and on OMX Nordic Exchange.

The combination is unanimously recommended by the Boards of Directors of each of OMX and Nasdaq. Investor AB, Nordea Bank AB and Magnus Böcker, together representing approximately 16.6% of OMX’s current issued ordinary share capital, have entered into irrevocable undertakings to accept the Offer and, if a mix and match facility is included in the Offer, depending on the structure and the terms of the facility, they will elect to receive all shares, subject to proration. Olof Stenhammar & Company, representing approximately 1.6% of OMX’s current issued ordinary share capital, has expressed its support for the combination and its intention to become a long term shareholder in the combined company. In addition, Hellman & Friedman LLC, Silver Lake Partners and Robert Greifeld have each agreed to vote their shares in favor of certain matters related to the Offer at the related Nasdaq shareholders’ meeting, subject to the terms of Nasdaq’s certificate of incorporation.

Under the Transaction Agreement, awards granted under the Share Match Program for 2006 will vest on a pro rata basis in accordance with the Transaction Agreement, and will be subsequently cancelled as of the completion of the Offer. Participants will receive cash consideration for cancellation of such awards, as well as consideration for the grants that would have been made under the Share Match Program for 2007, in accordance with the Transaction Agreement.

In addition, the 2007 employment contracts of each of Mr. Böcker and Mr. Ruuska provide that if, in connection with a change in control of OMX, the executive experiences a reduction in position, or other change such that his “powers and areas of responsibilities would be noticeably reduced,” and the executive’s employment is terminated by OMX or by the executive, the executive will be entitled to receive a severance payment equal to a 6 months’ fixed salary. The determination as to whether the termination has occurred “in connection with” a change in control is made on a case by case basis by OMX and the terminated executive, in accordance with customary Swedish employment practices. The actual amounts paid to either of Mr. Böcker or Mr. Ruuska can only be determined at the time of the completion of the Offer.

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Report of Independent Auditors

To the Shareholders in OMX AB

We have audited the accompanying consolidated balance sheets of OMX AB and its subsidiaries as of December 31, 2006 and December 31, 2005 and the related consolidated statements of income, shareholders’ equity and cash flows for the years ended December 31, 2006, December 31, 2005 and December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OMX AB and its subsidiaries at December 31 2006 and December 31, 2005 and the results of their operations and their cash flows for each of the three years ended December 31, 2006, December 31, 2005 and December 31, 2004, in conformity with International Financial Reporting Standards, IFRS, as adopted by the EU.

As discussed in the Accounting Principles to the consolidated financial statements, with effect from January 1, 2005, the Company prospectively adopted IAS 39, “Financial Instruments” and in 2006, the company adopted prospectively IAS 39 amendment “Cashflow hedge accounting of Forecast Intra group Transactions”.

International Financial Reporting Standards, IFRS, vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 36 to the consolidated financial statements.

August 6, 2007.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers AB

Stockholm, Sweden

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OMX AB

CONSOLIDATED INCOME STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in millions of SEK)	Note	2006	2005	2004
Continuing operations(1)
Revenues	2, 3
Net sales		3,313	2,969	2,576
Own work capitalized		68	125	74
Other revenues		105	—	119

Total revenues, etc		3,486	3,094	2,769

Expenses
Premises expenses	12	(204)	(189)	(308)
Marketing expenses		(63)	(40)	(38)
Consultancy expenses	6	(310)	(253)	(195)
Operations and maintenance, IT	12	(239)	(225)	(254)
Other external expenses		(167)	(201)	(302)
Personnel expenses	7	(1,083)	(1,049)	(1,017)
Depreciation, amortization and impairment	13,14	(216)	(225)	(228)

Total expenses		(2,282)	(2,182)	(2,342)

Participation in earnings of associated companies	10	46	15	9
Operating income	3	1,250	927	436
Financial items	9
Financial revenues		48	48	40
Financial expenses		(101)	(112)	(90)

Total financial items		(53)	(64)	(50)

Income/loss after financial items		1,197	863	386
Tax for the year	11	(240)	(303)	(162)

Net profit/loss for the period, continuing operations		957	560	224

Discontinuing operations (1)
Net profit/loss for the period, discontinuing operations		(46)	(17)	159

Net profit/loss for the period		911	543	383

of which, attributable to shareholders of OMX AB		907	538	382
of which, attributable to minority interests		4	5	1
Average number of shares, millions		118.671	118.108	115.547
Number of shares, millions		120.640	118.474	115.547
Average number of shares after dilution, millions		118.886	118.394	115.833
Number of shares after dilution, millions		120.640	118.760	115.833
Continuing operations
Earnings per share, SEK(2)	32	8.03	4.70	1.94
Earnings per share after dilution, SEK(2)	32	8.03	4.70	1.94
Discontinuing operations
Earnings per share, SEK(2)	32	(0.39)	(0.14)	1.37
Earnings per share after dilution, SEK(2)	32	(0.39)	(0.14)	1.37
OMX Total
Earnings per share, SEK(2)	32	7.64	4.56	3.31
Earnings per share after dilution, SEK(2)	32	7.64	4.56	3.31
Dividend per share, SEK		6.50	6.50	—

(1)	The income statements for discontinuing operations has been adjusted compared with the 2006 and 2005 Annual reports as a result of organizational changes which led to certain parts of the business being retained.

(2)	Earnings per share are calculated on the basis of the weighted average number of shares during the year. The amount is based on OMX AB shareholders’ portion of net profit/loss for the period.

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OMX AB

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2006 AND 2005

(in millions of SEK)	Note	2006	2005
Assets
Fixed assets
Intangible assets	13
Goodwill		3,140	2,925
Capitalized expenditure for R&D		523	409
Other intangible assets		687	498
Tangible fixed assets	14
Equipment		321	355
Financial fixed assets	28
Participations in associated companies	10	186	623
Other investments held as fixed assets	15	363	56
Deferred tax assets	11	125	237
Receivables from associated companies	8	6	15
Other long-term receivables	16, 27	40	163

Total fixed assets		5,391	5,281

Current assets
Short-term receivables	28
Accounts receivable – trade	18, 27	425	367
Market value, outstanding derivative positions	17	4,401	2,312
Receivables from associated companies	8	1	39
Tax receivables	11, 27	6	37
Other receivables	19, 27	888	684
Prepaid expenses and accrued income	20, 27	418	587
Financial assets available for sale	21, 28	519	724
Cash equivalents	33, 28	409	519
Assets held for sale(1)	4, 27	70	62

Total current assets		7,137	5,331

Total assets		12,528	10,612

(1)	Assets held for sale has been adjusted compared with the 2005 and 2006 Annual reports as a result of organizational changes which led to certain parts of the discontinuing operations being retained.

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(in millions of SEK)	Note	2006	2005
Shareholders’ equity and liabilities
Shareholders’ equity	22
Share capital (120,640,467 shares, ratio value SEK 2)		241	237
Other capital contributions		3,536	3,271
Reserves		(103)	100
Profit brought forward		923	1,127

Equity attributable to shareholders in Parent Company		4,597	4,735
Minority interest		17	14

Total shareholders’ equity		4,614	4,749

Long-term liabilities	28
Interest-bearing long-term liabilities	23	1,360	1,409
Deferred tax liability	11	39	26
Other long-term liabilities	23, 27	123	19
Provisions	24, 27	121	154

Total long-term liabilities		1,643	1,608

Short-term liabilities	28
Liabilities to credit institutions	27	398	498
Accounts payable – trade	27	109	137
Tax liabilities	11, 27	30	20
Market value, outstanding derivative positions	17	4,401	2,312
Other liabilities	25, 27	836	701
Accrued expenses and deferred income	26, 27	473	546
Provisions	24, 27	24	41

Total short-term liabilities		6,271	4,255

Total shareholders’ equity and liabilities		12,528	10,612

For information on the OMX’s pledged assets and contingent liabilities, see Notes 29, 30 and 31.

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OMX AB

CONSOLIDATED CASH FLOW STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in millions of SEK)	Note	Year Ended December 31,
		2006	2005	2004
Operating activities
Continuing operations
Net profit/loss for the period		957	560	224
Adjustments for items not included in cash flow
Depreciation/amortization	13,14	208	215	227
Impairment	13,14	8	10	1
Utilization of provisions	24	(41)	(144)	(222)
Participations in earnings of associated companies	10	(46)	(14)	(8)
Capital gain		(109)	—	(108)
Financial items		(2)	8	1
Income tax paid		158	190	11
Other adjustments		(93)	(1)	(19)

Total cash flow from operating activities before changes in working capital		1,040	824	107

Changes in working capital
Operating receivables		154	37	51
Operating liabilities		(158)	(418)	400

Total changes in working capital		(4)	(381)	451

Cash flow from operating activities, continuing operations		1,036	443	558

Discontinuing operations
Net cash flow from operating activities, discontinuing operations		(4)	37	53

Cash flow from operating activities, total		1,032	480	611

Investing activities
Continuing operations
Investments in intangible assets	13	(379)	(287)	(244)
Sale of intangible assets	13	4	—	—
Investments in tangible assets	14	(67)	(71)	(96)
Sale of tangible assets	14	9	—	—
Cash flow from associated companies	10	34	(13)	15
Acquisitions of subsidiaries	5	(19)	(905)	24
Sale of subsidiaries		—	—	117
Sale of associated companies	10	575	—	—
Sale of operations in OMX companies		—	29	—
Increase/decrease in other shares and participations		(304)	—	82
Decrease/increase in long-term receivables	16	60	(11)	(1)
Increase/decrease in long-term liabilities	23	14	(20)	13
Decrease/increase in short-term investments of more than three months		206	(25)	(28)

Cash flow from investing activities, continuing operations		133	(1,303)	(118)

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Discontinuing operations
Net cash flow from investing activities, discontinuing operations	-21	-71	278
Cash flow from investing activities, total	112	(1,374)	160
Financing activities
Continuing operations
Dividend	(1,120)	—	—
New share issue	13	—	—
Change in financial receivables	70	76	(56)
Loans raised	—	553	500
Amortization of loans	(157)	—	(1,204)
Change in current trading account	(1)	(5)	(33)

Cash flow from financing activities, continuing operations	(1,195)	624	(793)

Discontinuing operations
Net cash flow from financing activities, discontinuing operations	(42)	74	—
Cash flow from investing activities, total	(1,237)	698	(793)

Cash equivalents	(93)	(196)	(22)
Cash equivalents – opening balance	519	672	686
Exchange-rate difference in cash equivalents	(17)	43	8

Cash equivalents – closing balance	409	519	672

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OMX AB

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

		Attributable to shareholders in the Parent Company				Minority interest	Total shareholders equity
(in millions of SEK)	Note	Share capital	Other Capital contributions	Other Reserves	Profit/ loss brought forward
Opening Balance, January 1, 2004		231	3,045	(40)	245	2	3,483
Minority interest						27	27
Translation differences				3	(61)		(58)
Profit for 2004					382	1	383

Opening Balance, January 1, 2005		231	3,045	(37)	566	30	3,835
Effect of transition to IAS 39					24		24
New share issue, net after transaction costs of SEK 0		6	226				232
Minority interest						(23)	(23)
Translation differences				125			125
Financial assets available for sale;
Revaluations reported directly against shareholders’ equity				20			20
Tax attributable to items reported directly against shareholders’ equity	11			(8)			(8)
Change in associated companies’ shareholders’ equity					(6)		(6)
Profit for 2005					543	7	550

Opening Balance, January 1, 2006		237	3,271	100	1,127	14	4,749
New share issue, net after transaction costs of SEK 0		4	265				269
Minority interest						(1)	(1)
Dividend to shareholders					(1,120)		(1,120)
Equity swap for Share Match Program					(8)		(8)
Share Match Program					2		2
Cash-flow hedging
Gain/loss attributable to shareholders’ equity				(9)			(9)
Carried forward/transferred to income				(9)			(9)
Exchange-rate differences
Hedging of shareholders’ equity				25			25
Translation differences				(198)			(198)
Financial assets available for sale
Carried forward/transferred to income				(12)			(12)
Change in associated companies’ shareholders’ equity					15		15
Profit for 2006					907	4	911

Closing Balance, December 31, 2006		241	3,536	(103)	923	17	4,614

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OMX AB

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. INTRODUCTION TO THE NOTES AND ACCOUNTING POLICIES

Introduction

OMX AB (publ), Corporate Registration Number, 556243-8001 is a limited liability company registered in Sweden. The Parent Company has its registered office in Stockholm and is listed on the OMX Nordic Exchange Stockholm AB, the OMX Nordic Exchange Copenhagen A/S, the OMX Nordic Exchange Iceland and the OMX Nordic Exchange Helsinki Ltd.

Amounts are in millions of SEK unless otherwise stated. Amounts in parentheses indicate values for 2005 and 2004.

Summary of significant accounting principles

The most central accounting principles applied in the preparation of the consolidated accounts are described below. These principles have been applied consistently for all of the years presented unless otherwise stated.

The following standards and statements came into effect in 2006:

•	IAS 19 Amendment—Actuarial Gains and Losses, Group Plans and Disclosures (January 1, 2006);

•	IAS 21 Amendment—Net investment in Foreign Operation (January 1, 2006);

•	IAS 39 Amendment—Cash Flow Hedge Accounting of Forecast Intragroup Transactions (January 1, 2006);

•	IAS 39 Amendment—The Fair Value Option (January 1, 2006);

•	IAS 39 and IFRS 4 Amendment Financial Guarantee Contracts (January 1, 2006);

•	IFRS 6 Exploration for and Evaluation of Mineral Resources (January 1, 2006);

•	IFRIC 4 Determining whether an Arrangement contains a Lease (January 1, 2006);

•	IFRIC 5 Rights to Interests arising from Decommissioning, Restoration and Environmental Rehabilitation Funds (January 1, 2006); and

•	IFRIC 6 Liabilities arising from Participating in a Specific Market: Waste Electrical and Electronic Equipment (December 1, 2005).

The new/amended IFRSs that came into effect from January 1, 2006 impact OMX’s Group income statement, balance sheet, cash-flow statement and shareholders’ equity only as regards cash-flow hedging (IAS 39 Amendment—Cash flow Hedge Accounting of Forecast Intragroup Transactions). From January 1, 2006, OMX applies hedge accounting of hedging of internally forecast flows in foreign currency. Income from cash-flow hedges are reported against shareholders’ equity.

Regarding IFRIC 4, the Group has a number of large outsourcing contracts in which it assumes responsibility for operations for its customers. In management’s opinion, these contracts do not contain a leasing component since the OMX fixed assets involved are not utilized exclusively by one single customer.

Compliance with standards and legislation

The consolidated accounts have been prepared in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB), the interpretations issued by the International Financial Reporting Interpretations Committee (IFRIC) approved by the European Commission

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for application within the EU and the Swedish Annual Accounts Act. The consolidated accounts also include additional information provided in accordance with the Swedish Financial Accounting Standards Council’s recommendation RR 30 Supplementary Accounting Regulations for Groups.

Significant Accounting Policies

(A) Basis of preparation

The Parent Company’s functional currency is SEK, which is also the reporting currency for the Group. This means that the financial statements are presented in SEK. Unless otherwise indicated, all amounts are rounded off to the nearest thousand. Assets and liabilities are stated at their historical cost, except for certain financial assets and liabilities that are stated at fair value. Financial assets and liabilities stated at fair value comprise derivative instruments, financial assets classed as financial assets stated at fair value in the income statement or as financial assets available for sale.

Fixed assets and disposal groups held for sale are stated at the lower of their previous carrying amount or their fair value after deductions for sales costs.

Preparing financial statements in accordance with IFRS requires that management make evaluations, estimations and assumptions that affect the application of the accounting principles and the stated amounts of assets, liabilities, revenues and costs. Estimations and assumptions are based on historical experience and a number of other factors that may be considered reasonable under prevailing conditions. The results of these estimations and assumptions are then used to evaluate the carrying amounts of assets and liabilities not otherwise clear from other sources. The actual outcome may deviate from these estimations and assumptions.

Estimations and assumptions are regularly reviewed. Changes in estimations are reported in the period in which the change is made, if the change affects only that period, or in the period in which the change is made and subsequent periods if the change affects both the period concerned and subsequent periods.

Evaluations made by management in the implementation of IFRS that have a significant effect on financial statements and the estimations made that may entail material adjustments in subsequent years’ financial statements are described in greater detail in Note 1.

(B) Consolidated accounts

(i) Subsidiaries

Subsidiaries are all companies in which OMX has the right to devise financial and operative strategies in a manner normally associated with a shareholding amounting to more than half of voting rights. Subsidiaries are included in the consolidated accounts from the date on which Group gains this controlling influence. Subsidiaries are excluded from the consolidated accounts from the date on which the controlling influence ceases.

The purchase accounting method is used for the reporting of the Group’s acquisitions of subsidiaries. The acquisition cost of an acquisition comprises the fair value of assets transferred in payment, issued equity instruments and liabilities arising or assumed on the date of transfer, plus costs directly attributable to the acquisition. The identifiable acquired assets, assumed liabilities and contingent liabilities associated with an acquisition are initially valued at fair value on the date of acquisition, regardless of the extent of any minority interests. The surplus consisting of the difference between the acquisition cost and the fair value of the Group’s share of identifiable acquired net assets is reported as goodwill. If the acquisition cost is less than the fair value of the acquired subsidiary’s net assets, the difference is reported directly in the income statement.

Inter-company transactions, balance sheet items and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated, unless the transaction is evidence of the need for

FIN-24

impairment to be recognized in the transferred asset. The accounting principles for subsidiaries have been changed, where necessary, to guarantee the consistent application of Group principles.

(ii) Associated Companies

An associated company is an operation that is neither a subsidiary nor a joint venture, recognized on the basis of holdings of between 20 and 50% of the voting rights, but in which OMX exercises a significant influence over its management. Associated companies are accounted for using the equity method and are initially valued at cost. The carrying amount of the Group’s holdings in associated companies includes goodwill (net after any impairment) identified on acquisition.

The Group’s share of the associated company’s earnings after tax generated following the acquisition is reported in the operating income and its share of changes in equity following the acquisition is reported among equity. The share of earnings is reported in operating income for cases in which the operations of the associated companies are similar to OMX’s own operations. Accumulated changes following the acquisition are reported as changes in the carrying amount of the holding. If the Group’s participations in an associated company’s losses amounts to or exceeds its holding in the associated company, including any unsecured receivables, the Group will not report further losses unless it has assumed obligations or made payments on behalf of the associated company. Any dilution gains or losses in associated companies are reported directly in shareholders’ equity.

Unrealized gains on transactions between the Group and its associated companies are eliminated in relation to the Group’s holding in the associated company. Unrealized losses are also eliminated, unless the transaction is evidence of the need for impairment to be recognized in the transferred asset. The accounting principles for associated companies have been changed, where necessary, to guarantee the consistent application of principles within the Group.

(iii) Segment Reporting

A business segment is a group of assets and operations providing products or services exposed to risks and opportunities that differ from those applicable to other business segments. Geographic segments provide products and services within an economic environment exposed to risks and opportunities that differ from those applicable to other economic environments.

From January 1, 2006, OMX has been divided into three divisions – Nordic Marketplaces, Information Services & New Markets and Market Technology. Geographically, OMX is divided into four regions: Nordic Countries, Rest of Europe, North America and Asia/Australia. The geographic grouping corresponds to regions where the company’s operations have relatively similar system solutions, rules and regulations and customer behavior. Comparative figures have been adjusted according to the new organization.

(C) Currency translation

(i) Functional currency and reporting currency

Items included in the financial statements of the various units within the Group are valued in the currency used in the economic environment in which each company mainly operates (functional currency). In the consolidated accounts, SEK is used, which is the Parent Company’s functional and reporting currency.

(ii) Transactions and balance sheet items

Transactions in foreign currencies are translated into the functional currency according to the exchange rates applicable on the transaction date. Exchange-rate gains and losses arising through the payment of such transactions and on the translation of monetary assets and liabilities in foreign currencies at the exchange rate

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applicable on the closing date are reported in the income statement. The exception is where transactions represent hedges meeting the requirements for hedge accounting of cash flows or net investments where gains and losses are reported against shareholders’ equity. Translation differences for non-monetary items, such as shares classed as financial assets available for sale, are entered in the reserves in shareholders’ equity.

(iii) Group companies

The earnings and financial position of all Group companies (of which none uses a high-inflation currency), which use a functional currency other than the reporting currency, are translated into the Group’s reporting currency in accordance with the following:

a)	assets and liabilities for each balance sheet are translated at the closing date exchange rate;

b)	revenues and expenses for each income statement are translated at the average exchange rate; and

c)	all exchange-rate differences that arise are reported as a separate item in shareholders’ equity.

In consolidation, exchange-rate differences arising as a consequence of the translation of net investments in foreign operations, borrowing and other currency instruments identified as hedges for such investments are allocated to shareholders’ equity. In the divestment of foreign operations, such exchange-rate differences are reported in the income statement as part of the capital gain/loss. Goodwill and adjustments of fair value arising in the acquisition of foreign operations are treated as assets and liabilities associated with those operations and are translated at the closing date exchange rate.

(D) Tangible fixed assets

Tangible fixed assets are reported at their acquisition cost with deductions for depreciation and possible impairment. The acquisition cost includes expenses directly attributable to the acquisition of the asset. Depending on which alternative is suitable, additional expenses are added to the carrying amount of the asset or are reported as a separate asset only if it is probable that future financial advantages associated with the asset will benefit the Group and if the acquisition cost of the asset can be ascertained in a reliable manner. All other forms of repairs and maintenance shall be reported as costs in the income statement during the period in which they are incurred. Straight-line depreciation is conducted over three to ten years, which is estimated to be the asset’s useful life. Assets’ residual value and useful life are tested and adjusted as necessary. An asset’s carrying amount is immediately written down to its recoverable amount if the asset’s carrying amount exceeds its estimated recoverable amount. On divestment, gains and losses are determined by comparing the sales proceeds and the carrying amount and are reported in the income statement.

(E) Intangible fixed assets

Intangible fixed assets are reported at their acquisition cost with deductions for amortization and possible impairment. The acquisition cost includes expenses directly attributable to the acquisition of the asset. Depending on which alternative is suitable, additional expenses are added to the carrying amount of the asset or are reported as a separate asset only if it is probable that future financial advantages associated with the asset will benefit the Group and if the acquisition cost of the asset can be ascertained in a reliable manner.

(i) Goodwill

Goodwill comprises the amount by which the acquisition cost exceeds the fair value of the Group’s share of the identifiable net assets of the acquired subsidiary/associated company at the time of acquisition. Goodwill on the acquisition of subsidiaries is reported as an intangible asset. On the acquisition of associated companies, goodwill is included in the holding in the associated company. Goodwill is deemed to have an indeterminate useful life and is divided among cash-generating units at as detailed a level as possible and is tested annually to

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identify possible impairment. The Group’s goodwill values are attributable mainly to the acquisitions of the Nordic exchanges within the Nordic Marketplaces division, where each legal company represents a cash-generating unit. The carrying amount is the acquisition cost less accumulated impairment. Gains or losses on the divestment of a unit include the remaining carrying amount of the goodwill attributable to the divested unit.

(ii) Other intangible fixed assets

Other intangible fixed assets are amortized on a straight-line basis over an expected useful life of three to 20 years. All other intangible fixed assets are tested annually to identify possible impairment needs.

Capitalized expenditure for research and development

All expenditures for research are charged as an expense when they arise. Expenses relating to the development of new products are treated as intangible assets when they fulfill the following criteria: it is likely that the asset will provide future financial benefit to the Group (contribute a positive cash flow), the acquisition cost can be calculated in a reliable manner, the company intends to take the asset to completion, and that the company has the technical, financial and other resources to complete development, use or sell the asset. Important documentation for the verification of such capitalization includes business plans, budgets, outcomes and external evaluations. In certain cases, capitalization is based on the company’s estimation of future outcome, such as prevailing market conditions. The acquisition cost of an internally developed intangible asset is the total of those expenses incurred from the time when the intangible asset first fulfils the criteria set out by generally accepted accounting principles (see criteria above). Internally developed intangible assets are reported at acquisition cost with deductions for accumulated impairment losses and any write-downs. Revenue from in-house work carried out during the fiscal year on company assets that have been carried forward as fixed assets is reported in the income statement under the heading “Own work capitalized.” The item relates only to capitalized personnel expenses. No reduction of personnel expenses has been made for work that relates to capitalized assets. Instead, these expenses have been met by the reported revenue. Own work capitalized has therefore no impact on income but does have a negative impact on the operating margin.

Customer contacts

Customer agreements that have been identified in conjunction with acquisitions have been valued on the basis of expected cash flow and reported as intangible assets. Reported customer agreements are entirely attributable to the acquisitions of the Copenhagen Stock Exchange (CSE) and Eignarhaldsfelagid Verdbrefathing hf (EV). Straight-line amortization is applied to these agreements over their estimated useful lives (20 years).

Brands and licenses

Brands and licenses are reported at their acquisition cost. Brands and licenses have determinable useful lives and are reported at acquisition cost less accumulated amortization. Straight-line amortization is applied to distribute the cost of brands and licenses over their estimated useful lives (five to 20 years).

Software

Acquired software licenses are capitalized on the basis of the costs arising when the software concerned is acquired and brought into use. These costs are amortized over the estimated useful life (three to five years). Costs for the development or maintenance of software are expensed as they arise. Costs closely associated with the production of identifiable and unique software controlled by the Group, which generates probable financial benefit for more then a year and exceeds the costs, are reported as intangible assets. Costs closely associated with the production of software include personnel costs for software development and a reasonable portion of attributable indirect costs. Development costs for software reported as assets are amortized over their estimated useful lives.

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(F) Impairment

Assets with an indeterminable useful life are not depreciated/amortized but tested annually for impairment. Depreciated/amortized assets are assessed for a reduction in value whenever events or changes in conditions indicate that the carrying amount may not be recoverable. Impairment is recognized in the amount by which an asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less sale costs and its value in use. In assessing the need for impairment, assets a re grouped at the lowest level at which separately identifiable cash flows exist (cash-generating units). On the closing date, a test is performed on other assets than financial assets and goodwill that have previously been depreciated/ amortized to ascertain whether the asset should be reversed.

(G) Financial instruments

The Group classifies its financial instruments according to the following categories:

•	financial assets stated at fair value in the income statement;

•	loan receivables and accounts receivable;

•	financial instruments held to maturity;

•	financial assets available for sale;

•	financial liabilities stated at fair value in the income statement; and

•	financial liabilities carried at amortized cost.

The classification depends on the purpose for which the instruments were acquired. Management determines the classification of instruments on the first occasion on which they are reported and reassesses their classification on each report occasion.

A financial asset or liability is entered in the balance sheet when the company becomes a party to the contractual conditions of the instrument. Accounts receivable are recognized in the balance sheet once the invoice has been sent. Liabilities are recognized when the corresponding party has performed its undertaking and the company is liable for payment, even if the invoice has not yet been received. Accounts payable are recognized when invoices are received.

A financial asset is derecognized in the balance sheet when the rights conveyed by the agreement are realized, when they mature or when the company loses control over them. The same applies to part of a financial asset. A financial liability is derecognized in the balance sheet when the obligations of the contract have been met or otherwise concluded. The same applies to part of a financial liability.

Acquisitions and disposals of financial assets are recognized on the date of the transaction, the date on which the Group undertakes to acquire or divest the assets, except in cases where the company acquires or divests listed securities, in which case settlement date accounting is applied.

Financial instruments are initially stated at fair value plus transaction costs, which applies to all financial assets that are not valued at fair value in the income statement.

(i) Financial assets stated at fair value in the income statement

This category has two subordinate categories: financial assets held for trading and those initially categorized as stated at fair value in the income statement. A financial asset is classified in this category if it is primarily acquired with the purpose of being sold within a short period of time or if this classification is determined by management. Derivative instruments are also categorized as held for trading if not identified as hedges. Assets in this category are classified as current assets if held for trading or expected to be sold within 12 months from the closing date. Assets in this category are continuously reported at fair value and changes in value are reported in the income statement.

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(ii) Loan receivables and accounts receivable

Loan receivables and accounts receivable are non-derivative financial assets with fixed or determinable payments that are not listed in an active market. They are characterized by the fact that they arise when the Group makes funds, goods or services available directly to a customer without intending to trade the resulting receivable. They are included among current assets with the exception of items maturing more than 12 months after the closing date, which are classified as fixed assets. Loan receivables and accounts receivable are included under the heading accounts receivable and other receivables in the balance sheet. Accounts receivable are reported at the amount expected to be received less deductions for doubtful receivables judged on an individual basis. Because accounts receivable are expected to have a short maturity period, values are reported at a nominal amount without discounting. Impairment losses on accounts receivable are reported among operating expenses. Loan receivables are stated at amortized cost applying the effective interest method.

(iii) Financial instruments held to maturity

Financial instruments that are held to maturity are non-derivative financial assets with fixed or determinable payments and with specified terms, which the Group’s management intends and has the ability to hold until maturity. Assets in this category are stated at amortized cost applying the effective interest method.

(iv) Financial assets available for sale

Financial assets available for sale are non-derivative assets that are either attributable to this category or have not been classified in any of the other categories. They are included in fixed assets if management does not intend to divest the asset within 12 months after the balance sheet date. Assets in this category are continuously valued at fair value and the change in value is reported in shareholders’ equity. Exchange-rate fluctuations in monetary securities are reported in the income statement while exchange-rate fluctuations in non-monetary securities are reported against shareholders’ equity. When instruments classified as instruments available for sale are divested or when impairment losses are to be made on the instruments, accumulated adjustments in fair value are recognized in the income statement as gains and losses from financial instruments. Interest on securities available for sale that have been calculated by applying the effective interest method are reported in the income statement under other revenue. Dividends on equity instruments available for sale are reported in the income statement under other revenue when the Group’s right to receive payment has been established.

(v) Financial liabilities stated at fair value in the income statement

Financial liabilities valued at fair value in the income statement are derivatives with negative fair values unless identified as hedges.

(vi) Financial liabilities carried at amortized cost

Financial liabilities carried at amortized cost denotes financial liabilities other than those included in the category financial liabilities stated at fair value in the income statement. Borrowing is included among other financial liabilities, initially at fair value, net after transaction costs. Borrowing is subsequently reported at accrued acquisition cost and any difference between the amount received (net) and the repayment amount is distributed over the term of the loan as interest expense applying the effective interest method.

(H) Cash equivalents

Cash equivalents include cash and bank balances and other short-term investments maturing within three months from the acquisition date and that can easily be converted into cash.

(I) Share capital

Transaction costs directly attributable to the issuing of new shares or options are reported net after tax in shareholders’ equity as a deduction from the proceeds of the new share issue. In the event that a Group company

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acquires shares in the Parent Company (repurchase of treasury shares), the purchase price paid, including any directly attributable transaction costs (net after tax) reduces that part of shareholders’ equity that relates to shareholders in the Parent Company until the shares have been canceled, reissued or divested. If these shares are subsequently sold or reissued, the amount received, net after directly attributable transaction costs and income tax effects, is reported in that portion of shareholders’ equity that relates to shareholders in the Parent Company.

(J) Deferred tax

Current and deferred income tax for Swedish and foreign Group companies is reported under the heading Taxes in the income statement. The companies are liable to pay taxes according to applicable legislation in each country. National income tax for the Parent Company amounted to 28% and is calculated on nominally entered earnings with additions for non-deductible items, deductions for non-taxable revenues and other deductions, primarily untaxed dividends from subsidiaries. In the balance sheet, deferred tax liabilities and assets are calculated and reported on the basis of temporary differences between the carrying amounts and taxable values of assets and liabilities, as well as other tax-related deductions or deficits. Deferred tax assets are reported at a value considered true and fair and only when it is likely that it will be possible to realize the underlying loss carryforwards within the foreseeable future. The reported values are reviewed at each closing date. Deferred income tax is calculated by applying the tax rates and laws that have been decided or announced on the closing date and that are expected to apply when the deferred tax asset in question is realized or when the deferred tax liability is settled. The effects of changes in applicable tax rates are recognized in income in the period in which the change becomes law. See Note 11.

(K) Employee benefits

(i) Pension commitments

According to IAS 19, pension obligations are classified as defined-contribution plans or defined-benefit plans. The defined-contribution plans are mainly accounted for at the cost (premium contribution) incurred during the fiscal year for securing employee pension benefits. In these cases, there is no need to perform an actuarial evaluation of the pension plan from an insurance perspective and the Group’s earnings are charged for expenses when contributions are due. Defined-benefit plans must be established according to the present value of defined-benefit obligations and the fair value of any plan assets. In that case, the “Projected Unit Credit Method” is used to calculate obligations and costs, in which consideration is also given to future salary increases. OMX has only defined-contribution pension obligations and in the event that companies with defined-benefit plans are acquired, management will determine whether there is cause and opportunity to replace the defined-benefit plan with a defined-contribution plan.

(ii) Employee stock option program

OMX issued employee stock options during the years 2000, 2001 and 2002.

If the share price exceeds the redemption price when the options are redeemed, the employee is entitled to receive shares or compensation in cash for the difference between the share price and the redemption price. This is known as a “cash-settled plan.” The options were allocated free of charge, and their fair value was reported as a liability as of January 1, 2004, when the transition to IFRS 2 took place. The valuation of the liability is affected by changes in the fair value of the options and by personnel turnover, and this is reported as changes in personnel costs in the income statement. When employees leave the company, the liability is reduced by the corresponding amount of the employee’s share. In order to limit the costs for the program (including social security contributions) in the event of a price increase, limit dilution and secure the provision of shares upon exercise of these options, an agreement was signed earlier with an external party to provide OMX shares at a fixed price (share swap). As described under “Financial instruments,” above, the share swap will be stated at fair value on an ongoing basis. Changes in fair value are transferred to the income statement and reported as changes

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in personnel costs, and thus limit the effect of changes in the fair value of the employee stock options as described above. The financing costs for the share swap are reported as a financial expense. For OMX employees in countries where social security contributions are payable for share-based benefits, the social security contributions are expensed on an ongoing basis for the benefit of the employee. The benefit consists of the fair value of the options as described above.

(iii) Share match program

A Share Match Program was introduced in 2006. The Share Match Program is a long-term program for approximately 30 senior executives and key individuals in OMX and runs over a period of three years.

The Share Match Program is a program regulated/settled on the basis of shareholders’ equity. Payroll costs for the Share Match Program are reported during the vesting period for matching shares based on the fair value of the shares on allotment date. The fair value is based on the share price when the investment is made, adjusted to ensure that no dividend is paid prior to the matching and adjusted to the market conditions included in the program. This date is the date of the offering. Amounts corresponding to the costs for the Share Match Program are reported in the balance sheet as shareholders’ equity. The vesting conditions affect the number of shares that OMX will match. We estimate the probability of achieving performance targets for shares under performance-based programs when personnel expenses are calculated for these shares. Costs are calculated based on the number of shares that is expected to be matched at the end of the vesting period. Non-market related conditions for vesting are considered in the assumptions regarding the number of options expected to be vested. When purchased and vested shares are matched, social security contributions shall be paid on the value of the employee benefit in certain countries. The employee benefit is generally based on the market value on matching date. Provisions for estimated social security contributions are established during the vesting period.

(iv) Compensation upon termination of employment

Compensation is payable upon termination of employment when an employee is given notice of termination of employment before the normal pension time, or when an employee voluntarily resigns in exchange for such compensation. The Group reports severance pay when it is demonstrably obliged either to lay off employees irrevocably in accordance with a detailed formal plan, or to pay compensation upon termination of employment resulting from an offer made to encourage voluntary resignation.

(v) Variable salary

The Group reports a liability and an expense for variable salary, based on a Group-wide program, “Short-term Incentive 2006,” see Note 7. The Group reports a provision when there is a legal obligation to do so, or an informal obligation based on prior practice.

(L) Provisions

Provisions are reported in the balance sheet when the Group has an existing legal or informal obligation in this regard due to the occurrence of an event that can be expected to result in an outflow of financial benefits that can reasonably be estimated. Provisions for restructuring costs are reported when the Group has presented a detailed plan for implementing the measures, the plan has been communicated to the parties concerned, and a well-founded expectation has been created. See Note 24.

(M) Derivative instruments and hedging measures

Derivative instruments comprise, among others, futures, options and swaps that are used to cover the risk of exchange-rate fluctuations or exposure to interest-rate risks. Derivative instruments are first reported at fair value on the date on which the contract was signed and the fair value is subsequently reassessed on each reporting

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occasion. The method for reporting gains or losses depends on whether the derivative instrument is classified as a hedging instrument and in such a case the nature of the hedged item. In the Group, derivative instruments are classified as either hedging of fair value of reported assets or liability or of a binding commitment (hedging of fair value), hedging of forecasted transactions (cash-flow hedging) or as hedging of net investments in foreign operations.

Whenever hedging is entered into, the relationship between the hedging instrument and the hedged items, and the company’s risk-management targets and strategy for hedging is documented in the Group. The Group also documents, whenever hedging is entered into, its assessment of whether the derivatives used in conjunction with hedging transactions are expected to be effective in achieving counteracting effects in fair value or the cash flow that are attributable to the hedged risk. The Group continuously documents the effectiveness of the hedging transactions.

(i) Hedging of fair value

Changes in the fair value of derivative instruments classified as hedging of fair value are reported on the same line of the income statement as the change in value of the hedged item. Gains and losses pertaining to hedging are reported in the income statement on the same date as when gains and losses are reported for items that have been hedged. Since the entire change in value of the derivative instrument is reported directly in the income statement, any ineffective portion of the derivative instrument is recognized in the income statement. In the case that the conditions for hedge accounting are no longer fulfilled, the derivative instrument is reported at fair value including any change in value in the income statement in accordance with the principle described above.

(ii) Cash-flow hedging

Changes in value of cash-flow hedging are reported in shareholders’ equity and re-entered in the income statement in line with the hedged cash flow impacting the income statement. Any ineffective portion of the change in value is reported directly in the income statement. If the forecasted cash flow forming the basis of the hedging transaction is no longer deemed to be probable, the accumulated result reported in shareholders’ equity is transferred directly to the income statement.

(iii) Hedging of foreign net investments

Changes in value of exchange-rate differences attributable to derivative instruments intended to hedge net investments in foreign operations are reported in shareholders’ equity. Any ineffective portion of gains or losses is reported directly in the income statement as a financial item. The accumulated result in shareholders’ equity is re-entered in the income statement in the event that the foreign operations are divested.

(iv) Derivatives to which hedge accounting is not applied

If hedge accounting is not applied, increases or decreases in the value of the derivative are reported as income or expense in Operating profit/loss or in Net financial income/expense, depending on the purpose for which the derivative instrument is being used and whether its use relates to an operating item or a financial item. If hedge accounting is not applied when interest swaps are used, the interest coupon is reported as interest and any other value change of the interest swap is reported as other financial income or other financial expense.

(N) Derivative positions at Nordic Marketplaces

By virtue of their clearing operations in the derivatives markets, Nordic Marketplaces is formally the counterparty in all derivative positions traded via the exchanges. However, the derivatives are not used by the exchanges for the purpose of trading on their own behalf but should be seen as a way of documenting the

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counterparty guarantees given in clearing operations. The counterparty risks are measured using models that are agreed with the financial inspection authority of the country in question. The risk situation in regard to the risks involved in liquidating positions is unchanged compared with prior years. Collateral for liquidating outstanding derivative instruments is pledged in the same manner as prior years. According to IAS 39/IAS 32, the market value of the abovementioned derivative positions must be reported gross in the balance sheet after netting by customer where an offset possibility exists.

(O) Calculation of fair value

The fair value of financial instruments that are traded in an active market (such as market-listed derivative instruments, financial assets held for trading and financial assets available for sale) is based on quoted market prices on the closing date. The shares in Oslo Børs Holding ASA are listed on the Norwegian Securities Dealers Association’s OTC list. The market for the share is characterized by a low number of settlements and high volatility. The value of the shareholding is based on the volume-weighted average of transactions in the most recent quarter.

The fair value of financial instruments that are not traded in an active market (such as OTC derivatives) is determined by applying generally accepted valuation techniques. The Group uses a number of different methods and makes assumptions based on the market conditions that prevail on the closing date. Quoted market prices or quotes by brokers for similar instruments are used for long-term liabilities. Other techniques, such as calculation of discounted cash flows, are used to determine the fair value of the remaining financial instruments. The fair value of interest swaps is calculated as the present value of the estimated future cash flows. The fair value of currency futures is determined based on market prices for currency futures on the closing date. The par value of accounts receivable and accounts payable, less any perceived credits, is assumed to correspond to their fair value. The fair value of financial liabilities is calculated, for clarification in notes, by discounting the future contracted cash flow to the current market rate of interest available to the Group for similar financial instruments.

(P) Collateral pledged to OMX’s exchange operations

Through their clearing operations, OMX’s exchanges enter as the counterparty into each options and futures contract, thereby guaranteeing the fulfillment of each contract. Customers, who either through an option or futures contract, incur a financial obligation towards OMX’s exchanges, must pledge collateral against this obligation in accordance with the specific rules regulating this area. Most of the collateral pledged comprises cash and securities issued by the Swedish State. For other collateral pledged, see Note 30.

(Q) Contingencies

A contingency relates to a possible commitment arising from events that have occurred but where the actual commitment can only be confirmed by the occurrence of one or more uncertain future events that are not fully within the company’s control, or a commitment that arises from events that have occurred but are not reported as liabilities or provisions due to the fact that it is unlikely that an outflow of resources will be required to regulate the commitment, or that the size of the commitment cannot be calculated with sufficient accuracy.

(R) Revenue recognition

The Group’s reported net sales relate primarily to trading revenue and the sale of systems and services. Revenue is recognized in the income statement when the product or service has been delivered in accordance with the applicable terms and conditions for delivery and it is probable that future financial benefits will flow to the company and these benefits can be measured reliably. Certain revenues in (i) below are recognized on a net basis to reflect the substance of the transaction. Interest income is recognized on a time proportion basis that is calculated on the basis of the yield on the underlying asset. Dividends are recognized in the income statement when the shareholders’ right to receive payment is established. Income received in the form of assets (for example shares) is valued at fair value on the transaction date.

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(i) Nordic Marketplaces

Revenues within this business area are comprised of trading revenues, premium revenues for options written and payments for futures sold. These revenue streams are recognized as net figures in the income statement. Consequently, current account assets and liabilities are reported according to the net accounting principle in the balance sheet where right of offset applies. Issuers’ revenues are recognized on a continuous basis as services are rendered.

(ii) Information Services & New Markets

Revenues within this business area comprise, in addition to trading revenues from Baltic Markets, information revenue, revenues from the central securities depositories in Tallinn and Riga and revenue from services in securities administration. These revenues are recognized on a continuous basis as services are rendered.

(iii) Market Technology

OMX applies the percentage-of-completion method to its technology sales, license and project revenues. In applying the percentage-of-completion method, income is recognized in line with the completion (development) of a project. An anticipated loss on a project is immediately treated as an expense. The fundamental premise of the percentage-of-completion method is that project revenue and expenditure can be accurately assessed and that the degree of development can be reliably established. At OMX, the degree of development is established through the relationship between the hours that have been worked by closing date and the estimated number of project hours in total. For certain projects, an accurate assessment of project revenue and expenditure cannot be made when the year-end accounts are prepared. In these cases, no profit is reported for the project. The percentage-of-completion method is applied as soon as possible. A present-value calculation has been performed for those project receivables that do not fall due within 12 months. Income from support and facility management services is recognized on a continuous basis as services are rendered and over the contract period.

(S) Internal sales

The main principle for transactions between companies within the Group is that the price is determined according to market price. Market price is the price an external customer is willing to pay or the price an external supplier would charge for providing the service. In cases where comparable market prices cannot be established, the price of the transaction is determined according to the cost-coverage method plus a margin. The cost-coverage method entails remuneration for direct costs as well as a reasonable portion of the indirect costs that the company has accumulated while providing the service. Any internal profit that arises as a result is eliminated within the Group. Common functions, such as premises-leasing expenses and office services, are invoiced between companies within the Group according to the cost-coverage method.

(T) Leasing

In the consolidated accounts, leasing is classified as financial or operational leasing. Financial leasing applies where the financial risks and benefits associated with ownership are, in all material aspects, transferred to the lessee. Where this is not the case, operational leasing applies. In the case of operational leasing, leasing fees are expensed over the period of the lease, which commences when usage starts. OMX only has operational leasing commitments.

(U) Dividends

Dividends to the Parent Company’s shareholders are reported as a liability in the Group’s financial statements in the period when the dividend is approved by the Parent Company’s shareholders.

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(V) Fixed assets held for sale and discontinued operations

When a decision has been made to discontinue an asset or cash-generating unit by selling it, the asset or unit in question is classified as being held for sale.

Assets classified as held for sale are reported separately in the balance sheet at the lower of carrying amount and fair value, with a deduction made for selling costs. Earnings of discontinued operations and operations in the process of being discontinued are reported in a separate column in the income statement.

Losses resulting from decreases in value when assets are classified for sale are included in the income statement.

(W) Cash-flow statement

The cash-flow statement was prepared in accordance with the indirect method. Financial investments with a duration in excess of three months are not included in cash equivalents. Accordingly, cash equivalents may fluctuate when there are changes in the duration of investments.

(X) Current trading account

The current trading account’s assets and liabilities in OMX’s exchange operations have been reported according to the net accounting principle within the respective clearing operations in cases where a right of offset exists.

(Y) Clarification concerning future standards

When the consolidated financial statements were prepared as at December 31, 2006, the following standards and interpretations had been published but had not yet come into effect:

•	IAS 1 Amendment – Capital Disclosures (January 1, 2007);*

•	IFRS 7 Financial Instruments: Disclosures (January 1, 2007);*

•	IFRS 8 Operating Segments (January 1, 2009);*

•	IFRIC 7 Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies (March 1, 2006);*

•	IFRIC 8 Scope of IFRS 2 (May 1, 2006);*

•	IFRIC 9 Reassessment of Embedded Derivatives (June 1, 2006);*

•	IFRIC 10 Interim Financial Reporting & Impairment (November 1, 2006);*

•	IFRIC 11 Group and Treasury Share Transactions (March 1, 2007);* and

•	IFRIC 12 Service Concession Arrangements (January 1, 2008).*

*	Earlier application encouraged.

Of the above-listed standards and interpretations, IFRS 8, IFRIC 10, IFRIC 11 and IFRIC 12 had not been adopted by the EU at January 1, 2007. In OMX’s view, none of these new standards or changes to standards is expected to have any influence on the Group’s earnings or financial position at present.

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OMX AB

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. RISK MANAGEMENT

(A) Risk Management at OMX

OMX’s business operations place high demands on effective risk management which comprise a fundamental part of the Group’s strategic and systematic efforts to achieve operational goals while minimizing potential disruptions. Units in OMX are directly or indirectly subject to special regulation and supervision. The conditions for an efficient process and controlled risk for the purpose of optimizing business value are created through a business adapted and integrated risk management model. There is particular focus at Group and business area levels to maintain high levels of capability in crisis management, business-related continuity and incident management, as well as business intelligence.

The aim of risk management is to increase value for our shareholders, customers, employees and other stakeholders by maintaining an adequate level of protection of the Group’s prioritized assets. This is achieved by eliminating or minimizing risks and disruptions to our business operations that would otherwise generate financial losses or other undesired costs.

(i) OMX’s risk management organization

The following roles and responsibilities are included in OMX’s risk management in order to ensure compliance with laws and regulations, governance, coordination and the development of methodology, as well as operational risk management activities:

•	The Board of Directors is ultimately responsible for adequate and efficient risk management.

•	The President is ultimately responsible for ensuring that risk management is applied in accordance with the Board’s directions.

•

The Group Risk Management & Control (GRMC) staff function has the task of governing and coordinating risk management with regard to organization, roles and responsibilities, framework including methodology, reporting and control. GRMC includes governance of Security, Risk Management, Insurance and Internal Control including coordination and support in the event of crises and major incidents.

•	Management (at executive, business area and business support level) is responsible for identifying, assessing, managing and reporting the risks found within their respective areas of responsibility.

•

Specialists in various security areas, such as operational and financial risk management and insurance, support management and others in the line organization with analyses and management of risks and incidents.

•	All employees and contracted personnel are, to a certain extent, included in risk management in their roles and respective areas of responsibility.

•	Internal Audit is responsible for the independent audit of risk management, regarding both observance of governance, control activities and reporting.

(ii) OMX’s risk management process

OMX’s risk management is a business-integrated process that covers both business and support units at various levels in the organization. The methodology applied is partially based on the international ERM-standard (Enterprise Risk Management standard) in accordance with COSO (the Committee of Sponsoring Organizations of the Treadway Commission) with additional methodology for the areas of Security, Insurance and Internal

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Control. The risk management process is integrated in the operations conducting business activities, such as strategic management and development work, and is directly linked to the company’s business planning and follow-up.

Risk management is a standardized and continuous process which aims to identify, evaluate, manage, control and report significant risks to which OMX may be exposed. Risk management employs different forms of preventative measures and strategies, such as risk prevention, damage limitation and risk financing, in order to safeguard the Group’s objectives and the majority of goals set at business area and operational levels.

OMX’s risk management not only includes risks in the day-to-day business operations but also risks arising in conjunction with forward-looking strategic investments in order to optimize the company’s business opportunities.

Risk management including control activities is decentralized to each business area and support function. As a result, all business areas, support functions and Group staff functions work with the management of financial, operational and strategic risks. Risks are divided into short-term and long-term risks.

The business areas and central support functions periodically report on risks to GRMC which presents consolidated risk reports to the Risk Steering Group. The CEO is the Chairman of the Risk Steering Group and periodically reports on risks in OMX to the OMX Board.

(iii) Risk management in OMX’s business areas

The Nordic Marketplaces business area and its units comprise operations that are subject to special regulation. Corresponding requirements apply to the Information Services & New Markets business area which comprises trading information, the Baltic exchange operations and central securities depositories. Finally, the Market Technology business area provides system solutions, systems operation and other services to exchanges, clearing organizations, central securities depositories and other types of authorized companies in the financial markets in a number of different countries. All business areas manage operational and strategic risks particularly those that fall under their respective areas of focus and responsibility.

(a) Nordic Marketplaces

Nordic Marketplaces primarily manages risks attributable to the clearing operations for derivatives instruments. These risks arise as a result of the clearing organization serving as the counterparty in those transactions that are subject to counterparty clearing in different markets, entailing issuing a guarantee for ensuring that a clearing contract will be fulfilled. The clearing operations’ risks include counterparty risks, settlement risks and liquidity risks, of which the significant risk is that one or more clearing counterparties will fail to fulfill its commitments. One of the primary obligations of clearing counterparties is to pledge the requisite collateral as required by the applicable rules as protection against the counterparty risk assumed. In addition, netting is applied which facilitates risk management in the clearing operations by decreasing the value of the payments to be made, thereby reducing the need for liquidity facilities. Furthermore, netting implies that the counterparty risk is reduced to the net exposure of outstanding positions vis-à-vis respective counterparties.

(b) Market Technology

The special risks associated with the Market Technology business area are attributable mainly to the various phases in the provision of a service: the sales phase, the delivery and implementation phase and the production phase. The sales phase involves the risk of the absence of profitability and foreign exchange risk. Operational risks are managed in the other phases. Significant emphasis is also placed on managing IT security and continuity operations.

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(B) Financial Risk Management

OMX is exposed to various kinds of financial risks through its international operations.

(i) Organization and Operation

The Group’s financial operations and financial risk management are centered around OMX’s internal bank, OMX Treasury. The goal of OMX Treasury is, within given risk limitations, to manage the Group’s financial risk exposure, to optimize net financial income and generate value for business operations through financial services. Significant economies of scale, lower financial costs and better oversight and management of the Group’s financial risks are achieved through centralized financial operations. Operations are conducted according to a Financial Policy, which forms the framework and specifies guidelines and limitations. The Financial Policy is determined by OMX AB’s Board of Directors and revised continuously.

The Policy deals with the following risks:

•	Currency risks (transaction and translation exposure);

•	Interest-rate risks;

•	Financing risks; and

•	Credit and counterparty risks.

(a) Currency risks

A significant portion of the Group’s sales are attributable to operations outside Sweden, which means that changes in currency exchange rates have an impact on the Group’s income statement and balance sheet. Currency risk exposure occurs during the sale and purchase of foreign currencies (transaction exposure) and during the translation of foreign subsidiaries’ balance sheets and income statements to SEK (translation exposure).

In accordance with the Group’s Financial Policy, 100% of contracted flows and 0–100% of forecast flows up to 12 months shall be hedged. Deviations from the prescribed hedge levels can occur within specified guidelines. Hedging of transaction exposure is carried out through currency forwards and options or loans in foreign currencies. Currency forwards that hedge contracted flows fulfill the conditions for hedge accounting. These forwards have been defined as hedging of fair value and are reported in the income statement together with changes in fair value of the asset which gave rise to the hedged risk, see the Hedge relations table. The forward contracts that hedge forecasted flows fulfill the requirements for hedge accounting. These forward contracts have been defined as cash-flow hedging. Changes in fair value of these hedges are reported directly against shareholders’ equity, while the portion of the hedge that is not effective is reported directly in the income statement.

Transaction exposure originating from financial cash flows is eliminated by the subsidiaries raising borrowings and making investments in local currency or by hedging these flows by using currency forwards. Translation exposure occurs in conjunction the translation of OMX’s foreign subsidiaries’ balance sheets and income statements and in the recalculation of consolidated goodwill relating to foreign subsidiaries into SEK. In accordance with the Financial Policy, portions of the translation exposure are hedged in order to reduce the volatility of OMX’s financial key ratios (see table below in (C)(iii): Translation exposure).

(b) Interest-rate risks

The Group is exposed to interest-rate risks that can impact the Group’s earnings due to changing market rates. Both the Group’s interest-bearing assets, consisting primarily of regulatory capital for counterparty risks within the exchange and clearing operations, and interest-bearing liabilities are exposed to interest-rate risks. The speed with which a permanent change in interest rates can impact the Group’s net financial income depends on the fixed-interest terms of investments and loans.

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Fixed-interest terms for the Group liabilities are short as stipulated in the Financial Policy. According to the Financial Policy, interest swaps and standardized interest futures are used to change the length of fixed-interest terms, thereby minimizing interest-rate risk.

According to OMX’s Financial Policy, the average fixed-interest term for regulatory capital for exchange and clearing operations is a maximum of three years. As a rule, other surplus liquidity is placed in investments with short fixed-interest terms. At year-end, net financial debt amounted to SEK 847 million (net debt: SEK 572 million, net asset: SEK 155 million). Financial assets as per December 31, 2006 amounted to SEK 950 million (1,334, 1,517) and the average effective rate of interest for these assets was 3.70%, while the fixed-interest term was approximately 1.2 years. Interest-bearing securities that are retained are booked at fair value. At year-end, interest-bearing financial liabilities amounted to SEK 1,797 million (1,906, 1,362), of which SEK 1,350 million (1,400, 700) are long-term (see table: Interest-bearing assets and liabilities). During the year, the average fixed-interest term for liabilities varied between two and four months. As per December 31, the fixed-interest term for borrowings was three months and the effective rate was 3.33%. The interest-bearing financial liabilities are not booked at fair value since the liabilities are to be held until maturity. The exceptions are bonds which have been hedged by using fixed-income derivatives. These fixed-income derivatives are defined as hedging of fair value and fulfill the requirements for hedge accounting. The fixed income derivative agreements are reported in the income statement together with changes in fair value of the asset or liability that gave rise to the hedged risk (see table below in (C)(iv): Hedge relations).

In the event of a parallel shift in the Swedish and foreign yield curves upward by one percentage point, the Group’s earnings would be negatively affected in an amount of SEK 23 million on an annualized basis, given the nominal amount and the fixed-interest terms prevailing on December 31, 2006.

(c) Financing risks

Financing risk refers to the risk that costs will be higher and financing possibilities limited when a loan is to be refinanced, and that it will not be possible to fulfill payment obligations due to insufficient liquidity or difficulties in obtaining financing. The Financial Policy specifies that unutilized credit facilities of sufficient size must exist to guarantee access to adequate funds. Financing risk is also dealt with by endeavoring to find a suitable balance between short and long-term financing and a diversification between various forms of financing and markets. OMX’s total granted credit facilities as per December 31, 2006 amounted to SEK 3,741 million (3,033, 3,067), of which SEK 30 million (0, 14) has been utilized (see table below in (E): Credit facilities).

Of OMX’s credit facilities, SEK 2,100 million is a syndicated credit facility with a three-year term. One portion, SEK 1,500 million, is linked to the company’s commercial paper program for the same amount and, if OMX is unable to issue the commercial papers, entitles the company to borrow capital in the amount of SEK 1,500 million. There is also a credit facility for approximately a year of SEK 1,200 million which is dedicated to liquidity requirements linked to the Stockholm Stock Exchange’s clearing operations. Financial conditions linked to these credit facilities will be applied if OMX receives a credit rating from Standard & Poor’s of BBB or below.

OMX’s rating with Standard & Poor’s remained unchanged during the year (with a long-term counterparty rating of “A with a stable outlook,” a short-term counterparty rating of A-1, and a rating of K1 on the Nordic scale).

During the year, a two-year bond of SEK 300 million was repaid and an eight-year bond of SEK 250 million was issued. This has resulted in the expansion and diversification of the Group’s total maturity structure of its liability portfolio. The average term of liabilities as per December 31, 2006 was 3.4 years (3.1). There are five bond loans totaling SEK 1,350 million (see table: Interest-bearing assets and liabilities).

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(d) Credit and counterparty risks

The Group’s financial transactions give rise to credit risks towards financial counterparties. Credit risk or counterparty risk refers to the risk of loss if the counterparty does not fulfill its obligations. There are credit risks when investing in cash equivalents. In accordance with the Financial Policy, in the interest of limiting risk exposure, only investments in highly creditworthy securities with high liquidity are permitted.

A majority of the Group’s outstanding investments at year-end were in securities issued by the Swedish Government. The Group has no significant concentration of credit exposure to any other individual counterparty.

The derivative instruments that OMX uses involve a counterparty risk, that is, that the counterparty will not fulfill its portion of the agreement relating to futures or options. In order to limit counterparty risk, only counterparties with a high degree of creditworthiness according to the adopted Financial Policy are accepted. OMX also uses an ISDA agreement to minimize counterparty risk. The total counterparty risk related to financial transactions amounted to SEK 409 million as per December 31, 2006, including bank balances but excluding counterparty risk attributable to the Stockholm Stock Exchange’s clearing operations (see below) and collateral funds invested in Swedish Government securities. The largest exposure to an individual institution amounted to SEK 97 million.

No single OMX customer was responsible for more than 20% of invoicing as of December 31, 2006. Counterparty risk arises by the Stockholm Stock Exchange providing clearing services and thereby acts as the central counterparty in all contracts subject to counterparty clearing. For the purpose of minimizing this counterparty risk, the Stockholm Stock Exchange requires that the counterparties pledge collateral to guarantee fulfillment of their commitments to the Stockholm Stock Exchange. Pledged collateral amounts to SEK 15,458 million (11,533, 10,245) (see Note 29 Collateral received by OMX’s exchange operations). None of the members of the Stockholm Stock Exchange accounted for more than 15% of the total exposure on December 31, 2006.

(ii) Hedging of employee stock option program

In order to limit costs for the programs if the share price were to increase, limit dilution and ensure that shares can be provided when options are exercised, an agreement has previously been made with an external party regarding the provision of OMX shares, known as an equity swap. The agreement is valid until June 30, 2009 and corresponds to approximately 400,000 shares at an agreed price of SEK 126 per share. The equity swap agreement covers the portion of outstanding employee stock options that are currently deemed likely to be exercised. The amount of the equity swap will be continuously adjusted so that it corresponds to the number of employee stock options that are expected to be utilized.

OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares (approximately 400,000). Interest expenses are based on a STIBOR of 90 days.

Changes in OMX’s share price affect the value of the equity swap, since the equity swap is cash settled which requires the contract to be recognized as a liability. Changes in fair value of the liability are reported in the income statement.

(iii) Hedging of share match program

In order to limit expenses for the program in the event of an increase in the share price and to ensure that shares can be provided when shares are matched in the Share Match Program, OMX has signed an equity-swap agreement amounting to approximately 57,000 shares at a predetermined price of SEK 146 per share. The equity swap covers the portion of shares that are expected to be allotted at the end of the program and will be

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continuously adjusted so that it corresponds to the number of shares that are expected to be allotted. The share swap is reported as an equity instrument in accordance with IAS 32, since the contract requires physical delivery of underlying shares.

OMX has also signed an equity-swap agreement amounting to 18,000 shares at a predetermined price of SEK 123.50 in order to limit the expenses for the social security contributions arising in conjunction with the Share Match Program. Changes in the price of OMX’s shares affect the value of the share swap. This agreement is cash settled which requires the contract to be recognized as a liability. Changes in fair value of the liability are reported in the income statement.

OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares. Interest expenses are based on a STIBOR of 90 days.

Following the Annual General Meeting’s approval of the Board’s proposal regarding authorization to repurchase shares, OMX replaced the equity swap utilized for hedging the Share Match program with the purchase of own shares.

(iv) Calculation of fair value

The fair value of financial instruments that are traded in an active market is based on quoted market prices on the closing date.

The fair value of financial instruments that are not traded in an active market is determined by applying generally accepted valuation techniques. The Group uses a number of different methods and makes assumptions based on the market conditions that prevail on the closing date. Quoted market prices or quotes by brokers for similar instruments are used for long-term liabilities. Other techniques, such as calculation of discounted cash flows, are used to determine the fair value of the remaining financial instruments. The fair value of interest swaps is calculated as the present value of the estimated future cash flows. The fair value of currency forwards is determined based on market prices for currency forwards on the closing date.

The par value of accounts receivable and accounts payable, less any estimated credits, is assumed to correspond to their fair value. The fair value of financial liabilities is calculated by discounting the future contracted cash flow to the current market rate of interest available to the Group for similar financial instruments.

(C) Currency Exposure

(i) Transaction Exposure

The table shows the Group’s commercial future net flows and net exposure as at December 31, 2006. A sensitivity analysis shows the effect on earnings of a plus or minus 5% change in the value of the SEK.

Currency	Net flow in each base currency (millions)	Future net flow December 31, 2006 (in millions of SEK)	Net exposure after hedging (in millions of SEK)	Sensitivity base (in millions of SEK)
AUD/SEK	7.5	40.6	(48.6)	(2.4)
EUR/SEK	21.7	195.8	0.0	0.0
GBP/SEK	1.1	15.2	(2.3)	(0.1)
NOK/SEK	121.6	133.5	3.4	(0.2)
SGD/SEK	4.9	22.0	0.0	0.0
USD/SEK	27.2	187.0	(24.8)	(1.2)

TOTAL		594.1	(72.3)	(3.9)

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(ii) Hedging of Transaction Exposure

The table shows a summary of outstanding futures as per December 31, 2006 pertaining to all hedges for commercial flows and transaction exposure. The purpose of the hedges is to safeguard the value of contracted future flows and to increase forecastability. In accordance with the Group’s Financial Policy, 100% of the contracted flows and 0–100% of estimated flows of up to 12 months shall be hedged. Deviations from the prescribed degree of hedging are permitted within the established guidelines. Currency hedging is undertaken in the market through currency futures, option contracts or loans in foreign currencies.

Currency	Hedged in each base currency (millions)	Nominal value at year-end rate (in millions of SEK)	Nominal value at forward rate (in millions of SEK)	Unrealized forward result (in millions of SEK)	Average forward rate(1)	Date of maturity
AUD/SEK	(16.5)	(89.2)	(89.5)	0.3	5.4350	<12 months
EUR/SEK	(21.7)	(195.9)	(199.5)	3.6	9.2080	<12 months
GBP/SEK	(1.3)	(17.5)	(17.5)	—	13.4252	<12 months
NOK/SEK	(118.6)	(130.1)	(130.4)	0.3	1.0997	<12 months
SGD/SEK	(4.9)	(22.0)	(22.3)	0.3	4.5415	<12 months
USD/SEK	(30.8)	(211.7)	(218.5)	6.8	7.0843	<12 months

TOTAL		(666.4)	(677.7)	11.3

(1)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

(iii) Translation Exposure – Net Investments in Foreign Subsidiaries

The table shows foreign subsidiaries’ net assets in foreign operations and goodwill denominated in foreign currencies. Translation exposure is hedged in order to reduce the volatility in OMX’s key ratios. A sensitivity analysis shows the effect on results in the event of a plus or minus 5% change in the value of SEK.

Currency	Equity	Goodwill	Hedging of net investment	Total	Sensitivity
	(in millions of SEK)
AUD	14.5	—	—	14.5	0.7
CAD	2.0	—	—	2.0	0.1
DKK	788.1	1,126.5	—	1,914.6	95.7
EUR	1,746.5	1,304.2	(1,446.5)	1,604.3	80.2
EEK	27.8	2.2	—	30.0	1.5
GBP	(204.5)	—	—	(204.5)	10.2
HKD	(2.2)	—	—	(2.2)	0.1
ISK	35.6	280.3	—	315.9	15.8
LTL	(0.8)	11.1	—	10.3	0.5
LVL	9.4	1.0	—	10.4	0.5
NOK	43.4	20.7	—	64.1	3.2
SGD	4.3	—	—	4.3	0.2
USD	(129.3)	8.9	—	(120.4)	6.0

Total	2,334.8	2,754.9	(1,446.5)	3,643.3	214.7

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(iv) Hedging Relations

The table summarizes the hedging relations reported by the Group for which hedge accounting are applied. The type of hedging entered into is specified in the table. All currency hedges expire within 12 months. The hedging relation for interest swaps expires in December 2008.

Hedging instrument	Type of hedging	Hedged item	Currency	Hedged amount in base currency (millions)	Nominal value at year-end rate, (in millions of SEK)	Nominal value at forward rate, (in millions of SEK)	Unrealized forward rate, (in millions of SEK)	Average forward rate(1)
Currency future	Fair value hedge	Contracted currency flows	AUD/SEK	(43.4)	(234.8)	(235.7)	0.9	5.44
Currency future	Cash-flow hedge	Forecast currency flows	AUD/SEK	26.9	145.6	146.2	(0.6)	5.44
Currency future	Fair value hedge	Contracted currency flows	EUR/SEK	(21.7)	(195.9)	(199.5)	3.6	9.21
Currency future	Hedge of net investment	Shareholders’ equity in subsidiary	EUR/SEK	(160.0)	(1,446.5)	(1,446.4)	(0.1)	9.04
Currency future	Fair value hedge	Contracted currency flows	GBP/SEK	(2.0)	(27.2)	(27.1)	(0.1)	13.42
Currency future	Cash-flow hedge	Forecast currency flows	GBP/SEK	0.7	9.7	9.7	—	13.42
Currency future	Fair value hedge	Contracted currency flows	NOK/SEK	(57.8)	(63.4)	(63.6)	0.1	1.10
Currency future	Cash-flow hedge	Forecast currency flows	NOK/SEK	(60.8)	(66.7)	(66.8)	0.2	1.10
Currency future	Fair value hedge	Contracted currency flows	SGD/SEK	(4.9)	(22.0)	(22.3)	0.3	4.54
Currency future	Fair value hedge	Contracted currency flows	USD/SEK	(45.2)	(310.6)	(320.4)	9.8	7.08
Currency future	Cash-flow hedge	Forecast currency flows	USD/SEK	14.4	98.8	101.9	(3.0)	7.08
Interest swap	Fair value hedge	Issued bonds	SEK	200.0	200.0	N/A	2.7	N/A

(1)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

(v) Hedging of Financial Loans and Assets

The table shows a summary of the Group’s currency futures for hedging of financial assets and loans as at December 31, 2006.

Currency	Hedged in each base currency (millions)	Nominal value at year end rate (in millions of SEK)	Nominal value at forward rate (in millions of SEK)	Unrealized forward result (in millions of SEK)	Average forward rate(1)	Date of maturity
AUD/SEK	21.2	114.8	115.2	(0.3)	5.43	< 12 months
CAD/SEK	(0.8)	(4.6)	(4.6)	—	5.96	< 12 months
DKK/SEK	385.7	467.6	467.7	(0.1)	1.21	< 12 months
EUR/SEK	54.0	487.7	487.6	0.1	9.04	< 12 months
GBP/SEK	(12.6)	(169.4)	(168.4)	(1.1)	13.38	< 12 months
HKD/SEK	(4.0)	(3.5)	(3.5)	—	0.88	< 12 months
NOK/SEK	4.9	5.4	5.6	(0.2)	1.13	< 12 months
SGD/SEK	0.9	3.8	3.8	—	4.47	< 12 months
THB/SEK	(8.0)	(1.5)	(1.5)	—	0.19	< 12 months
USD/SEK	7.5	51.5	51.1	0.4	6.82	< 12 months

Total		951.8	953.0	(1.2)

(1)	The average forward rate is based on the spot rate in the forward contracts entered into. Thus, the forward premium is excluded.

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(D) Interest-Bearing Assets and Liabilities

The table shows interest-bearing assets and liabilities as per December 31, 2006 and shows average remaining terms, fixed-interest terms and average interest.

	Outstanding amount	Remaining term, months	Remaining fixed- interest term, months	Average interest rate, %
Assets
Current assets	182	<12	<12	3.93
Long-term assets	21	>12	<12	4.40
Regulatory capital	747	>12	>12	3.63

Total assets	950			3.70

Liabilities
Commercial paper	398	1	1	3.00
Bond loans
OMX PP March 2008	300	15	2	3.29
OMX PP December 2008(1)	200	24	3	4.00
OMX PP December 2009	200	36	3	3.45
OMX PP May 2013	400	77	4	3.51
OMX PP Nov 2014	250	96	5	3.65

Bond loans, total	1,350	53	3.5	3.55

Bank loans	39	—	—
Other	10	—	—

Total liabilities	1,797	40	3.0	3.33

(1)	The issued bond has been swapped from a fixed to a variable interest rate. The swapped interest rate is applied when calculating the average interest rate.

(E) Credit Facilities

The table shows the Group’s total credit facilities and those that had been utilized as at December 31, 2006.

(in millions of SEK)	Contracted facilities		Utilized facilities
Syndicated bank loan/commercial paper program	1,500	(1)	—
Syndicated bank loan	600		—
Overdraft facility	171		4
Credit facility	135		—
Contracted facilities for exchange and clearing operations
Sweden (SEK)	1,200		—
Norway (NOK)	44		—
Denmark (DKK)	24		—
UK (GBP)	67		26

Total	3,741		30

(1)	Since the credit facility is linked to the commercial paper program and is to function as a credit facility if OMX is unable to issue a commercial paper program, the unutilized credit facility shall be reduced by the outstanding commercial paper. The outstanding commercial paper as per December 31, 2006 amounted to SEK 400 million, implying that OMX can utilize only SEK 1,100 million of the current credit facility.

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OMX AB

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. NOTES TO THE FINANCIAL STATEMENTS

Amounts are in millions of SEK unless otherwise stated. Amounts in parentheses indicate values for 2005 and 2004. “OMX” refers to the OMX Group, that is OMX AB and its subsidiaries.

Note 1. Use of estimates

In order to prepare the accounting in accordance with generally accepted accounting principles, company management and the Board of Directors are required to make estimates and assumptions that affect asset and liability items, income and expense items, and other information reported in the accounts, for example contingent liabilities. These estimates are based on historical experience and the various assumptions that management and the Board deem to be reasonable under the prevailing circumstances. Consequently, such conclusions form the basis of decisions concerning reported values of assets and liabilities in the case that it is not possible to determine such values based on information from other sources. Actual outcomes may differ from these estimates if different assumptions are made or if different circumstances prevail. The areas of revenue recognition and doubtful receivables, the valuation of goodwill and capitalized development projects, taxes, provisions for expenses for premises and other restructuring measures, legal disputes and contingent liabilities in particular may entail a significant impact on OMX’s results and financial position (see the respective following Notes for further information).

Note 2. Classification of revenue

The classification of revenue is based on a number of assessments and assumptions concerning revenue recognition in delivery projects in the Technology operations. These are reported as “License, support and project revenue” below. The uncertainty inherent in these assessments primarily refers to the forecast time of completion.

Revenue per significant type of revenue, continuing operations

(in millions of SEK)	2006	2005	2004
Net sales:
Trading revenue	1,291	1,108	809
Issuers’ revenue	343	309	203
Information revenue	443	367	247
Revenue from Baltic Markets	68	63	48
Revenue from Broker Services	205	258	250
License, support and project revenue	758	716	663
Facility Management Services	200	222	380
Other revenue	178	51	169

Total	3,486	3,094	2,769

Capital Gains within Other Revenues, continuing operations

	2006	2005	2004
Capital gains, sale of NOS ASA	22	—	—
Capital gains, sale of VPC AB	83	—	—
Capital gains, sale of NGX	—	—	103
Capital gains, sale of XACT Funds	—	—	16

Total	105	—	119

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Currency effects

The Group’s total revenue includes exchange-rate differences totaling negative SEK 7 million (positive: 17, negative: 5). Exchange-rate differences also had an effect on operating expenses of SEK 0 million (0, negative: 2).

Note 3. Business areas and geographic segments

Internal reporting and follow-up within OMX is organized based on the business areas Nordic Marketplaces, Information Services & New Markets and Market Technology.

These business areas make up OMX’s primary reporting segments while the geographic divisions make up the secondary reporting segment. OMX is divided into four geographic regions: Nordic countries, Rest of Europe, North America and Asia/Australia. This geographic division is based on the areas in which the Group’s operations have relatively similar systems solutions, frameworks of regulations and customer behavior.

Revenue and earnings by division, continuing operations

(in millions of SEK)	2006	2005	2004
Revenue
Nordic Marketplaces	1,778	1,510	1,123
Information Services & New Markets	752	709	515
Market Technology	1,300	1,155	1,406
Group eliminations	(344)	(280)	(275)

Total Group	3,486	3,094	2,769

Operating income
Nordic Marketplaces(1)	940	689	273
Information Services & New Markets(1)	217	176	87
Market Technology(1)	93	61	71
Result from participations in associated companies attributable to the Parent Company and other functions	—	1	5

Total Group	1,250	927	436

(1)	Including distribution of income for the Parent Company and other functions by SEK 15 million (loss: 117, loss: 256).

Assets and liabilities per business area

	2006		2005
(in millions of SEK)	Assets	Liabilities	Assets	Liabilities
Nordic Marketplaces	8,439	5,099	6,310	2,723
Information Services & New Markets	417	72	302	135
Market Technology	2,655	1,128	2,000	907
Operations being discontinued	70	—	62	—
Unallocated items	947	1,615	1,938	2,098

Total Group	12,528	7,914	10,612	5,863

Items per business area are tangible assets, intangible assets, external operating receivables, external operating liabilities and goodwill. Other items are not allocated in the Group and are reported as unallocated items. Unallocated items also include all eliminations of internal business dealings between the various business

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areas and all interest-bearing liabilities. Assets and liabilities that could be affected by the business areas are allocated in accordance with OMX’s business control model, which does not support a full distribution of balance-sheet items.

Investments, depreciation and impairment per business area

	2006		2005
(in millions of SEK)	Invest.	Deprec./ impairment	Invest.	Deprec./ impairment
Nordic Marketplaces	294	(70)	1,389	(83)
Information Services & New Markets	19	(22)	12	(21)
Market Technology(1)	529	(132)	318	(122)

Total Group	842	(224)	1,719	(226)

(1)	Included impairment losses in discontinuing operations in the amount of SEK 8 million (1)

Investments refer to acquisitions of tangible and intangible fixed assets. For further information on acquisitions, depreciation and impairment, see Notes 13 and 14.

Information Regarding Secondary Segments (Geographic Areas), Continuing Operations

External revenue per geographic area(1)

(in millions of SEK)	2006	2005	2004
Nordic countries	2,134	2,005	2,090
Rest of Europe	866	600	199
North America	146	186	181
Asia/Australia	340	303	299

Total Group	3,486	3,094	2,769

(1)	Based on the location of customers.

Assets and investments per geographic area

	2006		2005
(in millions of SEK)	Assets	Invest.	Assets	Invest.
Nordic countries	5,581	788	3,620	1,673
Rest of Europe(1)	1,269	45	1,128	43
North America	103	5	152	—
Asia/Australia	26	4	22	3
Group eliminations and unallocated items(2)	5,549	—	5,690	—

Total Group	12,528	842	10,612	1,719

(1)	Include assets held for sale in the amount of SEK 70 million (62)
(2)	Group eliminations and unallocated items include goodwill in the amount of SEK 2,967 million (2,944, 1,947).

Investments refer to acquisitions of tangible and intangible fixed assets. The Parent Company is located in the Nordic countries and has no revenues, assets or investments in any other geographic areas.

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Note 4. Discontinuing operations

In August 2005, OMX announced the focusing of its technology operations through the divestment of operations targeting banks and brokerages within the former Banks & Brokers business area. During 2006, the continuing operations not yet divested were included among discontinuing operations. These primarily comprise the Nordic portion of the operations targeting banks and brokerages, which offer development and maintenance of systems for securities management, and the UK operations in securities administration services.

After the end of the reporting period, OMX signed an agreement with HCL Technologies, the global IT services provider, regarding an extended partnership, which means that OMX no longer has any discontinuing operations in the Nordic region. The partnership means that HCL Technologies will assume the responsibility for the development of systems for securities management targeting banks and brokers and that the remaining part of the Nordic operations, will be moved to the Information Services & New Markets business area, and will be included in the Broker Services unit. The statements for discontinuing operations has been adjusted compared with the 2006 Annual Report since only the UK sales operations in securities administration services remain as discontinuing operations.

OMX’s aim is to identify a long-term solution with clear advantages for the remaining parts of the discontinuing operations. Discussions are currently in progress with potential partners.

Income statement, discontinuing operations

(in millions of SEK)	2006	2005	2004
Revenues
Net Sales	124	42	256
Own work capitalized		—	—
Other revenues		—	81

Total revenues	124	42	337

Expenses
Premises expenses	(6)	(2)	(10)
Marketing expenses	—	—	(7)
Consultancy expenses	—	—	(12)
Operations and maintenance, IT	(16)	(7)	(63)
Other external expenses	(56)	(29)	(27)
Personnel expenses	(77)	(20)	(23)
Depreciation and impairment	(-8)	(1)	(15)

Total expenses	(163)	(59)	(157)

Participation in earnings of ass. Companies	—	—	—

Operating income	(39)	(17)	180

Financial items
Financial items	(7)	—	2

Total financial items	(7)	—	2

Income/loss after financial items	(46)	(17)	182

Tax for the year	—	—	(23)
Net profit/loss for the period	(46)	(17)	159

Assets classified as holdings held for sale
(in millions of SEK)		2006	2005
Intangible assets		62	55
Tangible fixed assets		8	7

Total fixed assets held for sale		70	62

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Note 5. Acquired operations

Computershare

On January 31, 2006, OMX signed a contract with Computershare Ltd regarding the acquisition of Computershare’s Market Technology operations in the amount of SEK 249 million. Payment will be paid in cash over a period of five years. The acquisition price has been discounted to present value. Acquisition costs amounted to SEK 5 million. The acquired operations are consolidated within OMX effective February 1, 2006.

(in millions of SEK)	Fair Value	Book value
Acquired net assets	69	75
Goodwill	180

Acquisition Price	249

The acquired net assets comprise marketplace systems. Goodwill is attributable to the revenue and cost synergies that arose in conjunction with the integration with Market Technology. It is not possible in practical terms to provide disclosure regarding Computershare’s revenues and net income during the period since the operations have been fully consolidated with Market Technology’s operations since February 1.

Eignarhaldsfelagid Verdbrefathing

On November 30, 2006, OMX acquired 100% of Eignarhaldsfelagid Verdbrefathing (EV) for a total amount of SEK 314 million, of which SEK 41 million was paid in cash and SEK 256 million was paid by 2,067,560 newly issued shares. The acquisition cost totaled SEK 17 million.

EV is consolidated into OMX’s income statement and balance sheet from December 1, 2006. The price of the new shares issued by OMX, which were utilized in the acquisition of EV, was SEK 123.75 on November 30.

Acquired Assets and Liabilities

(in millions of SEK)	Fair Value	Book value
Fixed assets	149	9
Current assets	19	19
Cash and bank balances	33	33
Current liabilities	(22)	(22)
Acquired Net Assets	179	39
Goodwill	135

Acquisition Price	314

The difference between the fair values and the carrying amount of fixed assets is primarily attributable to the valuation of acquired contracts.

Goodwill is attributable to the high level of profitability in the company and expected revenue synergy arising from the continued integration of the Nordic-Baltic securities market.

Cash-flow effects of the acquisition amounts to SEK 25 million, comprising a cash payment of SEK 41 million, acquisition costs of SEK 17 million, less received cash and bank balances of SEK 33 million. Of the total amount of acquisition costs of SEK 17 million, only SEK 11 million had an effect on cash flow in 2006. The remaining SEK 6 million will impact cash flow in 2007. The new shares issued are valued at market value on the acquisition date.

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During the year, EV contributed SEK 11 million to the Group’s revenue and SEK 5 million to net profit. EV’s revenue for the full-year 2006 amounts to SEK 102 million and net profit to SEK 26 million.

2005

At the beginning of 2005, OMX acquired 100% of Copenhagen Stock Exchange (CSE) at a value totaling SEK 1,457 million, of which SEK 1,174 million was paid in cash and SEK 232 million was paid in 2,927,292 newly-issued shares. Acquisition costs amounted to SEK 33 million.

Copenhagen Stock Exchange (CSE) has been included in the consolidated income statement and consolidated balance sheet since January 1, 2005 when it became known that the offer was to be accepted and the work to integrate the company was initiated. The newly-issued shares in OMX, which were utilized in the acquisition of CSE, were valued at a share price of SEK 79 on February 7, 2005.

Acquired assets and liabilities

(in millions of SEK)	Fair value	Book value
Fixed assets	350	107
Current assets	80	80
Cash and bank balances	307	307
Current liabilities	(187)	(187)

Acquired Net Assets	550	307

Goodwill	907

Acquisition Price	1,457

The difference between fair value and the reported values of fixed assets is primarily attributable to the valuation of acquired contracts.

Goodwill is attributable to the company’s positive profitability and expected revenue synergy effects in conjunction with the continued integration of the Nordic-Baltic securities market.

Cash-flow effects of the acquisition amount to SEK 900 million, comprising a cash payment of SEK 1,174 million, acquisition costs of SEK 33 million, minus received cash and bank balances of SEK 307 million. Newly-issued shares are valued at market capitalization on acquisition date.

CSE contributed SEK 377 million to the Group’s revenues and SEK 131 million to net results during the year.

Note 6. Auditors’ fees

The following remuneration was paid to auditors and accounting firms for auditing and audit-related services required by law as well as for advice and other assistance arising from observations made during the course of the auditing process.

Remuneration was also paid for additional independent advice, mostly pertaining to audit-related consultations on accounting and taxation issues.

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Remuneration to the Group’s Auditors

(in thousands of SEK)	2006	2005	2004
PricewaterhouseCoopers
Auditing assignments	10,729	9,022	6,907
Other assignments(1)	2,337	11,548	4,874

Ernst & Young
Auditing assignments	488	713	1,358
Other assignments(2)	918	3,452	2,608

KPMG
Auditing assignments	335	422	—
Other assignments	378	730	—

BDO Feinstein
Auditing assignments	36	118	65
Other assignments	—	21	23

Other auditors
Auditing assignments	780	315	117
Other assignments	310	1,605	201

Total	16,311	27,946	16,153

(1)	For 2006, other assignments refer primarily to tax consultations. For 2005, includes SEK 1,334,000 related to IFRS and costs in connection with the acquisition of CSE and Computershare of SEK 4,612,000. Otherwise, other assignments in 2005 pertain primarily to tax consultation.

(2)	For 2006, other assignments refer primarily to tax consultations and IT reviews. For 2005, other assignments refer mainly to IFRS, tax consultation and IT studies.

Note 7. Personnel

Personnel expenses and benefits paid to senior executives

The reporting of senior executive benefits has been carried out in accordance with the recommendations of the Swedish Industry and Commerce Stock Exchange Committee (NBK).

Senior management

NBK divides senior management into two categories: “top management” and “other senior management.” Top management comprises: the Chairman of the Board, any Board members receiving remuneration in addition to Board fees and the President and Chief Executive Officer (CEO). Other senior management normally relates to members of the executive management team.

Top management at OMX is defined as:

•	Olof Stenhammar (Chairman of the Board); and

•	Magnus Böcker (CEO of OMX and President of OMX AB).

Other senior management at OMX is defined as the Group’s Executive Management Team and comprises the following five individuals:

•	Jukka Ruuska (President of Nordic Marketplaces);

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•	Hans-Ole Jochumsen (President of Information Services and New Markets);

•	Markus Gerdien (President of Market Technology);

•	Kristina Schauman (Chief Financial Officer); and

•	Bo Svefors (Senior Vice President Marketing & Communications).

The Secretary to the Executive Management Team was OMX’s General Counsel Magnus Billing.

OMX’s remuneration committee

The Remuneration Committee is appointed on an annual basis by the Board of Directors. The Remuneration Committee’s task is to prepare remuneration matters for Board decisions on issues relating to the salary and remuneration paid to the President and CEO, and to approve salaries and other remuneration to Executive Management Team which is subsequently reported to the Board. The Committee also approves the targets for the Executive Management Team established by the President. In addition, the Remuneration Committee’s task is to propose remuneration for the Board members in the subsidiaries within the OMX Group that have external Board members, and to make recommendations regarding remuneration principles, benefits and other types of remuneration for OMX employees. The Board appointed the following people as members of the remuneration Committee: Olof Stenhammar (Chairman), Adine Grate Axén and Bengt Halse. The Committee’s secretary until April 2006 was Ulrika Wahllöf, acting Head of Human Resources. The Committee’s secretary during the remainder of the year was Pernilla Gladh, Senior Vice President of Corporate Functions & Human Resources. During 2006, the Remuneration Committee held a total of seven meetings at which minutes were taken. Among other matters during the year, the Committee had a particular focus on the following issues: programs for variable salaries 2006 and 2007 (Short Term Incentive), the Share Match Program 2006 and 2007 for senior executives (Long Term Incentive Scheme), remuneration to the President and proposals for principles for remuneration and other conditions of employment for the Executive Management Team.

OMX’s remuneration policy

The aim of OMX’s remuneration policy is to offer market-based remuneration that is competitive and that promotes a situation whereby qualified expertise can be recruited to and retained within OMX.

The fundamental principles are:

•	To work towards a consensus between employees and shareholders regarding the long-term perspective of operations.

•	To ensure that employees within OMX’s different organizations receive remuneration that reflects market conditions and is competitive.

•

To offer a salary scale based on results achieved, work duties, skills, experience and position held, which also means adopting a neutral stance in relation to gender, ethnic background, disability, sexual orientation, etc.

Remuneration structure 2006

OMX’s employee remuneration comprises the following parts:

•	Fixed salary

•	Variable salary

•	Short Term Incentive Program

•	Long Term Incentive Scheme (OMX Share Match Program 2006 and 2007)

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•	Pension

•	Severance pay and other benefits.

At the discretion of the Board of Directors, decisions can be made to revise or terminate an existing program related to the remuneration structure.

Fixed Salary

Every OMX employee has an annual salary review, with the exception of the members of the Executive Management Team, for whom a review takes place every second year and the President, for whom a review takes places every third year. The review considers employee performance, salary levels in the market and any changes to responsibilities as well as the company’s development and local rules and agreements.

Variable Salary

Short Term Incentive Program. OMX has had a Group-wide program for variable salary called OMX Short Term Incentive Program since 2004. The program consists of quantitative (financial) and qualitative (individual) goals. The prerequisite for achieving the quantitative goal is that OMX attained its established targets. The maximum dividend of the quantitative portion occurs at 130% fulfillment of the company’s goals. The qualitative goals are individual and are determined by an employee’s immediate superior during the first quarter of the year. The immediate superior also evaluates whether these goals have been achieved one year later.

Short Term Incentive 2006. The program for variable salary, Short Term Incentive 2006, comprised approximately 150 managers and key employees. The total maximum variable portion that can be paid out for 2006 is SEK 35 million, excluding social security contributions. The program comprised quantitative and qualitative targets, of which 60% were quantitative and 40% were qualitative. The quantitative goal for 2006 was connected to achievement of the budgeted operating income for OMX. Of the maximum SEK 21 million representing the quantitative portion is calculated at 75% of the maximum of SEK 14 million, excluding social security contributions for 2006.

Short Term Incentive 2007. Variable salary 2007 follows the same structure for 2006. The program comprises quantitative and qualitative targets, of which 60% are quantitative and 40% are qualitative. The quantitative goal for 2007 is also connected to achievement of the budgeted operating income for OMX. OMX Short Term Incentive 2007 has been expanded to encompass 200 managers and key employees, compared with 150 employees in 2006. The total maximum variable portion that can be paid out for 2007 is SEK 43 million, excluding social security contributions. The prerequisites for the payment of bonuses follow the same guidelines as for 2005 and 2006.

The maximum bonus to senior executives for variable salary for 2004 – 2007 is 50% of fixed salary. The quantitative goals are linked to OMX’s return on capital employed and budgeted operating profit.

Long Term Incentive Scheme – OMX Share Match Program 2006. OMX’s Annual General Meeting in April 2006 approved the OMX Share Match Program 2006. The program for 2006 was directed to 30 senior executives and key individuals in OMX. Participants in the program are required to invest in OMX shares at a maximum of 7.5% of their fixed salary on an annual basis before tax or the maximum amount earned under the Short Term Incentive program in 2005 after tax. Under the prerequisite that employment is not terminated, the participants in the program will receive up to five OMX shares, known as matching shares, in 2009, for each invested OMX share, if the following conditions have been fulfilled:

(i)	the average percentage increase in earnings per share between January 1, 2006 and December 31, 2008 is equal to or exceeds twenty five (25) percent; and

(ii)	the total annual return to shareholders is equal to or exceeds an index determined by the Board, plus 10 percentage points.

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No matching shares will be issued if the average annual percentage increase in earnings per share falls below two percent per year or if the total annual return to shareholders has not improved on the comparative index.

OMX Share Match Program 2007. At the Annual General Meeting of OMX on April 12, 2007, the shareholders approved the proposal of OMX’s Board of Directors to continue and expand the share match program for senior executives for a second year. The program for 2007 is targeted at 95 senior executives and key individuals in OMX. Participants in the program are required to invest in OMX shares at a maximum of 7.5% of their fixed salary on an annual basis before tax or the maximum amount earned under the Short Term Incentive program in 2006 after tax. Approximately 30 of the 95 participants may invest in OMX shares at a maximum of 15% of their fixed salary on an annual basis before tax or the maximum amount earned under the Short Term Incentive program in 2006 after tax. Under the prerequisite that employment is not terminated, the participants in the program will receive in 2010 up to five OMX shares, known as matching shares, for each invested OMX share. President and CEO Magnus Böcker may invest a maximum of 10,000 OMX shares with a maximum matching level of eight OMX shares. For maximum matching, the following conditions must be fulfilled:

(i)	the average percentage increase in earnings per share between January 1, 2007 and December 31, 2009 is equal to or exceeds 20% and

(ii)	the total annual return to shareholders is equal to or exceeds an index determined by the Board, plus 10%.

No matching shares will be issued if the average annual percentage increase in earnings per share falls below 2% per year or if the total annual return to shareholders has not improved on the comparative index.

Pensions

OMX offers its employees a defined-contribution occupational pension unless otherwise regulated in local agreements or other regulations. OMX’s pension plan for employees in Sweden has been created to provide employees with a market-competitive occupational pension. The age of retirement is 65 years. OMX’s President and CEO Magnus Böcker receives a defined-contribution pension benefit. The total premium provision amounts to 23% of fixed salary. For 2007, the pension premium is up to 30% of fixed salary.

Other members of the Executive Management Team are included in the OMX pension plan, with the exception of Jukka Ruuska and Hans-Ole Jochumsen. Jukka Ruuska is included in the pension plan stipulated by the Finnish labor market regulations. Current premiums for Jukka Ruuska are equivalent to a pension provision of 17% of total remuneration. Hans-Ole Jochumsen, is included in the pension plan stipulated by Danish labor market practice. Current premiums for Hans-Ole Jochumsen are equivalent to a pension provision of 20% of fixed remuneration.

The retirement age for employees, including the President and CEO and the Executive Management Team is 65 years.

Severance Pay and Other Benefits

Severance Terms/Period of Notice. The period of notice that applies between OMX and the President and CEO is 12 months from the company’s side and six months from the employee’s side. In the event of a company initiative to terminate the employment contract of the President and CEO, remuneration will be paid to the President and CEO corresponding to the fixed salary and other benefits (occupational pension and insurance including health insurance) during the period of notice. In addition to this, the President and CEO will receive a severance payment of six months’ fixed salary. Other members of the Executive Management Team have a period of notice of 12 months from the company’s side and six months from the employee’s side. The President and CEO and other senior executives have a non-competition clause of 12 months. A penalty is included in the clause.

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Other Benefits. In addition to the occupational pension premiums detailed above, OMX also pays for long-term disability insurance, occupational group life insurance (TGL) and workers’ compensation insurance (TFA). Employees may also complement their insurance coverage through OMX’s optional group insurance. Employees in Finland and Denmark have equivalent benefits that are stipulated in the collective agreement for the financial sector. Also, the Executive Management Team is entitled to health insurance.

Absence due to illness

The number of employees on absence due to illness during the fiscal year is accounted for as a percentage of the employees’ total ordinary working hours in Sweden. Long-term absence due to illness is absence for 60 or more consecutive days.

ABSENCE DUE TO ILLNESS, SWEDEN, %	2006	2005	2004
Total Absence due to illness	2.3	2.4	2.5
Absence due to long-term illness (portion of total illness)	41.7	46.8	45.9
Absence due to illness, men	1.7	1.8	1.6
Absence due to illness, women	3.6	3.2	4.2
Absence due to illness, employees under the age of 29	1.5	1.4	1.2
Absence due to illness, employees aged between 30 and 49	2.4	2.4	2.9
Absence due to illness, employees aged 50 and above	2.3	2.3	1.5

Distribution According to Gender	2006		2006		2004
	Number of whom		Number of whom		Number of whom
		men		men		men
Board of Directors (excl. CEO)(1)
Parent Company	8	6	9	7	9	8
Subsidiaries	85	76	71	66	50	47

TOTAL	93	82	80	73	59	55

Group management (incl. CEO)(2)
Parent Company	6	5	7	6	5	3
Subsidiaries	62	46	53	40	23	19

TOTAL	68	51	60	46	28	22

(1)	Pertains to the number of Board members in the Group’s operating companies.

(2)	Group management is defined as all presidents in the Group’s operating companies, persons who are members of the Executive Management Team and persons in the management groups within the OMX business areas.

	2006		2005		2004
	Number of whom		Number of whom		Number of whom
		men		men		men
Other employees
Parent Company	28	12	20	5	26	11
Subsidiaries	1,284	837	1,229	772	1,336	889

TOTAL	1,312	849	1,249	777	1,362	900

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Remuneration to the Board of Directors and the Executive Management Team

Expensed Remuneration

Board fees have not been paid to Board members who are employees of the Group. In addition to the Board fees below, Board fees totaling SEK 7 million (5, 4) were paid during the year to subsidiary Board members. These fees have only been paid to persons who are not employees of the Group.

(SEK)		Board fees	Fixed salary	Variable salary	Pension	Benefits		TOTAL
Olof Stenhammar	2006	800,000	—	—	—	543		800,543
	2005	750,000	—	—	—	9,197,314	(1)	9,947,314
	2004	725,000				5,345,353		6,070,353
Magnus Böcker	2006	—	4,646,117	1,665,000	1,007,400	1,969,353	(3)	9,287,870
	2005	—	4,636,230	1,498,000	1,007,400	95,190		7,236,820
	2004	—	3,885,640	555,000	850,080	75,059		5,365,779
Executive Management, others (2)	2006	—	12,260,008	4,955,000	2,459,845	128,787		19,803,640
	2005	—	13,908,558	3,888,040	2,453,046	636,117		20,885,761
	2004	—	11,902,488	1,239,750	2,232,620	407,013		15,781,871
Adine Grate Axén	2006	400,000	—	—	—	—		400,000
	2005	300,000	—	—	—	—		300,000
	2004	250,000	—	—	—	—		250,000
Urban Bäckström	2006	325,000	—	—	—	—		325,000
	2005	250,000	—	—	—	—		250,000
	2004	—	—	—	—	—		—
Bengt Halse	2006	300,000	—	—	—	—		300,000
	2005	250,000	—	—	—	—		250,000
	2004	200,000	—	—	—	—		200,000
Birgitta Klasén	2006	250,000	—	—	—	—		250,000
	2005	200,000	—	—	—	—		200,000
	2004	—	—	—	—	—		—
Tarmo Korpela	2006	250,000	—	—	—	—		250,000
	2005	200,000	—	—	—	—		200,000
	2004	200,000	—	—	—	—		200,000
Henrik Normann	2006	—	—	—	—	—		—
	2005	33,333	—	—	—	—		33,333
	2004	—	—	—	—	—		—
Markku Pohjola	2006	250,000	—	—	—	—		250,000
	2005	250,000	—	—	—	—		250,000
	2004	225,000	—	—	—	—		225,000
Gunnar Brock	2006	—	—	—	—	—		—
	2005	—	—	—	—	—		—
	2004	200,000	—	—	—	—		200,000
Thomas Franzén	2006	—	—	—	—	—		—
	2005	—	—	—	—	—		—
	2004	200,000	—	—	—	—		200,000
Timo Ihamuotila	2006	—	—	—	—			—
	2005	166,667	—	—	—	—		166,667
	2004	225,000	—	—	—	—		225,000
Mikael Lilius	2006	—	—	—	—	—		—
	2005	166,667	—	—	—	—		166,667
	2004	200,000	—	—	—	—		200,000
Hans Munk Nielsen	2006	325,000	—	—	—	—		325,000
	2005	133,333	—	—	—	—		133,333
	2004	—	—	—	—	—		—
TOTAL	2006	2,900,000	16,906,125	6,620,000	3,467,245	2,098,683		31,992,053

TOTAL	2005	2,700,000	18,544,788	5,386,040	3,460,446	9,928,621		40,019,895

TOTAL	2004	2,425,000	15,788,128	1,794,750	3,082,700	5,827,425		28,918,003

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(1)	Includes remuneration to one of Olof Stenhammar’s majority-owned companies comprising a fixed salary as well as a profit-related payment based on a license agreement. The profit-related portion represents 1% of OMX’s income after financial items. Remuneration for 2005 amounts to SEK 9,172,298. The amounts are paid out quarterly in arrears. The agreement, which was signed and stems from the founding of OM in 1985, has been terminated and expired on December 31, 2005.

(2)	The other members of the Executive Management Team for 2006 includes: Jukka Ruuska, Kristina Schauman, Bo Svefors, Hans-Ole Jochumsen and Markus Gerdien.

(3)	Refers primarily to the divestment of 37,000 employee stock options.

Financial instruments

	Employee stock options(1)			Share Match Program(2)
(Quantity)	2002	2001	2000
Magnus Böcker	—	76,000	150,000	4,615
Executive Management, others(3)	—	—	—	10,023

TOTAL	—	76,000	150,000	14,638

(1)	For employee stock options, no consideration has been paid by employees who received options. For the theoretical value of the options at the time of issue, refer to the table below.

(2)	Refers to the Share Match Program 2006.

(3)	Refers to persons included in the Executive Management Team at December 31, 2006.

Information on each year’s employee stock option program

	2002	2001	2000
Strike price, SEK	71	175	400
Redemption of shares with effect from	July 2, 2003	June 15, 2002	May 25, 2001
Expiry date	July 2, 2009	June 15, 2008	June 28, 2007
Number of allotted options	733,000	1,100,000	1,400,000
Opening balance	356,000	513,000	666,000
Exercised options	155,000	—	—
Expired and obsolete	6,000	164,000	212,000
Closing balance	195,000	349,000	454,000
Of which fully vested (guaranteed) Dec 31, 2006	195,000	349,000	454,000
Theoretical value, in millions of SEK(1)	11	4	—
Theoretical value per option at issue(1), SEK	15	38	90
Theoretical value per option, SEK, as at Dec 31, 2006	59	11	—
Theoretical dilution(2), %	0.2	0.3	0.4
Weighted average share price for redeemed employee stock options during the year	131.66	—	—

(1)

The theoretical value of allotted options is fixed through an established options valuation model (Black Scholes) at the time they are allotted. As at December 31, 2006, a volatility of 40% has been utilized.

(2)	Theoretical dilution refers to the maximum number of shares that could be issued were it decided, on execution of redemption, to allot shares through a new share issue. However, to limit such dilution, hedging has been arranged through a “share swap,” meaning that no such dilution will occur.

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Opening amount of non-redeemed portion of the employee stock options program in the income statement

(in million of SEK)	2006	2005	2004
Income statement
Social security expenses attributable to personnel expenses	1	(1)	(4)
Interest attributable to agreements on synthetic share buy-back	(2)	(2)	(3)
Change in value, employee stock options	3	(6)	(12)
Change in value, share swap	15	35	—
Balance sheet
Liability pertaining to employee stock options program	15	19	12
Liability, social security expenses, employee stock options program	4	5	2
Receivable pertaining to share swap(1)	1	68	—

(1)	The opening balance for 2005, recalculated in accordance with IAS 39, amounted to SEK 33 million.

In accordance with IFRS 2, the expenses for the stock options program are reported on an ongoing basis as personnel expenses in the income statement.

In order to limit costs for the programs (including social security contributions) if the share price were to increase, limit dilution and ensure that shares can be provided when redemption is requested, an agreement has previously been made with an external party regarding the provision of OMX shares if redemption were to be requested, known as a share swap. The agreement is valid until June 30, 2009 and corresponds to approximately 400,000 shares at an agreed price of SEK 126 per share. The buy-back agreement covers the portion of outstanding employee stock options that are currently deemed to be exercised. In the case that it is deemed probable that a number of employee stock options will be exercised over time, the number of shares in the agreement with the third-party will be amended. OMX continuously pays interest compensation to the counter-party in exchange for the counter-party undertaking to provide the shares. OMX receives the share dividend paid during the term of the agreement. Changes in the share price of OMX’s shares affect the value of the share swap and the result is reported against personnel expenses in the income statement. The share swap had a positive impact of SEK 15 million on personnel expenses for 2006.

Share Match Program 2006
Start date	April 6, 2006
Matching date	April 30, 2009
Number of invested shares	26,855
Maximum number of matching shares	134,275
Estimated number of matching shares	57,000
Total estimated expense, in millions of SEK	12
Expenses for the year, in millions of SEK	3

Participants in the Share Match Program 2006 invest in OMX shares and, depending on whether OMX achieves performance targets related to earnings per share and how OMX’s shares perform in comparison to its competitors, participants may obtain a maximum of five matching shares per invested OMX share after three years. The number of shares that the participant may buy in the program is limited.

In order to limit expenses for the program in the event of an increase in the share price and to ensure that shares can be provided when shares are matched in the Share Match Program, OMX has signed a share-swap agreement amounting to approximately 57,000 shares at a predetermined price of SEK 146 per share. The share swap covers the portion of shares that are expected to be allotted at the end of the program. The share swap is reported as an equity instrument in accordance with IAS 32. OMX has also signed a share-swap agreement amounting to 18,000 shares at a predetermined price of SEK 123.50 to limit the expenses for the social security

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contributions arising in conjunction with the Share Match Program. Changes in the price of OMX’s shares affect the value of the share swap. These changes in fair value are reported in the income statement. OMX continuously pays interest compensation to the counterparty in exchange for the counterparty undertaking to provide the shares. Interest compensation in the agreement corresponds to the net amount of interest expenses on the underlying value of the shares when the agreement was signed and the dividend on the underlying shares. Interest expenses are based on a STIBOR of 90 days.

Warrants issued to employees
Subscription date	Nov 20, 2003
Subscription price, SEK	138.5
Number of shares upon full subscription	1,150,000
Dilution upon full subscription, %	1.0
Subscribed as at September 30, 2006	286,000
Premium, SEK	7.80
New subscription of shares with effect from	July 1, 2006
Maturity date	Sept 30, 2006

The warrants expired on September 30, 2006. Of the total number of 286,000 subscribed warrants, 98,600 warrants were utilized. Each warrant entitles the holder to one share and 98,600 new shares were issued.

Average Number of Employees

	2006		2005		2004
	Number of employees	of whom men	Number of employees	of whom men	Number of employees	of whom men
Parent Company
Sweden	33	17	31	13	31	14

Total Parent Company	33	17	31	13	31	14

Subsidiaries
Sweden	821	555	896	590	898	578
Australia	66	54	37	29	34	29
Denmark	90	55	83	54	—	—
Estonia	38	10	33	10	35	16
Finland	107	58	164	92	358	182
Hong Kong	5	2	4	3	4	3
Iceland	29	23	—	—	—	—
Italy	2	2	3	3	3	3
Canada	16	11	—	—	—	—
Latvia	25	9	24	10	23	10
Lithuania	19	7	18	9	20	9
Norway	9	9	11	10	16	12
Singapore	5	5	3	3	—	—
UK	17	13	17	11	26	18
USA	42	35	46	37	69	48

Total subsidiaries	1,291	848	1,339	861	1,486	908

TOTAL GROUP	1,324	865	1,370	874	1,517	922

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Salaries and remuneration

Salaries, other remuneration and social security expenses

	2006		2005		2004
(in millions of SEK)	Salaries and other remuneration	Social security expenses (of which pension expenses)	Salaries and other remuneration	Social security expenses (of which pension expenses)	Salaries and other remuneration	Social security expenses (of which pension expenses)
Parent Company	34	19(6)	37	16(6)	41	19(6)
Subsidiaries	797	268(99)	755	265(98)	719	266(91)

TOTAL GROUP	831	287(105)	792	281(104)	760	285(97)

Salaries and other remuneration distributed per country and between board members and employees

	2006			2005			2004
(in millions of SEK)	Board of Directors and CEO (of which variable remuneration and similar)		Other employees	Board of Directors and CEO (of which variable remuneration and similar)		Other employees	Board of Directors and CEO (of which variable remuneration and similar)		Other employees
Parent Company	9	(2)	25	9	(1)	27	7	(—)	34
Subsidiaries
Sweden	9	(3)	455	9	(2)	476	11	(1)	386
Australia	4	(—)	38	1	(—)	23	2	(—)	22
Canada	—	(—)	9	—	(—)	—	—	(—)	6
Denmark	4	(1)	57	4	(1)	55	—	(—)	—
Germany	—	(—)	—	—	(—)	—	—	(—)	5
Iceland	1	(—)	19	—	(—)	—	—	(—)	3
Hong Kong	2	(—)	3	2	(—)	3	—	(—)	—
Singapore	1	(—)	4	1	(—)	2	—	(—)	—
Italy	2	(1)	1	1	(—)	1	1	(—)	2
Norway	—	(—)	6	1	(—)	8	3	(—)	11
UK	3	(—)	72	5	(—)	30	—	(—)	36
USA	—	(—)	43	—	(—)	45	—	(—)	62
Finland	4	(—)	47	4	(1)	72	11	(1)	144
Estonia	1	(—)	5	1	(—)	5	—	(—)	5
Latvia	2	(—)	2	1	(—)	3	3	(—)	4
Lithuania	—	(—)	3	—	(—)	3	—	(—)	2
Total subsidiaries	33	(5)	764	30	(4)	726	31	(—)	688
TOTAL GROUP	42	(7)	789	39	(5)	753	38	(2)	722

Pensions

OMX’s defined-contribution pension obligations are mainly accounted for at the cost (premium/contribution) incurred during the fiscal year for securing employee pension benefits. In these cases, there is no need to perform an actuarial valuation of the pension plan and the Group’s earnings are charged for expenses in pace with the benefits being earned.

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Information about related parties

During 2005, one of Board Chairman Olof Stenhammar’s majority-owned subsidiaries received remuneration based on a license agreement related to the formation of OM in 1985. The payment comprises a fixed and a profit-related amount. The profit-related amount is 1% of OMX’s profit after financial items. The remuneration for 2005 amounts to SEK 9.2 million. The agreement has been terminated and expired on December 31, 2005.

Note 8. Transactions with related parties

“Related parties” refers to companies and individuals on whom OMX is in a position to exercise significant, though not controlling, influence. When transactions with associated companies reported in accordance with the equity method are not eliminated in the consolidated financial statements, separate information is shown in the table below to disclose those transactions that took place between OMX and these companies. Information relating to transactions with individuals in close proximity (Board of Directors and senior executives) is set out in Note 7.

Transactions with related parties

2006 (in millions of SEK)	Sales	Purchases	Receivables		Liabilities
Associated companies
EDX London Ltd	36	—	7	(1)	—
VPC AB	19	1	—		—
Näringslivskredit, NLK AB	—	13	—		—
Orc Software AB	—	10	—		—

(1)	Of which SEK 6 million is a long-term receivable.

2005 (in millions of SEK)	Sales	Purchases	Receivables		Liabilities
Associated companies
EDX London Ltd	79	—	46	(1)	—
NCSD AB	29	17	8		—
Näringslivskredit, NLK AB	—	40	—		—
Orc Software AB	—	4	—		—

(1)	Of which SEK 15 million is a long-term receivable.

2004 (in millions of SEK)	Sales	Purchases		Receivables		Liabilities
Associated companies
EDX London Ltd	56	—		47	(1)	—
NCSD AB	63	8		109		222	(2)
Näringslivskredit, NLK AB	—	66	(3)	76	(4)	21	(3)

(1)	Of which, loans of SEK 46 million.
(2)	Prepaid revenue.
(3)	Leasing of computer equipment.
(4)	Net receivables related to the dividend in connection with a reduction in capital.

Sales and purchases from related parties occur at market prices.

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Note 9. Financial items

(in millions of SEK)	2006	2005	2004
FINANCIAL REVENUE
Interest revenue	41	32	25
Dividends	—	—	4
Other investments including derivatives	5	16	11
Exchange-rate differences
On derivatives intended for protection of shareholders’ equity in subsidiaries	—	—	—
On other loans and derivatives	2	—	—

Total financial revenue	48	48	40

FINANCIAL EXPENSES
Interest expenses	(85)	(72)	(83)
Other investments including derivatives
Net loss attributable to divestment of financial assets available for sale	(11)	(1)	(1)
Exchange-rate differences on other loans and derivatives	—	(11)	—
Refinancing of subsidiaries		—	—
Impairment loss on shares in subsidiaries	—	—	—
Other (1)	(5)	(28)	(6)

Total financial expenses	(101)	(112)	(90)

TOTAL FINANCIAL ITEMS	(53)	(64)	(50)

(1)	For 2005, this item included impairment of external receivables of SEK 11 million and accrued interest for the repayment of VAT in the negative amount of SEK 3.5 million.

Note 10. Associated companies

Shared in associated companies consolidated in accordance with the equity method

(in millions of SEK)	2006	2005
Reported value at beginning of year	623	633
Acquisition of associated companies and capital contribution	—	67
Sale of associated companies	(459)	—
Share in earnings of associated companies(1)	46	15
Dividends and the Group contributions received from associated companies	(34)	(15)
Translation differences	(3)	4
Other changes in associated companies’ equity	13	(81)

Reported value at year-end	186	623

(1)	Share in earnings of associated companies includes VPC AB in the amount of SEK 24 million in 2006.

The consolidated value of owned shares in income, earnings, assets and liabilities are specified below.

The market value of the holding in Orc Software (4.5 million shares) was SEK 524 million (398) as per December 31, 2006. The book value was SEK 76 million (62). Other holdings are not listed. For these amounts the fair value is deemed to be the same as book value.

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At the beginning of October 2006, OMX announced that it had sold its entire holding of 443,700 shares in VPC AB for a total of SEK 575 million. The gain of SEK 83 million from this transaction was reported as other revenue.

(in millions of SEK)	Country	Revenue	Income/ loss	Assets	Liabilities	Share. equity	Ownership in %
Associated companies, 2006
Central Securities Depositories of Lithuania	Lithuania	5	2	11	—	11	40
EDX London Ltd	UK	26	3	31	6	25	24
Näringslivskredit NLK AB	Sweden	1	1	99	27	72	48	(2)
ORC Software AB	Sweden	123	16	140	64	76	30
Associated companies, 2005
Central Securities Depositories of Lithuania	Lithuania	5	2	13	1	12	40
EDX London Ltd	UK	55	(23)	28	6	22	24
VPC AB	Sweden	137	32	293	53	240	20
Näringslivskredit NLK AB	Sweden	3	—	140	69	71	48	(2)
ORC Software AB	Sweden	86	4	100	40	60	31

(2)	Share of equity amounts to 90%

At December 31, 2006, participations in associated companies included goodwill amounting to SEK 2 million (217).

Note 11. Taxes

Both current and deferred income tax are reported for Swedish and foreign Group entities under “Taxes” in the income statement. Companies in the Group are liable to pay tax in accordance with relevant taxation legislation in the respective countries. Assessments and assumptions have been made when calculating the amounts and percentages presented in this Note. All assessments and assumptions involve a certain degree of uncertainty.

Distribution of income before tax

(in millions of SEK)	2006	2005	2004
Sweden	334	381	(74)
Other countries	771	450	633
Share in earnings of associated companies	46	15	9

TOTAL	1,151	846	568

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The “Distribution of tax for the year” table reports how tax is specified between Sweden and other countries and the division of current and deferred taxes. The positive earnings in the Swedish portion of the operations led to a dissolution of tax loss carryforwards equivalent to tax assets. The Group’s operations in other countries resulted in mostly current tax and, to a lesser extent, utilized loss carryforwards.

Distribution of tax for the year

(in millions of SEK)	2006	2005	2004
Current tax
Sweden	(3)	(79)	(20)
Other countries	(112)	(40)	(111)

Total	(115)	(119)	(131)
Deferred tax
Sweden	(97)	(109)	88
Other countries	(28)	(75)	(119)

Total	(125)	(184)	(31)

TOTAL	(240)	(303)	(162)

Tax rate, %	21	36	42

The Group’s positive deviation from the nominal Swedish tax rate of 28% is primarily due to tax-exempt capital gains arising from the sale of shares in VPC AB and NOS AS, and other tax-exempt revenue. The fact that the Group conducts operations in several countries with a lower tax rate than Sweden also has a positive impact on the tax rate. The fact that operations are conducted in countries with lower tax rates than the nominal Swedish tax rate and that the company receives tax-exempt revenues will continue to entail that the Group’s tax rate will amount to approximately 25% .

Reconciliation of effective tax

(%)	2006	2005	2004
Swedish income tax rate	28	28	28
Difference between different countries’ tax rates	(1)	(1)	(1)
Impairment of prior capitalized losses	—	—	7
Deficit for which tax loss carryforwards have not been observed	1	2	8
Utilization of previously non-capitalized deficits		(1)	—
Capital gains	(4)	—	—
Tax-exempt revenues	(5)	(1)	(9)
Non-deductible expenses	1	—	8
Reversal of tax reserves	—	—	(4)
Earnings from associated companies	(1)	—	—
Adjustments for previous year	—	9	1
Other	2	—	4

EFFECTIVE TAX RATE	21	36	42

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Of the Group’s total tax loss carryforwards, which is approximately SEK 897 million, only SEK433 million is considered in the calculation of deferred tax. The tax loss carryforwards that are considered in the calculation of deferred tax are reported to the extent that it is probable that it will be utilized against future taxable surplus. It is not deemed possible for those tax loss carryforwards not considered in the calculation to be utilized against in the foreseeable future since these loss carryforwards are attributable to countries in which the Group has limited revenues.

Distribution of accumulated tax loss carryforwards

(in millions of SEK)	2006	2005	2004
Sweden	369	699	1,106
Other countries	528	617	794

TOTAL	897	1,316	1,900

Total tax loss carryforwards that correspond to tax assets

(in millions of SEK)	2006	2005	2004
Sweden	369	699	1,106
Other countries	64	108	278

TOTAL	433	807	1,384

The Group’s deferred tax assets attributable to Sweden are deemed to be consumed within the forthcoming two years. The largest portion of foreign loss carryforwards that correspond to tax assets should be utilized within the same time period. Deferred tax assets referring to restructuring will be utilized at the same rate as the utilization of restructuring provisions and other provisions.

Deferred tax assets and tax liabilities

(in millions of SEK)	2006	2005	2004
Deferred tax assets
Loss carryforwards	115	217	336
Provisions for restructuring measures	10	20	57
Impairment of fixed assets	—	—	2
Other	—	—	4

Total deferred tax assets	125	237	399

Deferred tax liabilities
Untaxed reserves	(39)	(26)	(14)

Total deferred tax liabilities	(39)	(26)	(14)

DEFERRED TAX ASSETS, NET	86	211	385

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Losses in Swedish companies can be utilized for an unlimited amount of time. For foreign subsidiaries, the useful life of the loss is limited in certain cases. The minimum time period within which foreign losses can be utilized is 16 years. Of the losses that can be utilized for a limited amount of time (2019-2024), SEK 28 million are tax loss carry-forwards that correspond to tax assets.

Utilization of total losses at year end

(in millions of SEK)	2006	2005	2004
Last utilization year
2019-2024	128	147	170
Unlimited	769	1,169	1,730

TOTAL	897	1,316	1,900

Untaxed reserves

Stockholmsbörsen AB signed a credit insurance related to clearing participants’ default. The insurance is intended to cover losses arising in clearing operations and which normally are covered solely by the company’s shareholders’ equity. The insurance has been signed by OMX’s wholly owned insurance company OMX Capital Insurance AG in Switzerland, which for part of the risk has secured reinsurance from Radian Asset Assurance Inc. in the U.S. OMX Capital Insurance AG has reserved funds in an insurance provision. At the Group level, the provision is distributed between un-restricted funds and deferred tax.

Tax item reported directly against shareholders’ equity

(in millions of SEK)	2006	2005	2004
Deferred tax attributable to changed accounting principles	—	10	—
Deferred tax attributable to revaluation of financial instruments	7	8	—

TOTAL	7	18	—

Ongoing tax disputes

OMX’s associated company, NLK, is party to a tax case concerning the possibility of loss carryforwards for which an appeal has been lodged with the Swedish Supreme Administrative Court. Since NLK has paid the tax expenses, the dispute will not have any further negative impact on the Group.

The Stockholmsbörsen AB subsidiary received a ruling from the Swedish Tax Board in 2004 pursuant to which the company will be subject to a value added tax surcharge for the support and facility management services it purchases from other companies in the Group. Stockholmsbörsen AB does not share the Swedish Tax Board’s assessment and will appeal against the ruling. Should the Swedish Tax Board’s opinion ultimately be upheld, this would give rise to a cost for the Group of SEK 90 to 110 million based on the situation on December 31, 2006 and increase ongoing expenses by SEK 2 million per month.

Other ongoing current disputes, either individually or collectively, are not considered to pose any material threat to the Group’s business operations, its financial position or its earnings.

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Note 12. Operational leasing

The Group has no financial leasing commitments. Set out below are the operational leasing commitments of the Group.

Leasing fees for the period

(in millions of SEK)	2006	2005	2004
Equipment	2	1	2
Computer operations	57	76	92
Premises	190	209	168

TOTAL	249	286	262

Contracted leasing fees

(in millions of SEK)	2007	2008	2009	2010	2011	2012–17
Equipment(1)	18	2	2	—	—	—
Computer operations	18	15	7	—	—	—
Premises	175	165	168	170	167	890
of which, premises sublet	25	25	25	22	22	71
of which, provisions made	24	17	12	6	5	15

TOTAL	211	182	177	170	167	890

(1)	Of which SEK 16 million contracted for 2007 relates to leasing of computer equipment from the associated company, Näringslivskredit, NLK AB.

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Note 13. Intangible assets

(in millions of SEK)	Goodwill	Capitalized expenditure for development		Other intangible assets
Acquisition cost brought forward, Jan. 1, 2005	1,950	879		199
Assets acquired through acquisitions	917	—		350
Assets acquired during the year	—	200		96
Reclassifications	—	(20)		—
Exchange-rate differences	93	—		(5)

Acquisition cost carried forward, Dec 31, 2005	2,960	1,059		640

Amortization brought forward, Jan. 1, 2005	—	383		67
Amortization for the year	—	73		43

Amortization carried forward, Dec. 31, 2005	—	456		110

Impairment brought forward, Jan. 1, 2005	3	185		5
Impairment for the year	2	9		2

Impairment carried forward, Dec. 31, 2005	5	194		7

BOOK VALUE, DEC. 31, 2005	2,955	409		523
Of which assets held for sale	31	—		25
Acquisition cost carried forward, Jan 1, 2006	2,960	1,059		640
Assets acquired through acquisitions	335	—		244
Assets acquired during the year	—	185		26
Reclassifications	—	—		18
Exchange-rate differences	(120)	—		(10)

Acquisition cost carried forward, Dec. 31, 2006	3,175	1,244		918

Amortization brought forward, Jan. 1, 2006	—	455		110
Amortization for the year	—	51		78

Amortization carried forward, Dec. 31, 2006	—	506		188

Impairment brought forward, Jan. 1, 2006	5	194		7
Impairment for the year	—	21	(1)	4

Impairment carried forward, Dec. 31, 2006	5	215		11

BOOK VALUE, DEC. 31, 2006	3,170	523		719

Of which assets held for sale	30	—		32

(1)	Of which SEK 20 million relates to the impairment of intangible assets that took place in conjunction with the table of shares in VPC AB.

Total intangible assets, useful life

(in millions of SEK)	Acquisition cost	Book value
Development in progress	294	269
3 years	22	4
5 years	1,019	313
10 years	390	250
20 years	435	405

TOTAL	2,160	1,241

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Development in progress relates to various components in the marketplace system. Their values are reviewed continuously and amortization is initiated when the respective part has been completed. Of the book value per December 31, 2006, SEK 32 million refers to the Banks & Brokers operation which is being discontinued.

Assets with a useful life of 10 years mainly consist of the product EXIGO CSD, which is a central system in OMX’s systems platform.

Assets with a useful life of 20 years comprise surplus values in customer contracts attributable to the acquisition of CSE and EV.

The review of the value of all intangible assets takes place on an ongoing basis throughout the year by using a risk-adjusted discounted cash flow. This review is based on assumptions and assessments, which entail a certain degree of uncertainty. OMX’s WACC has been utilized as the discount factor, which is 10% for the Technology operations and 9% for the Exchange operations. The lifetime is assumed to be the same as the amortization period.

During 2006, impairment of SEK 21 million was recognized since it was not possible to justify the book value of certain intangible assets with the value of the future cash flow and that the book value exceeded fair value. The cost has been booked as an impairment in the income statement.

Capitalized expenditure for research and development

This item relates to OMX’s systems solutions. The major components are the new development of OMX’s platform for future systems solutions – GENIUM, a new system for settlement, registration and custody of securities – EXIGO CSD, the next generation of CLICK™ – CLICK XT, a systems solution for banks and brokerage firms – STP, and a systems platform for energy trading – CONDICO™.

Other intangible assets

(in millions of SEK)	2006	2005
Software	120	119
Licenses	1	2
Customer contracts	405	285
Other	193	117

TOTAL	719	523

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Goodwill

Goodwill is divided between the Group’s cash-generating units, primarily within the Nordic Marketplaces business area:

(in millions of SEK)	2006	2005
Nordic Marketplaces
Stockholm Stock Exchange	590	590
Helsinki Stock Exchange	1,304	1,362
Copenhagen Stock Exchange	876	924
Iceland Stock Exchange	130	—

Total Nordic Marketplaces	2,900	2,876

Information Services & New Markets
Other Exchanges	14	15

Market Technology
Computershare	180	—
Other	76	64

Total Market Technology	256	64

TOTAL	3,170	2,955

Of which assets held for sale	30	30

An impairment test of goodwill was performed at the end of 2006. It is necessary to make a number of assessments and assumptions that entail a certain degree of uncertainty for this test.

The value in use of goodwill attributable to exchange operations was calculated based on the discounted eternal cash flow with a growth rate of 0% and a discount rate of 9% which corresponds to the company’s WACC for the Exchange operations.

The eternal useful life was applied against the background of the company’s long history of a stable and strong cash flow. The acquisitions are of great strategic importance to OMX. A larger market and increased liquidity were achieved through these acquisitions. Cost-efficiency, and thereby competitiveness are increased by integrating the technical infrastructure. OMX’s technology operations also benefit from the large home market that was created. A growth rate of 0% based on expected outcome for 2006 was applied by way of precaution due to the difficulty in assessing the market of the exchange operations. The value in use was calculated at a discount rate (WACC) of 10% corresponding to the company’s average cost of capital for the Technology operations. No impairment requirements were identified.

A sensitivity analysis in which the discount rate was increased by 10% and the cash flow was decreased by 10% did not give rise to any further impairment requirements

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Note 14. Tangible fixed assets

(in millions of SEK)	2006	2005
Equipment
Acquisition cost brought forward	1,091	1,111
Assets acquired through acquisitions	1	10
Acquisitions for the year	77	85
Disposals	(36)	(144)
Sales	(23)	(6)
Exchange-rate differences	(22)	35

Acquisition cost carried forward	1,088	1,091

Depreciation brought forward	711	727
Depreciation for the year	87	97
Disposals	(28)	(137)
Sales	(15)	(2)
Exchange-rate differences	(18)	26

Depreciation carried forward	737	711

Impairment brought forward	18	18
Impairment for the year	4	—

Impairment carried forward	22	18

BOOK VALUE	329	362

Of which assets held for sale	8	7

The useful life for computers amounts to three years, for reconstruction to ten years and for other equipment to five years.

Note 15. Other investments held as fixed assets

(in millions of SEK)	2006	2005
Financial assets valued at fair value via the income statement
Shares and participations	—	4

Financial assets available for sale
Shares and participations	363	52
TOTAL	363	56

(in millions of SEK)	2006	2005
Acquisition cost brought forward	56	50
Acquisitions during the year	363	4
Divestments during the year	(56)	(15)
Revaluation of shareholders’ equity	—	20
Reclassification	—	(3)

ACQUISITION COST CARRIED FORWARD	363	56

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Note 16. Other long-term receivables

	2006		2005
(in millions of SEK)	Reported Value	Fair value	Reported value	Fair value
Other deposits	17	17	53	53
Long-term project receivables	—	—	—	—
Hedge employee stock options	—	—	68	68
Other long-term receivables	23	23	42	42

TOTAL	40	40	163	163

Note 17. Market value, outstanding derivative positions

Through its clearing operations in the derivative markets, Nordic Marketplaces is the formal counterparty in all derivative positions traded via the exchanges. However, the exchanges do not utilize the derivatives for purpose of conducting their own trading, instead these derivatives are to be seen as a method of documenting the counterparty guarantees established in the clearing operations. Counterparty risks are measured by models that have been agreed upon with the financial supervisory authority in the respective countries. The risk situation associated with the divestment of positions remains unchanged compared with prior years. Collateral for the divestment of outstanding derivative instruments is provided as previously. According to IAS 39/32, the market value of the above-mentioned derivative positions is reported in the balance sheet.

Receivables and liabilities attributable to outstanding derivative positions have been netted to the extent that such a legal offset right exists and, at the same time, that it is OMX’s intention to settle these items. The market value as per December 31, 2006 was SEK 4,401 million, which almost exclusively refers to the Stockholm Stock Exchange’s derivative positions.

Note 18. Accounts receivable – trade

(in millions of SEK)	2006	2005
Accounts receivable	426	372
Less doubtful receivables	(1)	(5)

TOTAL	425	367

Note 19. Other receivables

(in millions of SEK)	2006	2005
Current account assets	748	556
Other non interest-bearing receivables	139	126
Other interest-bearing receivables	1	2

TOTAL	888	684

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Note 20. Prepaid expenses and accrued income

(in millions of SEK)	2006	2005
Premises, rent	34	43
Systems sales, facility management(1)	216	304
Information sales	97	59
Transaction revenue	25	109
Insurance	14	12
Unrealized exchange-rate gains	23	39
Other	9	21

TOTAL	418	587

(1)	The item includes project revenue reported in accordance with the percentage of completion principle.

Note 21. Financial assets available for sale

(in millions of SEK)	2006	2005
Government securities	519	724
Bank and financial institutions	—	—

TOTAL	519	724

The fair values of the above items correspond to the reported values.

Note 22. Shareholders’ equity

A new share issue took place in October in conjunction with the expiry of the employee warrants program, entailing that the number of shares increased by 98,600 to 118,572,907. In November, a new share issue took place in conjunction with the acquisition of Eignarhaldsfelagid Verdbrefathing, entailing that the number of shares increased by 2,067,560 to 120,640,467, with a ratio value of SEK 2 with one vote per share. Consolidated shareholders’ equity amounted to SEK 38 (40) per share.

Associated companies

Income that is not paid out as a dividend in associated companies is recorded in the Group’s shareholders’ equity among profit/loss brought forward. The application of the equity method of accounting for associated companies means that the value of shareholders’ equity in the Group is reported at SEK 76 million (64) higher than if the acquisition cost method had been used.

Shareholders’ equity

(in millions of SEK)	2006	2005
Share capital	241	237
Other contributed funds	3,536	3,271
Other reserves
Fair value reserve	—	12
Hedging reserve	(18)	—
Translation reserve	(85)	88
Profit/loss bought forward	16	584
Net income for the year	907	543

Minority interests	17	14

TOTAL SHAREHOLDERS’ EQUITY	4,614	4,749

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Other reserves

(in millions of SEK)	Fair Value reserve	Hedging reserve	Translation reserve	Total
Opening balance, 2005	—	—	(37)	(37)
Revaluation of shares available for sale	12	—	—	12
Translation differences	—	—	125	125

Closing balance 2005	12	—	88	100
Cash-flow hedging
Gain/loss to shareholders’ equity	—	(9)	—	(9)
Transferred to income statement	—	(9)	—	(9)
Exchange-rate differences
Hedging of equity	—	—	25	25
Translation differences	—	—	(198)	(198)
Financial assets available for sale
Transferred to income statement	(12)	—	—	(12)

Closing Balance 2006	—	(18)	(85)	(103)

Items are reported net after tax.

Fair value reserve

The fair value reserve includes the accumulated net change in fair value of financial assets available for sale until the asset is eliminated from the balance sheet.

Hedging reserve

The hedging reserve includes the change in value of cash-flow hedges. The change in value is recycled in the income statement in line with the hedged cash flow impacting the income statement.

Translation reserve

The translation reserve includes all exchange-rate differences arising in conjunction with the translation of financial statements from foreign operations that have prepared their financial statements in a currency other than the currency in which the consolidated financial statements are presented. The Parent Company and Group present their financial statements in Swedish kronor (SEK). The translation reserve also comprises exchange-rate differences arising in conjunction with the translation of liabilities reported as hedging instruments of a net investment in a foreign operation.

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Note 23. Long-term liabilities

For information regarding dates of maturity for the long-term liabilities, refer to Note 28 and for information regarding the Group’s exposure to interest rate risks and risk of exchange-rate fluctuations, see Note 2.

For information regarding the reporting of employee stock options, refer to the section entitled Accounting principles.

Division of long-term liabilities

(in millions of SEK)	2006	2005
Interest-bearing long-term liabilities
Bond loans (interest-bearing)	1,360	1,409
Other long-term liabilities
Liabilities, employee stock options	15	18
Liabilities Computershare	97	—
Rent deposit	9	—
Other long-term liabilities	2	1

TOTAL	1,483	1,428

Note 24. Provisions

Restructuring reserve

(in millions of SEK)	2006	2005
Opening balance	—	26
Provisions made during the period	—	—
Utilized reserves	—	(26)

TOTAL	—	—

Refers to savings program in 2003. All remaining reserves were utilized in 2005.

Other provisions

(in millions of SEK)	2006	2005
Opening balance	128	208
Reclassifications	—	27
Provisions made during the period	—	—
Utilized reserves	(44)	(113)
Exchange-rate effects	(5)	6

TOTAL	79	128

The opening balance comprises the reserve of SEK 10 million for the integration of OM and HEX, and provisions for expenses for unutilized premises of SEK 118 million. The integration reserve was utilized during the year in the amount of SEK 10 million and has thereby been utilized in its entirety. The provision for premises was utilized in the amount of SEK 39 million including exchange-rate effects.

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The provision for expenses for unutilized premises is based on management’s assumptions and assessments and is associated with a certain degree of uncertainty. These expenses refer primarily to OMX’s offices in London and New York. The provision was established in 2004 as a result of the reduction in personnel associated with the focus on cost-savings and efficiency-enhancement measures in the operations which OMX has worked with in recent years, and a decline in market conditions for the lease of premises, leading to certain areas being leased at a lower rent than OMX’s lease conditions. See Note 12 regarding the cash-flow dates. For leasing contracts invoicing sub-lets, a reserve has been established for known losses for five years in the future. The leasing contract will expire during the period 2009-2015.

Restricted reserve, CSE

The total amount of provisions presented below also includes a reserve attributable to the operations in the Copenhagen Stock Exchange, CSE. This reserve may not be distributed and may only be used to cover losses in CSE in accordance with the Danish Security Trading Act. The reserve amounts to SEK 66 million as of December 31, 2006 and is classified in its entirety as long term.

Total provisions

(in millions of SEK)	2006	2005
Long-term portion	121	154
Short-term portion	24	41

TOTAL	145	195

Note 25. Other liabilities

(in millions of SEK)	2006	2005
Current account liabilities	650	613
Other non interest-bearing liabilities	148	88
Other interest-bearing liabilities	38	—

TOTAL	836	701

Note 26. Accrued expenses and deferred income

(in millions of SEK)	2006	2005
Personnel expenses	187	182
Systems sales(1)	8	11
Support revenue	26	—
Facility Management(1)	15	12
Trading revenue	10	—
Issuer’s revenue(2)	60	53
Commission revenue	22	—
Other deferred income	27	53
Unrealized exchange-rate losses	13	106
Accrued interest	30	—
Other	75	129

TOTAL	473	546

(1)	Customer invoicing terms for projects are usually set within a contract and it is not uncommon that payments do not correspond to work carried out at a given time. Work that has been invoiced, but not yet carried out, is treated as a liability to the customer. During the period when the work to which the invoice relates is carried out, this liability is re-booked as revenue.

(2)	Relates to listing fees paid by companies listed on the exchanges within OMX’s exchanges. These fees are paid quarterly in advance and are based on the average market capitalization of a company over the preceding 12-month period.

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Note 27. Due dates for receivables and liabilities

(in millions of SEK)	Within 12 months	Within 2-5 years	After 5 years	TOTAL
Other long-term receivables	—	29	11	40
Accounts receivable	425	—	—	425
Tax assets	6	—	—	6
Other receivables	888	—	—	888
Prepaid expenses and accrued income	397	20	1	418
Assets available for sale	70	—	—	70
Interest-bearing long-term liabilities	—	1,360	—	1,360
Other long-term liabilities	—	122	1	123
Provisions	24	40	81	145
Liabilities to credit institutions(1)	398	—	—	398
Accounts payable	109	—	—	109
Tax liabilities	30	—	—	30
Other liabilities	836	—	—	836
Accrued expenses and deferred income	458	15	—	473

NET RECEIVABLE (+)/NET LIABILITY (-)	(69)	(1,488)	(70)	(1,627)

(1)	Refers to the commercial paper program.

Note 28. Other interest-bearing and non interest-bearing receivables and liabilities

This Note contains information on the classification between interest-bearing and non interest-bearing items in the balance sheet. For information regarding dates of maturity, fixed-interest periods and the average weighted interest of interest-bearing items, see Note 2.

(in millions of SEK)	Interest- bearing	Non interest- bearing	Total
Financial fixed assets	21	699	720
Current receivables	1	6,138	6,139
Financial assets available for sale	519	—	519
Cash equivalents	409	—	409
Long-term liabilities	1,361	258	1,619
Short-term liabilities	436	5,859	6,295
RECEIVABLES AND LIABILITIES, NET	(847)	720	(127)

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Note 29. Collateral received by OMX’s exchange operations

Through its clearing operations, the Stockholm Stock Exchange is a counterparty in every options and futures contract and thereby guarantees the fulfillment of each contract. Customers, who through an options or futures contract, assume an obligation to the Stockholm Stock Exchange, must pledge collateral for the obligation according to special rules for this.

(in millions of SEK)	2006	2005
Stockholm Stock Exchange	15,458	11,533
TOTAL	15,458	11,533

Note 30. Pledged collateral

(in millions of SEK)	2006	2005
OMX Treasury AB	—	45	Lease deposit
OMX Technology Pty Ltd	3	2	Lease deposit
OMX Technology Ltd (Hong-Kong)	—	1	Lease deposit
HEX Securities Services Ltd OY(1)	32	44	Liquidity guarantee

TOTAL	35	92

(1)	Relates to pledged collateral for the right to act as the Swedish equivalent of the account-handling institution.

Note 31. Contingent liabilities

(in millions of SEK)	2006	2005
Guarantees issued for clearing operations (OMX AB)(1)	3,020	1,414
Other guarantees (OMX AB)(2)	174	69
TOTAL	3,194	1,483

(1)	Through its clearing operations, OMX AB’s exchange operations act as a counterparty in each transaction and thereby guarantees the fulfillment of each contract. OMX’s exchange operations are to pledge collateral for commitments with other clearing houses. The amount of these commitments is calculated on the gross exposure between the clearing houses. As collateral for these obligations, the operations have obtained bank guarantees, which are guaranteed by OMX AB through counterparty agreements.

(2)	Primarily obligations for leasing contracts and in conjunction with the systems sales in Market Technology. In addition to the items above, there are general Parent Company guarantees for wholly owned subsidiaries of OMX AB.

OMX is party to a number of cases and disputes for which no provisions have been established since it is the opinion of management that all cases will be found in favor of OMX. There is naturally a certain degree of uncertainty associated with this opinion.

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Note 32. Earnings per share

Change in number of shares

After authorization was received at OMX’s Extraordinary General Meeting of shareholders on October 23, 2006, the company’s share capital was increased by SEK 4,135,120 by a new share issue of 2,067,560. The newly-issued shares were utilized as part payment for the acquisition of Eignarhaldsfelagid Verdbrefathing (the holding company for the Iceland Stock Exchange and central securities depository). A new share issue took place in October in conjunction with the expiry of the employee warrants program, entailing that the company’s share capital increased by SEK 197,200 and the number of shares increased by 98,600.

	2006	2005	2004
Outstanding shares at beginning of the period	118,474,307	115,547,015	115,547,015
New share issue	2,166,160	2,927,292	—
Outstanding shares at the end of the period	120,640,467	118,474,307	115,547,015

Earnings per share before dilution

Earnings per share are based on net income/loss for the year attributable to the Parent Company’s owners:

	2006	2005	2004
Net income/loss for the year, in millions of SEK, attributable to the shareholders in OMX AB	907	538	382
Average number of shares outstanding	118,671,254	118,108,396	115,547,015

EARNINGS PER SHARE, SEK	7.64	4.56	3.31
Of which attributable to continuing operations	8.03	4.70	1.94
Of which attributable to discontinued operations	(0.39)	(0.14)	1.37

Earnings per share after dilution

Earnings per share are based on net income/loss for the year attributable to the Parent Company’s owners:

	2006	2005	2004
Net income/loss for the year, in millions of SEK, attributable to the shareholders in OMX AB	907	538	382
Average number of shares after dilution and with full utilization of options(1)	118,885,754	118,394,396	115,833,015
EARNINGS PER SHARE, SEK(2)	7.64	4.56	3.31

(1)	For information relating to OMX’s employee stock options (no dilution), see Note 7.

(2)	Earnings per share after dilution corresponds to earnings per share before dilution since it has not been deemed probable that the warrants will be utilized due to the fact that the issue price was higher than the share price in 2004, 2005 and 2006.

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Note 33. Cash flow

Cash equivalents

The following sub-components are included in cash equivalents:

(in millions of SEK)	2006	2005	2004
Cash and bank balances	409	519	672
Financial assets available for sale	519	724	705
Total cash equivalents	928	1,243	1,377
Financial assets available for sale with tenures of > 3 months	(519)	(724)	(705)
Total according to balance sheet	409	519	672

Financial assets available for sale are short-term investments that comprise discounting instruments, bonds and securities issued by the government, local authority, a Swedish limited liability company and a Swedish housing finance institution. All short-term investments entail an insignificant risk of fluctuations in value and can readily be converted to cash funds. However, only those investments with a maximum tenure of three months are included in the item “Cash equivalents” in the balance sheet and in the cash-flow statement. Other short-term investments are reported as “Cash flow from investing activities.”

Cash equivalents that were not available to the Group amounted to SEK 21 million at the end of the period. Blocked funds primarily refer to cash equivalents utilized as hedging in clearing activities. The Group’s total hedges in interest-bearing assets relating to clearing activities amount to approximately SEK 750 million, the majority of which are investments with tenures exceeding three months.

Financial items

The following financial items reported in the income statement affect the cash flow:

(in millions of SEK)	2006	2005	2004
Other interest income and similar profit/loss items
Dividends	—	—	4
Interest	48	34	38
Exchange-rate differences	—	—	—
Other	5	4	—
Total	53	38	42
Interest expense and similar profit/loss items
Interest	(99)	(74)	(83)
Interest, Group	—	—	—
Exchange-rate differences	—	(11)	—
Other	(16)	(9)	(6)
Total	(115)	(94)	(89)

TOTAL	(62)	(56)	(47)

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Cash flow from acquisitions and divestments of Group companies

Cash flow from acquisitions

During 2006, Eignarhaldsfelagid Verdbrefathing (EV) was acquired, in 2005 the Copenhagen Stock Exchange (CSE) was acquired and in 2004 National Stock Exchange of Lithuania and JHC. The cash flow from these acquisitions is described in the table below.

(in millions of SEK)	2006	2005	2004
Intangible assets	275	1,224	(17)
Tangible fixed assets	1	12	(1)
Financial fixed assets	8	21	(2)
Receivables	19	80	(20)
Cash equivalents	33	307	(61)
Long-term liabilities	—	—	—
Current liabilities	(22)	(187)	50
Minority interests	—	—	18

Total purchase price	314	1,457	33
Total purchase price paid	(314)	(1,457)	(33)
Less earlier holding in acquired company	—	18	—
Less payment with treasury shares	256	232	—

Purchase price paid	(58)	(1,207)	(33)
Cash equivalents in acquired Group company	33	307	61

CASH FLOW FROM ACQUISITIONS	(25)	(900)	28
Acquisition costs affecting cash flow in the forthcoming year	6	—	—

TOTAL CASH FLOW FROM ACQUISITIONS	(19)	(900)	28

During the fiscal year

Cash flow from divestments

During 2005, the operations within Banks & Brokers in Australia were divested. In 2004, the shares in NGX (National Gas Exchange), XACT Fonder and APK were divested. The cash flow from these divestments is described in the table below.

(in millions of SEK)	2006	2005	2004
Intangible assets	—	29	502
Tangible fixed assets	—	—	22
Receivables	—	—	51
Cash equivalents	—	—	270
Long-term liabilities	—	—	(1)
Current liabilities	—	—	(81)

Total purchase price	—	29	763

Capital gains/losses	—	—	152

Total of purchase price received	—	29	915
Less cash equivalents in divested companies	—	—	(416)
Restructuring reserve	—	—	53
Cash and cash equivalents in divested Group companies	—	—	(270)

CASH FLOW FROM DIVESTMENTS	—	29	282

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Items not affecting cash flow

Changes in the company’s asset structure related to acquisition are accounted for in the tables above “Cash flow from acquisitions” and “Cash flow from divestments.” Other transactions related to investment and financing operations that do not give rise to payments, despite the fact that they impact the company’s capital and asset structure, encompass depreciation/amortization and impairment, utilization of reserves, share in earnings of associated companies and capital gains/losses.

Liquidity and financing

Interest-bearing net liabilities amounted to SEK 847 million (572, negative: 155) at the end of the reporting period. OMX’s interest-bearing financial assets totaled SEK 950 million (1,334, 1,517), of which SEK 21 million (90, 131) represented financial fixed assets.

Interest-bearing financial liabilities totaled SEK 1,797 million (1,906, 1,362), of which SEK 1,360 million (1,400, 700) was long-term.

Agreed credit facilities amounted to SEK 3,741 million (3,033, 3,100), of which SEK 30 million (0, 1,362) was utilized. Of the granted credit facilities, SEK 1,335 million (823, 858) refers to clearing operations. Cash equivalents equaled SEK 409 million (915, 833) and consisted of short-term investments and cash and bank balances. Investments with lifetimes shorter than three months are included in the item “Cash equivalents,” since these securities are exposed to an insignificant level of risk and can be readily turned into cash.

Note 34. Information regarding the Parent Company

OMX AB (publ) is a limited liability company registered in Sweden, with its registered office in Stockholm. The Parent Company’s shares are listed on the stock exchanges in Stockholm, Helsinki, Copenhagen and Iceland. The address of the headquarters is: OMX AB, 105 78 Stockholm, Sweden.

Note 35. Significant events after the end of the reporting period

Discontinuing operations

After the end of the reporting period, OMX signed an agreement with HCL Technologies, the global IT services provider, regarding an extended partnership which means that OMX no longer has any discontinuing operations in the Nordic region. HCL Technologies has assumed responsibility for the development and maintenance of systems for securities management targeted to banks and brokers and the remaining part of the Nordic operations has been moved to Information Services & New Markets business area, and will has been included in the Broker Services unit. A number of employees’ work tasks have been created within the Market Technology business area to replace consultants and minimize new recruitments. The transferred unit had sales of SEK 160 million and costs of SEK 195 million in 2006. The unit expects to report a profit in 2007. The changes have been implemented in OMX’s financial statements as per January 1, 2007.

Share Match Program 2007

On April 12, 2007, the Annual General Meeting of OMX AB approved the proposal of the OMX Board to continue and expand the share match program for senior executives for a second year. The program is targeted at approximately 95 senior executives and key individuals in OMX. The duration of the program is three years and requires employees to invest their own funds in OMX shares. Participants in the program invest in OMX shares and, provided that OMX achieves performance targets related to earnings per share and how the OMX’s shares perform in comparison to its competitors, after three years, participants may obtain a maximum of five matching shares per invested share. President and CEO Magnus Böcker may receive a maximum of eight matching shares per invested OMX share. The number of shares that the participant may buy in the program is limited.

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Costs for OMX’s Share Match Program for 2007 involve administrative expenses, compensation costs and social security contributions which the Board expects to amount to approximately SEK 25 million over the period 2007-2009.

Proposal for authorization on repurchase of shares

At the Annual General Meeting on April 12, 2007, the meeting decided that it would authorize the Board to repurchase shares corresponding to a maximum of 10% of the number of shares outstanding. The repurchase could take place through trading on the stock exchange or a directed offering to shareholders. OMX does not currently own any treasury shares. This mandate shall apply until the 2008 Annual General Meeting. The purpose of the proposal is to be able to continuously adapt the capital structure to the company’s needs, and thereby increase value for shareholders and repurchase shares that could be used for the execution of OMX’s Share Match Program.

Combination of OMX and Nasdaq

On May 25, 2007, The Nasdaq Stock Market, Inc. and OMX AB (publ) signed an agreement pertaining to a combination of the companies.

The combination will be effected through a cash and stock tender offer by Nasdaq for all outstanding shares in OMX. The consideration offered is equivalent to 0.502 Nasdaq shares plus SEK 94.3 in cash for each OMX share. Based on Nasdaq’s closing price on May 23, 2007, the offer values OMX at SEK 208.1 per share, equivalent to SEK 25.1 billion (USD 3.7 billion) and represents a premium of 19% to the closing price of SEK 174.5 per OMX share on May 23, 2007, the last full trading day prior to the announcement of the offer and a premium of 25% to the volume weighted average price of SEK 165.9 per OMX share over the 20 trading days up to and including May 23, 2007.

The combined company will be governed by representatives from both Nasdaq and OMX under the leadership of Robert Greifeld, who will serve as Chief Executive Officer and Magnus Böcker, who will serve as President. The Board of Directors of the combined company will consist of 15 members, including nine representatives from Nasdaq, five representatives from OMX and the Chief Executive Officer of the combined company. The NASDAQ OMX share will be listed on the NASDAQ Stock Market and on OMX Nordic Exchange.

The combination is unanimously recommended by the Boards of Directors of each of OMX and Nasdaq. Investor AB, Nordea Bank AB and Magnus Böcker, together representing approximately 16.6% of OMX’s current issued ordinary share capital, have entered into irrevocable undertakings to accept the Offer and, if a mix and match facility is included in the Offer, depending on the structure and the terms of the facility, they will elect to receive all shares, subject to proration. Olof Stenhammar & Company, representing approximately 1.6% of OMX’s current issued ordinary share capital, has expressed its support for the combination and its intention to become a long term shareholder in the combined company. In addition, Hellman & Friedman LLC, Silver Lake Partners and Robert Greifeld have each agreed to vote their shares in favor of certain matters related to the Offer at the related Nasdaq shareholders’ meeting, subject to the terms of Nasdaq’s certificate of incorporation.

Under the Transaction Agreement, awards granted under the Share Match Program for 2006 will vest on a pro rata basis in accordance with the Transaction Agreement, and will be subsequently cancelled as of the completion of the Offer. Participants will receive cash consideration for cancellation of such awards, as well as consideration for the grants that would have been made under the Share Match Program for 2007, in accordance with the Transaction Agreement.

In addition, the 2007 employment contracts of each of Mr. Böcker and Mr. Ruuska provide that if, in connection with a change in control of OMX, the executive experiences a reduction in position, or other change

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such that his “powers and areas of responsibilities would be noticeably reduced,” and the executive’s employment is terminated by OMX or by the executive, the executive will be entitled to receive a severance payment equal to a 6 months’ fixed salary. The determination as to whether the termination has occurred “in connection with” a change in control is made on a case by case basis by OMX and the terminated executive, in accordance with customary Swedish employment practices. The actual amounts paid to either of Mr. Böcker or Mr. Ruuska can only be determined at the time of the completion of the Offer.

Note 36. U.S. GAAP Information

The accompanying consolidated financial statements of OMX have been prepared in accordance with International Financial Reporting Standards as adopted by the EU. These accounting principles differ in certain material respects from accounting principles generally accepted in the United States of America, or U.S. GAAP.

Below a discussion is presented of the principal differences between IFRS and U.S. GAAP that are significant to OMX’s consolidated financial statements.

Reconciliation of net income

(in millions of SEK), except per share data	2006	2005
Net income as reported:	911	543
a) Revenue recognition:	24.6	(6.3)
b) Business combinations:	(57.8)	(57.8)
c) Research and development costs:	(43.5)	(101.9)
d) Onerous contracts:	21.5	(42.9)
e) Capitalization of borrowing costs:	1.1	—
f) Financial instruments:	6.0	1.3
g) Derivative instruments and hedging activities:	(19.1)	—
h) Social expenses:	(0.6)	1.3
Taxes on above adjustments	19.4	58.1

i) Minority interest	(4)	(5)
Net income according to U.S. GAAP	858.6	389.8
Net income from continuing operations under U.S. GAAP	904.6	406.8
Net income from discontinued operations under U.S. GAAP	(46.0)	(17.0)
Net income per share, basic, according to U.S. GAAP	7.24	3.30
Net income per share from continuing operations, basic, according to U.S. GAAP	7.62	3.44
Basic outstanding number of shares (in thousands)	118,671	118,108
Net income per share, diluted, according to U.S. GAAP	7.22	3.29
Net income per share from continuing operations, diluted, according to U.S. GAAP	7.61	3.44
Diluted outstanding number of shares (in thousands)	118,886	118,394

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Reconciliation of equity

(in millions of SEK)	2006	2005
Equity as reported in the consolidated balance sheet	4,614.0	4,749.0
a) Revenue recognition:	(126.1)	(150.7)
b) Business combinations:	(216.5)	(178.7)
c) Research and development costs	(162.6)	(119.1)
d) Onerous contracts:	21.6	0.1
e) Capitalization of borrowing costs:	1.1	—
f) financial instruments	—	—
g) Derivative instruments and hedging activities:	—	—
h) Social expenses	4.8	5.4

Taxes on the above adjustments	106.1	90.5
i) Minority interest	(17.0)	(14.0)
Equity according to U.S. GAAP	4,225.4	4,382.5

The table below summarizes the consolidated balance sheets prepared in accordance with IFRS and U.S. GAAP.

Balance Sheet

	According to IFRS		According to U.S. GAAP
	2006	2005	2006	2005
	(in millions of SEK)
Non-current assets	5,391	5,281	5,334	5,299
Current assets	7,137	5,331	7,011	5,180
Total assets	12,528	10,612	12,345	10,480
Shareholder’s equity	4,597	4,735	4,225	4,383
Minority interests	17	14	17	14
Provisions	121	154	99	154
Long term liabilities	1,522	1,454	1,714	1,679
Current liabilities	6,271	4,255	6,290	4,250

Total shareholder’s equity and liabilities	12,528	10,612	12,345	10,480

Significant differences between IFRS and U.S. GAAP for OMX

a) Revenue recognition

Software revenue recognition

In its Technology operations, OMX enters into sales arrangements with customers for software programs, implementation of software, support and other PCS services. Further, the Technology operations enter into certain hosting arrangements with certain of its customers.

Under IFRS, OMX recognizes revenue for its software and the implementation projects, under the percentage of completion method. The support and hosting services revenue are recognized ratably over the service period. Other services are recognized when the service was performed. Any variable fee arrangement is recognized when actual usage has been established.

Under U.S. GAAP, the rules for revenue recognition under multiple-element arrangements are detailed and prescriptive. These rules include the requirement that revenues be allocated to the respective elements of such an arrangement on the basis of objective and reliable evidence of fair value preferably Vendor Specific Objective

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Evidence, or VSOE, for each element. Statement of Position (“SOP”) 97-2 “Software Revenue Recognition” sets out precise requirements for establishing VSOE for valuing elements of certain multiple-element arrangements. When VSOE for individual elements of an arrangement cannot be established in accordance with SOP 97-2, revenue is generally deferred and recognized over the term of the final element.

Under U.S. GAAP, OMX did not have VSOE for certain elements of certain multiple-element arrangements with customers. The terms of these arrangements with customers include, among other terms, the provision of hosting services and on-going customer support (known as Post-contract customer support, or PCS, under SOP 97-2). As a consequence of the terms of these arrangements, under U.S. GAAP, the total revenue for a customer under a customer contract is recognized over the total customer service period.

b) Business combinations

Application of First time adoption IFRS1

For financial reporting purposes, the cost of acquiring a business is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition for both IFRS and U.S. GAAP. Any excess of purchase cost over the fair values assigned to the acquired net assets is reported as goodwill. Under IFRS 1, a first time adopter may elect to not apply IFRS 3 Business combinations fully retrospectively to business combinations completed in prior years. OMX adopted IFRS for the first time 2005 and chose not to apply IFRS 3 to acquisitions prior to 2004 such as HEX and Stockholms Fondbörs. As a result, application of U.S. GAAP under SFAS 141 and 142 which require OMX to identify, to measure, and to separately account for intangible assets such as licenses, customer relationships, trademarks and technology apart from Goodwill, was not met. For this purpose, valuations were prepared using estimates and assumptions provided by management. OMX has identified a difference between U.S. GAAP and IFRS, relating to its acquisitions of Stockholms Fondbörs and Helsikini Stock Exchange.

For both Stockholms Fondbörs and the Helsinki Stock Exchange, customer contracts for listing and issuance were identified as acquired intangible assets. Internal use software was also identified as an intangible asset for the Stockholms Fondbörs. The customer contracts were valued using a fair value model based on discounted cash flows for the related operations. The fair value of internal use software was identified based on the assessed repurchase value of the asset. The customer contracts are amortized over 20 years. The internal use software is amortized over 10 years.

Stockholm Fondbörs: Details of intangible assets, capitalized amounts and amortization

	Year ended December 31,
(in millions of SEK)	2006	2005
Customer Contracts
Initial amount capitalized	400.0	400.0
Opening balance deprec./amort.	(160.0)	(140.0)
Current period deprec./amort.	(20.0)	(20.0)

Net book value	220.0	240.0

Internal Use Software
Initial amount capitalized	63.0	63.0
Opening balance depr/amort	(50.4)	(44.1)
Current period amort/depr	(6.3)	(6.3)

Net book value	6.3	12.6

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Helsinki Stock Exchange: Details of intangible assets, capitalized amounts and amortization

	Year ended December 31,
(in millions of SEK)	2006	2005
Customer Contracts
Initial amount capitalised	630.0	630.0
Opening balance depr/amort	(94.5)	(63.0)
Current period amort/depr	(31.5)	(31.5)
Currency Translation adjustments	(7.0)	(7.0)

Net book value	497.0	528.5

Goodwill amortization

According to the U.S. accounting standard SFAS 142, Goodwill and Other Intangible Assets, applicable as from January, 2002, acquisition goodwill and other intangible assets that have indefinite useful lives are not amortized, but are instead tested for impairment annually. With the implementation of IFRS as from January, 2004, the accounting standards are similar in this area. Prior to January, 200, under Swedish GAAP, goodwill and other intangible assets were amortized over the expected useful life of the asset, therefore differences arise from the different dates of implementation.

Cost of acquisition

Under IFRS, equity shares issued as purchase consideration in a business combination are valued based on the weighted average trading price of the shares shortly before and after the date of the exchange transaction, which is the date when the Group obtains control over the acquiree’s net assets and operations. Under U.S. GAAP, such equity shares are valued based on the average share price for a reasonable period before and after the acquisition is publicly announced or, if the number of shares is uncertain on such date, the first day on which both the number of acquirer shares and the amount of other consideration becomes fixed. OMX has identified a difference between U.S. GAAP and IFRS relating to the value at OMX’s acquisitions of the Stockholm, Helsinki, Copenhagen and Iceland stock exchanges in the amount of SEK 121 million, SEK-306 million, SEK 19 million and SEK 20 million, respectively. Such differences affect the amount of goodwill recorded.

c) Research and development costs

Development expenses are capitalized under IFRS when the company can demonstrate the technological feasibility to complete the development of the product together with other specific criteria. Capitalization ceases and depreciation begins when the product becomes available to customers. Under U.S. GAAP, software development expenses are capitalized after the product has reached technological feasibility. As a result of this, certain software related development costs capitalized under IFRS are not capitalizable under U.S. GAAP and therefore are expensed as incurred, net of any amortization added back.

Details of U.S. GAAP Adjustment: Capitalized development costs

	Year ended December 31,
(in millions of SEK)	2006	2005
Historically expensed for U.S. GAAP	(154.9)	(17.0)
Current years expense	(98.5)	(137.9)
Reversal of Amortization:
Opening balance	36.0	—
Current year	55.0	36.0
U.S. GAAP adjustment net, income	(43.5)	(101.9)
U.S. GAAP adjustment net, equity	(162.6)	(119.1)

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d) Onerous contracts

If an entity reporting under IFRSs has a contract that is onerous, the present obligation under the contract shall be recognized and measured as a provision. Under U.S. GAA P, costs to terminate a contract before the end of its term should be recognized as a liability and measured at fair value when the entity terminates the contract in accordance with the contract terms. A liability for costs that will continue to be incurred under a contract for its remaining term without economic benefit to the entity should be recognized and measured at its fair value when the entity ceases to use the right conveyed by the contract. OMX has identified a difference between U.S. GAAP and IFRS related to leasehold property that has not yet been vacated and thus not qualified as provisions in accordance with U.S. GAAP.

e) Capitalization of borrowing cost

Under IFRSs, an entity can choose to capitalize the borrowing costs where they are directly attributable to the acquisition, construction or production of a qualifying asset. The Company has chosen to expense the borrowing costs incurred. Such costs are capitalized in accordance with U.S. GAAP, and depreciated as the assets concerned are used. OMX has capitalized interest on the development of its software, Genium, which amounts to SEK 1.1 million for the year ended December 31, 2006.

f) Financial instruments

Under IFRS, OMX has utilised the fair value option in accordance with IAS 39, when valuing their Clearing Capital portfolio. Under U.S. GAAP, OMX classifies the Clearing Capital portfolio as available for sale investments. As a result of this, gains and losses recognized in the income statement under IFRS are recognized in equity under U.S. GAAP.

g) Derivative instruments and hedging activities

OMX hedges certain of its internal cash flows based on gross inflows in subsidiaries. Under U.S. GAAP this hedge does not qualify since the internal transaction is denominated in the same currency as the external expense in the subsidiary. As such, these hedge arrangements that are under IFRS recognized in equity are under U.S. GAAP recognized in the income statement.

h) Social expenses

Under IFRS, employers are required to record provisions for related social fees and the costs are charged to the income statement over the vesting period. U.S. GAAP requires that the employer payroll taxes upon exercise of stock must be recognized as an expense at the exercise date of the option.

i) Minority interest

Minority interest: In accordance with IFRS, minority interest is recognized a part of shareholders’ equity and are included in net income for the year in the income statement. Under U.S. GAAP, minority interest is reported as a separate item in both the income statement and balance sheet.

Recently issued accounting pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS NO. 155, Accounting for Certain Hybrid Financial Instruments ( SFAS 155). SFAS 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS NO. 133, Accounting for Derivative Instruments and Hedging Activities, to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS 155 is applicable to new or modified financial instruments in fiscal years

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beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. The Company does not expect the adoption of SFAS 155 to have a material impact on the consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets (SFAS 156). SFAS 156 addresses the accounting for recognized servicing assets and servicing liabilities related to certain transfers of the servicers’ financial assets and for acquisitions or assumptions of obligations to service financial assets that do not relate to the financial assets of the servicer and its related parties. SFAS 156 requires that all recognized servicing assets and servicing liabilities are initially measured at fair value, and subsequently measured at either fair value or by applying an amortization method for each class of recognized servicing assets and servicing liabilities. SFAS 156 is effective in fiscal years beginning after September 15, 2006. The Company is currently evaluating the potential impact, if any, that the adoption of SFAS 156 will have on the consolidated financial position or results of operations.

In April 26, the FASB issued FASB Staff Position (FSP) FSP FIN 46(R)-6, Determining the Variability to Be Considered in Applying FASB Interpretation NO. 46(R) (FSP FIN 46(R)-6). FSP FIN 46(R)-6 addresses whether certain arrangements associated with variable interest entities should be treated as variable interests or considered as creators of variability, and indicates that the variability to be considered shall be based on an analysis of the design of the entity. FSP FIN 46(R)-6 is required to be applied prospectively to all entities with which the Group first becomes involved and to all entities previously required to be analyzed under FIN 46(R) upon the occurrence of certain events, beginning the first day of the first reporting period after June 15, 2006. The Company does not expect the adoption of FSP FIN 46(R)-6 to have a material impact on the consolidated financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation NO. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement NO. 109, (FIN 48). FIN 48 prescribes a comprehensive model for how company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return. OMX adopted FIN 48 as of January 1, 2007. The Company has evaluated the impact of adopting FIN 48 and has estimated the impact at this time on the consolidated financial statements to amount to SEK 10 million.

In September 2006, the FASB issued SFAS NO. 157, Fair Value Measurements, (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value OMX AB (publ) measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements. SFAS 157 becomes effective for OMX on January 1, 2008. Upon adoption, the provisions of SFAS 157 are to be applied prospectively with limited exceptions. The Company is currently evaluating the potential impact, if any, that the adoption of SFAS 157 will have on the consolidated financial position or results of operations.

In February 2007, the FASB issued SFAS NO. 159 which provides reporting entities an option to report selected financial assets, including investment securities designated as available for sale, and liabilities, including most insurance contracts, at fair value. SFAS NO. 159 establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The standard also requires additional information to aid financial statement users’ understanding of a reporting entity’s choice to use fair value on its earnings and also requires entities to display on the face of the balance sheet the fair value of those assets and liabilities for which the reporting entity has chosen to measure at fair value. SFAS NO. 159 is effective as of the beginning of a reporting entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS NO. 157. Because application of the standard is optional, any impacts are limited to those financial assets and liabilities to which SFAS NO. 159 would be applied, which has yet to be determined, as is any decision concerning the early adoption of the standard.

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In April 2007, the FASB directed the FASB Staff to issue FSP No. FIN 39-1, Amendment of FASB Interpretation No. 39 (“FSP FIN 39-1”). FSP FIN 39-1 modifies FIN No. 39, Offsetting of Amounts Related to Certain Contracts, and permits companies to offset cash collateral receivables or payables with net derivative positions under certain circumstances. FSP FIN 39-1 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. OMX is currently evaluating the potential impact, if any, that the adoption of FSP 39-1 will have on the consolidated financial position or results of operations.

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Annex A

TRANSACTION AGREEMENT

BETWEEN

OMX AB

AND

THE NASDAQ STOCK MARKET, INC.

EXECUTION VERSION

1	THE OFFER; REGULATORY UNDERTAKING BY NASDAQ	A-3

2	RECOMMENDATION BY THE OMX BOARD OF DIRECTORS	A-4

3	OFFER DOCUMENT AND REGISTRATION STATEMENT	A-5

4	RECOMMENDATION BY THE NASDAQ BOARD OF DIRECTORS; NASDAQ SHAREHOLDERS’ MEETING	A-6

5	REGULATORY APPROVAL	A-6

6	NON SOLICITATION AND NO-SHOP	A-7

7	STANDSTILL	A-8

8	GOVERNANCE	A-8

9	SECONDARY LISTING OF NASDAQ SHARES	A-10

10	ADDITIONAL COVENANTS	A-10

11	TERMINATION	A-11

12	COSTS	A-12

13	ENTIRE AGREEMENT	A-12

14	AMENDMENTS AND WAIVERS	A-12

15	NOTICES	A-12

16	ASSIGNMENTS	A-12

17	INTERPRETATION	A-12

18	NO THIRD PARTY BENEFICIARIES	A-12

19	PARTIAL INVALIDITY	A-13

20	GOVERNING LAW AND DISPUTES	A-13

APPENDIX:

Appendix 1.1	Offer Announcement

TRANSACTION AGREEMENT

This transaction agreement (this “Agreement”) is made on May 25, 2007

BETWEEN:

(1)	The Nasdaq Stock Market, Inc., a company duly incorporated and organized under the laws of Delaware, having its principal office at One Liberty Plaza, New York, NY 10006, USA (“Nasdaq”); and

(2)	OMX AB, a company duly incorporated and organized under the laws of Sweden, with corporate registration number 556243-8001, having its principal office at Tullvaktsvägen 15, 105 78 Stockholm, Sweden (“OMX”).

Nasdaq and OMX are hereinafter collectively referred to as the “Parties” and individually as a “Party”. In this Agreement, save where the context otherwise requires, words in the singular shall include the plural, and vice versa.

BACKGROUND:

(A)	OMX has a share capital of SEK 241,280,934 divided into 120,640,467 shares (the “Shares”). The Shares are listed on the Stockholm Stock Exchange (the “SSE”), the Helsinki Stock Exchange, the Copenhagen Stock Exchange and the Iceland Stock Exchange.

(B)	Nasdaq and OMX desire to effect a strategic combination of their businesses, which they believe is in the best interests of their respective shareholders and have agreed that such combination is best effected by Nasdaq making a public tender offer to acquire all of the Shares upon the terms and conditions set forth in this Agreement (the “Offer”).

(C)	The Parties have a joint interest in making the transaction contemplated by this Agreement possible and have therefore agreed as follows.

IT IS AGREED as follows:

1	THE OFFER; REGULATORY UNDERTAKING BY NASDAQ

1.1	No later than on May 25, 2007 (the “Announcement Date”) Nasdaq shall announce an offer (the “Offer”) to the OMX shareholders to tender all of the Shares on the terms and conditions set forth in the press release attached as Appendix 1.1 (the “Offer Announcement”), by way of public announcement of the Offer Announcement.

1.2	The completion of the Offer shall be conditional only upon the satisfaction of the conditions in the Offer Announcement (the “Offer Conditions”). Any waiver by Nasdaq of Offer Conditions 1, 3 or 6 shall require the prior written consent of OMX (such consent not to be unreasonably withheld or delayed), except that no waiver of Offer Condition 1 shall require such prior written consent of OMX if, when the condition is waived, the Offer is accepted to such an extent that Nasdaq becomes the owner of shares representing at least 67% of the outstanding shares of OMX on a fully diluted basis. Any other Offer Condition may be unilaterally waived by Nasdaq. Nasdaq may withdraw the Offer only in accordance with the Takeover Rules (as defined in Section 1.5).

1.3	The acceptance period for the Offer (the “Acceptance Period”) shall be that set forth in the Offer Announcement. Nasdaq shall extend the Acceptance Period in accordance with the Takeover Rules if, at the expiration of the Acceptance Period or any extension thereof, the Offer Conditions set forth in the Offer Announcement shall not have been satisfied or waived, provided, however, that Nasdaq may in its sole discretion elect to not extend the Acceptance Period (or any extension thereof) if (i) any of the Offer Conditions (other than Offer Condition 1) is not fulfilled and cannot be fulfilled, (ii) the OMX Board Recommendation (as defined in Section 2.1) has been withdrawn or substantially changed, (iii) OMX provides its prior written consent thereto, or (iv) this Agreement has terminated in accordance with Section 11.1.

1.4	The Offer shall be consummated (the “Closing”) promptly upon Nasdaq’s public announcement that the Offer is declared unconditional following either the full satisfaction of, or (provided that acceptances of the Offer thereby become irrevocable) Nasdaq’s waiver of, the Offer Conditions (the “Declaration of Unconditionality”), and Nasdaq shall exchange and pay for all the Shares tendered and not withdrawn in accordance with applicable law, promptly following the acceptance of Shares for exchange and payment pursuant to the Offer.

1.5	In accordance with the Act on Public Takeover Offers on the Stock Market (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden) (the “Takeover Act”), Nasdaq has in a written undertaking to the SSE agreed to comply with the SSE’s Rules regarding Public Takeover Offers on the Stock Market (Sw. Stockholmsbörsens regler rörande offentliga uppköpserbjudanden på aktiemarknaden (2007-04-01)) and the Swedish Securities Council’s (Sw. Aktiemarknadsnämnden) (the “Securities Council”) rulings regarding interpretation and application thereof (together, the “Takeover Rules”), and to submit to the sanctions that may be imposed by the SSE upon violation of the Takeover Rules.

2	RECOMMENDATION BY THE OMX BOARD OF DIRECTORS

2.1	The board of directors of OMX (the “OMX Board”) has held a meeting at which the OMX Board unanimously (i) resolved to recommend that holders of the Shares accept the Offer (the “OMX Board Recommendation”) and (ii) approved that OMX makes a public announcement of the OMX Board Recommendation in the Offer Announcement. The OMX Board Recommendation shall be included in the Offer Announcement.

2.2	OMX undertakes to make a public announcement of its full recommendation that shareholders of OMX accept the Offer as soon as practicable, but in any event no later than June 1, 2007.

2.3	The OMX Board Recommendation may not be withdrawn or substantially changed by the OMX Board unless, prior to Declaration of Unconditionality, (i) OMX has complied in all material respects with Section 6 of this Agreement and a Superior Offer (as defined in Section 6.5) is made for the Shares by a third party, (ii) an Nasdaq Material Adverse Change has occurred and is continuing, or (iii) information made public by Nasdaq or disclosed by Nasdaq to OMX is materially inaccurate, incomplete or misleading or Nasdaq has failed to make public any material information which should have been made public by it, and, as a result of the event described in clauses (i), (ii) or (iii) above, OMX’s Board determines in good faith after consultation with its outside financial and legal advisors that not withdrawing or changing the OMX Board Recommendation would reasonably be likely to be inconsistent with the OMX Board’s fiduciary obligations to its shareholders under applicable laws or the Takeover Rules.

2.4	OMX hereby consents to the Offer, solely on the terms and conditions set forth in the Offer Announcement, for purposes of Section 7 below.

2.5	An “Nasdaq Material Adverse Change” is any material adverse change in Nasdaq’s financial position or operations that has occurred after the announcement of the Offer and that materially adversely affects, or could reasonably be anticipated to have such effect on, Nasdaq’s liquidity, sales, results or equity and which could not have been reasonably known or anticipated by OMX at the time of the announcement of the Offer; provided, however, that the following shall not be considered in determining whether such a material adverse change has occurred: (A) any change or development in economic, business, political or securities markets conditions generally (including any such change or development resulting from acts of war, terrorism or natural disasters), except that any change or development that, relative to other participants in Nasdaq’s industry, disproportionately impacts the liquidity, sales, results or equity of Nasdaq shall be so considered in determining whether a material adverse change has occurred, (B) any change or development to the extent resulting from the execution or announcement of the Offer or the transactions contemplated thereby, or (C) any changes in laws, rules or regulations.

3	OFFER DOCUMENT AND REGISTRATION STATEMENT

3.1	As soon as practicable after the Announcement Date, Nasdaq shall prepare and file an offer document (Sw. Erbjudandehandling) or a prospectus relating to the Offer (together with any amendments and supplements thereto, the “Offer Document”) with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) (the “SFSA”), which, after approval and registration by the SFSA (and, where applicable, passporting to other jurisdictions where OMX’s shares are listed), shall be posted to the holders of the Shares. The Offer Document shall be prepared in accordance with the Takeover Rules, the Takeover Act and the Swedish Financial Instruments Trading Act (Sw. Lagen (1991:980) om handel med finansiella instrument) (the “Trading Act”).

3.2	As soon as practicable after the Announcement Date, Nasdaq shall prepare and file a combined registration statement and proxy statement on Form S-4, which shall also contain a prospectus through which the Offer will be made in the United States (together with the proxy statement/prospectus included therein and with any amendments and supplements thereto, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”). The Registration Statement will (i) register the offer and sale of the shares of Common Stock, par value $.01 per share, of Nasdaq to be offered to OMX shareholders pursuant to the Offer (the “Consideration Shares”) and (ii) serve as a proxy statement in connection with the Nasdaq Shareholders’ Meeting (as defined in Section 4.4). All information supplied by or on behalf of Nasdaq for inclusion or incorporation by reference in the Registration Statement or the Offer Document will comply as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the Takeover Rules.

3.3	As soon as practicable after the Announcement Date, OMX shall furnish all information concerning it, its Affiliates (as defined below) and the holders of its Shares as Nasdaq may reasonably request in connection with the preparation of the Registration Statement and the Offer Document. In furtherance of the foregoing, OMX shall supply such audited consolidated financial statements (and any reports, attestations or similar documents by OMX’s auditor to be included in the Registration Statement or the Offer Document) to Nasdaq for inclusion in the Registration Statement as are necessary and appropriate to comply as to form in all material respects with the accounting requirements and other rules and regulations applicable to the Offer Document and the Registration Statement, including but not limited to the rules and regulations of the SEC, the Takeover Act, the Takeover Rules and the Trading Act, which audited financial statements shall be prepared in accordance with OMX’s normally applied accounting standards and US GAAP and shall fairly present the financial condition of OMX as of the respective dates thereof and the consolidated results of operations and cash flows of OMX for the respective periods then ended. All information supplied by or on behalf of OMX for inclusion or incorporation by reference in the Registration Statement or the Offer Document will comply as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or the Takeover Rules.

3.4	“Affiliate” means, as applied to any person, any other person directly or indirectly controlling, controlled by or under common control with that person, where “control” (including correlative meanings) as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through ownership of voting securities or by contract or otherwise.

3.5	OMX agrees to draft the sections of the Registration Statement and the Offer Document that contain a description of OMX and undertakes to provide Nasdaq with a written statement from the OMX Board, to be included in the Offer Document to the extent required by applicable law or the Takeover Rules, to the effect that the information regarding OMX in the Offer Document has been reviewed by the OMX Board and that it is the opinion of the OMX Board that such description provides an accurate and fair—although not complete—picture of OMX.

3.6

OMX and its financial advisors and outside legal counsel shall be given the opportunity to review and comment on the Offer Document and the Registration Statement before each is filed with the SFSA and the SEC, respectively, and made publicly available. Nasdaq will promptly provide in writing to OMX and its outside legal counsel any comments of the SFSA and the SEC with respect to (i) the Offer Document and (ii) the Registration Statement, respectively, as applicable and OMX shall cooperate with Nasdaq in preparing responses to such comments

3.7	OMX hereby acknowledges that the preparation and filing with the SEC of the Registration Statement could be a lengthy process taking up to approximately three months and that the SEC review and clearance of the Registration Statement could be a lengthy process taking up to an additional approximately three months, and that Nasdaq will consequently have to apply to the Swedish Securities Council for exemption from the time limit under the Takeover Rules for preparation and filing with the SFSA of the Offer Document.

4	RECOMMENDATION BY THE NASDAQ BOARD OF DIRECTORS; NASDAQ SHAREHOLDERS’ MEETING

4.1	The board of directors of Nasdaq (the “Nasdaq Board”) has held a meeting at which the Nasdaq Board unanimously resolved to (i) approve, initiate and consummate the Offer upon the terms and subject to the conditions herein, (ii) recommend that its shareholders vote in favor of the issuance of the Consideration Shares and approval of the amendment to Nasdaq’s certificate of incorporation referred to in Section 8.1 (the “Nasdaq Board Recommendation”) and (iii) authorize the public announcement of the Nasdaq Board Recommendation in the Offer Announcement.

4.2	The Nasdaq Board Recommendation may not be withdrawn or substantially changed by the Nasdaq Board, unless, prior to Declaration of Unconditionality, there has been a OMX Material Adverse Change and as a result Nasdaq’s Board determines in good faith after consultation with its outside financial and legal advisors that not withdrawing or changing the Nasdaq Board Recommendation would reasonably be likely to be inconsistent with the Nasdaq Board’s fiduciary obligations to its shareholders under applicable laws.

4.3	A “OMX Material Adverse Change” is any material adverse change in OMX’s financial position or operations that has occurred after the announcement of the Offer and that materially adversely affects, or could reasonably be anticipated to have such effect on, OMX’s liquidity, sales, results or equity and which could not have been reasonably known or anticipated by Nasdaq at the time of the announcement of the Offer; provided, however, that the following shall not be considered in determining whether such a material adverse change has occurred: (A) any change or development in economic, business, political or securities markets conditions generally (including any such change or development resulting from acts of war, terrorism or natural disasters), except that any change or development that, relative to other participants in OMX’s industry, disproportionately impacts the liquidity, sales, results or equity of OMX shall be so considered in determining whether a material adverse change has occurred, (B) any change or development to the extent resulting from the execution or announcement of the Offer or the transactions contemplated thereby, or (C) any changes in laws, rules or regulations.

4.4	As promptly as practicable after the Registration Statement is declared effective by the SEC, Nasdaq shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders (the “Nasdaq Shareholders’ Meeting”) for the purpose of obtaining the approval of the issuance of the Consideration Shares and the amendment to its certificate of incorporation referred to in Section 8.1 (the “Required Nasdaq Vote”) and shall use its reasonable efforts to solicit such approval. Nasdaq shall not be subject to the requirements of the previous sentence if (i) the Nasdaq Board shall have withdrawn or substantially changed the Nasdaq Board Recommendation as provided in Section 4.2 or (ii) if the OMX Board Recommendation has been withdrawn or substantially changed.

5	REGULATORY APPROVAL

5.1	As set forth in Offer Condition 6, the Offer is conditional upon obtaining all necessary approvals from public authorities, including regulatory authorities, on terms reasonably acceptable to Nasdaq (the “Regulatory Approvals”).

5.2	The Parties undertake to cooperate and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things nececessary, proper or advisable to obtain the Regulatory Approvals required to complete the Offer.

6	NON SOLICITATION AND NO-SHOP

6.1	Subject to Section 6.2, each of OMX and Nasdaq agrees that it will not, and it will cause its Affiliates not to, directly or indirectly: (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal (as defined in Section 6.4), or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding itself or its respective businesses and Affiliates to any person in connection with or in response to an Acquisition Proposal, or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, agreement, commitment, understanding or transaction with any person relating to any transaction which could be an Acquisition Proposal.

6.2	Notwithstanding the provisions of Section 6.1 the Parties agree that, prior to Declaration of Unconditionality, Section 6.1 shall not prohibit OMX or Nasdaq from engaging in negotiations or discussions with, or furnish any information regarding itself or its respective businesses and Affiliates to, any person that has made a bona fide unsolicited written Acquisition Proposal if: (i) neither OMX or Nasdaq (as applicable) nor any of its respective officers, directors, employees and representatives (collectively “Representatives”) has previously violated any of the restrictions set forth in Section 6.1; (ii) the OMX Board or the Nasdaq Board (as applicable) has determined in good faith by a majority vote, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is or is reasonably likely to result in a Superior Offer (as defined in Section 6.5); (iii) the OMX Board or the Nasdaq Board (as applicable) concludes in good faith, after having taken into account the advice of its financial advisors and outside legal counsel, that a failure to take such action would reasonably be likely to be inconsistent with the fiduciary obligations of the OMX Board or the Nasdaq Board (as applicable) to its shareholders under applicable law or stock exchange regulation, including, but not limited to, the Takeover Rules; and (iv) at least simultaneously with furnishing any such information to such person, OMX or Nasdaq (as applicable) furnishes such information to the other Party (provided that the information has not previously been furnished to the other Party). Without limiting the generality of the foregoing, each of OMX and Nasdaq acknowledges and agrees that any violation, or the taking of any action inconsistent with, any of the restrictions set forth in the preceding sentence by any of its Representatives shall be deemed to constitute a breach of Section 6.1 by it.

6.3	If a Party receives: (i) an Acquisition Proposal; (ii) an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal; or (iii) a request for non public information regarding itself; then such Party shall immediately, and in any event not later than within 24 hours, after receipt thereof, advise the other Party orally and in writing of the received information, including the identity of the person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof. The relevant Party shall keep the other Party fully and promptly informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto. This Section 6.3 shall apply only to the extent permissible under applicable laws, stock exchange regulations and the Takeover Rules.

6.4	“Acquisition Proposal” means with respect to a given Party, excluding the transaction contemplated by this Agreement, (i) any inquiry, proposal or offer from any Person or group of Persons for a merger, reorganization, consolidation, share exchange, tender offer, business combination, recapitalization, liquidation, dissolution or similar transaction involving such Party (or any subsidiary or subsidiaries of such Party whose business constitutes 20% or more of the net revenues, net income or assets of such Party and its subsidiaries, taken as a whole), (ii) any proposal for the issuance by such Party of over 20% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of such Party or its subsidiaries.

6.5

“Superior Offer” means with respect to a given Party, an unsolicited, bona fide written offer by a third party to engage in a transaction referred to in the definition of Acquistion Proposal (except that the references therein to 20% shall be deemed to be a reference to two-thirds) (i) on terms which the OMX Board or

Nasdaq Board (as applicable) determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable from a financial point of view to its shareholders than the transaction contemplated by this Agreement, taking into account all the terms and conditions of such proposal and (ii) that the OMX Board or Nasdaq Board (as applicable) believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

6.6	Each of OMX and Nasdaq shall immediately terminate any discussions ongoing as of the date of this Agreement with any person that relate to any Acquisition Proposal.

7	STANDSTILL

Except as contemplated by this Agreement, each Party will not and will procure that its Representatives and any person acting in concert with it will not, directly or indirectly, either alone or acting in concert with others, without the other Party’s prior written consent at any time until the earlier of (i) nine months of termination of the Agreement pursuant to Section 11 of this Agreement, and (ii) December 31, 2008, acquire or offer to acquire, or cause another person to acquire or offer to acquire, an interest in any shares or other securities of the other Party or enter into an agreement or arrangement (whether or not legally binding) or do or omit to do any act as a result of which it or any person may acquire an interest in any shares or other securities of the other Party; provided, however, that this Section 7 (i) shall not be binding, and shall have no further force and effect, upon the consummation of the Offer, and (ii) shall not prevent Nasdaq from taking any of the foregoing actions (other than to acquire or offer to acquire, or cause another person to acquire or offer to acquire, an interest in any shares or other securities of OMX outside of a takeover offer) in connection with making and consummating a takeover offer for all of the Shares (including by way of a tender offer) and acquiring any Shares tendered or otherwise received in connection therewith following announcement by a third party of an Acquisition Proposal, or an intention to make an Acquisition Proposal, with respect to OMX (with all references in the definition of “Acquisition Proposal” to 20% deemed to be references to “two-thirds”).

8	GOVERNANCE

8.1	Corporate Name

The Parties agree that after Closing, the corporate name of Nasdaq shall be changed to The NASDAQ OMX Group, Inc. (“Nasdaq OMX Group”). Nasdaq shall seek approval at the Nasdaq Shareholders’ Meeting of an amendment to its certificate of incorporation to approve such change of name. If for any reason such change is not approved, Nasdaq shall take such actions as shall be reasonably requested by OMX to ensure that after the Closing Nasdaq trades under the name “Nasdaq OMX Group.”

8.2	Board of Directors of Nasdaq

8.2.1	As of the Closing, the Nasdaq Board will consist of fifteen directors, comprised of nine individuals from (or nominated by) the Nasdaq Board as of immediately prior to the Closing, Nasdaq’s CEO and five individuals from (or proposed for nomination by) the OMX Board as of immediately prior to the Closing. With respect to the individuals from (or proposed for nomination by) the OMX Board, such individuals must be reasonably acceptable to Nasdaq and four of such individuals must be “independent” for purposes of Nasdaq’s director independence standards.

8.2.2	The Chairman of Nasdaq OMX Group shall represent the global span of the merged Nasdaq and OMX. The Parties shall utilize Nasdaq’s recruitment tool “BoardRecruiting.com” and a well-reputed search firm to identify internal and external candidates; provided, that it is the Parties’ belief that the appropriate size of the Nasdaq Board is 15 directors. OMX and Nasdaq shall each have the right to nominate candidates for Chairman.

8.2.3

The Deputy Chairman of the Board of Directors of Nasdaq shall for the two years following Closing be one of the five individuals from (or proposed for nomination by) the OMX Board as of immediately prior to the Closing contemplated by Section 8.2.1. Nasdaq shall use its reasonable best efforts to comply with the foregoing for a two-year period following the Closing, such efforts to include procuring an appropriate amendment to the by-laws to provide for such two-year term of such individual as Deputy Chairman.

8.2.4	As of the Closing, OMX may elect to have one-third of the members of each Committee of the Nasdaq Board be selected from the directors selected from (or proposed for nomination by) the OMX Board as contemplated by Section 8.2.1, subject to applicable law, regulation or stock exchange listing standard.

8.2.5	Nasdaq shall take such action as shall be necessary to ensure that, as of the Closing, three individuals nominated by OMX shall become members of the Nominating Committee of Nasdaq.

8.2.6	The composition of the local Board of OMX Exchanges Ltd. will remain unchanged following Closing. The Parties do not anticipate any changes to the governance of Nasdaq Exchange as of Closing.

8.3	Senior Management of Nasdaq

8.3.1	The Chief Executive Officer of Nasdaq as of the Closing shall be the Chief Executive Officer of Nasdaq as of immediately prior to the Closing.

8.3.2	The President of Nasdaq as of the Closing shall be the Chief Executive Officer of OMX as of immediately prior to the Closing.

8.4	OMX Employee Equity

OMX shall take such action as necessary, including using reasonable efforts to obtain any consent that may be required from any holder of any option to purchase Shares (an “Option”), such that, immediately prior to the Closing, (x) each Option granted under OMX’s Global Employee Stock Option Program for the 2000, 2001 and 2002 that is outstanding and unexercised immediately prior to the Closing shall vest and be exercisable immediately prior to the Closing and (y) any Option that has not been exercised on or prior to the Closing shall be canceled as of the Closing, and Nasdaq shall, on the later of January 31, 2008 and 30 days after Closing, and subject to the option holder not having been terminated for cause or having voluntarily terminated his or her employment with the Nasdaq OMX Group prior thereto, pay the holder thereof, in consideration for such cancellation, an amount in cash, without interest and less withholdings specified under “Consideration Per Share Under Option” for the applicable program year:

Grant Date	Consideration Per Share Under Option	Number of Outstanding Options
June 2000	SEK 0	415,736
June 2001	SEK 33	329,121
July 2002	SEK 137	172,931

Each holder of a Share purchased as a result of the exercise of any Option prior to Closing shall be entitled to elect to receive the same consideration as offered to any holder of a Share.

The OMX Board shall take all such actions necessary under OMX’s Share Match Plan 2006 (“2006 Plan”) and Share Match Plan 2007 (“2007 Plan”) such that each Share subject to vesting or other lapse restrictions pursuant to the 2006 Plan or the 2007 Plan (collectively, “Restricted Shares”) immediately prior to the Closing shall vest and become free of restrictions as of the Closing and become entitled, subject to the terms of this Section 8.4, in respect of each individual Share to receive an amount of cash equal to the Cash Consideration (as defined in the Offer Announcement) for (A) 3.75 Shares in respect of each Restricted Share under the 2006 Plan and (B) the number of Restricted Shares subject to each award granted under the 2007 Plan that equals the maximum number of Invested Shares (as such term is used in the 2007 Plan) each holder was entitled to purchase in accordance with the current terms of the 2007 Plan. Subject to the option holder not having been terminated for cause or having voluntarily terminated his or her employment with Nasdaq OMX Group prior thereto, the holder shall receive such equivalent Cash Consideration amount on the later of January 31, 2008 and 30 days after Closing. The Cash Consideration with respect to any Restricted Shares with respect to which all of the foregoing conditions are not satisfied will be deemed forfeited as of the Closing and will not be paid to such Restricted Share holder.

8.5	Organization Post Closing

Nasdaq and OMX shall prior to issuing and filing the Offer Document agree on the organization and senior management positions for the Nasdaq OMX group.

9	SECONDARY LISTING OF NASDAQ SHARES

The Parties agree that after Closing, Nasdaq shall apply for a secondary listing on the OMX Nordic Exchange.

10	ADDITIONAL COVENANTS

10.1	Reasonable Best Efforts

The Parties shall cooperate with each other and use, and shall cause their Affiliates to use, their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable law and stock exchange regulation, including, but not limited to, the Takeover Rules, to consummate and make effective the Offer and the transaction contemplated by this Agreement as soon as practicable. Without limiting the generality of the foregoing, neither Party shall take any action to the extent such action would reasonably be expected to prevent, materially impede or materially delay the consummation of the Offer.

10.2	Indemnification; Directors’ and officers’ insurance

From and after the Closing, Nasdaq shall (i) indemnify and hold harmless, and provide advancement of expenses to (subject to (a) repayment if indemnification is not required under this provision and (b) a written undertaking by each person covered under this provision to provide such repayment), all current directors and senior officers of OMX to the fullest extent permitted by law in each case for acts or omissions occurring at or prior to the Closing in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby (but in no case for acts or omissions resulting from gross negligence or willful misconduct), and (ii) for a period of six (6) years from the Closing, Nasdaq shall, at its sole option, either (x) (a) cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by OMX or (b) substitute therefore third-party policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous in the aggregate than the current policies or (y) purchase a “tail policy” of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous in the aggregate than the current policies, in each case with respect to matters arising on or before the Closing; provided, however, that after the Closing, Nasdaq shall not be required to pay in respect of any one policy year more than 200% of the last annual premium paid by OMX prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for 200% of such last annual premium; and further provided that if Nasdaq elects to purchase a “tail policy” and the same coverage costs more than 200% of such last annual premium, Nasdaq shall purchase the maximum amount of coverage that can be obtained for 200% of such last annual premium. This Section 10.2 is intended to benefit, and shall be enforceable by, each current director and senior officer of OMX. This Section 10.2 shall apply only to the extent permissible under applicable laws, stock exchange regulations and the Takeover Rules.

10.3	Information

Each of Nasdaq and OMX shall promptly notify the other Party orally and in writing of the occurrence or existence of any circumstance or event which may affect the satisfaction of any of the Offer Conditions or which may otherwise affect the consummation of the Offer and the transaction contemplated by this Agreement.

10.4	Public Announcements

Neither Nasdaq, OMX nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Offer, this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (such consent not to be unreasonably withheld), except (a) as may be required by applicable law or stock exchange regulation, including, but not limited to, the Takeover Rules, in which case reasonable efforts to consult between the Parties is required to the extent practicable, or (b) in the ordinary course in connection with the investor relations practices of Nasdaq or OMX.

10.5	Financing

In each case to the extent permitted by applicable law and at Nasdaq’s expense, OMX and its subsidiaries shall use reasonable best efforts, and shall use reasonable best efforts to cause each of their Representatives, to assist and cooperate with Nasdaq in connection with their efforts to obtain the proceeds of any financing that Nasdaq seeks in connection with the Offer, including (i) causing appropriate Representatives to be available on reasonable advance notice to meet and cooperate with prospective lenders, investors and rating agencies, (ii) assisting with the preparation of materials required for the financing of the Offer (including those required by the SEC), (iii) causing its independent accountants to provide reasonable assistance to Nasdaq, including providing consent to Nasdaq to use their audit reports and any reviews of interim period financial statements and to provide any necessary “comfort letters,” (iv) using reasonable efforts to cause its attorneys to provide reasonable assistance to Nasdaq, including to provide any necessary and customary legal opinions, (v) requesting any necessary rating agencies’ confirmations or approvals and (vi) executing and delivering any other requested certificates or documents. OMX shall provide to Nasdaq (a) within 90 days after the most recent fiscal year-end, the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of OMX and (b) as soon as reasonably possible, unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of OMX for each fiscal quarter of the then current fiscal year ending more than 60 days prior to the Closing, in both cases in accordance with IFRS.

10.6	Compliance with applicable law and regulation

Each of Nasdaq and OMX undertakes to comply with applicable law and stock exchange regulation, including, but not limited to, the Takeover Act, the Takeover Rules, the Securities Council’s rulings regarding interpretation and application of the Takeover Rules, the Securities Act and the Exchange Act.

11	TERMINATION

11.1	This Agreement may be terminated:

11.1.1	by mutual written consent of both Parties;

11.1.2	by either OMX or Nasdaq if the Offer lapses or is withdrawn; or

11.1.3	by either OMX or Nasdaq if the Declaration of Unconditionality has not occurred by February 29, 2008.

11.2	This Agreement shall automatically terminate if the OMX Board Recommendation or if, prior to the Required Nasdaq Vote, the Nasdaq Board Recommendation is withdrawn in accordance with Section 2.3 or 4.2, as applicable.

11.3	In the event of the termination of this Agreement under Sections 11.1 or 11.2, this Agreement shall be of no further force or effect, provided, however that (i) Sections 7, 11.3, 12, and 20 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party from any liability for any material breach of any warranty, covenant or other provision in this Agreement.

12	COSTS

12.1	Except as provided in Sections 12.2 and 12.3 below, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated thereby (including actual costs from outside advisors to the Parties but excluding internal management time and effort) (the “Offer Expenses”) shall be paid by the Party incurring such Offer Expenses, whether or not the Offer is consummated.

12.2	Notwithstanding Section 12.1, if OMX is in breach (other than in immaterial respects) of this Agreement, then OMX shall reimburse Nasdaq for its Offer Expenses up to a maximum amount of USD fifteen (15) million.

12.3	Notwithstanding Section 12.1, if Nasdaq is in breach (other than in immaterial respects) of this Agreement, then Nasdaq shall reimburse OMX for its Offer Expenses up to a maximum amount of USD fifteen (15) million.

13	ENTIRE AGREEMENT

Each of the Parties to this Agreement confirms that this Agreement represents the entire understanding and constitutes the whole agreement between the Parties in relation to its subject matter and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Representative of either of the Parties, except the Confidentiality Agreement between the Parties, dated March 12, 2007, as amended.

14	AMENDMENTS AND WAIVERS

This Agreement may only be amended by an instrument in writing duly executed by the Parties. No change, termination, modification or waiver of any provision, term or condition of this Agreement shall be binding on the Parties, unless it is made in writing.

15	NOTICES

15.1	All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been received by a Party when: (i) delivered by post, unless actually received earlier, on the third business day after posting, if posted with inland mail, or the fifth Business Day, if posted with international mail; or (ii) delivered by hand, on the day of delivery.

15.2	All such notices and communications shall be addressed to the Parties’ respective addresses set out in the Introductory section of this Agreement, or to such other addresses as may be given by written notice in accordance with this Section.

16	ASSIGNMENTS

This Agreement shall be binding upon and inure to the benefit of the successors of the Parties but shall not be assignable by any of the Parties without the prior written consent of the other Party.

17	INTERPRETATION

The headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement.

18	NO THIRD PARTY BENEFICIARIES

Except as otherwise provided in Sections 8.4 and 10.2, this Agreement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder.

19	PARTIAL INVALIDITY

If any provision of this Agreement or the application of it shall be declared or deemed void, invalid or unenforceable in whole or in part for any reason, the Parties shall amend this Agreement as shall be necessary to give effect to the spirit of this Agreement so far as possible. If the Parties fail to amend this Agreement, the provision which is void, invalid or unenforceable, shall be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

20	GOVERNING LAW AND DISPUTES

20.1	This Agreement shall be governed by and construed in accordance with the laws of Sweden.

20.2	Any dispute, controversy or claim arising out of, or in connection with, this Agreement, or the breach, termination or invalidity of the Agreement, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

20.3	The place of arbitration shall be Stockholm, Sweden.

20.4	The language to be used in the arbitral proceedings shall be English.

20.5	The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the written consent of all Parties hereto.

20.6	In case this Agreement or any part of it is assigned or transferred to a third party, such third party shall automatically be bound by the provisions of this arbitration clause.

This Agreement has been duly executed in two (2) original copies, of which each of the Parties has taken one (1) copy.

Friday May 25, 2007

THE NASDAQ STOCK MARKET, INC.	OMX AB

/s/ Robert Greifeld	/s/ Magnus Böcker
Robert Greifeld	Magnus Böcker

President and Chief Executive Officer	President and Chief Executive Officer

/s/ Kristine Schauman
Kristine Schauman

Chief Financial Officer

Appendix 1.1

NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION INTO OR IN AUSTRALIA, CANADA, JAPAN OR THE REPUBLIC OF SOUTH AFRICA

Part I—Summary

Joint Press Release, 25 May, 2007

NASDAQ AND OMX TO COMBINE

The Leading Innovators in the Exchange Industry to Create the

World’s Premier Exchange and Technology Company

Combination Recommended by both OMX and NASDAQ Boards and

Supported by Key OMX and NASDAQ Shareholders

The boards of directors of The NASDAQ Stock Market, Inc. (“NASDAQ”) and OMX AB (publ) (“OMX”) jointly announce that they have entered into an agreement (the “Transaction Agreement”) to combine the two companies (the “Combination” or the “Transaction”), creating the world’s premier exchange and technology company. The Combination will create the largest global network of exchanges and exchange customers linked by technology. The Combination will provide significant benefits for customers, shareholders and other stakeholders in both companies.

The new group, to be called The NASDAQ OMX Group (the “Combined Group”), brings together two companies with a common culture and vision of innovation, competitiveness and pioneering technological expertise. NASDAQ OMX Group combines two highly complementary businesses, uniting NASDAQ’s leading global brand, highly efficient electronic trading platform and track record of customer focused innovation with OMX’s global technology services platform and customer base, efficient Nordic Exchange, derivatives capabilities and track record of successful cross-border exchange integrations.

The Combination will be effected through a cash and stock tender offer (the “Offer”) by NASDAQ for all outstanding shares in OMX. The consideration offered is equivalent to 0.502 new NASDAQ shares plus SEK94.3 in cash for each OMX share. Based on NASDAQ’s closing price on 23 May, 2007, the Offer values OMX at SEK208.1 per share1, equivalent to SEK25.1 billion ($3.7 billion) and represents a premium of 19 percent to the closing price of SEK174.5 per OMX share on 23 May, 2007, the last full trading day prior to the announcement of the Offer and a premium of 25 percent to the volume weighted average price of SEK165.9 per OMX share over the 20 trading days up to and including 23 May, 2007.

Robert Greifeld, Chief Executive Officer of NASDAQ, commented:

“The future of exchanges is about technology, flexibility and scale. NASDAQ and OMX together deliver all of these benefits. Our technology leadership and track record in linking trading platforms means we will offer issuers and investors unique benefits which were not available in one company until now. This combination provides our organizations with the ability to grow and accelerate the global flow of equity capital. At the same time, it provides us with an excellent platform for further expansion into derivatives and other asset classes. Our organizations bring together very complementary businesses, and we see many new opportunities for growth in an era of unprecedented change and development for exchanges.”

1 Based on NASDAQ’s closing share price of $33.19 on 23 May, 2007, the last full trading day prior to the announcement of the Offer, and a SEK/$ exchange rate of 6.83

Magnus Böcker, Chief Executive Officer of OMX, commented:

“This combination creates a new leader in the exchange industry. By utilizing the combined entities’ joint expertise and competencies we will create an outstanding platform for future growth. Issuers, members, information vendors and investors on both NASDAQ and OMX Nordic Exchange will all benefit from its new global context. The combination also provides benefits for OMX’s global technology customer base, as it enables an increased focus on research and product development in the most important and fastest growing areas of the exchange technology market.”

H. Furlong Baldwin, Chairman of NASDAQ, commented:

“We are each coming at this combination from a position of strength. At NASDAQ, we are privileged to be partnering with such a reputable institution as the OMX.”

Urban Bäckström, Chairman of OMX, commented:

“For OMX, as a company that has always been known for its innovative and ground-breaking approach within the exchange industry, this is the natural next step. This will also strengthen the Nordic region as a financial center.”

The Combined Group will have 2,349 employees in 22 countries with pro forma revenues for the financial year 2006 of more than $1.2 billion (SEK8.3 billion). The relative values of the companies under the terms of the Offer and based on NASDAQ’s closing share price as of 23 May, 2007 are 58 percent NASDAQ and 42 percent OMX. The pro forma market capitalization of The NASDAQ OMX Group will be approximately $7.1 billion (SEK48.6 billion)2, of which NASDAQ shareholders will own approximately 72 percent and OMX shareholders will hold approximately 28 percent as a result of the cash component of the Offer.3

The Combined Group will be governed by representatives from both NASDAQ and OMX under the leadership of Robert Greifeld, who will serve as Chief Executive Officer and Magnus Böcker, who will serve as President. The board of directors of the Combined Group will consist of 15 members, including nine representatives from NASDAQ, five representatives from OMX and the Chief Executive Officer of the Combined Group. The NASDAQ OMX share will be listed on NASDAQ and on OMX Nordic Exchange.

The Combination is unanimously recommended by the boards of directors of each of OMX and NASDAQ. Investor AB, Nordea Bank AB and Magnus Böcker, together representing approximately 16.6 percent of OMX’s current issued ordinary share capital, have entered into irrevocable undertakings to accept the Offer and, if a mix and match facility is included in the Offer, depending on the structure and the terms of the facility, they will elect to receive all shares, subject to proration. Olof Stenhammar & Company, representing approximately 1.6 percent of OMX’s current issued ordinary share capital, has expressed its support for the Combination and its intention to become a long term shareholder in the Combined Group. In addition, Hellman & Friedman, Silver Lake Partners, and Robert Greifeld have each agreed to vote their shares in favor of certain matters related to the Offer at the related NASDAQ shareholders’ meeting, subject to the terms of NASDAQ’s certificate of incorporation.

The Combination will create:

•

PREMIER GLOBAL EXCHANGE COMPANY: NASDAQ is the premier US equities exchange, handling more shares and listing more companies than any other US exchange. NASDAQ’s open and innovative market platform is the first choice for issuers as well as investors. OMX Nordic Exchange is a highly integrated, efficient equities and derivatives market for leading European companies. Together, the NASDAQ and OMX exchanges will process an average daily volume of 7.4 million trades, representing a value of approximately $61 billion (SEK418 billion). The NASDAQ and OMX exchanges will have approximately 4,000 companies listed from 39 countries with an aggregate market capitalization of approximately $5.5 trillion (SEK37.6 trillion);

2 Based on NASDAQ’s closing price of $33.19 as of 23 May, 2007 and approximately 60.6 million new NASDAQ shares issued in the Offer assuming full subscription of the Offer by OMX shareholders

3 Pro forma ownership assumes full subscription of the Offer

•

WORLD EXCHANGE TECHNOLOGY LEADER: OMX has been a pioneer in creating a truly integrated cross-border stock market. OMX also has created a world-renowned technology customer base of equity, debt, and derivatives exchanges with 60 clients in 50 countries worldwide, including Hong Kong, Singapore, Australia, and the US. NASDAQ pioneered electronic trading, and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the US. Together, the Combined Group will provide the technology for the world’s increasingly competitive and demanding capital markets;

•

INCREASED VISIBILITY AND ACCESS TO THE GLOBAL INVESTMENT MARKETPLACE FOR ISSUERS: Issuers will be associated with an innovative, future-focused company with blue-chip peers in all industry sectors. Listed companies will have access to a broad base of investors and deep pools of liquidity;

•

A HIGHLY COMPETITIVE DERIVATIVES MARKET OFFERING: OMX Nordic Exchange is Europe’s third largest marketplace for trading and clearing equity-related derivatives. OMX’s Nordic distribution network is extended through an international network of links to cooperating exchanges and clearinghouses. OMX’s technology solutions are also being used by other leading derivatives exchanges around the world and will be a key asset in the Combined Group’s opportunities to capture the high growth in derivatives trading globally;

•

ENHANCED STRATEGIC OPPORTUNITIES: The Combined Group will be the partner of choice for future cooperation and consolidation opportunities and have increased financial and managerial resources. The combined entity will be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation, in Europe, emerging markets, the Americas and Asia; and

•

SIGNIFICANT SYNERGY POTENTIAL: Both parties believe the Combination will create substantial value for shareholders, with total pre-tax annual synergies estimated at $150 million (SEK1,025 million). Of this amount, $100 million (SEK683 million) constitutes estimated cost synergies and $50 million (SEK342 million) estimated revenue synergies. Cost synergies will be realized through the rationalization of IT systems and data centres, rationalization of non-IT functions, and reduced capital and procurement expenditure. Revenue synergies will be achieved through the creation of deeper liquidity pools, increased cross-border trading, increased international listings, packaged data products and enhanced technology sales.

The Combination is expected to create substantial value for shareholders and to be accretive to earnings per share in 2009.

This summary should be read in conjunction with the text of the attached full announcement.

A joint press and analyst conference regarding the Offer and Combination of NASDAQ and OMX will be held today at 10.00am CET at OMX Headquarters, Tullvaktsvägen 15, Stockholm. If you are unable to attend the meeting in person, you can listen via:

Sweden: +46(0)850520270

UK: +44(0)2088179301

US: +1 7183541226

The presentation will also be webcast and can be found on www.omxgroup.com and on www.nasdaq.com

In addition NASDAQ and OMX will host a second conference call for the benefit of US based analysts and investors, to be held at 8.00am EDT:

Title: NASDAQ Conference Call

Domestic dial-in: 866-765-6327

International dial-in: +1 913-312-6621

And at 9.00am EDT, there will be a press call:

Title: NASDAQ Conference Call

Domestic dial-in: 800 810-0924

International Q&A: +1 913 981-4900

A presentation on the Combination will be available today on NASDAQ’s (www.nasdaq.com) and OMX’s (www.omxgroup.com) websites.

For further information please contact:

OMX Contacts

Jonas Rodny, Senior Communications Manager

+46 8 405 72 67

jonas.rodny@omxgroup.com

Heidi Wendt, Vice President, Corporate Communications

+46 8 405 72 93

heidi.wendt@omxgroup.com

NASDAQ Contacts

Bethany Sherman, Senior Vice President, Corporate Communications

+1 212 401 8714

+1 917 836 1724

bethany.sherman@nasdaq.com

Vince Palmiere, Vice President, Investor Relations

+1 212-401-8742

vincent.palmiere@nasdaq.com

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. OMX and NASDAQ caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the Offer, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the Combined Group’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.NASDAQ.com and the SEC’s website at SEC’s website at www.sec.gov. and in OMX’s filings with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) (the “SFSA”) including its annual report for 2006, which is available on OMX’s website at http://www.omxgroup.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While the Offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of

NASDAQ in any jurisdiction in which the making of the Offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, the Offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the Offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception the Offer is not made in any such jurisdiction.

Additional Information about this Transaction

In connection with the proposed business combination transaction, OMX and NASDAQ expect that NASDAQ will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. Investors and security holders are urged to read the proxy statement/prospectus and any amendments and other applicable documents regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of those documents (if and when available) and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com and OMX’s website at http://www.omxgroup.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NASDAQ by accessing its website at http://www.nasdaq.com. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Part II – Full Announcement

The boards of directors of The NASDAQ Stock Market, Inc. and OMX AB (publ) hereby jointly announce that they have entered into a Transaction Agreement to combine the two companies, creating the world’s premier exchange and technology company. The Combination will be effected through a cash and stock tender offer by NASDAQ for all outstanding shares in OMX.

1. Background to and Reasons for the Offer and the Combination between NASDAQ and OMX

The exchange industry is undergoing a period of unprecedented change. These changes emanate from every aspect of our businesses, including an increasingly competitive environment, significant opportunities stemming from regulatory change, and the continued globalization of the investment industry. NASDAQ and OMX each have the strategic vision to be at the forefront of these changes, with a culture of innovation and flexibility, and the ambition to be an agile and global force in the rapidly growing and developing exchange industry.

Each of NASDAQ and OMX is an innovator of electronic trading with technology as the foundation of their businesses. The Combination brings together two companies with a common culture and vision of innovation, competitiveness and pioneering technological expertise. The NASDAQ OMX Group combines two highly complementary businesses, uniting NASDAQ’s leading global brand, highly efficient electronic trading platform and track record of customer focused innovation with OMX’s global technology services platform and customer base, efficient Nordic Exchange, multi-asset class capabilities and track record of successful cross-border exchange integrations.

NASDAQ and OMX have been drivers of competition in the exchange industry. NASDAQ has experienced 25 percent growth in matched trading volume across all US equities in the past year as regulatory developments have resulted in an increase in client demand for fast, efficient electronic trading. OMX has experienced 38 percent average annual growth in trading volumes in its cash markets business over the past three years, has substantially increased its market share in globally listed shares such as Nokia and Ericsson, and is providing technology platforms to new players in established markets. The Combination will leverage NASDAQ’s and OMX’s experiences to capitalize on new opportunities in the increasingly competitive exchange trading sector.

The Combined Group is expected to be the partner of choice for future cooperation and consolidation opportunities with increased financial and managerial resources. The Combined Group will be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation, in Europe, emerging markets, the Americas and Asia.

OMX has been a pioneer in creating a truly integrated cross-border stock market. OMX has also created a world-renowned technology customer base of equities, debt, and derivatives exchanges with 60 clients in 50 countries worldwide, including Hong Kong, Singapore, Australia, and the US. NASDAQ pioneered electronic trading, and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the US. Together, we will provide the technology for the world’s increasingly competitive and demanding capital markets. In addition, each company has a proven track record of participation in industry consolidation with successful integration of exchanges and trading platforms resulting in strong revenue and cost synergies.

This compelling Combination forms:

•	The premier global exchange company:

•

Together, NASDAQ and OMX will have an average daily trading volume of 7.4 million trades, representing a value of approximately $61 billion (SEK418 billion). NASDAQ and OMX will have approximately 4,000 listed companies from 39 countries with an aggregate market capitalization of approximately $5.5 trillion (SEK37.6 trillion);

•

The Combined Group will have many of the world’s largest companies listed on its marketplaces, with a leading market share of listings in the technology, software, telecommunication and pulp and paper industries worldwide. Issuers will be associated with an innovative, future-focused company with blue-chip peers in all industry sectors. Listed companies will have access to a broad base of investors and deep pools of liquidity; and

•	The combined liquidity pools, advanced speed of execution and integrated cross-border trading capabilities will provide issuers with increased visibility and access to global equity capital.

•	The world-leading provider of exchange technology:

•

OMX has been a pioneer in creating a truly integrated cross-border stock market. OMX also has created a world-renowned technology customer base of equity, debt and derivatives exchanges with 60 clients in 50 countries worldwide, including Hong Kong, Singapore, Australia, and the US. NASDAQ pioneered electronic trading, and has continued to innovate over the last thirty years and now has the fastest, most efficient trading platform in the US. Together, NASDAQ and OMX will provide the technology for the world’s increasingly competitive and demanding capital markets;

•

OMX’s extensive experience and expertise in providing state-of-the-art exchange technology worldwide to a sophisticated and global customer base, matched with NASDAQ’s technology excellence and global brand and advanced services and support for innovative growth companies provides a powerful opportunity to grow and enhance the combined technology business; and

•

NASDAQ and OMX believe their focus on technology leadership and the combination of their expertise and brands will generate growth opportunities and additional sales of technology and related services globally.

•	A highly competitive derivatives market offering:

•

The OMX Nordic Exchange is Europe’s third largest marketplace for trading and clearing equity-related derivatives with an annual trading volume of approximately 140 million equity related derivatives contracts. OMX’s Nordic distribution network is extended through an international network of links to cooperating exchanges and clearinghouses; and

•

OMX’s technology solutions are also being used by other leading derivatives exchanges around the world and will be a key asset in the combined group’s opportunities to capture the high growth in derivatives trading globally.

•	Enhanced data business with richer content and improved, global distribution:

•

The Combined Group will leverage the strength of each organization’s distribution capabilities to broaden the customer base for NASDAQ’s and OMX’s existing data products and to provide enhanced data tailored with value-added services to market participants;

•	Through NASDAQ’s distribution network of over 250 data vendors and OMX’s over 100 data vendors, the Combined Group will be able to enhance its global market transparency; and

•

The market data generated by the Combined Group will lever its product expertise and develop innovative data products and combined indices incorporating global complementary NASDAQ and OMX stocks and derivatives.

•	Enhanced strategic opportunities:

•

The Combined Group will be the partner of choice for future cooperation and consolidation opportunities with increased financial and managerial resources. The combined entity will be well positioned to drive organic growth and to continue to take a proactive role in sector consolidation, in Europe, emerging markets, the Americas and Asia; and

•	Both NASDAQ and OMX will benefit from increased geographic, product and sectoral diversification and each will benefit from the other’s strategic holdings in the industry.

•	Significant synergy potential:

•

Both parties believe the Combination will create substantial value for shareholders, with total pre-tax annual synergies estimated at $150 million (SEK1,025 million). Of this amount, $100 million (SEK683 million) constitutes estimated cost synergies and $50 million (SEK342 million) estimated revenue synergies;

•	Cost synergies will be realized through the rationalization of IT systems and data centres, rationalization of non-IT functions, and reduced capital and procurement expenditure; and

•

Revenue synergies will be achieved through the creation of deeper liquidity pools, increased cross-border trading, increased international listings, packaged data products and enhanced technology sales.

•	Total pre-tax restructuring and revenue investment costs are estimated at $150 million (SEK1,025 million) which will be incurred in the two years following completion of the Transaction.

Please see section 3 below for more information on synergies.

In summary, NASDAQ and OMX believe the Combined Group will create the world’s premier global exchange technology company.

2. Benefits to Customers and Other Stakeholders

Both NASDAQ and OMX support the view that capital markets growth and development are promoted by transparent and efficient trading and technology development. This is achieved through close cooperation and collaboration between exchanges, issuers, members, investors and regulators. The efficiencies resulting from the Combination will be reflected in greater liquidity, reduced costs of trading, lower fees for members and investors and lower cost of capital for issuers. NASDAQ and OMX each have a track record of reducing operational costs while simultaneously improving customer service.

Investors and members will benefit from deeper pools of liquidity and higher trading volumes, a common IT infrastructure and interface for both exchange companies, access to more products and positive portfolio diversification.

Issuers will benefit from increased visibility and direct access to the largest investor base in the world. Increased trading activity and liquidity is also expected to reduce the cost of capital for issuers.

Technology customers will continue to benefit from the market insight the Combined Group derives from its direct participation in capital markets. Combined expertise will accelerate the development of the next generation of exchange technology at a time when investors and members are increasingly demanding multi-asset class trading platforms.

Data providers and vendors will receive richer content and improved global distribution. The market data will allow NASDAQ OMX to leverage its product expertise and develop a range of combined indices incorporating complementary stocks and derivatives from existing indices.

The Combination also provides a unique opportunity for the Nordic markets by placing them at the heart of the rapid consolidation of the exchange sector and becoming a key component of a world-leading company in the exchange industry. The OMX regulatory model will be unaffected by the Combination and the Combined Group will be well-positioned as an attractive partner with the capacity to compete effectively with other exchanges and continue consolidation across Europe and globally.

3. Benefits to Shareholders

NASDAQ and OMX have significant experience in integrating exchanges domestically and cross-border and delivering synergies. The Combination is expected to create significant value for both companies’ shareholders through the realisation of pre-tax annual cost and revenue synergies of approximately $150 million (SEK1,025 million) from 2010. Annual pre-tax cost synergies are estimated at approximately $100 million (SEK683 million) in 2010. The Combination is expected to be accretive to earnings per share in 2009.

Based on their successful integration track records, NASDAQ and OMX believe that they will deliver the following cost synergies:

•	IT synergies of $66 million (SEK451 million)

•	Integration of systems and platforms, merging the US operations of the two companies, and leveraging the Genium platform

•	Non-IT synergies of $34 million (SEK232 million)

•	Rationalization of overlapping functions, services, premises, and reduction of capital and procurement expenditures

Both OMX and NASDAQ have established track records of delivering increased revenues through their acquisitions of other exchanges and trading platforms and valued-added service providers. Identified pre-tax annual revenue synergies are expected to amount to $50 million (SEK342 million) achieved over three years.

•	Trading and Information Services

•	Increase in cross-border trading, cross-selling of data and new products and facilitation of cross membership

•	Issuer Services

•

Attract new domestic and international listings as a result of the Combined Group’s enhanced value proposition including brand, sector strengths and global reach. Introduce NASDAQ’s issuer products and services to OMX issuer customers

Non-recurring pre-tax costs to achieve these synergies are expected to be $150 million (SEK1,025 million), which would be incurred in the two years following completion of the Transaction.

4. Company Structure and Branding

The Combined Group will be structured as a US holding company, named The NASDAQ OMX Group Inc., the shares of which will be listed on NASDAQ and on OMX Nordic Exchange.

The Combined Group’s headquarters will be located in New York, which will also be the centre of operations for the group’s US cash trading business. The Combined Group’s technology business and Nordic trading business will continue to be managed as today. The Combined Group will establish a new London presence to capitalize on international growth opportunities.

The name and branding of the existing local exchanges within the Combined Group will remain unchanged.

5. Governance and Management

The board of directors of the Combined Group will consist of 15 members, including nine representatives from NASDAQ, five representatives from OMX and the Chief Executive Officer of the Combined Group. The Chairman will be elected by the board of directors of the Combined Group. The Deputy Chairman will be designated by OMX.

It is proposed that Robert Greifeld, currently President and Chief Executive Officer of NASDAQ, will serve as Chief Executive Officer of the Combined Group. It is proposed that Magnus Böcker, currently President and Chief Executive Officer of OMX, will become President of the Combined Group.

The Combined Group will have a balanced management team and organization reflecting the experience, expertise and activities that each party brings to the Combination.

6. Employees

OMX and NASDAQ each operate strong exchange companies which are recognized as being among the best for employees in the market. Following the proposed Transaction, the Combined Group’s strategy will be to grow volume and broaden its customer base, combining the strengths of both companies. In this context, the proposed Transaction will create enhanced career opportunities for employees of the Combined Group. All existing contracts will be honored.

Separately from the Offer, NASDAQ and OMX will offer participants of OMX’s existing stock option plans and share match plans fair treatment in respect of their entitlements under the respective plans.

7. Regulatory Issues

The Combination of NASDAQ and OMX will require consent or approval from relevant financial supervisory authorities and competition authorities.

Each of the Combined Group’s markets will continue to be regulated in accordance with local requirements. Specifically, OMX’s markets will continue to be regulated by their existing regulators, and the SEC will continue to regulate NASDAQ’s US markets only. The Sarbanes-Oxley Act will continue to be exclusively applicable to companies registered in the US.

8. Dividend Policy

The dividend policy of the Combined Group will be determined by the board of the Combined Group.

9. Financial Effects of the Offer

The Transaction is expected to create substantial shareholder value and be accretive to earnings per share in 2009.

10. Financing of the Offer

Assuming full acceptance of the Offer, approximately 60.6 million new NASDAQ shares will be issued pursuant to the Offer and the total cash consideration amount payable by NASDAQ to OMX shareholders will be approximately $1.7 billion (SEK11.4 billion).

The Offer will not be subject to any conditions concerning the availability of financing. Bank of America and JPMorgan Chase Bank, N.A. (the “Banks”) have agreed to finance the cash consideration of the Offer pursuant to a commitment letter subject to all parties entering into definitive documentation. However, if definitive documentation is not entered into by the date on which the Offer is launched, the Banks will finance the cash consideration of the Offer by means of an interim loan agreement (the “Interim Loan Agreement”) which provides for committed funds and which is attached as an exhibit to the commitment letter.

Drawdown pursuant to the Interim Loan Agreement is subject to the conditions of the Offer being satisfied or waived (where such waiver requires consents from the Banks in certain cases and under certain circumstances). The additional conditions to drawdown under the Interim Loan Agreement, which NASDAQ and its owners in practice control, are essentially that:

•	NASDAQ and its current subsidiaries execute collateral agreements and guarantees, deliver stock certificates and stock powers and make relevant filings and recordations;

•	NASDAQ issues a promissory note in favor of each Bank evidencing such Bank’s loans;

•	NASDAQ delivers documents evidencing the authority and capacity to enter into the Interim Loan Agreement and pertaining documentation, including legal opinions and certificate of good standing; and

•

NASDAQ is not in breach of certain limited key representations and events of default under the Interim Loan Agreement (including that the documentation is binding and that NASDAQ is not insolvent or lacks relevant authorizations).

11. Key Terms and Conditions of the Offer

11.1 The Offer

The Offer to the OMX shareholders consists of a mixture of cash and new NASDAQ shares as consideration which values each OMX share at SEK208.1 based on the assumptions set out in section 11.2 below. For every 100 OMX shares tendered, each OMX shareholder will receive SEK9,430 in cash and 50.2 new NASDAQ shares, equivalent to 0.502 NASDAQ shares and SEK94.3 in cash per OMX share.

NASDAQ is offering each OMX shareholder: 4

•	In respect of approximately 45.3 percent of the number of OMX shares tendered by such shareholder: SEK208.1 per OMX share in cash (the “Cash Consideration”); and

•

In respect of the remaining approximately 54.7 percent of the number of OMX shares tendered by such shareholder: 0.918 new NASDAQ shares (the “Share Consideration”), equivalent to a value of SEK208.1 per OMX share.

As an alternative, OMX shareholders with 200 or fewer OMX shares are entitled to elect to receive a guaranteed Cash Consideration of SEK208.1 per OMX share.

4 The value of the Cash Consideration and Share Consideration based on the assumption set out in 11.2

NASDAQ reserves the right to introduce a mix and match facility which will enable OMX shareholders to elect to tender a higher proportion of their OMX shares in return for the Cash Consideration or to tender a higher proportion of their OMX shares in exchange for the Share Consideration, subject to matching elections by other OMX shareholders. The total number of new NASDAQ shares to be issued under the Offer would not be varied as a result of elections made under such mix and match facility. If NASDAQ introduces a mix and match facility, the details of such facility will be presented in the offer document.

No commission will be charged in respect of settlement of the Offer.

NASDAQ does not own any shares or other financial instruments in OMX.

11.2 Offer Value and Premium

Based on a closing price for NASDAQ shares of $33.19 on NASDAQ on 23 May, 2007 and a SEK/$ exchange rate of 6.83, the Offer value and Offer premium are the following:

•	The Offer values each OMX share at approximately SEK208.1;

•	The Offer values the whole of the issued share capital of OMX at approximately SEK25.1 billion ($3.7 billion);

•	The Offer represents:

•	A premium of 19 percent relative to SEK174.5, the closing price on 23 May, 2007, the last full trading day prior to the announcement of the Offer and a SEK/$ exchange rate of 6.83 on 23 May, 2007; and

•

A premium of 25 percent to the volume weighted average price of SEK165.9 per OMX share over the 20 trading days up to and including 23 May, 2007, the last full trading day prior to the announcement of the Offer.

Assuming full acceptance of the Offer, a maximum amount of approximately SEK11.4 billion ($1.7 billion) in cash is payable and a maximum number of approximately 60.6 million new NASDAQ shares will be issued under the Offer.

11.3 Fractional Entitlements

Fractions of the new NASDAQ shares will not be issued to accepting OMX shareholders. Such fractions will be sold in the market and the net proceeds will be distributed proportionally between the OMX shareholders concerned.

11.4 Completion Conditions of the Offer

Completion of the Offer is conditional upon:

1.	That the Offer is accepted to such an extent that NASDAQ becomes the owner of shares representing more than 90 percent of the outstanding shares of OMX on a fully diluted basis;

2.	That NASDAQ’s shareholders approve the issuance of the new NASDAQ shares in connection with the Offer by the required vote under the applicable laws and NASDAQ exchange rules;

3.	That the new NASDAQ shares to be issued under the Offer are approved for listing on the NASDAQ National Market;

4.	That the recommendation by the board of directors of OMX that OMX shareholders accept the Offer has not been withdrawn;[5]

5 The Swedish Securities Council (Sw Aktiemarknadsämnden) has in the ruling AMN 2007:18 stated completion of this kind are consistent with good stock market practice under certain circumstances. NASDAQ and OMX agree that such circumstances are at hand.

5.	That NASDAQ’s Registration Statement on Form S-4 in the United States, which will register the new NASDAQ shares, has become effective under the Securities Act of 1933, as amended, and is not the subject of any stop order or proceeding seeking a stop order by the Securities and Exchange Commission;

6.	That all necessary approvals from public authorities or other regulatory bodies, including competition authorities and financial supervisory authorities, in connection with the Offer, its implementation or the acquisition of OMX by NASDAQ, have been obtained on terms reasonably acceptable to NASDAQ, or applicable deadlines or waiting periods in relation thereto have expired or been terminated, and there being no notice of any intention to revoke, suspend, restrict, impose any conditions in relation to, vary, amend or not renew any authorizations, certificates, licenses, permissions or approvals of OMX or any of its subsidiaries;

7.	That neither the Offer, its implementation nor the acquisition of all outstanding shares in OMX, has been rendered partially or wholly impossible or significantly impeded as a result of legislation, regulation, any decision of court, public authority or other regulatory body, or as a result of other comparable measures beyond NASDAQ’s control in Sweden, the United States or elsewhere;

8.	That no material adverse change in OMX’s financial position or operations has occurred after the announcement of the Offer; such material adverse change that materially adversely affects, or could reasonably be anticipated to have such effect on, OMX’s liquidity, sales, results or equity and which could not have been reasonably known or anticipated by NASDAQ at the time of the announcement of the Offer; provided, however, that the following shall not be considered in determining whether such a material adverse change has occurred: (A) any change or development in economic, business, political or securities markets conditions generally (including any such change or development resulting from acts of war, terrorism or natural disasters), except that any change or development that, relative to other participants in OMX’s industry, disproportionately impacts the liquidity, sales, results or equity of OMX shall be so considered in determining whether a material adverse change has occurred, (B) any change or development to the extent resulting from the execution or announcement of the Offer or the transactions contemplated thereby, or (C) any changes in laws, rules or regulations.

9.	That no information made public by OMX or disclosed by OMX to NASDAQ is materially inaccurate, incomplete or misleading, and that OMX has not failed to make public any material information which should have been made public by it.

NASDAQ reserves the right to withdraw the Offer in the event that it is clear that any of the above conditions is not fulfilled or cannot be fulfilled. However, the Offer may only be withdrawn with reference to the non-fulfillment of the conditions 3-9 above if the non-fulfillment is of material importance for NASDAQ’s acquisition of the Shares in OMX.

NASDAQ reserves the right to waive, in whole or in part, one, several or all of the conditions set out above, including with respect to condition 1 above, to complete the Offer at a lower level of acceptance; provided, however, that any waiver of conditions 1, 3 or 6 shall require the prior written consent of OMX (such consent not to be unreasonably withheld or delayed), except that no waiver of condition 1 shall require such prior written consent of OMX if, when the condition is waived, the Offer is accepted to such an extent that NASDAQ becomes the owner of shares representing at least 67 percent of the outstanding shares of OMX on a fully diluted basis.

11.5 Transaction Agreement between NASDAQ and OMX

NASDAQ and OMX have entered into a Transaction Agreement in connection with the Offer. The Transaction Agreement contains, inter alia, provisions on cooperation in regard of the offer document, the registration statement and filings with the relevant authorities, provisions on corporate governance and organizational issues post closing of the Transaction and provisions on treatment of OMX employees’ option and share match plans. The Transaction Agreement also contains customary provisions on board recommendations, so called non-solicitation and related provisions. The full Transaction Agreement will be available in the offer document.

11.6 Irrevocable Undertakings from OMX Shareholders

Investor AB, Nordea Bank AB and Magnus Böcker, together representing approximately 16.6 percent of OMX’s current issued ordinary share capital, have entered into irrevocable undertakings to accept the Offer and, if a mix and match election facility is included in the Offer, depending on the structure and the terms of the facility, they will elect to receive all shares, subject to proration. The irrevocable undertakings will or could lapse in certain circumstances including:

•	a third party offer being made for the OMX shares which corresponds to an Offer value in SEK equal to or exceeding SEK220 per OMX Share;

•	the value of the Offer in SEK falls below SEK190 following the date of this announcement;

•	if the Registration Statement on Form S-4 in relation to the Offer is not completed and submitted to the Securities and Exchange Commission on or before 15 August, 2007;

•

if NASDAQ would waive the acceptance level condition and declare the Offer unconditional without the consent from the shareholder making the undertaking, and at the time of such waiver NASDAQ has not reached an acceptance level of 2/3 of the OMX shares (including shares subject to irrevocable undertakings, whether yet delivered for acceptance or not);

•	if the recommendation of the Offer by the board of OMX is withdrawn;

•	if the Offer has not been declared unconditional before 15 December, 2007; or

•

if a material adverse change in NASDAQ’s financial position or operation that could have a material adverse effect on NASDAQ’s financial position, liquidity, sales, results, equity, or stock price becomes known to the shareholder making the undertaking.

11.7 Approval from NASDAQ Shareholders

Hellman & Friedman, Silver Lake Partners, and Robert Greifeld have each agreed to vote their shares in favor of certain matters related to the Offer at the related NASDAQ shareholders’ meeting, subject to the terms of NASDAQ’s certificate of incorporation.

11.8 Board Recommendations

The board of directors of OMX unanimously recommends to OMX shareholders to accept the Offer. The board of directors of OMX has received fairness opinions from Morgan Stanley & Co. Limited (“Morgan Stanley”) and Credit Suisse, concluding that, in their opinion and subject to the qualifications and assumptions set out therein, the Offer consideration is fair from a financial point of view to the shareholders of OMX. The full opinion of the board and the fairness opinions will be included in the offer document.

The board of directors of NASDAQ consider the terms of the Offer to be in the best interests of NASDAQ and the NASDAQ shareholders as a whole, and unanimously recommends that the NASDAQ shareholders vote in favor of the resolutions to be proposed at the shareholders’ meeting of NASDAQ to be held in connection with the Offer.

11.9 Due Diligence

After approval by the board of directors of OMX, NASDAQ has conducted a limited due diligence review of certain business, financial and legal information relating to OMX.

OMX has conducted a limited due diligence review of certain business, financial and legal information relating to NASDAQ.

11.10 Governing Law

The Offer shall be governed by and construed in accordance with the laws of Sweden. The Takeover Rules issued by the Stockholm Stock Exchange and the Swedish Securities Council’s rulings regarding interpretation and application of the Takeover Rules (including its rulings with respect to the Rules on Public Offers for the Acquisition of Shares issued by the Swedish Industry and Commerce Stock Exchange Committee) apply in relation to the Offer. Furthermore, in accordance with the Swedish Takeover Act, NASDAQ has contractually agreed with the Stockholm Stock Exchange to comply with the foregoing and to submit to any sanctions imposed by the Stockholm Stock Exchange upon breach of the Takeover Rules. The courts of Sweden shall have exclusive jurisdiction over any dispute arising out of or in connection with the Offer and the City Court of Stockholm shall be the court of first instance.

12. Listing of and Trading in the NASDAQ OMX share

The NASDAQ OMX share will be listed on NASDAQ and on the OMX Nordic Exchange.

Further details on listing, admission to trading and dealings in the NASDAQ share will be included in the offer document.

13. Compulsory Acquisition and Delisting

In the event that NASDAQ (whether in connection with the Offer or otherwise) obtains more than 90 percent of OMX’s issued share capital on a fully diluted basis, NASDAQ intends to commence a compulsory acquisition procedure under the Swedish Companies Act to acquire all remaining OMX shares. In connection therewith, NASDAQ intends to promote a de-listing of the OMX share from the Stockholm Stock Exchange and the marketplaces where there is a secondary listing of the OMX share.

14. Indicative Timetable

An offer document regarding the Offer and a retail shareholder information brochure will be published. These documents are expected to be published during the third quarter of 2007.6

The acceptance period will commence promptly following the publishing of the offer document, and will last for no less than 20 business days. NASDAQ reserves the right to extend the acceptance period and to defer the date for settlement subject to applicable law and the Transaction Agreement.

The completion of the Offer is conditional upon the satisfaction of certain conditions as set out in section 11.4 above, including expiration of the Hart-Scott-Rodino waiting period and receipt of anti-trust and full regulatory approvals and NASDAQ shareholder approval. NASDAQ and OMX expects the Offer is to be completed by year-end 2007. Further details regarding the publication of these documents and the timetable for the Offer period will follow in a separate press release in due course.

15. Advisors

JPMorgan is acting as exclusive financial advisor to NASDAQ in relation to the transaction and will not be responsible for providing the protections afforded to their client to any other person. Advokatfirman Cederquist and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors to NASDAQ in relation to the Transaction. Morgan Stanley, Lenner & Partners and Credit Suisse are acting as financial advisors to OMX in relation to the transaction and will not be responsible for providing the protections afforded to their client to any other person. Advokatfirman Vinge and Cleary Gottlieb Steen & Hamilton LLP are serving as legal advisors to OMX in relation to the Transaction.

16. Information on OMX

OMX is a leading expert in the exchange industry. Through the Nordic Exchange, OMX offers access to approximately 80 percent of the Nordic and Baltic securities market. The Nordic Exchange is a term used for marketing purposes and is not a legal entity. It describes the common offering from the Helsinki Stock Exchange,

6 The Swedish Securities Council (Sw “Aktiemarknadsämnden”) has extended the time period for preparing and filing the Swedish offer document from 4 weeks to 10 weeks due primarily to extensive filing requirements in the US, see ruling AMN 2007:19. Further extensions may be granted if necessary.

Copenhagen Stock Exchange, Stockholm Stock Exchange, Iceland Stock Exchange, Tallinn Stock Exchange, Riga Stock Exchange and Vilnius Stock Exchange. OMX integrated technology solutions cross the transaction chain enabling efficient securities transactions for over 60 exchange organizations in more than 50 countries. OMX is a Nordic Large Cap company in the Financials sector on the OMX Nordic Exchange.

OMX key statistics as of Q1, 2007:

•	801 Listed Companies

•	Domestic market capitalization: $1.2 trillion

•	Total market capitalization: $1.3 trillion

•	Average daily trades cash market: 0.2 million

•	Average daily number of derivatives contracts: 0.7 million

•	Average daily value traded: $7 billion

•	67,200 information terminals for professionals

•	27,800 information terminals for non-professionals

•	Technology contracts: 60+

17. Information on NASDAQ

NASDAQ is the largest US electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other US market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks.

NASDAQ key statistics as of Q1, 2007:

•	3,181 Listed Companies

•	IPOs: 37 / $6.3 billion of raised value

•	Domestic market capitalization: $3.9 trillion

•	Total market capitalization: $4.2 trillion

•	Average daily trades: 7.2 million

•	Average daily value traded: $54 billion

•	400,000 information terminals for professionals

•	1.7 million information terminals for non-professionals

•	Technology contracts: 1

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this filing contains forward-looking statements, which involve a number of risks and uncertainties. OMX and NASDAQ caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the Offer, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the Combined Group’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.NASDAQ.com and the SEC’s website at SEC’s website at www.sec.gov. and in OMX’s filings with the Swedish Financial Supervisory Authority (Sw. Finansinspektionen) (the “SFSA”) including its annual report for 2006, which is available on OMX’s website at http://www.omxgroup.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While the Offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of NASDAQ in any jurisdiction in which the making of the Offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, the Offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the Offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception the Offer is not made in any such jurisdiction.

Additional Information About this Transaction

In connection with the proposed business combination transaction, OMX and NASDAQ expect that NASDAQ will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. Investors and security holders are urged to read the proxy statement/prospectus and any amendments and other applicable documents regarding the proposed business combination transaction if and when they become available because they will contain important information. You may obtain a free copy of those documents (if and when available) and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (if and when it becomes available) and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com and OMX’s website at http://www.omxgroup.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NASDAQ by accessing NASDAQ’s website. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

# # #

Annex B

SUPPLEMENT

SUPPLEMENT (this “Supplement”) dated as of September 20, 2007 among The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), and OMX AB, a company duly incorporated and organized under the laws of Sweden (“OMX”).

WHEREAS, on May 25, 2007, Nasdaq and OMX entered into a Transaction Agreement (the “May 25 Agreement”) providing for, among other things, Nasdaq to make a public tender offer to acquire all of the Shares in consideration of a combination of cash and Nasdaq common stock (the “Nasdaq Offer”);

WHEREAS, on May 25, 2007, Nasdaq and OMX issued a press release announcing the terms of the Nasdaq Offer and the recommendation of the OMX Board that OMX shareholders accept the Nasdaq Offer, which recommendation was reiterated by the OMX Board on June 5, 2007;

WHEREAS, on August 9, 2007, Borse Dubai Limited, a company registered in the Dubai International Financial Centre in Dubai with company number 0447 (“Dubai”) announced that it was in the process of purchasing Shares and entering into option arrangements to acquire Shares (the “Dubai Options”);

WHEREAS, on August 17, 2007, Dubai announced (the “Dubai Offer Announcement”) a public tender offer to acquire all of the Shares for SEK 230 in cash (the “Dubai Offer”);

WHEREAS, on September 20, 2007 Nasdaq and Dubai entered into a binding letter agreement (the “Nasdaq Dubai Agreement”) providing for, among other things, (i), subject to the satisfaction of certain conditions, Nasdaq to withdraw the Nasdaq Offer and (ii) Dubai to sell all of the Shares acquired by it in the Dubai Offer and upon exercise of the Dubai Options to Nasdaq, all of the foregoing in accordance with the terms of the Nasdaq Dubai Agreement; and

WHEREAS, the Parties have concluded a Confidentiality Agreement dated March 12, 2007.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1 Capitalized terms used but not defined herein shall have the meaning assigned to them in the May 25 Agreement.

Section 1.2 This Supplement only supplements and does not replace the May 25 Agreement. In the event any terms of this Supplement and the May 25 Agreement conflict, it is the intention of the Parties hereto that the terms of this Supplement shall govern the relationship between the Parties.

ARTICLE II

WAIVER

Section 2.1 OMX hereby waives in all respects its rights under the provisions of Section 6 and 7 of the May 25 Agreement with respect to the transactions contemplated by the Nasdaq Dubai Agreement and the sale of the shares by Nasdaq of shares of the London Stock Exchange Group plc and confirms that clause (ii) of Section 7 of the May 25 Agreement was made applicable by virtue of the Dubai Offer.

ARTICLE III

GOVERNANCE

Section 3.1 As of the consummation of the transactions contemplated by the Nasdaq Dubai Agreement, the Nasdaq Board shall consist of sixteen directors, comprised of (a) nine individuals from (or nominated by) the Nasdaq Board as of immediately prior to the consummation of the transactions contemplated by the Nasdaq Dubai Agreement, (b) Nasdaq’s chief executive officer, (c) four individuals from (or proposed for nomination by) the OMX Board as of immediately prior to the consummation of the transactions contemplated by the Nasdaq Dubai Agreement and (c) two individuals proposed for nomination by Dubai immediately prior to the Closing. It is acknowledged and agreed that, with respect to the individuals from (or proposed for nomination by) the OMX Board or by Dubai, (i) all such individuals must be reasonably acceptable to Nasdaq, (ii) with respect to the individuals designated by the OMX Board, three of such individuals must be “independent” for purposes of Nasdaq’s director independence standards, and (iii) with respect to the individuals designated by Dubai, both of such individuals must be “independent” for purposes of Nasdaq’s director independence standards.

Section 3.2 As of the consummation of the transactions contemplated by the Nasdaq Dubai Agreement, (a) OMX may elect to have one-fourth of the members of each committee of the Nasdaq Board be selected from the directors selected from (or proposed for nomination by) the OMX Board as contemplated by Section 3.1, and (ii) Dubai may elect to have one member of the Audit, Executive, Finance, and Management Compensation and Nominating committees of the Nasdaq Board be selected from the directors proposed for nomination by Dubai, in both cases as contemplated by Section 3.1 and subject to applicable law, regulation or stock exchange listing standard.

ARTICLE IV

MISCELLANEOUS

Section 4.1 This Supplement shall terminate upon the earlier of (i) termination of the Nasdaq Dubai Agreement or (ii) termination of the May 25 Agreement. In the event of such termination, this Supplement shall be of no further force or effect, provided, however, that (i) this Section 4.1 and Section 4.9 shall survive the termination of this Supplement and shall remain in full force and effect, and (ii) the termination of this Supplement shall not relieve any party from any liability for any material breach of any warranty, covenant or other provision in this Supplement.

Section 4.2 Each of the Parties to this Supplement confirms that this Supplement represents the entire understanding and constitutes the whole agreement between the Parties in relation to its subject matter and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Representative of either of the Parties, except the Confidentiality Agreement dated March 12, 2007 as amended and the May 25 Agreement.

Section 4.3 This Supplement may only be amended by an instrument in writing duly executed by the Parties. No change, termination, modification or waiver of any provision, term or condition of this Supplement shall be binding on the Parties, unless it is made in writing.

Section 4.4 All notices and other communications required or permitted under this Supplement must be in writing and shall be deemed to have been received by a party when: (i) delivered by post, unless actually received earlier, on the third business day after posting, if posted with inland mail, or the fifth Business Day, if posted with international mail; or (ii) delivered by hand, on the day of delivery. All such notices and communications shall be addressed to the Parties’ respective addresses set out in the Introductory section of the May 25 Agreement:

Section 4.5 This Supplement shall be binding upon and inure to the benefit of the successors of the Parties but shall not be assignable by any of the Parties without the prior written consent of the other party.

Section 4.6 The headings in this Supplement are for convenience only and shall not affect the interpretation of any provision of this Supplement.

Section 4.7 This Supplement is not intended to, and does not, confer upon any person other than the Parties hereto any rights or remedies hereunder.

Section 4.8 If any provision of this Supplement or the application of it shall be declared or deemed void, invalid or unenforceable in whole or in part for any reason, the Parties shall amend this Supplement as shall be necessary to give effect to the spirit of this Supplement so far as possible. If the Parties fail to amend this Supplement, the provision which is void, invalid or unenforceable, shall be deleted and the remaining provisions of this Supplement shall continue in full force and effect.

Section 4.9 This Supplement shall be governed by and construed in accordance with the laws of Sweden. Any dispute, controversy or claim arising out of, or in connection with, this Supplement, or the breach, termination or invalidity of this Supplement, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The place of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The Parties undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed to a third party without the written consent of all Parties hereto. In case this Supplement or any part of it is assigned or transferred to a third party, such third party shall automatically be bound by the provisions of this arbitration clause.

This Supplement has been duly executed in two (2) original copies, of which each of the Parties has taken one (1) copy.

OMX AB (PUBL)

By:	/s/ MAGNUS BÖCKER
Name:	Magnus Böcker
Title:	CEO

THE NASDAQ STOCK MARKET, INC.

By:	/s/ ROBERT GREIFELD
Name:	Robert Greifeld
Title:	President & CEO

Annex D

FORM OF SEPTEMBER IRREVOCABLE UNDERTAKING

From [Selling shareholder]	26 September 2007

To Borse Dubai Limited

Dear Sirs

Agreement in relation to the Public Takeover Bid by Borse Dubai Limited (“Borse Dubai”) regarding OMX AB (publ) (“OMX”) and the subsequent combination of The NASDAQ Stock Market, Inc. (“NASDAQ”) and OMX.

On 25 May 2007 NASDAQ and OMX jointly announced that the companies had entered into a transaction agreement (the “Transaction Agreement”) for a combination of the companies, by way of NASDAQ launching a public offer for all the outstanding shares of OMX, Appendix 1 (the “NASDAQ Offer”). On 17 August 2007, Borse Dubai announced a competing offer, through its wholly-owned subsidiary BD Stockholm AB, for all the outstanding shares of OMX, Appendix 2 (the “Borse Dubai Offer”). The NASDAQ Offer and the Borse Dubai Offer are hereafter jointly referred to as the “Offers”.

On 20 September 2007, NASDAQ and Borse Dubai entered into a binding term sheet (as may be amended or replaced by definitive agreements between NASDAQ and Borse Dubai, the “Term Sheet”) setting out the basic terms under which NASDAQ and Borse Dubai agreed, among other things, that: (i) upon successful completion of the Borse Dubai Offer, NASDAQ shall acquire all of the shares of OMX owned by Borse Dubai and its subsidiaries; (ii) Borse Dubai shall become the owner of shares representing 19.9% of the outstanding shares of NASDAQ on a fully diluted basis (the “NASDAQ Shares”); (iii) a trust with an independent trustee and Borse Dubai as the beneficiary shall become the owner of certain additional shares of NASDAQ; and (iv) NASDAQ shall become a strategic investor in Dubai International Financial Exchange Limited (“DIFX”) (the “DIFX Transaction”), ((i) - (iv) together the “Global Stock Exchange Transactions”).

As part of the Global Stock Exchange Transactions, NASDAQ and Borse Dubai have agreed that the Offers shall remain in place but may not yet be opened for acceptances, except that the Borse Dubai Offer shall open for acceptances immediately following the fulfilment of certain conditions as set out in the Joint Press Announcement (as defined below), including receipt of all necessary governmental approvals, consideration by the U.S. Government and NASDAQ shareholder approval. The transaction structure is described in more detail in the joint press announcement which was made by NASDAQ and Borse Dubai on 20 September 2007 (the “Joint Press Announcement”).

Following the Joint Press Announcement, NASDAQ and Borse Dubai have discussed the transaction described therein with [X], (the “Selling Shareholder”) with the view to reaching an agreement on the Selling Shareholder tendering its shares in OMX in the Borse Dubai Offer. The Selling Shareholder has agreed to tender its shares in the Borse Dubai Offer on the conditions set out below.

References in this “Agreement” to the Borse Dubai Offer being terminated or withdrawn refer to the occurrence of the “Termination Date” as provided in the Joint Press Announcement (as may be extended by NASDAQ and Borse Dubai, the “Undertaking Termination Date”).

1	Undertakings

1.1	The Selling Shareholder, owning the number of shares in OMX set out in Part A of Schedule 1, hereby irrevocably undertakes, subject to the conditions set out herein, to (i) tender all of the shares currently owned by the Selling Shareholder (the “Selling Shareholder Shares”) into, and in accordance with, the Borse Dubai Offer, subject to having the benefit of any improvement of the Borse Dubai Offer granted to other OMX shareholders, immediately prior to, but conditional upon, the Borse Dubai Offer being declared unconditional (ii) deliver (or procure the delivery of), as evidence of such acceptance, a duly completed form of acceptance in accordance with the instructions for the Borse Dubai Offer (the “Undertaking”).

1.2	Subject to the terms set out herein, the Undertaking shall be irrevocable even if the Borse Dubai Offer gives accepting shareholders the right to withdraw acceptances (for the avoidance of doubt, such right to withdraw shall not apply to, and in any case is waived by, the Selling Shareholder).

1.3	The Undertaking shall be subject to the satisfaction of each of the following conditions:

1.3.1	Borse Dubai no later than one business day after the date of this Agreement increasing and maintaining the cash offer price in the Borse Dubai Offer to no less than SEK 265 per OMX share;

1.3.2	Borse Dubai no later than one business day after the date of this Agreement reducing the acceptance level condition under the Borse Dubai Offer from more than 90% of the outstanding shares such that the Borse Dubai Offer will be conditional upon Borse Dubai becoming the owner of more than 50% of the outstanding shares of OMX (when determining if the “more than-50%” threshold under the Borse Dubai Offer has been met or not, any OMX shares currently held by Borse Dubai or any of its subsidiaries and any shares that may be acquired by Borse Dubai or any of its subsidiaries under the option agreements shall be taken into account); and

1.3.3	the Borse Dubai Offer opening for acceptances no later than 15 February 2008.

1.4	The Undertaking shall be conditional upon Borse Dubai complying from the date of this Agreement in all material respects with the provisions of the OMX Nordic Exchange Stockholm’s Takeover Rules in respect of the Borse Dubai Offer.

1.5	The Undertaking shall terminate automatically and be of no further force or effect if (i) the acceptance level condition is reduced by Borse Dubai to a level which is lower than the level stated in clause 1.3.2 or (ii) if any not insignificant element of the condition in section 7(ii) of the Borse Dubai Offer is amended or waived, in either case without the prior written consent of the Selling Shareholder.

1.6	The Undertaking shall automatically terminate upon the termination or withdrawal of the Borse Dubai Offer and in any event no later than 11:59 p.m. New York time on 1 April 2008.

1.7	If the Borse Dubai Offer is terminated or withdrawn, the Selling Shareholder shall have no claim against Borse Dubai or NASDAQ (except claims for the reversion of tendered Selling Shareholder Shares against the reversion of any portion of the consideration that may have been paid).

1.8	Except pursuant to the Undertaking, the Selling Shareholder agrees not to dispose of, pledge or otherwise encumber or grant any option over or otherwise deal with any of the Selling Shareholder Shares or any interests therein for as long as the Undertaking is in force (it being understood that the Undertaking shall be deemed in force until it becomes clear that any of the conditions set forth herein is not, has not been and cannot be satisfied). In addition, the Selling Shareholder represents and warrants that the Selling Shareholder Shares are not subject to any pledge, encumbrance, option or other right or interest which, in each case, could adversely affect the Selling Shareholder’s ability to comply with the Undertaking.

1.9	Borse Dubai shall use all reasonable endeavours to ensure the satisfaction of the conditions of the Borse Dubai Offer, provided that this shall not give rise to an obligation to assume material expenditure to achieve the same or require Borse Dubai to take such action which would be likely to have such a detrimental effect on the current or future development of its business that it would be unreasonable to expect that party to take it.

1.10	NASDAQ shall use all reasonable endeavours to ensure the consummation of the transactions set out in the Joint Press Announcement, provided that this shall not give rise to an obligation to assume material expenditure to achieve the same or require NASDAQ to take such action which would be likely to have such a detrimental effect on the current or future development of its business that it would be unreasonable to expect that party to take it.

1.11	If the Selling Shareholder has tendered shares in OMX in the Borse Dubai Offer and the Borse Dubai Offer is consummated, Borse Dubai shall not directly or indirectly, save for any securities which Borse Dubai may need to pledge under the facility agreement financing the Borse Dubai Offer, offer, contract to sell, sell, transfer, or grant any option, right or contract to purchase or otherwise dispose of any of the shares in OMX tendered in the Borse Dubai Offer (other than to NASDAQ in accordance with the Joint Press Announcement provided that NASDAQ has made a similar undertaking as set out in this clause 1.11) within a period of eighteen months after consummation of the Borse Dubai Offer; provided, however, that Borse Dubai may, after the nine-month anniversary of the consummation of the Borse Dubai Offer, sell the shares at a price which is less than the final price paid in the Borse Dubai Offer. Borse Dubai undertakes not to sell or transfer or otherwise dispose of any of the OMX shares currently held by Borse Dubai or any of its subsidiaries or any OMX shares that may be acquired by Borse Dubai or any of its subsidiaries under the option agreements, until the first day of settlement in the Borse Dubai Offer or until the Borse Dubai Offer has lapsed or been withdrawn or the Undertaking has terminated.

2	Assistance with the Borse Dubai Offer; Non-Frustration and Non-Disclosure

2.1	The Selling Shareholder agrees that it shall not take or allow to be taken any action or make or allow to be made any statements that could prejudice or frustrate the Borse Dubai Offer, including, for the avoidance of doubt, directly or indirectly intentionally solicit proposals or offers from third parties for the acquisition of all shares in or assets of OMX.

It is understood that the Selling Shareholder’s Undertaking is not applicable to nor will bind any of the individual board members of OMX board acting in such capacity.

2.2	The parties accept that:

2.2.1	the undertakings herein will be made public in a press release, Appendix 3, and in the offer document relating to the Borse Dubai Offer and other necessary press announcements and filing documents; and

2.2.2	this Agreement may be disclosed in full by each of the parties following the press announcement in Section 2.2.1 above in order to provide the market with relevant information.

3	Competing offer

The Undertaking and agreements herein shall not apply in the event that prior to the Borse Dubai Offer being declared unconditional, a bona fide unsolicited third party public offer is made for the all shares in OMX which corresponds to an offer value in SEK equal to or exceeding SEK 303 per OMX share (“Competing Offer”), irrespective if the Competing Offer is a cash offer, an exchange offer or combination thereof. If the consideration of the Competing Offer consists (wholly or partly) of listed securities, the offer value shall be calculated based on the volume weighted average price on the market place where such instruments are primary listed during the two trading days prior to the announcement of the Competing Offer and if the currency of the consideration of such Competing Offer is not SEK, the currency conversion shall be calculated based on the third-party-offer-consideration-currency/SEK exchange rate on the day immediately preceding the date the Competing Offer was publicly announced, as derived from the European Central Bank daily foreign exchange reference rate at close of business.

If a Competing Offer is publicly announced, Borse Dubai shall be entitled to match such Competing Offer within 15 banking days of such Competing Offer being publicly announced (“Matching Period”). If Borse Dubai intends to match the Competing Offer, Borse Dubai must ensure, if necessary by extending the acceptance period under the Borse Dubai Offer, that the Borse Dubai Offer remains open for at least five banking days following the expiry of the Matching Period. If Borse Dubai matches the Competing Offer within such period, the Undertaking and agreements herein shall continue to apply between the parties.

4	Severability

If any part of this Agreement should be held invalid or unenforceable, the parties shall agree upon any necessary and reasonable adjustment of this Agreement in order to secure the vital interests of the parties and to reflect the main objectives of the parties at the time of the execution of this Agreement.

5	Assignment

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Except as set forth below, neither this Undertaking nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided, however, that (i) the Selling Shareholder agrees that Borse Dubai shall have the right to assign its rights and obligations pursuant to this Undertaking to NASDAQ in accordance with Borse Dubai’s obligations pursuant to the Term Sheet and (ii) upon such assignment, all obligations of the Selling Shareholder with respect to Borse Dubai and the Borse Dubai Offer, shall become obligations with respect to NASDAQ and the NASDAQ Offer upon the NASDAQ Offer being amended to comply with all of the terms and conditions with respect to the Borse Dubai Offer and this Agreement and references herein to Borse Dubai and the Borse Dubai Offer shall following such assignment be deemed to be references to NASDAQ and the NASDAQ Offer, as appropriate, and, upon such assignment, Borse Dubai shall have no claims on the Selling Shareholder and the Selling Shareholder shall have no claims on Borse Dubai, save for any claims for a possible breach of this Agreement pertaining the period prior to the assignment.

6	Disputes

6.1	The undertakings and agreements in this Agreement shall be construed in accordance with and governed by the laws of Sweden.

6.2	Any dispute, controversy or claim arising out of or in connection with these undertakings and agreements, or the breach, termination or invalidity of this Agreement or any part of this Agreement shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm. The language of the arbitration procedure shall be English.

Please accept this agreement by executing and returning the enclosed copy.

Please accept this agreement by executing and returning the enclosed copy.

Dubai, 26 September 2007

Borse Dubai Limited

(Place and date)

The NASDAQ Stock Market, Inc.

(Place and date)

[Selling Shareholder]

Schedule 1

Part A

Current Shareholding in OMX of Selling Shareholder

[Selling Shareholder]	[number of shares]

Annex E

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is entered into as of May 25, 2007 by and among the holders of securities of The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), listed on Schedule A hereto (collectively, the “Securityholders” and each individually, a “Securityholder”), and OMX AB (publ), a company organized under the laws of Sweden (“OMX”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Transaction Agreement referred to below.

WHEREAS, as of the date hereof, each Securityholder owns of record and beneficially the number and type of securities of Nasdaq set forth opposite such Securityholder’s name on Schedule A (such securities being referred to herein collectively as the “Securities”);

WHEREAS, concurrently with the execution of this Agreement, Nasdaq and OMX are entering into a Transaction Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Transaction Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Nasdaq will make the Offer; and

WHEREAS, as a condition to the willingness of OMX to enter into the Transaction Agreement, OMX has required that the Securityholders enter into, and in order to induce OMX to enter into the Transaction Agreement, the Securityholders are willing to enter into, this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

Section 1. Voting of Securities. Each Securityholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the Nasdaq Shareholders’ Meeting or any other meeting of the holders of securities of Nasdaq, however called, and in any action by written consent of the securityholders of Nasdaq, such Securityholder (a) will vote or consent to, or cause to be voted or consented to, all of his, her or its Securities owned at such time to approve the issuance of the Consideration Shares and any other matter contemplated by the Transaction Agreement to be submitted to holders of common stock of Nasdaq in connection with the transactions contemplated by the Transaction Agreement, and (b) will vote all of his, her or its Securities owned at such time against, and not provide consents to, any and all actions that such Securityholders are advised by OMX would reasonably likely delay, prevent or frustrate the transactions contemplated by the Transaction Agreement or this Agreement or the satisfaction of any of the conditions set forth in the Offer.

Section 2. Cooperation.

(a) Each Securityholder will promptly provide any information not subject to confidentiality obligations or attorney-client privilege that is reasonably requested by Nasdaq or OMX for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement or the Transaction Agreement.

(b) Each Securityholder hereby consents to the publication and disclosure in the Offer Announcement, the Offer Document, the Registration Statement, statements of beneficial ownership filed by OMX (and any other documents or communications provided by OMX or Nasdaq to any governmental entity or to security holders of OMX or Nasdaq) such Securityholder’s identity and Beneficial Ownership of the Securities and the nature of such Securityholder’s commitments, arrangements and understandings under and relating to this Agreement.

Section 3. Representations and Warranties of the Securityholders. Each Securityholder hereby severally, and not jointly, represents and warrants to OMX as follows:

(a) Ownership of Securities. The Securityholder, as of the date hereof, (i) is the sole owner of record and Beneficial Owner of all of the Securities as set forth opposite his, her or its name on Schedule A hereto and (ii) has sole voting power with respect to all of such Securities and has not entered into any voting agreement or voting trust with respect to any such Securities and has not granted a proxy, a consent or power of attorney with respect to such Securities and, so long as this Agreement is in effect, will not grant any such proxies, consents and powers of attorney with respect to such Securities that are inconsistent with this Agreement other than in connection with the sale or transfer of the Securities.

(b) Power, Binding Agreement. The Securityholder has the requisite power and authority to enter into and perform all of its obligations under this Agreement and no further proceedings or actions on the part of such Securityholder are necessary to authorize the execution, delivery or performance by such Securityholder of this Agreement or the consummation by such Securityholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Securityholder and constitutes a valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) No Conflicts. The execution and delivery of this Agreement by the Securityholder do not, and the consummation of the transactions contemplated hereby by the Securityholder will not, result in any breach or violation of, require any consent under, be in conflict with or constitute a default (whether with notice of lapse of time or both) under any mortgage, bond, indenture, agreement, instrument, obligation, judgment, order, decree, law or regulation to which the Securityholder is a party or by which the Securityholder (or his, her or its Securities) are bound.

Section 4. Termination. This Agreement shall terminate upon the first to occur of (a) the Closing, (b) any termination of the Transaction Agreement in accordance with the terms thereof, (c) with respect to any Securityholder, the transfer by that Securityholder of all of its Securities and (d) any material amendment to the terms of the Offer or to the Transaction Agreement that is adverse to Nasdaq’s securityholders that is made without each Securityholder’s prior written consent. Any such termination shall be without prejudice to liabilities arising hereunder before such termination. For the avoidance of doubt, nothing herein shall, directly or indirectly operate as a restriction on the ability of a Securityholder to sell, transfer or encumber all or any part of its Securities prior to the termination of this Agreement.

Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

Section 6. Fiduciary Duties. Each Securityholder is signing this Agreement solely in such Securityholder’s capacity as an owner of his, her or its respective Securities, and nothing herein shall prohibit, prevent or preclude the officers, directors, partners or designees of Securityholder from taking or not taking any action in his or her personal capacity or capacity as an officer or director of Nasdaq.

Section 7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto; provided, that OMX may waive compliance by any other party with any representation, agreement or condition otherwise required to be complied with by any such party under this Agreement or release any other party from its obligations under this Agreement, but any such waiver or release shall be effective only if in writing and executed by OMX.

(b) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.

(d) Counterparts and Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below:

(i) if to a Securityholder to the address set forth on the respective signature page of this Agreement; and

(ii) if to OMX to:

OMX AB (publ)

Tullvaktsvägen 15

105 78 Stockholm, Sweden

Attn: Magnus Billing

Facsimile: +46 8 405 6001

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attn: Christopher. E. Austin, Esq.

Telecopy: (212) 225-3999

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telex, ordinary mail or electronic mail), but no such notice of other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

(f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment or delegation without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and, in the case of OMX, its permitted assigns.

(h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(i) Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of any state or federal court sitting in The Borough of Manhattan in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(j) Effectiveness. This Agreement shall become effective only at such time, if any, as the resolution of Nasdaq’s Board of Directors referred to in the next sentence becomes effective upon approval of such resolution by the Securities and Exchange Commission in accordance with Section 12.5 of Nasdaq’s By-Laws. OMX has been advised that the Nasdaq Board of Directors has adopted a resolution waiving the limitations in Article Fourth Section C.2 of its Restated Certificate of Incorporation with respect to the transactions contemplated by this Agreement. OMX acknowledges that such resolution will not entitle the Securityholders to vote more than five percent of the outstanding shares of stock in respect of the matters referred to in Section 1 of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

OMX AB (publ)

By:
Name: Title:
Securityholder

Annex F

September 23, 2007

The Board of Directors

The NASDAQ Stock Market, Inc.

One Liberty Plaza

New York, NY 10006

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to The NASDAQ Stock Market, Inc. (the “Company”) of the Consideration (as defined below) to be paid by the Company in the proposed Transaction (as defined below). Pursuant to that certain letter agreement (including the annexes and term sheets attached thereto, the “Letter Agreement” and, collectively with the Supplement (as defined below) and the New Transaction Agreement (as defined below), the “Agreements”) between the Company and Borse Dubai Limited (the “Seller”), the Seller will make an offer (the “Offer”) to purchase any and all of the issued shares (the “Shares”) of OMX AB (publ) (the “Target”) and, following the closing of the Offer, the Company will, on the terms and subject to certain conditions set forth in the Agreements, purchase from the Seller all of the Shares purchased by the Seller pursuant to its Offer (such purchase by the Company being referred to herein as the “Transaction”). If all of the issued Shares are acquired by the Seller in the Offer and subsequently sold to the Company in the Transaction, in connection with the Transaction the Company will pay an aggregate consideration of (x) SEK 12,582,800,708.10 in cash (the “Cash Consideration”), subject to reduction as described below, and (y) 60,561,515 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company (the “Stock Consideration”). The Stock Consideration, together with the Cash Consideration, is hereinafter referred to as the “Consideration”. The Cash Consideration is subject to reduction based upon the actual number of Shares acquired by the Company such that Shares not acquired by the Company are valued at a per Share price of SEK 265.

In arriving at our opinion, we have, among other things: (i) reviewed the Transaction Agreement dated May 25, 2007 (the “Original Transaction Agreement”) between the Target and the Company pursuant to which the Company agreed, subject to certain conditions, to make an offer to purchase any and all of the Shares (such offer by the Company being referred to herein as the “Original Offer Transaction”); (ii) reviewed the Offer Announcement (as defined in the Original Transaction Agreement) dated May 25, 2007 relating to the Original Offer Transaction outlining the terms and conditions of the Original Offer Transaction, including the Offer Conditions (as defined in the Original Transaction Agreement); (iii) reviewed a draft dated September 20, 2007 of the Supplement between the Company and the Target (the “Supplement”); (iv) reviewed a draft dated September 17, 2007 of the Letter Agreement; (v) reviewed a draft dated September 16, 2007 of the Transaction Agreement among the Company, the Seller and the other parties thereto (the “New Transaction Agreement”); (vi) reviewed certain publicly available business and financial information concerning the Company and the Target and the industries in which they operate; (vii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (viii) compared the financial and operating performance of the Company and the Target with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Shares and certain publicly traded securities of such other companies; (ix) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Target relating to the estimated amount and timing of the cost savings and related expense and revenue and other synergies expected to result from the Transaction (collectively, the “Synergies”) and compared the Synergies with publicly available information regarding cost savings and related expense and revenue and other synergies expected to be received in transactions involving companies we deemed relevant; (x) reviewed with managements of the Company and the Target certain publicly available research analysts’ financial forecasts and estimates of the future performance of the Company and the Target and financial data extrapolated from such forecasts and estimates as directed by managements of the Company and the Target; and (xi) performed such other financial studies and analyses and took into account such other information and matters as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Target with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Target, the financial condition and future prospects and operations of the Company and the Target, the effects of the Transaction on the financial condition and future prospects of the Company and the Target, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Target or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Target under any state or federal laws relating to bankruptcy, insolvency or similar matters. In connection with our analyses, we were directed by the managements of the Company and the Target to utilize the publicly available research analysts’ financial forecasts and estimates and the extrapolated financial forecasts and estimates relating to the Company and the Target referred to above. With respect to the publicly available research analysts’ financial forecasts and estimates and the extrapolated financial forecasts and estimates referred to above, we were advised by the managements of the Company and the Target and we have assumed, at your direction, that they are a reasonable basis on which to evaluate the expected future results of operations and financial condition of the Company and the Target to which such forecasts and estimates relate. In addition, in relying on the internal analyses and forecasts relating to the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the Company’s or the Target’s management. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based, and we have assumed, with your approval, that such financial forecasts and estimates (including the Synergies) will be achieved at the times and in the amounts projected. We have also assumed that (i) any reduction in the Cash Consideration based on the actual number of Shares acquired will not change the mix or the amount of the Consideration per Share in any respect material to our analysis, (ii) no additional Shares or other equity securities of the Target will be issued after the date hereof and the only Shares to be purchased in the Transaction are those Shares outstanding as of the date hereof as specified in clause (A) of the recitals to the Original Transaction Agreement, (iii) the Transaction will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, (iv) the transactions contemplated by the Agreements will be consummated as described in the Agreements, without any waiver of any of the conditions thereof or changes in the terms thereof, (v) the terms set forth in the definitive agreements relating to the Transaction will not differ in any respect material to our analysis from the terms set forth in the draft Agreements furnished to, and reviewed by, us (and, in the case of terms contained in the definitive agreements but not set forth in such draft Agreements furnished to us, will not otherwise affect our analysis in any respect) and (vi) the definitive agreements relating to the Other Transactions will not contain terms that, and the consummation of the Other Transactions will not, affect the Consideration or any other matter material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Target or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Consideration to be paid in the proposed

Transaction and we express no opinion as to fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we understand that pursuant to and in accordance with the Letter Agreement, the Company and the Seller have agreed, in connection with the Transaction, to consummate certain other transactions, including (x) the consummation by the Seller of the Offer, (y) the sale by the Company of 55,966,856 ordinary shares of 6 79/86 pence each in the capital of the London Stock Exchange Group plc for an aggregate purchase price of £791,371,344 and (z) the acquisition by the Company of a 33 1/3% interest in the Seller’s Dubai International Financial Exchange for an initial cash investment of $50 million (such transactions collectively, the “Other Transactions”). Our opinion does not address the fairness of, or the consideration to be paid or received by the Company in, the Other Transactions or the Company’s underlying decisions to engage in the Other Transactions. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We and our affiliates have performed in the past, and may continue to perform, certain services for the Company, the Target and their respective affiliates, all for customary compensation. In 2005, we acted as joint lead arranger and joint bookrunner on senior secured credit facilities to finance the Company’s acquisition of INET ECN, and in February 2006, we acted as joint bookrunner on the public offering of Company Common Stock. In addition, in connection with the Transaction, we and our affiliates expect to arrange and/or provide financing to the Company for additional compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Target for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid by the Company in connection with the proposed Transaction is fair, from a financial point of view, to the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy, prospectus or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities Inc.

J.P. MORGAN SECURITIES INC.

THE NASDAQ STOCK MARKET, INC.

[•], 2007

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		FOR	AGAINST	ABSTAIN

ITEM 1.	APPROVE ISSUANCE OF UP TO 60,561,515 SHARES OF NASDAQ COMMON STOCK	☐	☐	☐
		FOR	AGAINST	ABSTAIN

ITEM 2.	APPROVE AMENDMENT TO NASDAQ’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE NASDAQ’S NAME TO “THE NASDAQ OMX GROUP, INC.”	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

é FOLD AND DETACH HERE é

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET [•] Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE [•] Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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You can view the Proxy Statement

on the Internet at http://ir.nasdaq.com/meeting.cfm

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ STOCK MARKET, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held [•], 2007 at [•] a.m., local time at One Liberty Plaza, New York, New York 10006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

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